Registration Statement No. 333-60749
                                                Filed Pursuant to Rule 424(b)(5)

Information contained in this prospectus supplement and the prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This prospectus supplement and prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer to sale is not permitted.

                    Subject to Completion, Dated July 2, 1999
      PROSPECTUS SUPPLEMENT

      (To Prospectus dated September 9, 1998)

                           $658,587,000 (Approximate)
                      Commercial Mortgage Acceptance Corp.
                                  as Depositor
                           Midland Loan Services, Inc.
                         Residential Funding Corporation
                                    CIBC Inc.
                          as Mortgage Loan Sellers and
                           Midland Loan Services, Inc.
                               as Master Servicer

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                            -------------------------
      Commercial Mortgage Acceptance Corp. is offering seven classes of its 1999-C1 commercial mortgage pass-through certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 242 mortgage loans secured by first liens on 247 commercial and multi-family residential properties. The series 1999-C1 certificates are not obligations of Commercial Mortgage Acceptance Corp. or any of its affiliates. No governmental agency or any other person will insure or guaranty the certificates or the underlying mortgage loans.

     Commercial Mortgage Acceptance Corp. will not list the certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

      Investing in the certificates involves risks. See "Risk Factors" beginning on page S-13 of this prospectus supplement and page 6 of the prospectus.

      The following classes of the series 1999-C1 certificates are being offered by this prospectus supplement:


                      Initial        Initial             Description
                    Certificate    Pass-Through      of Pass-Through          Scheduled Final          Ratings
                     Balance         Rate                  Rate               Distribution Date       DCR/Moody's
                    -----------    ------------      ----------------         ------------------      -----------

    Class A-1.......$ 133,500,000    [6.86]%                Fixed               August 2008              AAA/Aaa
    Class A-2.......$ 409,513,000    [7.28]%                Fixed               May 2009                 AAA/Aaa
    Class B.........$  33,021,000    [7.43]%                Fixed               June 2009                AA/Aa2
    Class C.........$  34,856,000  [NWAC-0.17]%             Variable            June 2009                A/A2
    Class D.........$  11,007,000     [NWAC]                Variable            June 2009                A-/A3
    Class E ........$  23,848,000     [NWAC]                Variable            June 2009                BBB/Baa2
    Class F.........$  12,842,000     [NWAC]                Variable            June 2009                BBB-/Baa3


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the offered certificates or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. It is unlawful to represent otherwise.

     Morgan Stanley & Co. Incorporated, Deutsche Bank Securities, Inc., CIBC World Markets Corp., PNC Capital Markets, Inc. and Residential Funding Securities Corporation, as underwriters, will purchase the offered certificates from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The depositor will receive approximately $________________ in sale proceeds, plus accrued interest, before expenses. It is expected that delivery of the offered certificates will be made in the United States in book-entry form through the facilities of the Depository Trust Company and may be made in Europe in book-entry form through Cedel Bank, S.A. and the Euroclear System, against payment therefor on or about July ___, 1999.
                       ---------------------------------
MORGAN STANLEY DEAN WITTER
           DEUTSCHE BANC ALEX. BROWN
                     CIBC WORLD MARKETS CORP.
                               PNC CAPITAL MARKETS
                                     RESIDENTIAL FUNDING SECURITIES CORPORATION
                        ---------------------------------
         The date of this Prospectus Supplement is July ___, 1999

               [Photographs of some of the major mortgaged properties and map showing geographic concentration of mortgage pool]

   Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus


     We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

o this prospectus supplement, which describes the specific terms of the offered certificates.

      You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

      You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the descriptions of the offered certificates in the prospectus and in this prospectus supplement vary, you should rely on the information in this prospectus supplement.

      We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. Unless we tell you otherwise, all references to captions are to sections of this prospectus supplement. The table of contents on page S-4 provides the page numbers on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Definitions" on page S-94 in this prospectus supplement and under the caption "Index of Definitions" beginning on page 89 in the prospectus.

                     Limitations on Offers or Solicitations

     We do not intend this document to be an offer or solicitation:

o if used in a jurisdiction in which such offer or solicitation is not authorized;

o if the person making such offer or solicitation is not qualified to do so; or

o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

     Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                TABLE OF CONTENTS


SUMMARY...........................................................5

RISK FACTORS.....................................................13

DESCRIPTION OF THE MORTGAGE POOL.................................28
   General.......................................................28
   Security for the Mortgage Loans...............................29
   Underwriting Standards........................................31
   Certain Terms and Conditions of the Mortgage Loans............31
   Certain Characteristics of the Mortgage Pool..................34
   Other Information.............................................36
   The Sellers...................................................37
   Changes in Mortgage Pool Characteristics......................38
   Representations and Warranties; Repurchase....................39

MASTER SERVICER..................................................44

SPECIAL SERVICER.................................................46

DESCRIPTION OF THE CERTIFICATES..................................47
   General.......................................................47
   Certificate Balances and Notional Amounts.....................47
   Pass-Through Rates............................................48
   Distributions.................................................49
   Treatment of REO Properties...................................52
   Appraisal Reductions of Loan Balances.........................52
   Application of Realized Losses and Expense Losses
     to Certificate Balances.....................................54
   Prepayment Interest Excesses and Shortfalls...................55
   Scheduled Final Distribution Date.............................55
   Subordination.................................................56
   Optional Termination..........................................56
   Voting Rights.................................................57
   Delivery, Form and Denomination...............................57
   Registration and Transfer of Definitive Certificates..........60

YIELD AND MATURITY CONSIDERATIONS................................62
   Rate and Timing of Principal Payments.........................60
   Weighted Average Life.........................................63

THE POOLING AND SERVICING AGREEMENT..............................69
   Assignment of the Mortgage Loans..............................69
   Servicing of the Mortgage Loans; Collection of Payments.......70
   Collection Activities.........................................71
   Advances......................................................71
   Accounts......................................................72
   Withdrawals from the Collection Account.......................73
   Enforcement of "Due-on-Sale" Clauses..........................74
   Enforcement of "Due-on-Encumbrance"Clauses....................74
   Inspections...................................................75
   Realization Upon Mortgage Loans...............................75
   Amendments, Modifications and Waivers.........................77
   The Trustee...................................................78
   The Fiscal Agent..............................................79
   Servicing Compensation and Payment of Expenses................79
   Special Servicing.............................................80
   The Operating Adviser.........................................83
   Sub-Servicers.................................................82
   Reports to Certificateholders; Where You
      Can Find More Information..................................83

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................85

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
  LOCATED IN NEW YORK, TEXAS AND CALIFORNIA......................86
   New York......................................................86
   Texas.........................................................86
   California....................................................87

ERISA CONSIDERATIONS.............................................87
   Plan Asset Regulation.........................................87
   Individual Exemption..........................................88
   Other Exemptions..............................................89
   Insurance Company Purchasers..................................90

LEGAL INVESTMENT.................................................91

PLAN OF DISTRIBUTION.............................................91

USE OF PROCEEDS..................................................92

LEGAL MATTERS....................................................92

RATINGS..........................................................93

INDEX OF DEFINITIONS.............................................94

APPENDIX I -Mortgage Pool Information...........................I-1

APPENDIX II -Certain Characteristics of the Mortgage Loans.....II-1

APPENDIX III -- Significant Loan Summaries....................III-1

APPENDIX IV -Additional Information Regarding
   Multifamily Mortgage Loans..................................IV-1

APPENDIX V--Reserve Account Information.........................V-1

APPENDIX VI--Form of Trustee Report............................VI-1

TERM SHEET......................................................T-1

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates you must carefully read this entire document and the accompanying prospectus.
o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.
o We provide information on the privately offered certificates in this prospectus supplement only to enhance your understanding of the offered certificates.
o All numerical information about the mortgage loans is provided on an approximate basis.
o Unless we tell you otherwise, all percentages of the mortgage loans, or any group of mortgage loans, referred to in this prospectus supplement are based on the principal balances as of the cut-off date and not the number of mortgage loans.


                    Initial
                    Certificate
                    Balance or                    Weighted       Principal      Description of      Initial
                    Notional       Rating by      Average Life   Window         Pass-Through        Pass-Through
     Class          Amount         DCR/Moody's    (Years)        (Months)       Rate                Rate
     ------------------------------------------------------------------------------------------------------------
     Senior Certificates
     ------------------------------------------------------------------------------------------------------------
     A-1            $133,500,000   AAA/Aaa        5.70           1-109          Fixed Rate          [6.86%]
     A-2            $409,513,000   AAA/Aaa        9.60           109-118        Fixed Rate          [7.28%]
     X              $733,801,915   AAA/Aaa        --             --             Variable Rate       --
     ------------------------------------------------------------------------------------------------------------
     Subordinate Certificates
     ------------------------------------------------------------------------------------------------------------
     B              $ 33,021,000   AA/Aa2         9.84           118-119        Fixed Rate          [7.43%]
     C              $ 34,856,000   A/A2           9.90           119-119        Variable Rate       NWAC-[0.17%]
     D              $ 11,007,000   A-/A3          9.90           119-119        Variable Rate       NWAC
     E              $ 23,848,000   BBB/Baa2       9.90           119-119        Variable Rate       NWAC
     F              $ 12,842,000   BBB-/Baa3      9.90           119-119        Variable Rate       NWAC
     G-P            $ 75,214,915   --             --             --             --                  --
     ------------------------------------------------------------------------------------------------------------


           /  /     Offered certificates. [Shading indicates classes A-1, A-2,
                    B, C, D, E and F are offered]
          /  /      These certificates are not offered.  [Shading indicates
                    Classes X and G-P are not offered]

The initial certificate balances and notional amounts for the certificates may vary by up to 5%.

The column entitled "Principal Window" lists the months following the closing during which certificateholders would receive distributions of principal. The weighted average life and principal window figures are based on the maturity assumptions described under "Yield and Maturity Considerations" assuming no prepayments.

For any distribution date, the pass-through rate for the fixed rate offered certificates may not exceed the weighted average of the net mortgage rates.

For any distribution date, the pass-through rate for the variable rate offered certificates, other than the class C certificates, will equal the weighted average of the net mortgage rates. For any distribution date, the pass-through rate for the class C certificates will equal the weighted average of the net mortgage rates minus [0.17%].

                           Relevant Parties and Dates


Depositor

     Commercial Mortgage Acceptance Corp., a wholly-owned subsidiary of Midland Loan Services, Inc. See "The Depositor" in the prospectus.

Sellers

      Midland Loan Services, Inc., a wholly owned subsidiary of PNC Bank, N.A., is selling 114 loans (39.5%).

      Residential Funding Corporation is selling 89 loans (34.1%).

      CIBC Inc. is selling 39 loans (26.4%).

Underwriters

     Morgan Stanley & Co.  Incorporated,  Deutsche Bank  Securities,  Inc., CIBC
World  Markets  Corp.,  PNC  Capital  Markets,   Inc.  and  Residential  Funding
Securities Corporation.

Master Servicer

     Midland Loan Services, Inc. or any successor master servicer. See "Master Servicer".

Special Servicer

      Banc One Mortgage Capital Markets, LLC, or any successor special servicer. ORIX USA Corporation has agreed to purchase Bank One's interest in the special servicer. The special servicer will be renamed ORIX Real Estate Capital Markets, LLC. See "Special Servicer".

Trustee

     LaSalle  Bank  National   Association.   See  "The  Pooling  and  Servicing
Agreement--The Trustee".

Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation which is the indirect corporate parent of the trustee. See "The Pooling and Servicing Agreement--The Fiscal Agent".

Controlling Class

   The most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding.

Operating Adviser

      The holder of a majority of the controlling class may appoint an operating adviser as its representative. The special servicer must notify the operating adviser before it takes certain actions. The operating adviser may replace the special servicer without cause. See "The Pooling and Servicing Agreement--General" and "--The Operating Adviser".

                                Significant Dates

Cut-off Date

      July 1, 1999.

Closing Date

      On or about July _____, 1999.

Distribution Date

      The 15th of each month, or if the 15th is not a business day, the next business day, beginning in August, 1999.


Scheduled Final Distribution Date

      The distribution date on which a class's certificate balance or notional amount would become zero if there are:

o     no defaults or delinquencies,
o     no prepayments of any kind; and
o     no modifications or extensions of any loans.

      Please note that it is very unlikely that these assumptions will hold true. See "Description of the Certificates--Scheduled Final Distribution Date".

Rated Final Distribution Date

      The distribution date in June 15, 2031.

Record Date

      For each distribution date, the close of business on the last business day of the prior calendar month.

Interest Accrual Period

      For each distribution date, the prior calendar month. Interest is calculated using a 360-day year consisting of twelve 30-day months.

Collection Period

      For each distribution date, the period beginning the day after the determination date in the preceding month and ending on the related determination date. For the first distribution date, the collection period begins the day after the cut-off date.

Determination Date

      For each distribution date, the fifth business day before the distribution date.

Due Date

      The  date   scheduled   payments   come  due  under  each   mortgage  loan
(disregarding grace periods). The due date for all the mortgage loans is the first day of the month.


                       Information About the Certificates

Offered Certificates

      We are offering the following classes of Commercial Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1.

          class A-1
          class A-2
          class B
          class C
          class D
          class E
          class F

      We have not registered the other classes of certificates under the Securities Act of 1933 and are not offering them to you.

      The approximate initial class principal balance, initial pass-through rate and interest type of each class of the offered certificates will be as listed on the chart on page S-5.

Certificate Designations

      In this prospectus supplement we will refer to the certificates or particular groups of certificates by the following designations:

----------------------------------------------------------------
Designation                   Related Classes
----------------------------------------------------------------
Offered certificates          Classes A-1, A-2,B, C, D, E and F
----------------------------------------------------------------
Private certificates          Classes G, H, J, K, L, M, N, O, P
                              and X
----------------------------------------------------------------
Senior certificates           Classes A-1, A-2 and X
----------------------------------------------------------------
Interest only certificates    Class X
----------------------------------------------------------------
Subordinate certificates      Classes B, C, D, E, F, G, H, J, K,
                              L, M, N, O and P
----------------------------------------------------------------
Residual certificates         Classes R-I, R-II and R-III
----------------------------------------------------------------

Distributions

Distributions to Senior Certificates

      On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed to the holders of the senior certificates in the following order:

     Interest on Senior Certificates: to pay interest to the senior certificates in an amount equal to their interest entitlement.

      Principal  on  Class A  Certificates:  to pay  principal  from  the  funds available for principal distributions to the class A-1 and class A-2 certificates, in that order, until reduced to zero. If the principal amount of each class of certificates other than class A has been reduced to zero, funds available for principal distributions will be distributed to class A-1 and class A-2, pro rata, rather than sequentially.

      Reimbursement of Class A Losses: to reimburse the holders of the class A certificates, pro rata, for any unreimbursed losses on the mortgage loans that resulted in a reduction of the principal balance of such certificates, plus interest on such amounts.

Distributions to Subordinate Certificates

     On each distribution date, following the above distributions on the senior certificates, the trustee will distribute the remaining portion of the funds available for distribution to the subordinate certificates in alphabetical order of class designation as follows:

o  first, distributions of interest in an amount equal to the class'
   interest entitlement;
o second, to pay principal from the funds available for principal distributions, if the certificate balance of the class A certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation has been reduced to zero; and
o third, to reimburse the class for any unreimbursed losses on the mortgage loans that resulted in a reduction of the principal balance of such certificates, plus interest on such amounts.

     Each class of subordinate certificates will receive distributions only after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation.

Distribution of Prepayment Premiums

     Any prepayment premium collected on a mortgage loan during a collection period will be distributed to the holders of the offered certificates on the next distribution date as set forth in "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".

Subordination

     The rights of the subordinate certificates to receive payments of principal and interest will be subordinated to the rights of the senior certificates. Each class of subordinate certificates is also subordinate to the rights of holders of each other class of subordinate certificates with an earlier alphabetical class designation.

     Such subordination results from:

o applying the funds available from the mortgage loans in the order described above; and
o allocating losses on the mortgage loans and certain default-related and unanticipated expenses of the trust to the certificates in reverse order of their alphabetical class designations.

      Losses are allocated to the class A-1 and A-2 certificates in proportion to their certificate balances.

      The class X certificates receive no such allocations but do incur reductions of their notional amount whenever any certificate balance is reduced on another class.

      The certificates have no other form of credit enhancement.

Prepayment Interest Shortfalls and Excesses

      If a borrower prepays a mortgage loan before the determination date in any calendar month and pays interest which accrued on the prepayment from the beginning of the calendar month, then such interest is a "prepayment interest excess".

      If a borrower prepays a mortgage loan after the determination date in a calendar month and does not pay interest on the prepayment through the end of the calendar month, then this interest shortfall is a "prepayment interest shortfall".

      Prepayment interest excesses collected during a collection period will first offset prepayment interest shortfalls during the collection period. The master servicer retains any remaining amount as additional servicing compensation. The master servicer must cover prepayment interest shortfalls not offset by prepayment interest excesses from its own funds up to certain maximum amounts.

      If there are prepayment interest shortfalls not offset by prepayment interest excesses or covered by the master servicer from its own funds, then the net interest shortfall will be allocated among the certificates in proportion to the interest accrued on each certificate for the distribution date. Such net interest shortfalls allocated to a class will reduce the distributable certificate interest on the class. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

Advances

      The master servicer, the trustee and the fiscal agent must each make advances for delinquent payments of principal (except for delinquent balloon payments) and/or interest on the mortgage loans and to cover certain servicing expenses.

      If the master servicer fails to make a required advance, the trustee must make it. If the trustee fails to make a required advance, the fiscal agent must make it.

      Advances  are  required  only if the  advancing  party  determines  in its
reasonable   discretion  that  they  are  ultimately   recoverable  from  future
collections on the related mortgage loan or mortgaged property.

      All advances will accrue interest at the "prime rate".

      To the extent not offset by collected default interest, payments of advance interest will reduce amounts payable to certificateholders. See "The Pooling and Servicing Agreement--Advances".

Appraisal Reductions

      If certain adverse events or circumstances occur or exist with respect to a mortgage loan or the related mortgaged property, the master servicer or the special servicer must obtain a new appraisal of the mortgaged property. If the principal balance of the mortgage, plus certain other amounts due under the mortgage loan, is more than 90% of the new appraised value, the amount of interest that the master servicer is required to advance will be reduced. Due to the payment priorities , this reduction in advances will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding. See "Description of the Certificates--Appraisal Reductions."

                      Information About the Mortgage Loans

      The certificates will represent beneficial ownership interests in a trust fund created by the depositor. The trust fund will consist primarily of a pool of 242 fixed-rate loans with a total cut-off date principal balance of approximately $733,801,916 (plus or minus 5%). In making this count, any loan secured by mortgages over multiple separate properties was counted as 1 loan.

      A first lien on a fee simple or leasehold estate in a mortgaged property secures each loan.

o     Fee -- 235 loans (97.0%).
o     Leasehold - 7 loans (3.0%).

      The mortgage pool includes 5 separate sets of cross-collateralized loans. The largest of these sets constitutes 1.5% of the initial pool balance.

      No person or entity insures or guarantees any of the loans. All of the loans should be considered non-recourse loans.

      229 loans (95.9%) are "balloon loans" expected to have more than 10% of their original principal balance remaining unpaid at their maturity date. 26 of these balloon loans (22.5%) are hyper-amortization loans and provide for an increase in their interest rate and/or principal amortization prior to maturity.

      The loans generally grant the related borrower a right to transfer its loan under certain conditions, including the lender's prior consent. Some of the loans may provide that the lender cannot unreasonably withhold its consent to the proposed transferee.

      Property types included in the mortgage pool include:

o     multifamily -- 93 loans (32.5%).
o     retail -- 57 loans (26.8%).
o     office -- 43 loans (21.0%).
o     industrial -- 25 loans (12.1%).
o     hospitality -- 9 loans (3.5%).
o     self storage -- 8 loans (2.6%).
o     manufactured housing -- 6 loans (1.2%).
o     mixed use -- 1 loan (0.2%).

      Loans secured by properties located in New York, Texas and California each represent more than 10% of the initial pool balance. Loans secured by properties located in Pennsylvania, New Jersey, Florida and Illinois each represent more than 5% of the initial pool balance. None of the remaining 34 jurisdictions has mortgaged properties securing loans representing more than 5% of the initial pool balance.

     No set of loans to a single borrower or to a single group of affiliated borrowers constitutes more than 4.6% of the initial pool balance.

     53 loans (22.3%) are secured by properties at least 50% occupied by a major tenant or the borrower.

     146 loans (72.1%) permit the borrower to defease its loan, subject to certain conditions.

     Other than loans allowing defeasance, the loans generally permit voluntary prepayments after any lock-out period if a prepayment premium is also paid. Prepayment premiums are generally calculated based on a yield maintenance formula or a specified percentage of the amount prepaid. The prepayment premium percentage may remain constant or decline over time. The "Prepayment Restriction Analysis" table included in Appendix I analyzes the percentage of the declining balance of the mortgage pool that will be within a lock-out period or in which principal prepayments must be accompanied by the indicated prepayment premium or yield maintenance premium, for each of the time periods indicated.

     As of the cut-off date, the loans have the following characteristics:

o mortgage rates range from 6.8% to 9.2% per annum, with a weighted average mortgage rate of 7.7% per annum;
o remaining terms to stated maturity range from 41 months to 238 months, with a weighted average remaining term to stated maturity of 120 months;
o cut-off date principal balances range from $361,411 to $ 32,184,648, with an average cut-off date principal balance of $3,032,239;
o  a weighted average debt service coverage ratio of 1.35x; and
o  a weighted average loan to value ratio of 70.8%.

      The   characteristics   of  the  loans  are  more  fully  described  under
"Description of the Mortgage Pool" and in the Appendices.


                       Yield and Prepayment Considerations

      The yield on each class of the offered certificates will depend on many factors, including:

o  the pass-through rate for the certificates in effect from time to time;
o  whether the certificate is purchased at a discount or premium;
o  the timing of principal distributions that reduce the certificate balance;
o  appraisal reductions;
o  expense losses; and
o  realized losses.

      See  "Description  of  the   Certificates--Distributions--Application   of
Available Funds" and "--Distributions--Principal Distribution Amount".


      We cannot predict the actual rate of principal prepayments. You should independently estimate prepayment rates to use in evaluating an investment in the offered certificates. See "Yield and Maturity Considerations".

      A different rate of principal payments than you anticipate will cause the actual yield to vary from your expected yield.

      You may be unable to reinvest principal distributions in an alternative investment with a comparable yield.


                 Additional Information About the Certificates

Tax Status of the Certificates

      An election will be made to treat the trust as three separate Real Estate Mortgage Investment Conduits - REMIC I, REMIC II and REMIC III - for federal income tax purposes. In the opinion of counsel, the trust will qualify for this treatment.

      Pertinent federal income tax consequences of an investment in the offered certificates include:

o Each class of offered certificates will constitute a "regular interest" in REMIC III.
o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

o You will be required to report income on the offered certificates in accordance with the accrual method of accounting.
o The class __ certificates will be, and the other classes of the offered certificates may be, issued with original issue discount.

     See  "Material   Federal  Income  Tax   Consequences"  in  this  prospectus
supplement and in the accompanying prospectus.

Optional Termination

      If the total certificate balance of all outstanding principal balance certificates is 1% or less of the initial pool balance on any distribution date, then each of the following in this order has an option to purchase all loans and property in the trust fund at a specified price:

o  the majority holders of the controlling class,
o  the depositor,
o  the master servicer,
o  the special servicer, and
o  any holder of more than 50% of the class R-I certificates.

      Such a purchase will  terminate the trust fund and cause early  retirement
of   the   then    outstanding    certificates.    See   "Description   of   the
Certificates--Optional Termination".

Denominations

      You may purchase class A-l and A-2 certificates in minimum denominations of $5,000 initial certificate balance and in any higher whole-dollar denomination. You may purchase class B, class C, class D, class E and class F certificates in minimum denominations of $50,000 initial certificate balance, and in any higher whole-dollar denomination.

Clearance and Settlement

      You must hold your certificates in book-entry form. In the United States, we will deliver through the facilities of The Depository Trust Company. In Europe, we may deliver through the facilities of Cedelbank or the Euroclear System. DTC, Cedelbank or Euroclear rules and operating procedures govern transfers within the system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC through Citibank, N.A., the depositary for Cedelbank, or the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, the depositary for Euroclear.

ERISA Considerations

      Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the class A-1 and class A-2 certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

      The class B, class C, class D, class E and class F certificates may not be purchased by, or transferred to, any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code, as amended, or any person investing the assets of any such employee benefit plan or other retirement arrangement. This prohibition does not apply to an insurance company investing assets of its general account under circumstances that would qualify for an exemption under Sections I and III of prohibited transaction class exemption 95-60.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Ratings

      It is a condition of the issuance of the offered certificates that they receive credit ratings no lower than the ratings indicated on the cover of this prospectus supplement from Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc.

      A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency.

      See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a
rating.                                                      ---

Legal Investment

      None of the classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      If your investment authority is restricted by law, then you should consult your own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus supplement and in the prospectus.

Reports To Certificateholders

      The trustee will make monthly reports to certificateholders of record.

                                  RISK FACTORS


      You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the mortgaged properties.

      The risks and uncertainties described below are not the only ones relating to the certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

      If any of the following risks actually occur, your investment could be materially and adversely affected.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement.

Your Investment Is Not Insured or Guaranteed and Your Source for Repayment Is Limited

      Payments under the loans are not insured or guaranteed by any person or entity.

      Prospective investors should consider all of the loans to be nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of a loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

      The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the loans.

      All but 8 of the loans were originated after June 1, 1998. Consequently, the loans do not have a long-standing payment history.


The Repayment of a Commercial Loan Is Dependent on the Cash Flow Produced by the Property, Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates

      The loans are secured by various types of income-producing commercial properties. Because, among other things, commercial lending typically involves larger loans, it is generally thought to expose a lender to greater risk than one-to-four family residential lending.

      The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow or its potential to generate cash flow. However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

      A large number of factors may adversely affect the net operating income, cash flow and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

o  the age, design and construction quality of the property;
o perceptions regarding the safety, convenience and attractiveness of the property;
o  the proximity and attractiveness of competing properties;
o  the adequacy of the property's management and maintenance;
o increases in operating expenses at the property and in relation to competing properties;
o an increase in the capital expenditures needed to maintain the property or make improvements;
o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;
o  a decline in the financial condition of a major tenant;
o  an increase in vacancy rates; and

o a decline in rental rates as leases are renewed or entered into with new tenants.

      Others factors are more general in nature, such as:

o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;
o local real estate conditions, such as an oversupply of competing properties, space or multi-family housing;
o  demographic factors;
o  decreases in consumer confidence;
o  changes in consumer tastes and preferences; and
o  retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

o  the length of tenant leases;
o  the creditworthiness of tenants;
o  tenant defaults;
o  in the case of rental properties, the rate at which new rentals occur;
   and
o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under loans.

Converting Commercial Properties to Alternative Uses May Require Significant Expenditures Which Could Reduce Payments on Your Certificates

      Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than the liquidation value of a property that the owner could readily adapt to other uses.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

      Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income.
These factors include, among others:

o  changes in governmental regulations, fiscal policy, zoning or tax laws;
o potential environmental legislation or liabilities or other legal liabilities;
o  the availability of refinancing; and
o  changes in interest rate levels.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which May Have an Adverse Effect on the Payment of Your Certificates

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because the owner may:

o  suffer severe  financial  effects from the absence of rental income;
o  require more time to re-lease the space; and
o incur substantial capital costs to make the space appropriate for replacement tenants.

      In 53 loans (22.3%) a single tenant or the borrower occupies more than 50% of the related mortgaged property.

      A concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry may also adversely affect retail and office properties.

Leasing Mortgaged Properties to Multiple Tenants May Result in Higher Re-Leasing Expenditures, Which May Have an Adverse Effect on the Payment of Your Certificates

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants.
These additional expenses will reduce the cash flow available for debt service payments. Mortgaged properties with multiple tenants also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

The Concentration of Loans Among Related Borrowers or Property Types Increases the Possibility of Loss on the Loans Which May Have an Adverse Effect on Your Certificates

      The effect of mortgage pool loan losses will be more severe if:

o the pool is comprised of a small number of loans, each with a relatively large principal amount; or
o the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance.

      The 10 largest loans, or groups of cross-collateralized loans, equal 20.0% of the mortgage pool. Losses on any of these loans may have a more adverse effect on the certificates than losses on other loans. Each of the other loans represents less than 1.1% of the initial mortgage pool.

      A concentration of mortgaged property types or of loans with the same borrower or related borrowers also can pose increased risks. The following property types are included in the mortgage pool:

o  multifamily -- 93 loans (32.5%).
o  retail -- 57 loans (26.8%).
o  office -- 43 loans (21.0%).
o  industrial -- 25 loans (12.1%).
o  hospitality -- 9 loans (3.5%).
o  self storage -- 8 loans (2.6%).
o  manufactured housing -- 6 loans (1.2%).
o  mixed use -- 1 loan (0.2%).

      Several groups of loans are made to the same borrower or to borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The three largest of these groups represent 4.6%, 3.9% and 2.8% of the initial pool balance.

      The bankruptcy or insolvency of any borrower in any such group could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related loans.

Large Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

      Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on loans secured by the properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in such region. Other regional factors such as earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies also may adversely affect the mortgaged properties located in such region. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

      The mortgaged properties are located in 41 jurisdictions. Loans secured by mortgaged properties located in New York, Texas and California represent approximately 14.1%, 12.8% and 10.5% of the initial pool balance. Loans secured by mortgaged properties located in Pennsylvania, New Jersey, Florida and Illinois each represent more than 5% of the initial pool balance. None of the remaining 34 jurisdictions has mortgaged properties securing loans representing more than 5% of the initial pool balance. See "Description of the Mortgage Pool".

Large Concentrations of Multi-family Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Multi-family properties secure 93 of the loans (32.5%).

      A large number of factors may adversely affect the value and successful operation of a multi-family property, including:

o the physical attributes of the apartment building, such as its age, appearance and construction quality;
o  the location of the property;
o  the ability of management to provide adequate maintenance and insurance;
o  the types of services and amenities provided at the property;
o  the property's reputation;
o the level of mortgage interest rates, which may encourage tenants to purchase rather than rent housing;
o  the presence of competing properties;
o  local or national economic conditions;
o  state and local regulations; and
o  government assistance/rent subsidy programs.

Large Concentrations of Retail Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Retail properties secure 57 of the loans (26.8%). The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

      The presence or absence of an "anchor store" in a shopping center also can be important. Anchors play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

o  an anchor store's failure to renew its lease;
o  termination of an anchor store's lease;
o the bankruptcy or economic decline of an anchor store or self-owned anchor; or
o an anchor store closing its business, even if, as a tenant, it continues to pay rent.

      If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Furthermore, some anchor stores have co-tenancy clauses in their leases that permit them to cease operating if certain other stores are not operated at the mortgaged property or if certain other covenants are breached. Some non-anchor tenants may also be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

      Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars:

o  factory outlet centers;
o  discount shopping centers and clubs;
o  catalogue retailers;
o  home shopping networks;
o  internet web sites; and
o  telemarketing.

      These alternative retail outlets often have lower operating costs than traditional retail properties. Continued growth of these alternative retail outlets could adversely affect the rents, income and market value of the retail properties in the mortgage pool.

      Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Large Concentrations of Office Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Office properties secure 43 of the loans (21.0%).

      A large number of factors may adversely affect the value of office properties, including:

o  the quality of an office building's tenants;
o the diversity of an office building's tenants (or reliance on a single or dominant tenant);
o the physical attributes of the building in relation to competing buildings (for example, age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems);
o  the desirability of the area as a business location; and
o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

      Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Large Concentrations of Industrial Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

     Industrial properties secure 25 of the loans (12.1%). Various factors may adversely affect the economic performance of an industrial property, including:

o reduced demand for industrial space because of a decline in a particular industry segment;
o  a property becoming functionally obsolete;
o  strikes or the unavailability of labor sources;
o  changes in energy prices;
o relocation of highways and the construction of additional highways or other changes in access;
o  a change in the proximity of supply sources; and
o  environmental hazards.

Large Concentrations of Hospitality Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

      Hospitality properties secure 9 of the loans (3.5%). Various factors may adversely affect the economic performance of a hotel, including:

o adverse local, regional, national or international economic and social conditions, which may limit the amount that can be charged for a room and reduce occupancy levels;
o  the construction of competing hotels or resorts;
o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and
o changes in travel patterns, changes in access, increases in energy prices, strikes, relocation of highways or the construction of additional highways.

      Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

      Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

The Affiliation of Some of the Properties with a Franchise or Hotel Management Company May Have an Adverse Effect on the Payment of Your Certificates

      All of the hospitality properties are operated as franchises of national hotel chains or managed by a hotel management company. The performance of a hotel property operated as a franchise or by a hotel management company depends in part on:

o the continued existence and financial strength of the franchisor or hotel management company;
o  the public  perception of the franchise or hotel chain service mark; and
o  the duration of the franchise license or management agreements.

      The transferability of a franchise license agreement may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in some instances, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

      Further, in the event of a foreclosure, the trustee or a purchaser of a mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. Such party would be required to apply for a new license in its own name. We cannot assure you that a new license could be obtained.

      The adverse effect of an economic decline in a particular hotel chain will be more significant if there is a concentration of hotels operated by that chain among the properties securing a loan. In this regard, the largest concentration in the mortgage pool consists of 3 loans (1.6%) secured by mortgaged properties that are operated as Holiday Inns.

Certain Additional Risks Relating to Tenants

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

o  space in the mortgaged properties could not be leased or re-leased;
o  tenants were unable to meet their lease obligations;

o  a significant  tenant were to become a debtor in a bankruptcy  case; or
o  rental payments could not be collected for any other reason.

      Repayment of the loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

Tenant Bankruptcy May Adversely Affect the Income Produced by the Property and May Have an Adverse Effect on the Payment of Your Certificates

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under federal bankruptcy law, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to:

o the unpaid rent under the lease for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, plus
o the rent under the lease for the greater of one year or 15% of the remaining term of the lease.

Federal or State Environmental Laws May Affect the Value of a Mortgaged Property or the Ability of a Borrower to Make Required Loan Payments and May Have an Adverse Effect on the Payment of Your Certificates

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of these materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos or other hazardous substances.

      The owner's liability for any required remediation generally is not limited by law and could exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can materially adversely affect the value of the property and a borrower's ability to repay its loan.

      In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of the Mortgage Loans" in the prospectus.

Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates

      All of the mortgaged properties securing the loans have been subject to environmental site assessments in connection with the origination or acquisition of the loans. In certain cases, the assessment disclosed known or potential adverse environmental conditions, such as asbestos, underground storage tanks and soil contamination. We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. Furthermore, environmental assessments on properties securing all but 3 of the loans (0.4%) were obtained after January 1, 1998.

      With respect to 1 loan (2.1%) identified as Loan No. 3 in Appendix II hereto, the environmental report indicated that the groundwater at 1 of the six mortgaged properties securing the loan has been contaminated by the operations of a prior owner of the property. A total of $1,322,500 has been escrowed by the prior owner and the borrower to provide funds for remediation. This amount is approximately 3 times the amount estimated by the environmental consultant as required for remediation. With respect to 2 loans (0.4% and 0.2% respectively) identified as Loan Nos. 81 and 157 in Appendix II hereto, the environmental report indicated that the groundwater at the related mortgaged property contained levels of gasoline products slightly in excess of the mandated state levels. In each case the environmental consultant opined that it believed that the applicable state regulators would not require remediation. The results of the reports have been reported to the applicable state regulatory agencies.

      Environmental consultants have detected asbestos at several mortgaged properties by sampling. The environmental consultants suspect that asbestos is located at other mortgaged properties. The asbestos found or suspected at these mortgaged properties is not expected to present a significant risk as long as the property continues to be properly managed. Nonetheless, the value of a mortgaged property as collateral for the loan could be adversely affected.

      The environmental assessments have not revealed any environmental liability that the depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, there may be material environmental liabilities of which the depositor is unaware. Moreover, there is no assurance that:

o future laws, ordinances or regulations will not impose any material environmental liability; or
o the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties, such as underground storage tanks.

      Before the special servicer acquires title to a property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained or any required remedial action is completed. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or the remedial work completed. Moreover, there is no assurance this requirement will protect the trust from liability under environmental laws.

Borrower May Be Unable to Repay the Remaining Principal Balance on Its Maturity Date, Which May Have an Adverse Effect on the Payment of Your Certificates

      229 of the loans (95.9%) are expected to have more than 10% of the original principal balance remaining unpaid on their effective maturity date or stated maturity date. We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. Loans with substantial remaining principal balances at their stated maturity involve greater risk than fully amortizing loans.

      A borrower's ability to repay a loan on its effective maturity date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

o the availability of, and competition for, credit for commercial real estate projects;
o  prevailing interest rates;
o  the fair market value of the related properties;
o  the borrower's equity in the related properties;
o  the borrower's financial condition;
o  the operating history and occupancy level of the property;
o  tax laws; and
o  prevailing general and regional economic conditions.

      The availability of funds in the credit markets fluctuates over time.

      See "Description of the Mortgage Pool - Certain Terms and Conditions of the Mortgage Loans".

Borrowers That Are Not Special-Purpose Entities May be More Likely to Pursue a Bankruptcy

      The organizational documents of some of the borrowers do not limit the borrowers' business activities to owning their respective properties.

      Most of the borrowers (and any special-purpose entity having an interest in any of the borrowers) do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of the borrower. One of the purposes of an independent director (or of a special-purpose entity having an interest in the borrower) is to reduce the likelihood of a bankruptcy petition filing intended solely to benefit an affiliate and not justified by the borrower's own economic circumstances.

The Borrower's Ability to Effect Other Borrowings May Reduce the Cash Flow Available to the Property, Which May Have an Adverse Effect on the Payment of Your Certificates

      The loans generally also permit the related borrower to incur limited indebtedness only in the ordinary course of business. They do not permit the borrower to incur additional indebtedness using the mortgaged property as collateral. See "Description of the Mortgage Pool - Certain Characteristics of the Mortgage Pool -Other Financing".

      When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the loan, which may jeopardize repayment of the loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower (or its constituent members) defaults on its loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower or the borrower files a voluntary petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

      Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, unless the other lender has agreed not to foreclose. A foreclosure by the other lender may cause a delay in payments and/or an involuntary repayment of the loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

Bankruptcy Proceedings Relating to a Borrower May Result in a Restructuring of the Loan

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property that the borrower owns, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the current value of the property and the amount of its loan. A bankruptcy court also may:

o  grant a debtor a reasonable time to cure a payment default on a loan;
o  reduce monthly  payments due under a loan;
o  change the rate of interest due on a loan; or
o  otherwise alter the loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with a lender's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time-consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment if the borrower uses the rents to maintain the mortgaged property or for other court authorized expenses.

      Thus, the trustee's recovery from borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

The Operation of Commercial Properties Is Dependent upon Successful Management

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

o  responding to changes in the local market;
o  planning and implementing a rental structure for the property;
o  operating the property and providing building services;
o  managing operating expenses; and
o assuring that maintenance and capital improvements are completed in a timely fashion.

      Properties   deriving  revenues  primarily  from  short-term  sources  are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

      A good property manager can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value if it:

o  controls costs;
o  provides appropriate service to tenants; and
o  maintains the improvements.

      On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

      The depositor makes no representation or warranty as to the skills of any present or future managers. Additionally, the depositor cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Inspections Performed on the Mortgaged Properties May Not Reflect All Conditions That Require Repair on the Property

      Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the loans to assess items such as:

o  structure;
o  exterior walls;
o  roofing;
o  interior construction;
o  mechanical and electrical systems; and
o  general condition of the site, buildings and other improvements.

      However, there is no assurance that the inspectors identified all conditions requiring repair or replacement.

The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Property May Have an Adverse Effect on the Payment of Your Certificates

      The mortgaged properties may suffer casualty losses due to risks that insurance does not cover or for which insurance coverage is inadequate. Certain of the mortgaged properties are located in California, Texas and along the southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other areas. The loans generally do not specifically require the borrowers to maintain earthquake or hurricane insurance. Specific hurricane insurance in addition to the normal coverage provided by property insurance exists for 10 loans (3.8%). Earthquake insurance was not required in only 2 loans (0.9%), identified as Loan Nos. 65 and 99 in Appendix II, where the probable maximum loss exceeded 20%. The respective loan-to-value ratios for such loans were 65.3% and 74.8%. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, changes in laws may materially affect the borrower's ability to reconstruct the property or make major repairs or may materially increase the cost of such reconstruction or repairs.

      As a result of any of the foregoing, the amount available to make distributions on the certificates could be reduced.

Appraisals May Inaccurately Reflect the Value of the Mortgaged Property

      The originators obtained an appraisal or other market analysis of each mortgaged property in connection with the origination or acquisition of the related loan. The resulting estimates of value were used to calculate the Cut-off Date LTV Ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the depositor is presented in Appendix I, Appendix II and Appendix III for illustrative purposes only.

The Timing of Loan Amortization May Have an Adverse Effect on the Payment of Your Certificates

      As principal payments or prepayments are made on loans in the mortgage pool, the remaining mortgage pool may be subject to more risk because of the decreased diversity of:

o  mortgaged properties;
o  types of mortgaged properties;
o  geographic location; and
o  number of borrowers and affiliated borrowers.

      Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Certificates Will Affect the Timing of Payments and the Application of Losses on Your Certificates

      As described in this prospectus supplement, unless your certificates are class A-1 or class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation. See "Description of the Certificates Distributions" and "-Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement and "Risk Factors - Risks to Subordinated Certificateholders; Lower Payment Priority" in the prospectus.

The Operation of the Mortgaged Property upon Foreclosure of the Loan May Affect the Tax Status of the Trust and May Have an Adverse Effect on the Payment of Your Certificates

      If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate (currently 35%), and in addition, possible state or local tax. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

State Laws Applicable to the Enforcement of Lender Remedies May Affect the Timing of Payments on Your Certificates and May Have an Adverse Effect on the Payment of Your Certificates

      All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. State equity courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

      If a mortgaged property has tenants, the borrower assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property, secures the appointment of a receiver or otherwise acts to enforce its remedies. In addition, as previously discussed, a bankruptcy or similar proceeding commenced by or for the borrower could adversely affect the lender's ability to collect the rents.

      The laws of some states, including California, prohibit more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, state laws may limit the trust's ability to realize upon the loans. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The master servicer or the special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

      7 of the loans (3.0%) are secured by mortgages on a borrower's leasehold interest under ground leases. These loans include 1 loan (0.6%) secured by a mortgage on both the borrower's leasehold interest in a portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property.

      Leasehold loans are subject to risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the landlord terminates the borrower's leasehold upon a lease default, the leasehold mortgagee would lose its security. Generally, the related ground lease:

o requires the landlord to give the leasehold mortgagee notice of tenant defaults and an opportunity to cure them prior to enforcing its remedies;
o  prohibits any amendment of the ground lease without the lender's prior consent;
o permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale; and
o  contains  certain  other  protective   provisions  typically  included  in  a
   "mortgageable" ground lease.

      Upon the bankruptcy of a landlord or tenant under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises for the term of the lease including renewals, at the same rent. If a debtor tenant/borrower rejects any or all of its leases, the leasehold lender could succeed to the tenant/ borrower's position under the lease only if the landlord specifically grants the lender such right. As a result, the lender may lose its security. If both the landlord and the tenant/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt tenant/borrower's obligation to not terminate a ground lease rejected by a bankrupt landlord. In such circumstances, a ground lease could be terminated notwithstanding lender protection agreements.

      Ground leases securing the mortgaged properties may provide that the ground rent payable under the lease increases during the lease term. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Cross-Collateralization of Groups of Loans Could Have an Adverse Effect on the Payment of Your Certificates

      Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances:

o by creditors of the related borrower in an action brought outside a bankruptcy case; or
o if the borrower were to become a debtor in a bankruptcy case, by the borrower or its representative.

      A lien granted by a borrower for the benefit of another borrower in a cross-collateralization arrangement could be avoided if a court were to determine that:

1.   such  borrower  was:
     o  insolvent  when it  granted  the lien;
     o rendered insolvent by the granting of the lien;
     o left with inadequate capital by granting the lien; or

    o  not able to pay its debts as they matured; and

2. such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the indebtedness of the other borrower.

      Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the loan to existing or future indebtedness of that borrower. The court also could recover payments made under that loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing the cross-collateralized loans.

Leases Which Are Subordinate to Liens on the Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

      In some jurisdictions, a lease may terminate upon the transfer of a property to a foreclosing lender or purchaser at foreclosure if the tenant lease is:

o    subordinate  to the lien  created by the  mortgage,  and o does not contain
o provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease (also known as attornment provisions).

      The depositor has not reviewed all the leases to determine if they have these provisions. Accordingly, if a mortgaged property is located in one of these jurisdictions and is leased to one or more desirable tenants under leases that are subordinate to the mortgage but do not contain attornment provisions, the mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if the tenants were paying above-market rents or could not be replaced.

      If a lease is not subordinate to a mortgage, the trust will not have the right to remove the tenant upon foreclosure of the mortgaged property, unless it has otherwise agreed with the tenant. If a non-subordinate lease contains provisions inconsistent with the mortgage or that could affect the enforcement of the lender's rights, the provisions of the lease will take precedence over the provisions of the mortgage. Many anchor tenant leases may not be subordinate, or, if subordinate, may provide that the lease terms control in certain matters, such as the application of insurance proceeds. Some non-anchor leases may also not be subordinate to the related mortgage.

Litigation Arising Out of Ordinary Business May Have an Adverse Effect on Your Certificates

      There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on the distributions on the certificates.

The Cash Flow From Mortgaged Properties Not in Compliance With the Americans with Disabilities Act May be Affected, Which May Have an Adverse Effect on the Payment of Your Certificates

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Various Conflicts of Interest May Have an Adverse Effect on Your Certificates

      Conflicts Between Various Classes of Certificateholders. The special servicer is given considerable latitude in determining when and how to liquidate or modify defaulted loans. The operating adviser has the right to replace the special servicer. At any given time, the most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding will control the operating adviser. These holders may have interests in conflict with those of the holders of the other certificates. For instance, these holders might desire to mitigate the potential for loss to their certificates from a troubled loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

      The special servicer or an affiliate may acquire certain of the most subordinated certificates, including those that have the right to appoint the initial operating adviser. Under such circumstances, the special servicer may have interests that conflict with the interests of the other holders of the certificates.

      Conflicts Between Trustee and Affiliates of the Sellers. Conflicts of interest may arise between the trust and affiliates of each of the sellers that engage in the acquisition, development, operation, financing and disposition of real estate.

      Those conflicts may arise because affiliates of each of the sellers intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the certificates.

      Conflicts Between Managers and the Mortgage Loan Borrowers. Substantially all of the property managers for the mortgaged properties or their affiliates manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of the mortgaged properties.

      Conflicts Between Sellers of Loans and Classes of Certificateholders. Affiliates of the sellers could acquire the certificates entitled to appoint the operating adviser. Decisions made by the operating adviser may favor the interests of such certificateholders as sellers, which could adversely affect the amount and timing of distributions on the other certificates.

Prepayments May Reduce the Yield on Your Certificates

      The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the loans. For this purpose, principal payments include:

o  voluntary prepayments, if permitted, and
o  involuntary prepayments resulting from:

     1. casualty or condemnation of mortgaged properties,
     2. defaults and liquidations by borrowers, or
     3. repurchases upon a seller's breach of a representation or warranty.

      The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

      Voluntary prepayments under certain of the loans require payment of a yield maintenance premium unless the loan is within a specified number of days of the effective maturity date or stated maturity date, as the case may be. See "Description of the Mortgage Pool - Certain Terms and Conditions of the Mortgage Loans - Prepayment Provisions". Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the loans will be affected by a variety of factors, including:

o  the terms of the loans;
o  the length of any prepayment lockout period;
o  the level of prevailing interest rates;
o  the availability of mortgage credit;
o  the applicable yield maintenance charges or prepayment premiums;
o the master servicer's or special servicer's ability to enforce those charges or premiums;
o  the occurrence of casualties or natural disasters; and
o  economic, demographic, tax, legal or other factors.

      Generally, the loan documents do not require the borrower to pay a yield maintenance charge or prepayment premium for prepayments in connection with a casualty or condemnation, unless an event of default has occurred and is continuing. In addition, if a seller repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the loan had been prepaid, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Effect of State Laws Upon the Enforceability of Prepayment Premiums May Affect the Payment and Yield of Your Certificates

      Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest under applicable usury laws. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that any foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Yield on Your Certificate Will Be Affected by the Price at Which the Certificate Was Purchased and the Rate, Timing and Amount of Distributions on the Certificate

      The yield on any certificate will depend on (1) the price at which the certificate is purchased by an investor and (2) the rate, timing and amount of distributions on the certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

o  the interest rate for the certificate;
o the rate and timing of principal payments, including prepayments, and other principal collections on or in respect of the loans;
o the extent to which principal collections are applied to or otherwise result in a reduction of the balance or notional amount of the certificate;
o the rate, timing and severity of losses on or in respect of the loans or unanticipated expenses of the trust;
o the timing and severity of any interest shortfalls resulting from prepayments;
o the timing and severity of any reductions in advances as described under "Description of the Certificates--Appraisal Reductions of Loan Balances"; and
o the extent to which prepayment premiums are collected and, in turn, distributed on the certificate.

You Bear the Risk of Borrower Defaults

      The rate and timing of delinquencies or defaults on the loans will affect the following aspects of the certificates:

o  the aggregate amount of distributions on them;
o  their yield to maturity;
o  their rates of principal payments; and
o  their weighted average lives.

      The rights of holders of each class of subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to the rights of the holders of the more senior certificates having an earlier alphabetical class designation. See "Description of the Certificates - Distributions." Losses on the loans will be allocated to the class P, class O, class N, class M, class L, class K, class J, class H, class G, class F, class E, class D, class C and class B certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the class A certificates.

      If losses on the loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of the class).

      If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than your assumed yield. Under certain extreme scenarios, your yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

      Additionally, delinquencies and defaults on the loans may significantly delay the receipt of distributions by you on your certificates, unless:

o  the master servicer makes advances to cover delinquent payments, or
o the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

      Also, if the related borrower does not repay a loan with a hyperamortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.


Compensation to the Master Servicer, the Special Servicer and the Trustee May Have an Adverse Effect on the Payment of Your Certificates

      To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a loan will be specially serviced, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions.

No Secondary Market for the Certificates Exists, Which May Have an Adverse Effect on the Value of Your Certificates

      Your certificates will not be listed on any securities exchange, and there is currently no secondary market for the offered certificates. While each of the underwriters currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has recently been volatile and offered very limited liquidity. Finally, affiliates of the sellers may acquire certain classes of offered certificates in which case the market for those classes of offered certificates may not be as liquid as if third parties had acquired such certificates.

Risk of Pass-Through Rate Variability

      The interest rates of the class C, class D, class E and class F certificates are based on the weighted average interest rate of the loans. Loans with relatively high interest rates are more likely to prepay than loans with relatively low interest rates. Higher rates of principal payments on loans having mortgage interest rates above the weighted average interest rate of the loans will have the effect of reducing the interest rate of such certificates. In addition, the pass-through rates on the class A and class B certificates may not exceed the weighted average of the net mortgage rates of the loans.

Computer Programming Problems Related to the Year 2000 May Have Adverse Effects on the Payment of Your Certificates

      We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or otherwise fail.

      We have been advised by each of the master servicer, the special servicer and the trustee that they are committed either to:

o implement modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant, or
o  acquire computer systems that are year 2000 compliant;

in each case prior to August 31, 1999.

      However, we have not made any independent investigation of the computer systems of the master servicer, the special servicer or the trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the master servicer, the special servicer or the trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the loans could materially adversely affect your investment.

      Additionally, we have not made any independent investigation of the computer systems of any borrower or any tenant of a mortgaged property. The operation of a borrower or a tenant at a mortgaged property may be dependent upon computer systems that are not fully year 2000 compliant. In such case, disruptions could occur in the borrower's collection of rents and other income from such mortgaged property, potentially resulting in disruptions in the borrower's required payments due in connection with such loan.

Other Risks

      See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

                                     General

      The mortgage pool will consist of 242 multifamily and commercial "whole" loans, with an aggregate Cut-off Date Principal Balance of $733,801,916 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. In making this count, each Multiple Property Loan was counted as 1 loan and the information set forth herein is the aggregation of the information for all properties securing such loan. The Multiple Property Loans and all other loans in the mortgage pool are collectively referred to as the "Mortgage Loans". All numerical information concerning the Mortgage Loans is approximate.

      The "Cut-off Date Principal Balance" of each Mortgage Loan is its unpaid principal balance as of July 1, 1999 (the "Cut-off Date"), after application of all principal payments due on or before such date, whether or not received.

      The description of the Mortgage Loans in this prospectus supplement is a generalized description of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that are different from the generalized, aggregated description.

      A brief summary of some of the terms of the 10 largest Mortgage Loans, or groups of Cross-Collateralized Loans, is set forth in Appendix III. Additionally, certain information regarding Mortgage Loans secured by Mortgages encumbering multifamily properties is set forth in Appendix IV.

      Each Mortgage Loan is evidenced by a separate promissory note. Each Mortgage Loan is secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (all of the foregoing are individually a "Mortgage" and collectively the "Mortgages"), secured by a lien on one or more of a fee simple estate or a leasehold estate in one or more parcels of real property (a "Mortgaged Property") improved for multifamily or commercial use. See Appendix I for information as to the percentage of the Initial Pool Balance represented by each type of Mortgaged Property.

      None of the Mortgage Loans is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by the depositor, the sellers, the master servicer, the special servicer, the trustee, the fiscal agent, the underwriters, any of their respective affiliates or any other person.

      All of the Mortgage Loans should be considered non-recourse loans. This means that if the loan is in default, the lender's remedies are limited to foreclosing or acquiring the related Mortgaged Property and any other assets pledged to secure the loan. For those Mortgage Loans that permit recourse against any person or entity, the depositor has not evaluated the financial condition of those persons or entities. In many cases, the only assets such entities may have are those pledged to secure the loan.

      The depositor will purchase the Mortgage Loans on or before the closing date from the sellers, in each case pursuant to separate mortgage loan purchase and sale agreements entered into between the depositor and the particular seller. As described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase", each seller must repurchase a Mortgage Loan or substitute a Qualified Substitute Mortgage Loan if a representation or warranty made by the seller in its mortgage loan purchase agreement about the Mortgage Loan was incorrect at the time it was made, if the breach materially and adversely affects the interests of the certificateholders and is not cured. There can be no assurance that any seller has or will have sufficient assets with which to fulfill any repurchase or substitution obligations that may arise. The depositor will not have any obligation to fulfill any repurchase obligation if a seller fails to do so. The depositor will assign the Mortgage Loans, together with the depositor's rights and remedies against the sellers in respect of breaches of representations or warranties regarding the Mortgage Loans, to the trustee pursuant to the pooling and servicing agreement.

Security for the Mortgage Loans

      All of the Mortgage Loans are secured by a first lien encumbering one or more of a fee simple estate or a leasehold estate in the related Mortgaged Property, subject generally only to:

o liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties,
o rights of tenants, as tenants only, under third party leases which were not required to be subordinated,
o covenants, conditions, restrictions, rights of way, easements and other encumbrances of public record as of the date of recording of the Mortgage or otherwise specified in the applicable lender's title insurance policy,
o  purchase money security interests, and
o other exceptions and encumbrances on the Mortgaged Property that are reflected in the related title insurance policies.

Ground Leases

      7 Mortgage Loans (3.0%) are secured by a first lien encumbering the related borrower's leasehold interest in the related Mortgaged Property. This includes 1 Mortgage Loan (0.6%) secured by a Mortgage on both the borrower's leasehold interest in a portion of the related Mortgaged Property and the borrower's fee simple interest in the remainder of the related Mortgaged Property. For each ground lease, the related ground lessors have agreed to afford the mortgagee certain notices and rights, including without limitation, cure rights with respect to breaches of the related ground lease by the related borrower.

Cross-Collateralized Loans

      The mortgage pool includes 5 separate sets of Mortgage Loans (the "Cross-Collateralized Loans") that are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. None of the Mortgage Loans are cross-collateralized or cross-defaulted with any mortgage loan not included in the mortgage pool. No set of related Cross-Collateralized Loans constitutes more than 1.5% of the Initial Pool Balance. See Appendix II for more information regarding the Cross-Collateralized Loans.

Multiple Property Loans

      For purposes of the statistical information contained in this prospectus supplement and the Appendices, each Mortgage Loan where a single note is secured by separate Mortgages encumbering separate Mortgaged Properties is considered secured by one Mortgaged Property (collectively, the "Multiple Property Loans").

Purchase Options; Rights of First Refusal

      With respect to 1 Mortgage Loan (0.2%) identified as Loan No. 169 in Appendix II, the sole tenant of the Mortgaged Property possesses an option to purchase between 10% and 50% of the related Mortgaged Property. This option is not subordinate to the Mortgage, however, it provides that:

o the option price is the fair market value of the ownership interest purchased at the time of the exercise of the option,
o the exercise of such option does not relieve the tenant from its obligations under its lease, and
o the borrower remains in control of all leasing and management matters related to the Mortgaged Property.

The tenant in the same Mortgage Loan also possesses a right of first refusal to acquire the Mortgaged Property. No assurance can be made that the rights of first refusal would not apply in the context of a foreclosure of the related Mortgage. Consequently, there may be additional risks, delays and costs associated with any such foreclosure

                             Underwriting Standards

      The following is a discussion of the customary underwriting policies and procedures used to originate the Mortgage Loans. Such policies and procedures involved an evaluation of both the prospective borrower and the proposed real estate collateral.

      Factors typically analyzed in connection with a Mortgaged Property include:

Physical Characteristics:

o  age and condition;
o  appraised value;
o  gross  square  footage,  net  rentable  area and gross land area;
o  number of units,  rooms  or  beds;  and
o  property  interest  to  be  mortgaged  (fee  or leasehold).


Tenants:

o  current tenants' size and identity;
o  termination or purchase option rights;
o  term, expiration and rental rates under current leases;
o  leasing commissions; and
o  tenant improvements and concessions.

Financial Information:

o  historical cash flow;
o  applicable market rentals for similar  properties;
o  historical  vacancy rate and credit loss rate;
o  debt service coverage ratio; and
o  loan to value ratio.

A  site  inspection  of  the  related  Mortgaged  Property  was  also  typically
performed,  and  third  party  appraisals,   engineering  reports  and  Phase  I
environmental site assessments were obtained.

      Factors typically analyzed in connection with a prospective borrower include:

o  credit history;
o  capitalization and overall financial resources; and
o  management skill and experience in the applicable property type.

      The above information has been provided by the sellers and has not been independently verified by the depositor, the master servicer, the special servicer, the underwriters, the trustee or the fiscal agent.

              Certain Terms and Conditions of the Mortgage Loans

Due Dates

      Monthly Payments are due on the first day of each month.

Mortgage Rates; Calculations of Interest

      235 of the Mortgage Loans (98.1%) accrue interest on the basis of the actual number of days elapsed each month in an assumed 360-day year. The remainder of the Mortgage Loans accrue interest on the basis of an assumed 360-day year with twelve 30-day months. Except with respect to the Hyper-Amortization Loans, each Mortgage Loan generally accrues interest at an annualized rate that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of fixed interest.

Amortization of Principal

      Many of the Mortgage Loans provide for monthly payments of principal based on amortization schedules substantially longer than their remaining terms. 229 Mortgage Loans (95.9%) are "balloon loans" expected to have more than 10% of their original principal balance remaining unpaid at their maturity date. 26 of such balloon loans (22.5%) are hyper-amortization loans that will have substantial balloon payments on their Anticipated Repayment Date. Such hyper-amortization loans also provide for an increase in their interest rate and/or principal amortization prior to maturity. 13 Mortgage Loans (4.1%) have remaining amortization terms that are substantially the same as their remaining terms to maturity. However, if the Monthly Payment for any Mortgage Loan (including any Hyper-Amortization Loan) is calculated on an assumed 30/360 basis but interest accrues on an actual/360 basis, there will be a remaining balance or a larger balloon payment due upon maturity.

      The weighted average Balloon LTV Ratio of the mortgage pool is 58.5%.

      With respect to 3 Mortgage Loans (1.0%), the grace period for the payment of Monthly Payments expires on the 15th of each month.

      26 of the Mortgage Loans (22.5%) (the "Hyper-Amortization Loans") have the following characteristics:

o each bears interest until its Anticipated Repayment Date at its Initial Interest Rate;
o each bears interest on and after its Anticipated Repayment Date at its Revised Interest Rate, and
o each requires that all gross revenue from the Mortgaged Property from and after its Anticipated Repayment Date be deposited into a lockbox account controlled by the lender and applied in the following order:

     o  to tax and insurance reserves;
     o  to interest at the Initial Interest Rate;
     o  to all other amounts owed the lender not set forth below;
     o  to all principal due under the original amortization;
     o  to all other reserves;
     o  to all approved operating or capital expenses;
     o  to all other principal then outstanding;
     o  to all outstanding Deferred Interest; and
     o  to the borrower.

      To the extent not paid from gross revenues, the payment of interest accrued at the excess of the Revised Interest Rate over the Initial Interest Rate is deferred until the maturity date or when the principal is prepaid in full. The deferred interest will also bear interest at the Revised Interest Rate. The accrued and deferred interest, and interest thereon, is referred to as "Deferred Interest").

      "Anticipated Repayment Date" means for any Hyper-Amortization Loan the date on and after which the Revised Interest Rate applies and the lockbox is activated.

      "Initial Interest Rate" means for any Hyper-Amortization Loan the rate at which such Hyper-Amortization Loan accrues interest from its origination until its Anticipated Repayment Date.

      "Revised  Interest  Rate"  means  for  any  Hyper-Amortization   Loan  the
increased rate at which the Hyper-Amortization Loan bears interest from and after its Anticipated Repayment Date, which is equal to the greater of:

o  its Initial Interest Rate plus 2%, or
o the yield rate on the U.S. Treasury obligation that matures in the month in which the original maturity date of the Hyper-Amortization Loan occurs plus 2%.

Prepayment Provisions

      All but 5 Mortgage Loans (0.8%) are subject to specified periods following origination during which no voluntary prepayments are allowed (a "Lock-out Period").

      The Mortgage Loans (other than the Defeasance Loans) generally permit the borrower to voluntarily prepay the Mortgage Loan after the Lock-out Period if it pays a prepayment premium. The Mortgage Loan documents generally provide for a specified period prior to maturity during which a prepayment may be made without a prepayment premium. Other than as described below or during any such "open period", the Mortgage Loans prohibit any borrower from making a partial prepayments. 1 Mortgage Loan (2.1%) allows the borrower to obtain a release of any of the 6 separate Mortgaged Properties for such Mortgage Loan upon the payment of 125% of the Mortgage Loan balance allocated to the Mortgaged Property being released.

      A borrower does not have to pay a prepayment premium if it prepays a Hyper-Amortization Loan on or after its Anticipated Repayment Date.

      The applicable prepayment premium is generally calculated:

o for a certain period (a "Yield Maintenance Period") after the origination of the related Mortgage Loan or the expiration of the applicable Lock-out Period, if any, on the basis of a yield maintenance formula or, for some Mortgage Loans, a specified percentage of the amount prepaid if the percentage is greater than the yield maintenance amount, and
o after the expiration of the applicable Yield Maintenance Period, a specified percentage of the amount prepaid, which percentage may either remain constant or decline over time.

      Appendix II contains more specific information about the prepayment premiums for each Mortgage Loan.

      The Mortgage Loans typically:

o provide that a borrower has to pay a prepayment premium in connection with any involuntary prepayment resulting from a casualty or condemnation only if the loan is in default;
o permit prepayment after an event of default (but prior to the sale by the mortgagee of the Mortgaged Property through foreclosure or otherwise) if the related borrower pays the applicable prepayment premium; and
o permit the borrower to transfer the Mortgaged Property to a third party without prepaying the Mortgage Loan if certain conditions are satisfied, including, without limitation, an assumption by the transferee of all of the borrower's obligations under the Mortgage Loan.

      The depositor makes no representation as to the enforceability of the provisions of any Mortgage Loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium.

      The "Prepayment Restriction Analysis" table included in Appendix I sets forth an analysis of the percentage of the declining balance of the mortgage pool that, for each of the time periods indicated, will be within a Lock-out Period or in which Principal Prepayments must be accompanied by the indicated prepayment premium.

Defeasance

      In 146 of the Mortgage Loans (72.1%) (the "Defeasance Loans"), even though a voluntary prepayment may be generally prohibited, the borrower may, after the expiration of a specified period during which defeasance is prohibited, obtain a release of the related Mortgaged Property by pledging certain substitute collateral to the holder of the Mortgage Loan. This substitute collateral consists of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all dates on which a Monthly Payment or final balloon payment is due. Each of the payments on the substitute collateral must be equal to or greater than the Monthly Payment or final balloon payment due on such date. Any excess amounts will be returned to the borrower.

      A borrower's ability to obtain a release is in each case subject to certain conditions specified in the related loan documents, including a requirement that a written confirmation be obtained from the applicable Rating Agency that the acceptance of the pledge of the substitute collateral in lieu of a full prepayment will not result in a qualification, downgrade or withdrawal of the rating then assigned by each Rating Agency to any class of the certificates. The master servicer will use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the borrower. Any costs not paid by the borrower will be advanced by the master servicer as a Servicing Advance, unless such Advance would be nonrecoverable.

"Due-on-Encumbrance" and "Due-on-Sale" Provisions

      The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without the consent of the mortgagee. The master servicer or the special servicer, as applicable, will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise any right the mortgagee may have under any such clause to accelerate payment of a Mortgage Loan upon, or to withhold its consent to, any additional encumbrance of the related Mortgaged Property.

     The Mortgages generally prohibit the borrower from transferring any material interest in the Mortgaged Property or allowing a material change in the ownership or control of the related borrower without the mortgagee's prior consent. However, a transfer or change may be permitted if certain conditions specified in the related Mortgage Loan documents are satisfied. These conditions may include one or more of the following:

o  no event of default exists;
o the proposed transferee meets the mortgagee's customary underwriting criteria;
o the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria; and
o  an acceptable assumption agreement is executed.

      The related Mortgages may also allow changes in the ownership or control of the related borrower between partners, members or shareholders as of the closing of the Mortgage Loan, family members, affiliated companies and certain specified individuals, or for estate planning purposes.

      The depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan that is the subject of a proceeding under federal bankruptcy law. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus.


Hazard, Liability and Other Insurance

      Generally, each Mortgage Loan requires that the Mortgaged Property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. The minimum amount of such insurance is usually the lesser of the full replacement cost of the Mortgaged Property or the outstanding principal balance of the loan, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. Generally, each Mortgage Loan also requires that the related borrower maintain the following insurance during the term of the Mortgage Loan:

o comprehensive public liability insurance, typically with a minimum limit of $1,000,000 per occurrence;
o if any part of the Mortgaged Property upon which a material improvement is located lies in a special flood hazard area and for which flood insurance has been made available, a flood insurance policy in an amount equal to the lesser of the outstanding principal balance of the loan or the maximum limit of coverage available from governmental sources;
o if deemed advisable by the originator, rent loss and/or business interruption insurance in an amount equal to all net operating income from the operation of the Mortgaged Property for a period as required by the Mortgage;
o if applicable, insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus; and
o any other insurance as may from time to time reasonably be required by the mortgagee.

      The Mortgage Loans generally do not require the borrower to maintain earthquake insurance.

      With respect to many of the Mortgage Loans, the borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies. The mortgagee generally has the right to review and approval the blanket insurance policy, including the amount of insurance and the number of properties covered by the policy.

Casualty and Condemnation

      The Mortgage Loan documents typically provide that all insurance proceeds or condemnation awards will be paid to the mortgagee if:

o  the Mortgaged Property is damaged by fire or another casualty; or
o any taking or exercise of the power of eminent domain occurs with respect to a Mortgaged Property.

The mortgagee then has the option to either apply the proceeds or awards to the outstanding indebtedness of the Mortgage Loan, or allow the borrower to use the proceeds to restore the Mortgaged Property. However, if certain specified conditions are satisfied, the mortgagee may be required to pay the proceeds or awards to the borrower for restoration of the Mortgaged Property. In certain of the Mortgage Loans, the lease between the borrower and a tenant of all or part of the Mortgaged Property may require the borrower or the tenant to restore the Mortgaged Property if a casualty or condemnation occurs. In this case, the Mortgage Loan documents may permit the application of all applicable proceeds or awards to satisfy the requirement.

Financial Reporting

      The Mortgages generally contain a covenant that requires the borrower to provide the mortgagee with certain financial reports at least once a year about the borrower's operations at the Mortgaged Property. Such reports typically include information about income and expenses for the property for the period covered by such reports, and/or current tenancy information. However, in the case of owner-occupied properties, the borrower typically provides financial information for itself instead of the Mortgaged Property.

Delinquencies

      No Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment as of the Cut-off Date, or during the twelve months immediately preceding the Cut-off Date.

Borrower Escrows and Reserve Accounts

      In many of the Mortgage Loans, the borrower was required, or may under certain circumstances in the future be required, to establish one or more reserve or escrow accounts (such accounts, "Reserve Accounts") for those matters and in such amounts deemed necessary by the originator of the loan. These matters may include one or more of the following:

o  necessary repairs and replacements,
o  tenant improvements and leasing commissions,
o  real estate taxes and assessments,
o  water and sewer charges,
o  insurance premiums,
o  environmental remediation,
o improvements mandated under the Americans with Disabilities Act of 1990, or
o  deferred maintenance and/or scheduled capital improvements.

      Appendix V contains more specific information about the Reserve Accounts for each Mortgage Loan.

                 Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

      The largest single Mortgage Loan has a Cut-off Date Principal Balance that represents 4.4% of the Initial Pool Balance. The 10 largest individual Mortgage Loans (or sets of Cross-Collateralized Loans) represent in the aggregate 20.0% of the Initial Pool Balance. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than 4.6% of the Initial Pool Balance. See Appendix II for further information regarding these Mortgage Loans.

Environmental Risks

      Except as discussed below environmental site assessments for the Mortgaged Properties generally were obtained either by:

o  the originator within 12 months of the origination date of the Mortgage
   Loan, or
o the applicable seller within 12 months of the date the Mortgage Loan was acquired by the seller.

      All but 3 of the Mortgaged Properties have been subject to environmental site assessments within 18 months before the Cut-off Date.

      The environmental site assessments did not reveal the existence of conditions or circumstances respecting any Mortgaged Property that would:

o constitute or result in a material violation of applicable environmental law,
o    impose a material constraint on the operation of the Mortgaged Property,
o    require  any  material  change in the use of the  Mortgaged  Property, or
o require any material clean-up, remedial action or other response with respect to hazardous materials on or affecting the Mortgaged Property under any applicable environmental law,

with the exception of those conditions or circumstances:

o that the assessments indicated could be cleaned up, remediated or brought into compliance with applicable environmental law by the taking of certain actions, and
o  for which:

     1. a hold-back or other escrow of funds has been created in an amount estimated by the originator to be adequate to pay the cost of completing the clean-up, remediation or compliance actions as specified in the assessments;

     2. an environmental insurance policy in an amount satisfactory to the originator has been obtained by the borrower;

     3. an indemnity for such costs has been obtained from a potentially culpable party that the originator believed was solvent; or

     4. prior to the closing of the Mortgage Loan, the clean up, remediation or compliance actions have been completed in compliance with applicable environmental law, or commenced by a responsible party deemed solvent by the originator in accordance with a remediation plan approved by applicable regulatory agencies, all in compliance with applicable environmental law.

      Some of the Mortgaged Properties are in areas of known groundwater contamination or in the vicinity of sites containing "leaking underground storage tanks" or other potential sources of groundwater contamination. The environmental site assessments mentioned above generally do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Further, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and certain state environmental laws provide for a third-party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency stated that it would not take enforcement actions against the owner of such property to require the performance of remediation actions or the payment of remediation costs. This policy statement is subject to certain conditions and applies only if the hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property.

      Even if the owners of these Mortgaged Properties and the trust fund are not liable for such contamination, enforcement of the borrower's or the trust fund's rights against third parties may result in additional transaction costs. In addition, the presence of such contamination or potential contamination may affect the borrower's ability to refinance the Mortgage Loan using the Mortgaged Property as collateral or to sell the Mortgaged Property to a third party.

      You should understand that the results of the environmental site assessments do not constitute an assurance or guaranty by the underwriters, the depositor, the originators, the sellers, the borrowers, any environmental consultants or any other person as to the absence or extent of the existence of any environmental condition on the Mortgaged Properties that could result in environmental liability. Given the scope of the environmental site assessments, an environmental condition that affects a Mortgaged Property may not be discovered or its severity revealed during the course of the assessment.

      Further, no assurance can be given that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material expenses for remediation or other material liabilities. There can be no assurance that any hold-back or other escrow of funds to pay the cost of completing any clean-up, remediation or compliance actions with respect to a Mortgaged Property will be sufficient to complete such actions.

Geographic Concentration

      Mortgage Loans secured by Mortgaged Properties located in New York, Texas and California respectively represent approximately 14.1%, 12.8% and 10.5% of the Initial Pool Balance. Mortgage Loans secured by Mortgaged Properties located in Pennsylvania, New Jersey, Florida and Illinois each represent more than 5% of the Initial Pool Balance. The occurrence of adverse economic conditions in any such jurisdiction may affect repayments of such Mortgage Loans or the value of the related Mortgaged Properties. Such Mortgaged Properties may be more susceptible to certain special hazard losses than properties located in other areas of the country. No more than 5% of the Initial Pool Balance is secured by Mortgaged Properties located in any other jurisdiction. See "Risk Factors--Increased Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates" and Appendix I.

Other Financing

      The  Mortgage  Loan   documents   prohibit  the  borrower  from  incurring
additional indebtedness secured by the related Mortgaged Property.

Zoning Compliance

      The originator for each Mortgage Loan generally received assurances that all of the improvements located upon each respective Mortgaged Property complied with all zoning laws in all respects material to the continued use of the related Mortgaged Property, or that the improvements qualified as permitted non-conforming uses. With respect to 1 Mortgage Loan (0.3%) identified as Loan No. 137 in Appendix II, 12 of the 107 apartment units are not in compliance with applicable zoning. However, such 12 units were not included in the underwriting process for such Mortgage Loan.

Tenant Matters

      Certain additional information regarding Mortgaged Properties that are owner occupied or leased in whole or in large part to a single tenant is listed in Appendix I. Generally, these owners or major tenants do not have investment-grade credit ratings. The major tenants generally occupy their premises pursuant to leases which require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. In 53 of the Mortgage Loans

(22.3%),  the  owner  or  major  tenant  occupies  50% or more of the  Mortgaged
Property.

                                Other Information

      Each of the tables in Appendix I lists certain characteristics of the mortgage pool presented, where applicable, as of the Cut-Off Date. The sum in any column of any of the tables in Appendix I may not add to 100% and may not equal the indicated total due to rounding. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II. For a brief summary of certain of the terms of the 10 largest Mortgage Loans, or groups of Cross-Collateralized Loans, see Appendix III. Certain information regarding Mortgage Loans secured by Mortgages encumbering multifamily properties is listed in Appendix IV. Finally, certain information regarding the Reserve Accounts for each Mortgage Loan is set forth in Appendix V.

      For purposes of the tables in Appendix I and for the information included in this prospectus supplement and in Appendix II, Appendix III, Appendix IV and Appendix V the following definitions and assumptions apply:

Debt Service Coverage Ratio

      In general,  income  property  lenders use debt  service  coverage  ratios
(DSCR) to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

      For purposes of this prospectus supplement, including for the tables in Appendix I and the information in Appendix II and Appendix III, the "Debt
Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Loans) is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or that group of Cross-Collateralized Loans).

      "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of:

o estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising),
o fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and
o  recurring  capital  expenditures  and  reserves  for  capital   expenditures,
   including tenant improvement costs and leasing commissions.

Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      In determining Underwritable Cash Flow for a Mortgaged Property, the seller relied on rent rolls and other generally unaudited financial information provided by the borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the Mortgaged Property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated recurring capital expenditures and reserves for leasing commission and tenant improvements. The seller made certain changes to operating statements and operating information obtained from the borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the borrowers in preparing such statements and information. In certain cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized, or borrower supplied "trailing-12 months" income and/or expense information was utilized. In certain instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties. Several Mortgage Loans are secured by Mortgaged Properties with newly constructed improvements and, accordingly, there were no historical operating results or financial statements available with respect to such Mortgaged

Properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information.

      No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the seller in determining the presented operating information.

      The Debt Service Coverage Ratios are presented for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the Mortgage Loan. Accordingly, no assurance can be given, and no representation is made that the Debt Service Coverage Ratios accurately reflect that ability.

Cut-off Date Loan-to-Value

      References in the tables to "Cut-Off Date Loan-to-Value" or "Cut-Off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan (or the aggregate principal balance of a group of Cross-Collateralized Loans) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property, as described below.

      References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a balloon loan (or the aggregate principal balance of a group of Cross-Collaterialized Loans) anticipated to be outstanding at the date on which the related balloon payment(s) are scheduled to be due (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the depositor.

      No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

      Each Mortgaged Property was appraised at the request of the originator of the Mortgage Loan by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the Mortgaged Property. None of the depositor, the sellers, the master servicer, the special servicer, the underwriters, the trustee or the fiscal agent or any other entity has prepared or obtained a separate independent appraisal or reappraisal, unless such person was the originator of the Mortgage Loan. There can be no assurance that another appraiser would have arrived at the same opinion of value. No representation is made that any appraised value would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale. Accordingly, you should not place undue reliance on the loan to-value-ratios set forth in this prospectus supplement.

Year Built/Renovated

      References to "years built/renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which the Mortgaged Property was substantially renovated.

Weighted Averages

      References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the Mortgage Loans.

                                   The Sellers

Midland Loan Services, Inc.

      Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly formed, wholly owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Since 1994, Midland has been originating commercial and multifamily mortgage loans for the purpose of securitization. See "The Master Servicer".

      54 of the Mortgage Loans (18.9%) were originated by Midland and sold to the Midland Commercial Mortgage Loan Owner Trust 1998-1, a business trust organized under the laws of the State of Delaware. The holders of the Midland Owner Trust certificates sold their certificates to Morgan Stanley Mortgage Capital Inc. on June 30, 1999. An additional 60 Mortgage Loans (20.6%) were also originated by Midland. Midland sold these Mortgage

Loans to Morgan Stanley Mortgage Capital on June 30, 1999. On or before the closing date, Morgan Stanley Mortgage Capital intends to terminate the Midland Owner Trust and transfer to the depositor the Mortgage Loans that were in the Midland Owner Trust and the Mortgage Loans acquired directly from Midland. Since Midland will be the only person responsible to the trust for breaches of the representations and warranties that relate to these Mortgage Loans and for defects in documentation related to these Mortgage Loans, it is referred to in this prospectus supplement as the seller of these Mortgage Loans.

Residential Funding Corporation

      Residential Funding Corporation is a direct wholly owned subsidiary of GMAC Mortgage Group, Inc. and was formed as a Delaware corporation. RFC Commercial is a division of RFC which originates and acquires loans secured by mortgages on commercial and multifamily real estate. Prior to origination or acquisition, RFC Commercial's staff underwrites all the loans. RFC maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis,
Minnesota 55437. Its telephone number is (612) 832-7000. RFC Commercial's offices are located at 4800 Montgomery Lane, Suite 300, Bethesda, Maryland 20814 and its telephone number is (301) 215-6200. Residential Funding Securities Corporation is an affiliate of RFC.

      RFC sold its Mortgage Loans to Morgan Stanley Mortgage Capital Inc. on June 30, 1999. Morgan Stanley Mortgage Capital intends to sell the RFC Mortgage Loans to the depositor on the closing date. Since RFC will be the only person responsible to the trust for breaches of the representations and warranties that relate to its Mortgage Loans and for defects in documentation related to its Mortgage Loans, it is referred to in this prospectus supplement as the seller of its Mortgage Loans.

CIBC Inc.

      CIBC Inc. is a wholly-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its Agency located at 425 Lexington Avenue, New York, New York 10017. CIBC Inc. is a commercial finance company that originates commercial and multi-family real estate loans, purchases participations in loans from third-party lenders and otherwise extends credit to Fortune 1000 companies. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York. The principal office of CIBC Inc. is located at 425 Lexington Avenue, New York, New York 10017.

      CIBC Inc. is an affiliate of CIBC World Markets Corp., formerly known as CIBC Oppenheimer Corp. Although CIBC World Markets is an indirect, wholly owned subsidiary of Canadian Imperial Bank of Commerce, it is solely responsible for its contractual obligations and commitments. Any securities products offered or recommended or purchased or sold in any client accounts by CIBC World Markets:

o  will not be insured by the Federal Deposit Insurance Corporation;
o will not be deposits or other obligations of Canadian Imperial Bank of Commerce;
o  will not be endorsed or guaranteed by Canadian Imperial Bank of Commerce; and
o will be subject to investment risks, including possible loss of principal invested.

                   Changes in Mortgage Pool Characteristics

      The description in this prospectus supplement of the mortgage pool and the Mortgaged Properties is based upon the mortgage pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the certificates, one or more Mortgage Loans may be removed from the mortgage pool if:

o  the depositor deems such removal necessary or appropriate, or
o  the loan is prepaid.

      A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. Accordingly, the range of interest rates and maturities, as well as the other characteristics of the Mortgage Loans constituting the mortgage pool at the time the certificates are issued may vary from those described in this prospectus supplement.

      A Current Report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the closing date. If Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

                  Representations and Warranties; Repurchase

      The following is a summary of certain of the representations and warranties to be made by each seller with respect to each of its Mortgage Loans. The representations will be made as of the closing date or as of another date specifically stated in the representation or warranty. There may be exceptions to some of the representations and warranties.

1. The information in the schedule of the Mortgage Loans attached to the related mortgage loan purchase agreement (which contains certain of the information set forth in Appendix II) is true and correct in all material respects.

2. The seller owns such Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances.

3. No scheduled payment of principal and interest under such Mortgage Loan was 30 days or more past due as of the Cut-off Date or during the 12-month period before the Cut-off Date.

4. The related Mortgage, subject to certain creditors' rights exceptions and general principles of equity, constitutes a valid and enforceable first priority mortgage lien upon the related Mortgaged Property, subject to:

     o the lien for current real property taxes and assessments not yet delinquent or accruing interest or penalties,
     o rights of tenants, as tenants only, under third party leases which were not required to be subordinated,
     o covenants, conditions and restrictions, rights-of-way, easements and other matters of public record or referred to in the related lender's title insurance policy,
     o exceptions and exclusions specifically referred to in such lender's title insurance policy,
     o  purchase money security interests, and
     o  other matters to which like properties are commonly subject.

5. The assignment of the related Mortgage in favor of the trustee constitutes a legal, valid and binding assignment.

6. The related assignment of leases, subject to certain creditors' rights exceptions and general principles of equity, establishes and creates a valid and enforceable first priority lien in the related borrower's interest in all leases of the related Mortgaged Property.

7. The related Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage in whole or in material part, except for partial releases included in the related Mortgage File, none of which materially and adversely affected the value of the Mortgaged Property intended as security for the Mortgage Loan.

8. Except as set forth in a structural engineering report prepared as part of the origination of the Mortgage Loan, the related Mortgaged Property is, to the seller's knowledge, free and clear of any damage (normal wear and tear excepted) or defective condition that would materially and adversely affect its value as security for the Mortgage Loan. Except as specified in the related mortgage loan purchase agreement, any required repairs identified in such engineering report with an estimated cost of $10,000 or more have been completed or funds have been escrowed to pay for the repairs.

9. To  the  seller's   knowledge,   there  is  no  proceeding  pending  for  the
   condemnation  of  all or  any  material  portion  of  the  related  Mortgaged
   Property.

10.The related  Mortgaged  Property  is or will be covered by an  American  Land
   Title Association (or an equivalent form or state-approved form) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated in the policy.

11.The proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation for future advances with respect to such Mortgage Loan.

12.One or more environmental site assessments were performed with respect to the Mortgaged Property in connection with the origination of the Mortgage Loan and reviewed by the seller, a report of each such assessment has been delivered to the depositor, and to the seller's knowledge, there is no material and adverse environmental condition or circumstance affecting such Mortgaged Property except as disclosed in the report. Except as specified in the related mortgage loan purchase agreement, for any material and adverse condition or circumstance identified in such environmental report:

     o a party not related to the borrower was identified as the responsible party;
     o the borrower provided environmental insurance, other additional security and/or an operations and maintenance plan; or
     o the borrower provided evidence that the applicable authorities would not take any action or require the taking of any action in respect of such condition or circumstance.

13.Each note, Mortgage and other agreement that evidences or secures the Mortgage Loan is the legal, valid and binding obligation of the borrower, enforceable in accordance with its terms, subject to:

     o  the non-recourse provisions of the loan,
     o  certain creditors' rights exceptions, and
     o  general principles of equity,

   and subject to such matters, there is no valid defense, counterclaim, or right of offset or rescission available to the borrower with respect to the note, Mortgage or other agreement.

14.The related  Mortgaged  Property is, and is required  pursuant to the related
   Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage loan purchase agreement.

15.There are no delinquent taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage.

16.The related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

17.The related Mortgaged Property consists of the related borrower's fee simple estate in real estate; or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the related Mortgaged Property (but not the related fee interest):

     o the ground lease or a memorandum of the lease has been or will be duly recorded, and the ground lease or other agreement permits the interest of the lessee to be encumbered by the Mortgage and does not restrict the use of the Mortgaged Property in a manner that would materially and adversely affect the security provided by the related Mortgage;
     o the related borrower's interest in the ground lease is assignable to the depositor and its successors and assigns upon notice to, but without the further consent of, the lessor;
     o the ground lease was in full force and effect as of the origination of the Mortgage Loan, and the seller has received no notice that an event of default has occurred under the lease;
     o  the ground lease or other related agreement:
          o requires the lessor to give notice of any default by the lessee to the holder of the Mortgage (provided any required notice of such holder's mortgage lien is given to the lessor),
          o provides that no notice of termination given under the ground lease is effective against the holder of the Mortgage unless a copy has been delivered to the holder, and
          o provides that no modification of the ground lease will be effective without the prior written consent of the holder of the Mortgage;
     o the holder of the Mortgage is permitted no less time than that provided to the borrower under the ground lease to cure any default under the ground lease, which is curable after the receipt of notice of any such default, before the lessor may terminate the ground lease; and
     o the ground lease has a current term(excluding any extension options that are not binding on the lessor) that extends at least ten years beyond the scheduled maturity date of the Mortgage Loan.

18.With respect to a related Mortgage that encumbers the interest of a borrower as a lessee under a ground lease of the related Mortgaged Property and also the related fee interest:

     o the Mortgage does not by its terms provide that it will be subordinated to the lien of any other encumbrance upon the fee interest, and
     o upon the occurrence of a default under the Mortgage by the related borrower, any right of the ground lessor to receive notice of, and cure, such default under any agreement binding upon the seller would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders.

19.All escrow deposits and payments required under the Mortgage Loan (including any applicable grace or cure period) have been so deposited or paid by the related borrower and have been applied in accordance with their intended purposes or are being transferred to the depositor.

20.   Either:

(a) the Mortgage Loan is secured by an interest in real property having a fair market value at least equal to 80% of the adjusted issue price of the Mortgage Loan determined under United States Treasury Regulations Section 1.860G-2(a)(1), or
(b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for the Mortgage Loan (other than a recourse feature or other third party credit enhancement).

   Any Mortgage Loan that was "significantly modified" so as to result in a taxable exchange under Section 1001 of the Code either:

     o was modified as a result of the default or reasonably foreseeable default of the Mortgage Loan, or
     o  is covered under clause (a) of the immediately preceding sentence.

21.No holder of the Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the borrower, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

22.Each  Mortgaged  Property  was,  as of the  origination  date of the  related
   Mortgage Loan, and, to the Seller's knowledge is, free and clear of any and all mechanic's and materialmen's liens that are prior or equal to the lien of the related Mortgage, except for liens insured against by the related title insurance policy.

23.The Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

24.Other than Mortgage Loans either allowing defeasance or identified in the related mortgage loan purchase agreement, no Mortgage requires the holder of the Mortgage to release all or any material portion of the related Mortgaged Property from the lien of the Mortgage. Those Mortgage Loans identified in the related mortgage loan purchase agreement as allowing releases require:

     o  payment in full of the Mortgage Loan, or
     o  for a partial release, the satisfaction of certain legal and
        underwriting   requirements  and  the  payment  of  a  release  price
        and prepayment consideration in connection with the payment.

25.No Mortgage Loan contains any equity participation by the lender or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

26.To the seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related note or Mortgage, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property. This representation does not cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation under paragraph 3, 8, 9, 12, 14, 15 or 17 above.

27.Based on due diligence, the improvements located on or forming a part of each Mortgaged Property comply with applicable zoning laws and ordinances or constitute a legal nonconforming use or structure, except such noncompliance as does not materially and adversely affect the value of such Mortgaged Property. Except as identified in the related mortgage loan purchase agreement, each Mortgaged Property that constitutes a legal nonconforming use may be restored after any casualty to its full use at the time of the casualty or the borrower has provided law and ordinance insurance coverage as required by the Seller. To the seller's knowledge, the related borrower was, as of the date of origination of the Mortgage Loan, in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the Mortgaged Property.

28.No Mortgage Loan permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder of the Mortgage or the satisfaction of debt service coverage or similar criteria specified in the loan documents.

29. With respect to each Hyper-Amortization Loan:

     o the interest rate after the Anticipated Repayment Date will be equal to the greater of (i) the then existing rate of United States Treasury securities with maturities approximating the maturity of the Mortgage Loan plus 2%, and (ii) the initial interest rate plus 2%;
     o except as identified in the mortgage loan purchase agreement, each Hyper-Amortization Loan begins amortizing no later than the Cut-off Date;
     o the Anticipated Repayment Date is not less than seven years from each Hyper-Amortization Loan's origination date; and
     o each Hyper-Amortization Loan provides that after the Anticipated Repayment Date, all excess cash flow will be applied to repay principal and interest.

30.Except as identified in the mortgage loan purchase  agreement,  each Mortgage
   Loan is a non-recourse loan except that a principal or other borrower affiliate with assets in addition to an interest in the borrower is liable for losses incurred as a result of the borrower's fraud, misapplication of funds or breach of environmental laws.

31.Each Mortgaged Property constitutes one or more complete separate tax lots or is covered by an endorsement under the related title policy.

32. Each Mortgage Loan allowing defeasance of mortgage collateral either

     o requires the lender's prior written consent to the defeasance and the borrower's compliance with conditions required by the lender or
     o  requires that
          o defeasance may not occur prior to the time permitted by applicable provisions of the federal income tax law and related regulations pertaining to real estate mortgage investment conduits (if applicable),
          o the replacement collateral consist of U.S. governmental securities in an amount sufficient to make all scheduled Mortgae Loan payments when due,
          o the lender determines that the replacement collateral is sufficient to make such payments,
          o the Mortgage Loan be assumed by a single purpose entity acceptable to the lender, and
          o  a  legal opinion be delivered opining that the lender has  a
             first-priority perfected security interest   in  the   replacement
             collateral.

33.As of the origination of each Mortgage Loan with a Cut-off Date principal balance in excess of $10,000,000, the borrower was an entity, other than an individual:

   o  whose organizational documents provide substantially that:
      o it was formed solely for the purpose of owning and operating one or more of the Mortgaged Properties, and
      o it is prohibited from engaging in any business unrelated to such Mortgaged Properties,
  o and whose organizational documents, or the related loan documents provide substantially that:
     o it does not have any assets other than those related to the Mortgage Properties, or
     o it does not have any indebtedness other than as permitted by its loan documents,

     o it maintains books, records and accounts separate from any other person or entity, and
     o it holds itself out as a legal entity, separate and apart from any other person or entity.

      The pooling and servicing agreement will require that the custodian, the master servicer, the special servicer or the trustee notify the applicable seller upon its becoming aware:

o of any breach of certain representations or warranties made by such seller in its mortgage loan purchase agreement, or
o that any document required to be included in the mortgage file does not conform to the requirements of the pooling and servicing agreement,

which in the case of any such breach or defect materially and adversely affects the interests of the trustee or the certificateholders. The applicable mortgage loan purchase agreement provides that, if the breach or default is not cured within 90 days after discovery of the breach or defect by the applicable seller, the depositor, the custodian, the master servicer, the special servicer or the trustee, the applicable seller will either:

1. repurchase such Mortgage Loan for a purchase price (the "Repurchase
   Price") equal to the sum of:
     o  outstanding principal balance,
     o unpaid accrued interest at the applicable rate (in absence of a default) to, but not including, the date of repurchase,
     o the amount of any unreimbursed Servicing Advances relating to such Mortgage Loan,
     o  accrued interest on Advances (including P&I Advances) at the Advance
        Rate,
     o the amount of any unpaid servicing compensation (other than master servicing fees) and trust fund expenses allocable to the Mortgage Loan, and
     o the amount of any expenses reasonably incurred by the master servicer, the special servicer or the trustee in respect of the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, or

2. substitute a Qualified Substitute Mortgage Loan for the Mortgage Loan and pay the trustee a shortfall amount equal to the difference between the Repurchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution.

      If the Mortgage Loan continues to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, the 90-day period will not commence until the seller receives notice of or discovers that the Mortgage Loan is a defective Mortgage Loan. If the breach or defect cannot be cured within the 90-day period, then so long as the seller has commenced and is diligently proceeding with the cure of the breach or defect, the 90-day period will be extended for an additional 90 days. However, the seller will be entitled to an extension only if it delivers to the depositor an officer's certificate:

o  describing the measures being taken to cure the breach or defect,
o stating that it is possible to cure the breach or defect cured within the 90 day period, and
o stating that the breach or defect does not cause the Mortgage Loan to fail to be a "qualified mortgage" within the meaning of the REMIC provisions of the internal revenue code.

      A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution:

1. have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs;
2. have a mortgage rate not less than the Mortgage Rate of the deleted Mortgage Loan;
3. have the same due date as the deleted  Mortgage  Loan;
4. accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
5. have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan;
6. have an original loan to-value-ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan;

7. comply as of the date of substitution with all of the representations and warranties listed in the applicable mortgage loan purchase agreement;
8. have an environmental report for the related Mortgaged Property, which will be part of the related mortgage file;
9. have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan;
10. be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the internal revenue code;
11. not have a maturity date after the date three years prior to the Rated Final Distribution Date;
12. not be substituted for a deleted Mortgage Loan unless the trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any class of the certificates then rated by the Rating Agency. The seller will pay the cost, if any, of obtaining the confirmation;
13. not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement; and
14. not be substituted for a deleted Mortgage Loan unless the operating adviser has approved the substitution based upon an engineering report and the environmental report obtained for the Qualified Substitute Mortgage Loan.

      If one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (1) will be determined on the basis of total principal balances and the rates described in clause (2) above and the remaining term to stated maturity referred to in clause (5) above will be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable seller will certify that the Mortgage Loan meets all of the requirements of the above definition and shall send the certification to the trustee.

      The  obligations  of  the  sellers  to  substitute,   repurchase  or  cure
constitute the sole remedies available to the trustee for the benefit of the holders of certificates for:

o a breach of a representation or warranty with regard to a Mortgage Loan by a seller, or
o  missing or defective Mortgage Loan documentation.

      If a seller defaults on its obligation to substitute, repurchase or cure, no other person will have an obligation to fulfill the seller's obligations. No assurance can be given that any seller will fulfill its obligations. If such obligations are not met, as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of the REMIC provision of the internal revenue code, REMIC I, REMIC II and REMIC III may be disqualified.

                        MASTER SERVICERMASTER SERVICER


                                   Background

      Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly-formed, wholly-owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is:


      210 West 10th Street
      6th Floor
      Kansas City, Missouri 64105.

      Midland will serve as the master servicer for the trust fund. In addition, Midland and its affiliates are the seller with respect to 114 of the Mortgage Loans (39.5%). See "Description of the Mortgage Pool--The Sellers".

      Standard & Poor's Ratings Services and Fitch IBCA, Inc. have approved Midland as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities. Midland is also a HUD/FHA-approved mortgagee and a FannieMae-approved multifamily loan servicer.

                          Midland's Servicing Portfolio

     As of May 31, 1999, Midland was servicing approximately 15,750 commercial and multifamily loans with a principal balance of approximately $41.16 billion. The collateral for these loans is located in all 50 states, Puerto Rico and the District of Columbia. Approximately 10,500 of the loans, with a total principal balance of approximately $31.7 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for:

o  financial institutions,
o  private investors, and
o  issuers of commercial and multifamily mortgage-backed securities.

                             Delinquency Information

     The following table lists the master servicer's delinquency experience for commercial mortgage-backed securities transactions that it services. The table includes loans that Midland Loan Services, L.P. serviced before April 3, 1998. The portfolio does not include Mortgage Loans included in distressed RTC portfolios.


                                      As of December 31,
                         ------------------------------------------------------------------------
                             1996                    1997                     1998
                         ---------------------  ------------------------   ----------------------
                         By No.     By Dollar      By No.    By Dollar      By No.    By Dollar
                           of        Amount          of       Amount         of        Amount
                         Loans      of Loans       Loans     of Loans       Loans     of Loans
                         ------     ---------      -----     ---------      -------    -----------
                                        (Dollar amounts in thousands)
                                                                                          Total
Portfolio................ 2,782     $6,557,024      3,644     $13,129,936     6,493    $29,656,681

Period of delinquency(1)
     30-59 days..........   198     $   89,419        146     $   281,143        48    $    92,712
     60 to 89 days.......    17         10,479         43          20,363        26         31,925
     90 days or more(2)..    18         33,898        104         150,237       102         69,585
     REO                                                8          19,005        14         32,094
                           ----     ----------        ---     -----------       ----   ------------

Total delinquent loans...   233     $  133,795        301     $   470,748       190    $   226,316
                           ====     ==========        ===     ===========       ====   ============

Percent of portfolio.....     8%            2%        8.3%           3.6%       2.9%           0.8%
                              ==            ==        ====           ====       ====            ===

(1) Number of days past due based on a 30-day month. No loan is considered delinquent until one month beyond its due date. For example, a loan with a payment due January 1 would first be considered delinquent February 1, and would then be considered 30 days delinquent.
(2)   Includes pending foreclosures.

                                            As of March 31,
                           -----------------------------------------------------
                                 1998                          1999
                           --------------------        -------------------------
                            By No.    By Dollar         By No.       By Dollar
                             of        Amount            Of           Amount
                            Loans     of Loans          Loans        of Loans
                           ------     ---------        ------        --------
                                     (Dollar amounts in thousands)
Total Portfolio..........   5,022    $15,790,583         6,583      $29,826,434

Period of delinquency(1)
  30-59 days.............      34        $25,170           197          $70,357
  60 to 89 days..........      19         34,218            39           49,910
  90 days or more(2).....     122        106,688           106           87,608
  REO                           0              0            14           31,721
                              ---        -------         -----       ----------
Total delinquent loans...     175       $166,076           356         $239,596
                              ===       ========         =====       ==========

Percent of portfolio.....    3.5%           1.1%          5.4%             0.8%
                             ====           ====          ====             ====

(1) Number of days past due based on a 30-day month. No loan is considered delinquent until one month beyond its due date. For example, a loan with a payment due January 1 would first be considered delinquent February 1, and would then be considered 30 days delinquent.
(2)   Includes pending foreclosures.

      Because the delinquency rate for the portfolio is relatively low, Midland's management believes that changes in delinquency levels from period to period do not reflect overall market trends, but are primarily due to:

o  the varying size of the portfolio,
o  individual property-level economics, and
o  circumstances unique to individual borrowers.

      The master servicer's overall historical delinquency experience is based on the servicing of mortgage loans that may not be comparable to the Mortgage Loans. The delinquency experience on the Mortgage Loans may differ from Midland's overall historical experience for several reasons, including:

o the underwriting standards and policies used to underwrite the Mortgage Loans may differ substantially from those used to underwrite loans in the portfolio;
o parties other than Midland are primary servicers or sub-servicers of some loans included in the portfolio;
o the portfolio includes many loans outstanding too briefly to have seasoned to a point where delinquencies would be fully reflected. If the average age of the loans in the portfolio increases, the portfolio could experience significantly higher delinquency percentages; and
o an overall decline in property values could increase delinquency rates above those previously experienced by the master servicer overall and on the Mortgage Loans.

      The information concerning Midland set forth above has been provided solely by Midland. The trustee, the fiscal agent, the sellers and the underwriters make no representation or warranty as to its accuracy.


                                SPECIAL SERVICER

      Banc One Mortgage Capital Markets, LLC will serve as the initial special servicer. ORIX USA Corporation has agreed to buy Banc One's remaining interest in Banc One Mortgage Capital. It is expected that the closing of the sale will take place in mid-July, 1999. At that time, the name will be changed to ORIX Real Estate Capital Markets, LLC. Banc One Mortgage Capital is a Delaware limited liability company. As of March 31, 1999, Banc One Mortgage Capital served as the named special servicer on 63 securitized transactions encompassing 14,853 loans, with an aggregate principal balance of approximately $41 billion. Additionally, Banc One Mortgage Capital manages a master/primary servicing portfolio of commercial and multifamily loans with an aggregate principal balance of approximately $26.8 billion, the collateral for which is located in 49 states, Puerto Rico, the District of Columbia, Mexico and the Caribbean. Banc One Mortgage Capital's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

      The information in this prospectus supplement concerning the special servicer has been provided by Banc One Mortgage Capital, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.


                         DESCRIPTION OF THE CERTIFICATES

                                     General

      The certificates are issued under the pooling and servicing agreement and will consist of 20 classes:

o  Class A-1 Certificates
o  Class A-2 Certificates
o  Class X Certificates
o  Class B Certificates
o  Class C Certificates
o  Class D Certificates
o  Class E Certificates
o  Class F Certificates
o  Class G Certificates
o  Class H Certificates
o  Class J Certificates
o  Class K Certificates
o  Class L Certificates
o  Class M Certificates
o  Class N Certificates
o  Class O Certificates
o  Class P Certificates
o  Class R-I Certificates
o  Class R-II Certificates
o  Class R-III Certificates

      We are only offering the class A-1, A-2, B, C, D, E and F certificates to you. See "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Certificates" and "Servicing of the Mortgage Loans" in the prospectus for more important information regarding the terms of the pooling and servicing agreement and the certificates. The pooling and servicing agreement will be filed with the Securities and Exchange Commission on Form 8-K within 15 days after the closing date.

      The certificates represent the entire beneficial ownership interest in a trust fund consisting primarily of:

o the Mortgage Loans and principal due after the Cut-off Date and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off
   Date),
o any Mortgaged Property acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"),
o funds or assets from time to time deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"),
o the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans,
o the depositor's rights and remedies under the applicable mortgage loan purchase agreement, and all of the mortgagee's right, title and interest in the Reserve Accounts.

                   Certificate Balances and Notional Amounts

      Upon initial issuance, the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates (collectively, the "Principal Balance Certificates") will have the following certificate balances, which may vary by up to 5%:

                                     Approximate             Approximate
            Initial                  Percent of Initial      Percent of
Class       Certificate Balance      Pool Balance            Credit Support

Class A-1   $133,500,000             74.00%                  26.00%

Class A-2    409,513,000             74.00                   26.00
Class B       33,021,000              4.50                   21.50
Class C       34,856,000              4.75                   16.75
Class D       11,007,000              1.50                   15.25
Class E       23,848,000              3.25                   12.00
Class F       12,842,000              1.75                   10.25
Class G-P     75,214,915             10.25                     --

      The percentages indicated under the columns "Approximate Percent of Credit Support" and "Approximate Percent of Initial Pool Balance" with respect to the class A-1 and class A-2 certificates represent the approximate credit support and percent of Initial Pool Balance, as applicable, for the class A-1 and class A-2 certificates in the aggregate.

      The certificate balance of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that holders are entitled to receive as distributions allocable to principal. The certificate balance of each class will be reduced by:

o  amounts distributed to the class as principal, and
o  any Realized Losses and Expense Losses allocated to the class.

      The class X certificates are interest-only certificates, have no certificate balance and are not entitled to distributions of principal. The total notional amount of the class X certificates as of any date is equal to 100% of the total Stated Principal Balance of the Mortgage Loans.

      The "Stated Principal Balance" of each Mortgage Loan will generally equal its unpaid principal balance as of the Cut-off Date (or in the case of a
Qualified Substitute Mortgage Loan as of the date of substitution), after applying payments due on or before such date (whether or not received), reduced (to not less than zero) on each subsequent distribution date by:

o any payments or other collections (or advances for such amounts) of principal of such Mortgage Loan that have been distributed on the certificates on such date or would have been distributed on such date if they had not been applied to cover Additional Trust Fund Expenses, and
o the principal portion of any Realized Loss allocable to such Mortgage Loan during the related Collection Period.

     However, except as stated in the discussion under "--Distributions--Treat-ment of REO Properties", if any Mortgage Loan is paid in full, liquidated or otherwise removed from the trust fund, the Stated Principal Balance of the Mortgage Loan will be zero beginning on the first distribution date following the Collection Period during which the event occurred.

                               Pass-Through Rates

     The rate per annum at which any class of offered certificates accrues interest from time to time is its "pass-through rate".

     The pass-through rates for the following classes of offered certificates are fixed at the following per annum rates:


Class             Pass-Through Rate

Class A-1             [6.86%]
Class A-2             [7.28%]
Class B               [7.43%]

     These pass-through rates may not exceed the weighted average of the Net Mortgage Rates for the related distribution date.

     The pass-through rates for the class D, class E and class F certificates for each distribution date will equal the weighted average Net Mortgage Rate. The pass-through rate for the class C certificates for each distribution date will be equal to the weighted average Net Mortgage Rate minus [0.17%].

     The "Net Mortgage Rate" for each Mortgage Loan is the interest rate for the Mortgage

Loan minus the master servicer fee and the trustee fee. This calculation is made without giving effect to any Revised Interest Rate or any default rate. The Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-closing date modification, waiver or amendment of the Mortgage Loan's terms for purposes of calculating:

o  pass-through rates,
o  Prepayment Interest Excesses, and
o  Prepayment Interest Shortfalls.

     The certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Therefore, when calculating the pass-through rate for each class of certificates for a distribution date, the Net Mortgage Rate of a Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months will be adjusted to reflect the difference. However, with respect to each Mortgage Loan that does not accrue interest on a 30/360 basis (the "Interest Reserve Loans"):

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Monthly Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and
o the Net Mortgage Rate that would otherwise be in effect for purposes of the Monthly Payment due in March of each year will be adjusted to take into account the applicable Interest Reserve Amount for the preceding January (if applicable) and February.

See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

                                  Distributions

Method, Timing and Amount

     Distributions on the certificates will be made on the 15th day of each month or, if the 15th is not a business day, then on the next business day, beginning in August, 1999.

     The "Record Date" for each distribution date is the last business day of the month preceding the month in which the distribution date occurs. Except for the final distribution, all distributions will be made by the trustee to the persons in whose names the certificates are registered at the close of business on the Record Date.

     The distributions will be made:

o by wire transfer of immediately available funds if the certificateholder provides the trustee with wiring instructions at least five business days before the Record Date, or
o  otherwise by check mailed to the certificateholder.

     The final  distribution on a certificate will be made only upon presentment
or  surrender  of  the   certificate   as  specified  in  the  notice  of  final
distribution.

     The final distribution on any certificate will be determined without regard to possible future reimbursement of any Realized Loss or Expense Loss previously allocated to the certificate. Any distribution after the final distribution to reimburse a previously-allocated Realized Loss or Expense Loss will be made by check mailed to the certificateholder that surrendered the certificate. Such a distribution is possible, but unlikely.

      Distributions   on  a  class  of  certificates  are  allocated  among  the outstanding certificates of the class based on their percentage of the initial certificate or notional balance of the class.

Determining Available Funds

      The total distribution on the certificates will equal the Available Funds. The "Available Funds" for a distribution date in general will equal:

o amounts on deposit in the Collection Account at close of business on the Determination Date (including Deferred Interest), excluding:
     1. Monthly Payments collected but due on a due date after the related Collection Period,
     2.   prepayment premiums (which are distributed separately),
     3. amounts payable or reimbursable to any person other than the certificateholders (including amounts payable to the master servicer, the special servicer, the trustee or the fiscal agent as compensation or to reimburse outstanding Advances, and amounts payable as Additional Trust Fund Expenses),
     4.   amounts deposited in the Collection Account in error,
     5. if the distribution date occurs during January of any year that is not a leap year or February of any year, the Interest Reserve

          Amounts for the Interest Reserve Loans to be deposited into the Interest Reserve Account; plus
o  any  P&I  Advances  and  Compensating   Interest   Payments  made  for  the
   distribution date and not already included; plus
o if the distribution date occurs during March of any year, the Interest Reserve Amounts in the Interest Reserve Account.

     "Principal Prepayments" are payments of principal on a Mortgage Loan that:

o  are received before the scheduled due date, and
o are not accompanied by interest representing the full amount of scheduled interest due in any month after the month of payment.

     The "Collection Period" for a distribution date:

o begins on the day after the Determination Date in the preceding month (or, in the case of the August 1999 distribution date, on the day after the Cut-off Date), and
o ends on the Determination Date in the month in which the distribution date occurs.

     The "Determination Date" for a distribution date is the fifth business day before the distribution date.

Applying Available Funds

     On each distribution date, the trustee will first apply Available Funds to make distributions to the holders of the senior certificates in the following order:

1. to pay interest to the holders of the classes of senior certificates, up to an amount equal to, and pro rata as among such classes in accordance with, the Distributable Certificate Interest for each such class for such distribution date;
2. to pay principal from the Principal Distribution Amount for such distribution date:

     o  first to the holders of the class A-1 certificates; and
     o  second to the holders of the class A-2 certificates;

     in each case, up to an amount equal to the lesser of:

     (a)  the  then-outstanding  certificate  balance of such class; and
     (b)  the remaining portion of the Principal Distribution Amount;

     However, principal payments will be made to the class A-1 and class A-2 certificates pro rata based on their outstanding certificate balances:

     o if the certificate balance of the subordinate certificates has been reduced to zero; or
     o on the final distribution date, if the trust fund is terminated as discussed under "--Optional Termination" below; and

3. to reimburse the holders of the class A certificates, up to an amount equal to, and pro rata as among the classes in accordance with:
     (a) the amount of Realized Losses and Expense Losses, if any, previously allocated to the class A certificates and for which no reimbursement has previously been paid; plus
     (b) all unpaid interest on such amounts (compounded monthly) at the pass-through rates for the classes.

     On each distribution date, the holders of each class of subordinate certificates will be entitled to the following distributions, to the extent of the Available Funds remaining after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation:

1. distributions of interest, up to an amount equal to the Distributable Certificate Interest in respect of such class of certificates for such distribution date;
2. if the certificate balance of the class A certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation has been reduced to zero, distributions of principal, up to an amount equal to the lesser of:

     (a)  the then-outstanding certificate balance of such class, and
     (b) the remaining Principal Distribution Amount (or, on the final distribution date in connection with the termination of the trust fund, up to an amount equal to the then-outstanding certificate balance of such class); and

3. distributions for the purpose of reimbursement, up to an amount equal to:

     o all Realized Losses and Expense Losses, if any, previously allocated to such class and for which no reimbursement has previously been paid, plus
     o all unpaid interest on such amounts (compounded monthly) at the pass-through rate for such class.

     The trustee will pay any remaining Available Funds to the holders of the class R-I certificates.

     Reimbursement of previously allocated Realized Losses and Expense Losses will not constitute distributions of principal for any purpose and will not reduce the certificate balances of the reimbursed certificates.

Distributable Certificate Interest

     The "Distributable Certificate Interest" for each class of certificates will equal:

o the interest accrued for the prior calendar month, at the applicable pass-through rate on the certificate balance or notional amount of the class at the close of the preceding distribution date (or in the case of the first distribution date, the Cut-off Date),
o reduced (to not less than zero) by the class's allocable share of any Net Aggregate Prepayment Interest Shortfall for the distribution date, and
o increased by the class's share of any Class Interest Shortfall for the distribution date.

     See "--Prepayment Interest Shortfalls" below.

     The  "Class  Interest   Shortfall"  for  a  class  of  certificates  for  a
distribution date equals:

o    zero on the initial distribution date; and
o    for subsequent distribution dates, the sum of:

     1.   the excess, if any, of:
          o all Distributable Certificate Interest for the class on the preceding distribution date, over
          o all distributions of interest made for the class on the preceding distribution date, plus
     2. to the extent permitted by law, one month's interest on such excess at the pass-through rate for the class.

Principal Distribution Amount

     The "Principal Distribution Amount " for any distribution date will, in general, equal the following:

o the principal portions of all Monthly Payments (other than balloon payments) and Assumed Monthly Payments due or deemed due, as the case may be, on the Mortgage Loans on the due dates occurring during the related Collection Period; plus

o all payments (including voluntary principal prepayments and balloon payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the master servicer as recoveries of principal, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a balloon payment) due, or the principal portion of any Assumed Monthly Payment deemed due, on a Mortgage Loan on a due date during or prior to the related Collection Period and not previously paid or recovered.

     If on any distribution date the aggregate amount of distributions of principal made on the Principal Balance Certificates is less than the Principal Distribution Amount, then the amount of the shortfall will be included in the Principal Distribution Amount for the next distribution date. This provision would generally result in a Class Interest Shortfall to the then-most subordinate class or classes outstanding on the next distribution date in an amount equal to the carried forward amount.

     The "Monthly  Payment"  for any Mortgage  Loan (other than any REO Mortgage
Loan) will, in general, be the scheduled payment of principal and/or interest (excluding balloon payments, default interest and Deferred Interest) due from time to time. The Monthly Payment will be adjusted for any waiver, modification or amendment of the terms of the Mortgage Loan whether agreed to by the master servicer or special servicer, or resulting from a bankruptcy or similar proceeding.

      The "Assumed Monthly Payment":

o for a balloon loan that is delinquent as to all or any portion of its balloon payment beyond the end of the Collection Period in which its original maturity date occurs, is an amount that is deemed due on its original maturity date and on each successive due date that it remains or is deemed to remain outstanding. This amount is equal to the Monthly Payment that would have been due if the balloon payment had not become due, and the loan had continued to amortize under the amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity.
o for an REO Mortgage Loan, is an amount that is deemed due on each due date while the REO Property remains part of the trust fund. This amount is equal to the Monthly Payment (or, in the case of a balloon loan described in the preceding bullet point, the Assumed Monthly Payment) due on the last due date before acquisition of the REO Property.

Distributions of Prepayment Premiums

     Any prepayment premium collected during a Collection Period will be distributed on the next distribution date. The holders of the classes of offered certificates receiving principal distributions on such distribution date will be entitled to a total amount equal to 25% of the prepayment premium.

     If more than one class of offered certificates is entitled to principal distributions on the distribution date, the amount described in the preceding sentence will be allocated among the classes in proportion to the principal distributions to which they are entitled on the distribution date. Some certificates that receive principal may not receive prepayment premiums based on the above fraction.

     All prepayment  premiums not  distributed  to holders of Principal  Balance
Certificates   will  be   distributed  to  the  holders  of  the  interest  only
certificates.

     Prepayment premiums distributed to the holders of a class of certificates may be insufficient to compensate them fully for any loss in yield attributable to the related Principal Prepayments.

                           Treatment of REO Properties

     If the trust fund acquires a Mortgaged Property through foreclosure, deed in lieu of foreclosure or otherwise, then, until the REO Property is liquidated, the related Mortgage Loan (an "REO Mortgage Loan") will be treated as outstanding for several purposes, including:

o    determining distributions on the certificates,
o    allocations of Realized Losses and Expense Losses to the certificates,
o computing master servicing fees, special servicing fees and trustee fees, and
o    determining pass-through rates and the Principal Distribution Amount.

     Net  operating  revenues  and  other  net  proceeds  derived  from such REO
Property will be "applied" by the master servicer as principal, interest and other amounts "due" on the Mortgage Loan. With some exceptions, the master servicer, the trustee and the fiscal agent are required to make P&I Advances on the REO Mortgage Loan, if proceeds received from the REO Property are less than the Assumed Monthly Payment for the REO Mortgage Loan. See "The Pooling and Servicing Agreement--Advances".

                      Appraisal Reductions of Loan Balances

     An Appraisal Reduction will be calculated for the first distribution date following the earliest of any of the following "Appraisal Reduction Events" affecting a Mortgage Loan:

o the third anniversary of the effective date of a modification agreed to by the special servicer that extends a Mortgage Loan's maturity date without changing the amount of the Monthly Payment,
o    90 days after an uncured delinquency occurs on a Mortgage Loan,
o 45 days after the effective date of a modification agreed to by the special servicer that reduces the amount of the Monthly Payment, or changes any other material economic term of the Mortgage Loan,
o 30 days after a receiver is appointed or an involuntary bankruptcy proceeding commences,
o    immediately after a borrower declares bankruptcy, and
o    immediately after a Mortgage Loan becomes an REO Mortgage Loan.

     The "Appraisal Reduction" for any distribution date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to:

o the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, less
o    the excess of:

     1. 90% of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the master servicer as an Advance)
                                      over
     2.   the sum of:

          (a) all unpaid interest on the Mortgage Loan (without giving effect to any default rates or Revised Interest Rates), but only if not previously advanced by the master servicer, the trustee or the fiscal agent,
          (b) all unreimbursed Advances for the Mortgage Loan, plus interest at the Advance Rate,
          (c) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed or the subject of an Advance),
          (d)  unpaid special servicing compensation, and
          (e)  the master servicer's good faith estimate of the items in clauses
               (b), (c) and (d) that will be incurred during the next 12 months.

     Within 60 days after the special servicer becomes aware of an Appraisal Reduction Event, the special servicer must obtain:

o a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, with at least five years experience in the related property type and in the jurisdiction in which the Mortgaged Property or REO Property is located, or
o an internal property valuation performed by the special servicer at its discretion in accordance with the servicing standard if the Mortgage Loan has an outstanding principal balance equal to or less than $1,000,000.

     Each of the above is referred to as an "Updated Appraisal". If the special servicer has completed or obtained an appraisal or internal valuation during the prior 12 months, the special servicer may use that appraisal or valuation as the "Updated Appraisal" for purposes of calculating the Appraisal Reduction, if using such appraisal or valuation is consistent with the servicing standard. The master servicer will pay the cost of any such Updated Appraisal as a Servicing Advance, unless the Updated Appraisal is an internal valuation performed by the special servicer or if the Advance would be a nonrecoverable Advance.

     If the special servicer is not using a previously obtained appraisal or internal valuation to calculate the Appraisal Reduction, the special servicer must estimate the value of the related Mortgaged Property or REO Property (the "Appraisal Reduction Estimate"). This estimate will be used to calculate the Appraisal Reduction until the Updated Appraisal is completed.

     The master servicer will calculate the Appraisal Reduction based on the Updated Appraisal or the special servicer's Appraisal Reduction Estimate. If the Appraisal Reduction is calculated using the Appraisal Reduction Estimate, then on the first distribution date after the delivery of the Updated Appraisal, the master servicer will adjust the Appraisal Reduction to take into account the Updated Appraisal.

     The special servicer will obtain annual updates of the Updated Appraisal during the continuance of an Appraisal Reduction Event. The master servicer will pay the cost of such annual updates as a Servicing Advance, unless the Advance would be nonrecoverable. In addition, the operating adviser may at any time request the special servicer to obtain (at the operating adviser's expense) an Updated Appraisal. The master servicer will recalculate the Appraisal Reduction each time an Updated Appraisal is obtained. If the master servicer is required to make a material Advance that it did not anticipate at the time it last calculated the Appraisal Reduction, it will recalculate the Appraisal Reduction after it makes the Advance. The master servicer will deliver a copy of each Updated Appraisal to the trustee within 15 days after it receives the Updated Appraisal from the special servicer. The Trustee will deliver each Updated Appraisal to the holders of the privately offered certificates within 15 days after it receives the Updated Appraisal from the master servicer.

     The Appraisal Reduction will be eliminated upon full payment or liquidation of the Mortgage Loan.

     An Appraisal Reduction:

o will reduce the master servicer's, the trustee's and the fiscal agent's obligation to advance delinquent interest on the Mortgage Loan;
o may reduce current distributions to one or more of the then most subordinate classes of Principal Balance Certificates; and
o may cause an Expense Loss to be allocated to one or more of the then most subordinate classes of Principal Balance Certificates.

     See "The Pooling and Servicing Agreement--Advances".

   Application of Realized Losses and Expense Losses to Certificate Balances

     If immediately following distributions on any distribution date the Stated Principal Balance of the Mortgage Pool is less than the total certificate balance of the Principal Balance Certificates, then the certificate balances will be reduced as follows:

o First, the certificate balances of the subordinate certificates will be reduced, sequentially in reverse alphabetical order beginning with the class P certificates. The certificate balance of the lowest class will be reduced until:
     o    such deficit is reduced to zero; or
     o    the certificate balance of the class is reduced to zero.
o Any deficit remaining after reducing the total certificate balance of the most subordinate class to zero will be applied to reduce the certificate balance of the next lowest class, and so forth until the deficit is eliminated or until the certificate balances on all subordinated classes are reduced to zero.

     If any portion of the deficit remains after the total certificate balance of all subordinate certificates is reduced to zero, then the certificate balances of the class A-1 and class A-2 certificates will be reduced, in proportion to their remaining certificate balances, until:

o    such deficit is reduced to zero; or
o the certificate balance of the class A-1 and A-2 certificates is reduced to zero.

     In  general,  any such  deficit  will result from  Realized  Losses  and/or
Expense Losses on the Mortgage Loans. Accordingly, these reductions in the certificate balances allocate Realized Losses and Expense Losses among the certificates.

     Any reduction in the principal balance of any class of certificates also reduces the notional amount of the interest only certificates.

     Within a given class of certificates, Realized Losses and Expense Losses will be allocated to holders in proportion to their percentage interests in the class.

     Realized Losses arise when the master servicer becomes unable to collect all amounts due and owing under a Mortgage Loan for any reason, including:

o    fraud;
o    bankruptcy; or
o    an uninsured casualty loss.

     If the Mortgage Loan and any related REO Property have been fully liquidated, the "Realized Loss" would equal:

o    the sum of:
     1.   the outstanding principal balance;
     2. accrued and unpaid interest on the loan to but not including the due date in the Collection Period when the liquidation occurs;
     3.   all  unreimbursed  Servicing  Advances  (plus  interest at the Advance
          Rate); and
     4.   all outstanding liquidation expenses;
                                      minus
o    the total liquidation proceeds received, if any.

     If any part of the debt due under a Mortgage Loan is forgiven, then the amount forgiven would also be a Realized Loss.

     The trust fund incurs "Expense Losses" when it pays Additional Trust Fund Expenses that are not of the type typically subject to a Servicing Advance or are of such type but were the subject of a determination that such Servicing Advance, if made, would be nonrecoverable.

     Generally, such expenses will cause an Expense Loss only if they are large enough to cause the amount of principal distributions to be less than the Principal Distribution Amount for a distribution date. Otherwise, the expenses will cause a Class

Interest Shortfall for the then-most subordinate classes of certificates.

      "Additional Trust Fund Expenses" include, among other things:

o    special servicing fees, workout fees and disposition fees,
o interest on Advances not paid from default interest and late payment charges,
o the cost of legal opinions obtained as part of servicing the loans and administering the trust fund,
o certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including:
     1. indemnities and reimbursements to the trustee, the fiscal agent, the master servicer, the special servicer and the depositor, and
     2. certain federal, state and local taxes, and related expenses payable out of the trust fund,
o expenses to remedy an environmental condition on a Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreement - Realization Upon Mortgage Loans - Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans"), and
o other trust fund expenses not included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

                   Prepayment Interest Excesses and Shortfalls

     If a borrower prepays all or part of a Mortgage Loan on or before the Determination Date in any calendar month and pays interest which accrued on the prepayment from the beginning of the calendar month through the day preceding the prepayment date, then such interest is a "Prepayment Interest Excess".

     If  a  borrower   prepays  all  or  part  of  a  Mortgage  Loan  after  the
Determination Date in a calendar month and does not pay interest on the prepayment through the end of the calendar month, then this shortfall in a full month's interest on the prepayment (less related master servicing fees and trustee fees) is a "Prepayment Interest Shortfall".

     Prepayment Interest Excesses collected during a Collection Period will be used to offset Prepayment Interest Shortfalls during the Collection Period. The master servicer will retain any remaining amount as additional servicing compensation.

     The master servicer must pay out of its own funds, without right of reimbursement, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not offset by Prepayment Interest Excesses. However, the maximum amount that the master servicer must pay is the Stated Principal Balance of the Mortgage Loans on which it has received its master servicing fee for such distribution date multiplied by 0.015% per annum. Any payment that the master servicer makes to cover such shortfalls will be a "Compensating Interest Payment."

     The total of all Prepayment Interest Shortfalls remaining in a Collection Period after offsetting Prepayment Interest Excesses and applying Compensating Interest Payments, is the "Net Aggregate Prepayment Interest Shortfall" for the distribution date.

     The trustee will allocate any Net Aggregate Prepayment Interest Shortfall among the certificates in proportion to the interest accrued on each class for the distribution date. Such an allocation will reduce the Distributable Certificate Interest for each class.

     See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".

                        Scheduled Final Distribution Date

     The "Scheduled Final Distribution Date" for a class of certificates is the distribution date on which its certificate balance or notional amount would become zero if there is no:

o    early termination of the trust,
o    repurchase of any loan,
o    default or delinquency on any loan,
o    prepayment of any kind, or
o    modification or extension of any loan.

     It is very unlikely that these assumptions will hold true.

     The Scheduled Final Distribution Dates listed below were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, if there are defaults on the Mortgage Loans, the actual final distribution date for one or more classes may be later, and could be substantially later, than the related Scheduled Final Distribution Date(s).

     Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final distribution date for one or more classes may be earlier, and could be substantially earlier, than the related Scheduled Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors. No assurance can be given as to actual payment experience.


    Class Designation               Scheduled Final Distribution Date

      Class A-1                     August 15, 2008
      Class A-2                     May 15, 2009
      Class B                       June 15, 2009
      Class C                       June 15, 2009
      Class D                       June 15, 2009
      Class E                       June 15, 2009
      Class F                       June 15, 2009


                                  Subordination

     The right of each class of subordinate certificates to receive principal and interest distributions is subordinated to the rights of:

o    the senior certificates, and
o each other class of subordinate certificates with an earlier alphabetical class designation.

     This subordination is intended to:

o protect the senior certificates against losses associated with delinquent and defaulted Mortgage Loans, and
o enhance the likelihood of timely receipt by senior certificateholders of the full amount of Distributable Certificate Interest payable to them, and the ultimate receipt by the class A certificateholders of principal equal to the initial class A certificate balance.

     Similarly, but to decreasing degrees, this subordination is also intended to increase the likelihood that the holders of the other classes of offered certificates will timely receive all of the Distributable Certificate Interest payable on their certificates on each distribution date, and that they will eventually be paid all of their principal.

     The subordination will be accomplished by:

o    applying Available Funds as described above under "--Distributions", and

o allocating Realized Losses and Expense Losses to the Principal Balance Certificates in reverse alphabetical order.

     Realized Losses and Expense Losses are allocated to the class A-1 and class A-2 certificates in proportion to their certificate balances.

     No   other form of credit enhancement is provided.

                              Optional Termination

     If on any distribution date the certificate balance of the then-outstanding Principal Balance Certificates is less than 1% of the principal balance of the Mortgage Loans on the Cut-off Date, then each of the following (in this order) has an option to terminate the trust:

o    the majority holders of the Controlling Class,
o    the depositor,
o    the master servicer,
o    the special servicer, and
o    the holder of the majority of the class R-I certificate interests.

     The termination is effected by purchasing all the Mortgage Loans and all property acquired in respect of any Mortgage Loan then remaining in the trust fund. Termination would cause early retirement of all then-outstanding certificates.

     The option exercise price equals the sum of:

o 100% of the total unpaid principal balance of the remaining Mortgage Loans other than:
     1. loans on which the special servicer has determined all payments or recoveries have been made, and
     2. loans on which the Mortgaged Property has become an REO Property, o accrued and unpaid interest on the loans to the due date in the Collection Period when the termination occurs,
o    unreimbursed Servicing Advances plus interest at the Advance Rate, and
o the fair market value of any other property (including REO Property) remaining in the trust fund.

     The  purchase  price,   net  of  amounts  payable  to  persons  other  than
certificateholders, will constitute Available Funds for the final distribution date.

                                  Voting Rights

     At all times during the term of the pooling and servicing agreement the voting rights for the certificates will be allocated as follows:

o 97% to the holders of the classes of Principal Balance Certificates in proportion to the certificate balances of the classes less any Appraisal Reductions allocated to such class,
o    2% to the holders of the  interest  only  certificates,  and
o    1% allocated equally among the holders of the residual certificates.

     Each certificateholder of a class will share in the voting rights of that class in proportion to the certificateholder's percentage interest in the class.

                         Delivery, Form and Denomination

Book-Entry Certificates

     Initially, the offered certificates will be registered in the name of a nominee of The Depository Trust Company. Investors will hold their beneficial interests in the offered certificates through the book-entry facilities of DTC. Investors will not receive physical certificates.

     DTC has informed the depositor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the offered certificates. Certificateholders may also hold certificates through Cedelbank or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' certificates accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and the Brussels, Belgium office of Morgan Guaranty Trust Company of New York will act as depositary for Euroclear.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their rules.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank or Euroclear, on the other, will be effected in DTC in accordance with DTC rules through Cedelbank's or Euroclear's depositary. Cedelbank participants and Euroclear participants may not deliver instructions directly to these depositaries.

     Because of time-zone differences, credits of certificates received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Euroclear or Cedelbank participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of certificates by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The trustee will not be responsible for monitoring or restricting transfer of ownership interests in offered certificates through the book-entry facilities of DTC.

     In DTC's book-entry system, a purchaser purchases through, or as, a direct participant. The direct participant receives credit for the certificates on DTC's records. The ownership interest of each beneficial owner is ultimately reflected on the records of one of DTC's direct or indirect participants. Beneficial owners are expected to receive written confirmations detailing the transaction and periodic statements of their holdings, from the direct or indirect DTC participant with whom the beneficial owner dealt. Neither the depositor, the trustee, the master servicer, the special servicer, the fiscal agent nor any paying agent is responsible for records of ultimate beneficial ownership or for payments to ultimate beneficial owners.

     So long as certificates are held in book-entry form:

o actions by certificateholders will be taken ultimately by DTC upon instructions from its participants, who in turn receive instructions directly or indirectly from the beneficial owners, and
o distributions, notices, reports and statements to certificateholders will be sent to DTC or its nominee for ultimate distribution to beneficial owners in accordance with DTC procedures and applicable law.

     Neither DTC nor its nominee will consent or vote with respect to the offered certificates. Instead, DTC and its nominee take steps to facilitate consent or voting in accordance with instructions from participants, who in turn are expected to follow instructions issued ultimately by the beneficial owners.

     Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, a beneficial owner may be able to pledge or otherwise deal in offered certificates only with persons that participate in the DTC system.

     Under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions by the trustee or a paying agent on behalf of the trustee will be paid directly to DTC's nominee.

Definitive Certificates

     The   trustee   will   issue    definitive    physical    certificates   to
certificateholders only if:

o    the depositor elects to terminate the book-entry system, or
o DTC is no longer willing or able to act as depositary and the depositor cannot locate a qualified successor to DTC.

     The trustee would then issue definitive physical certificates upon surrender of the physical certificates held by DTC with instructions from DTC for registering definitive physical certificates in the names of the certificateholders. Certificate holders will then be entitled directly to:

o    receive payments,
o    exercise voting rights, and
o    transfer and exchange their certificates.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee, the certificate registrar or another transfer agent.

The Depository Trust Company

     DTC is a limited purpose trust company organized under New York law, which is:

o    a member of the Federal Reserve System,
o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and
o a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among participants through electronic computerized book-entry changes in participants' securities and cash accounts. This greatly reduces the need for physical movement of certificates and cash in securities transactions. Participants include securities brokers, dealers, banks, trust companies, clearing corporations and certain other organizations. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. Indirect access to the DTC system is available to banks, brokers, dealers, trust companies and other institutions who maintain a clearing or custodial relationship with a direct participant. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     To facilitate transfers, all offered certificates deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of offered certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership.

     DTC does not know who are the ultimate beneficial owners of the offered certificates. DTC's records reflect only the identity of the direct participants to which certificates are credited on DTC's records. The participants are responsible for keeping account of the certificates that they hold for their customers.

     If DTC or a direct or indirect participant becomes insolvent, then the ability of ultimate beneficial owners to obtain timely payment may be impaired. If an insolvency causes a loss that exceeds the limits of applicable Securities Investor Protection Corporation insurance or if such coverage is unavailable, the ultimate payment of amounts distributable on offered certificates may be impaired.

     DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that DTC's systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:

o    impress  upon  them  the  importance  of  such  services  being  Year  2000 compliant; and
o determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services.

     In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Cedelbank

     Cedelbank, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participants and facilitates the clearance and settlement of securities through electronic book-entry changes in their cash and securities accounts. Transactions can settle in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing to its participants. Cedelbank interfaces with domestic markets in several countries. The Luxembourg Monetary Institute regulates Cedelbank as a professional depository. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers, and trust companies that maintain a clearing or custodial relationship with a Cedelbank participant.

Euroclear

     The Euroclear System was created in 1968 to hold securities for participants and to clear and settle transactions between participants through simultaneous electronic book-entry delivery against payment. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under a contract with Euroclear Clearance System S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers. Indirect access to Euroclear is also available to other firms that maintain a clearing or custodial relationship with a Euroclear participant.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     The Euroclear Operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through participants.

Denominations

     The trust will issue class A certificates in minimum denominations of $5,000 initial certificate balance (and any larger whole dollar amount). The trust will issue the remaining classes of offered certificates in minimum denominations of $50,000 initial certificate balance or notional amount (or any larger whole dollar amount). However, the trust may issue one certificate for each class in a lower denomination to make up the difference between certificate interests sold and the total amount offered.

              Registration and Transfer of Definitive Certificates

     Subject to the restrictions in the pooling and servicing agreement, holders may transfer or exchange any definitive physical certificate in whole or in part. No transfer or exchange can be of an amount smaller than the denominations specified under "--Delivery, Form and Denomination --Denominations" above. The registered holder or his attorney-in-fact must surrender the definitive certificate at the corporate trust office of the certificate registrar appointed under the pooling and servicing agreement or at the office of any transfer agent. The certificate must be accompanied by:

o an executed instrument of assignment and transfer, in the case of transfer, or
o    a written request for exchange, in the case of exchange.

     The certificate registrar will cancel the old certificate and execute and deliver (or mail) a new definitive certificate to the appropriate person:

o within a reasonable time period, if the old certificate is presented for transfer or exchange at the corporate trust office of the certificate registrar, or
o within a reasonable time period, if the old certificate is presented for transfer or exchange at the office of another transfer agent.

     New certificates sent by first class mail will be sent at the risk of the transferee or holder to the address specified by the person presenting the old certificates for transfer or exchange and requesting such mailing.

     The certificate registrar may decline to register an exchange or transfer during the 15 days preceding any distribution date.

     The certificate registrar will not charge a fee for registering a transfer or exchange. However, the certificate registrar may require the transferor of a privately offered certificate to reimburse it for any tax, expense or other governmental charge it incurs in effecting the transfer.

     For  a   discussion   of   certain   transfer   restrictions,   see  "ERISA
Considerations".


                        YIELD AND MATURITY CONSIDERATIONS

     The yield on any offered certificate will depend on:

o    the pass-through rate in effect from time to time for the certificate;
o the price paid for the certificate and, if the price was other than par, the rate and timing of payments of principal on the certificate; and
o    the aggregate amount of distributions on the certificate.

                      Rate and Timing of Principal Payments

     The yield to holders of any offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the certificate balance or notional amount of the certificates. As described in this prospectus supplement, the Principal Distribution Amount for each distribution date generally will be distributed to the class A-1 certificates until their certificate balance is reduced to zero, and then will be distributed to each remaining class of Principal Balance Certificates, sequentially in order of class designation, in each case until the certificate balance of each class of certificates is, in turn, reduced to zero.

     Consequently, the rate and timing of principal payments made in reduction of the certificate balance of the offered certificates will be directly related to the rate and timing of principal payments on the Mortgage Loans, which will in turn be affected by:

o    the amortization schedules of the loans,
o    the dates on which balloon payments are due, and
o the rate and timing of Principal Prepayments and other unscheduled collections on the loans, including:
     1. liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or
     2. repurchases of Mortgage Loans out of the trust fund in the manner described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase" and "Description of the Certificates--Optional Termination".

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise have been distributed over the remaining terms of the Mortgage Loans. Conversely, defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the subordinate certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the special servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a balloon payment. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

     The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation:

o the terms of the Mortgage Loans (for example, the provisions requiring the payment of prepayment premiums and amortization terms that require balloon payments),
o    prevailing interest rates,
o    the market value of the Mortgaged Properties,
o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located,
o the general supply and demand for such facilities (and their uses) in the areas in which the Mortgaged Properties are located,
o    the quality of management of the Mortgaged Properties,
o    the servicing of the Mortgage Loans,
o    federal and state tax laws (which are subject to change), and
o    other opportunities for investment.

     The rate of prepayment on the mortgage pool is likely to be affected by the amount of any required prepayment premiums and the borrowers' ability to refinance their related Mortgage Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required prepayment premium, a borrower may have an increased incentive to refinance its Mortgage Loan for purposes of either:
o converting to another fixed rate loan with a lower interest rate and thereby "locking in" such rate, or
o taking advantage of an initial "teaser rate" on an adjustable rate mortgage loan (that is, a mortgage interest rate below that which would otherwise apply if the applicable index and gross margin were applied).

     However, the ability of a borrower to refinance its Mortgage Loan will be affected not only by prevailing market rates, but also by the current market value of the Mortgaged Property. See "Risk Factors--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of the

Mortgage Loans--Enforceability of Certain Provisions" in the prospectus.

     You should consider the risk that rapid rates of prepayments on the Mortgage Loans, and corresponding increased payments of principal on the Principal Balance Certificates, may coincide with periods of low prevailing interest rates. During these periods, the effective interest rates on securities in which you may choose to reinvest amounts paid to you as principal may be lower than the pass-through rate of your certificate. Conversely, slower rates of prepayments on the Mortgage Loans, and corresponding decreased payments of principal on the Principal Balance Certificates, may coincide with periods of high prevailing interest rates. During these periods, the amount of principal payments available to you for reinvestment at such high prevailing interest rates may be relatively small. In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Some borrowers may also be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If the markets for commercial and multifamily real estate experience an overall decline in property values, the outstanding balance of a Mortgage Loan could exceed the value of the Mortgaged Property. A borrower under a non-recourse loan would then have a decreased incentive to fund operating cash flow deficits and, as a result, actual losses could be higher than you originally anticipated.

     Neither the depositor nor the sellers make any representation as to:

o the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans,
o    the relative importance of such factors,
o    the percentage of the Mortgage Loans that will default or be prepaid, or
o the overall rate of prepayment, default or principal payment on the Mortgage Loans.

     The extent to which the yield to maturity of any class of offered certificates may vary from your anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the certificate balance or notional amount of your certificates. You should consider the risk that your actual yield may be lower than anticipated if:

o in the case of any Principal Balance Certificate purchased at a discount, principal payments on the Mortgage Loans are slower than you anticipated, and
o in the case of any Principal Balance Certificate purchased at a premium (or the interest only certificates, which have no certificate balances), principal payments on the Mortgage Loans are faster than you anticipated.

     In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the certificate balance of any Principal Balance Certificate purchased at a discount or premium (or, in the case of the interest only certificates, applied in reduction of the notional amount), the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate you anticipated during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.

     Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), the depositor can give you no assurance as to such rate or the rate of Principal Prepayments in particular. The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of commercial and/or multifamily loans comparable to the Mortgage Loans. See "Risk Factors--Yield Considerations".

Balloon Payments

     Most of the Mortgage Loans are balloon loans that will have substantial balloon payments due at their stated maturities. A borrower's ability to pay a balloon payment may depend on its ability to sell or refinance the property. Factors beyond the borrower's control may affect this ability, including:

o the level of interest rates and general economic conditions at the time, and
o changes in federal, state or local laws, including tax, environmental and safety laws.

     A failure to make a balloon payment on time will lengthen the average life of the certificates. See the Remaining Terms to Stated Maturity Table in Appendix I for additional information regarding the maturity dates of the Mortgage Loans.

Losses and Shortfalls

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of losses or shortfalls on the Mortgage Loans.

     Shortfalls in Available Funds may result from:

o shortfalls in collections of amounts payable on the Mortgage Loans (unless advanced),
o    additional master servicer or special servicer compensation,
o    interest on Advances,
o    Additional Trust Fund Expenses, or
o    other similar items.

     Shortfalls in Available Funds (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne by holders of each class of Principal Balance Certificates in reverse alphabetical order. Any such shortfalls will be allocated to the holders of the class A-1 and class A-2 certificates on a pro rata basis.

     Realized Losses and Expense Losses will be:

o allocated to certificates in reverse alphabetical order of their class designation, and
o applied to reduce the certificate balance of each affected class and the notional amount of the interest only certificates.

     As a result, a loss on any one of the Mortgage Loans could cause a significant loss, even a complete loss, of an investor's investment in any class, but especially the subordinate certificates with the latest alphabetic designations. You should make your own estimate of the expected timing and severity of Realized Losses and Expense Losses before investing in any subordinate certificate.

Pass-Through Rates

     The pass-through rates for the class C, class D, class E and class F certificates are sensitive to changes in the weighted average of the Net Mortgage Rates.

     The weighted average of the pass-through rates for the certificates will fluctuate based on the relative sizes of the certificate balances of the Principal Balance Certificates.

     The weighted average of the Net Mortgage Rates will fluctuate over the life of the class C, class D, class E and class F certificates as a result of scheduled amortization, voluntary prepayments, liquidations and repurchases of loans.

     If principal reductions occur on loans with higher than average Net Mortgage Rates at a rate proportionally faster than principal reductions on the mortgage pool as a whole, the pass-through rates for the class C, class D, class E and class F certificates will be adversely affected.

     In  addition,   the  pass-through  rates  for  the  class  A  and  class  B certificates may not exceed the weighted average of the Net Mortgage Rates.

Delay in Payment of Distributions

     Monthly distributions will be made on the 15th day of the month following the month in which the interest accrued on the certificates. You should take this delay into account in determining how much to pay for the certificates.

                              Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date a security is issued to the date each dollar is distributed in reduction of the principal balance of the security. The weighted average life of each class of Principal Balance Certificates is determined by:

o multiplying the amount of each distribution in reduction of the certificate balance of such class by the number of years from the date of purchase to the related distribution date,
o    adding the results, and
o dividing the sum by the total distributions in reduction of the certificate balance.

     The weighted average life of any certificate will be influenced by, among other things:

o the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced, and

o theextent that payments, collections and/or advances of principal are applied to reduce the certificate's certificate balance.

     Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of Mortgage Loans for the life of the loans. As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during the Mortgage Loan's Lock-out Period or Yield Maintenance Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. The tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the certificates to various prepayment rates and are not intended to predict or to provide information that will enable you to predict the actual weighted average life of the certificates. Consequently, no assurance can be given and no representation is made that:

o prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a Yield Maintenance Period) will conform to any particular CPR,
o all the Mortgage Loans will prepay in accordance with the assumptions at the same rate, or
o Mortgage Loans that are in a Lock-out Period or Yield Maintenance Period will not prepay.

     The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"):

o    the Initial Pool Balance is approximately $733,801,916,

o the initial certificate balance or notional amount for each class of offered certificates is the amount on the cover page,

o    the pass-through rate for each class of offered certificates is as follows:

      ----------------------------
      Class      Pass-through rate
      ----------------------------
      A-1            [6.86%]
      ----------------------------
      A-2            [7.28%]
      ----------------------------
      B              [7.43%]
      ----------------------------
      C             [7.7167%]
      ----------------------------
      D             [7.8867%]
      ----------------------------
      E             [7.8867%]
      ----------------------------
      F             [7.8867%]
      ----------------------------

o the scheduled Monthly Payments for each Mortgage Loan are the amounts listed in Appendix II,
o    all Monthly  Payments are due and timely  received on the first day of each month,
o    there are no delinquencies or losses on the Mortgage Loans,
o    there are no extensions of maturity of the Mortgage Loans,
o    there are no Appraisal Reductions for the Mortgage Loans,
o    there  are  no   casualties  or   condemnations   affecting  the  Mortgaged
     Properties,
o prepayments are made on each of the Mortgage Loans at the indicated CPRs (except that no prepayments are received for any Mortgage Loan during a Lock-out Period or Yield Maintenance Period),
o Hyper-Amortization Loans are prepaid in full on their Anticipated Repayment Dates,
o no one exercises its right to terminate the trust fund as described under "Description of the Certificates--Optional Termination",
o no Mortgage Loan is required to be repurchased or replaced by a seller or other party,
o    no Prepayment Interest Shortfalls are incurred,
o    there are no Additional Trust Fund Expenses,
o distributions on the certificates are made on the 15th day of each month, commencing in August 1999,
o    the certificates are issued on July 22, 1999, and
o the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting prepayment premiums are allocated as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".

     To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the offered certificates may mature earlier or later than indicated by the tables.

     It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

     You should conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Subject to the above discussion and assumptions, the following tables indicate:

o    the weighted average life of each class of the offered certificates, and

o set forth the percentages of the initial certificate balance of each class of the offered certificates that would be outstanding after each of the listed distribution dates at various CPRs.

                                  Percentage of
                           Initial Certificate Balance
                          of the Class A-1 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                0%      3%      5%      7%      10%     15%
                                 --      --      --      --      ---     ---

Closing Date                     100%    100%    100%    100%    100%    100%
July 15, 2000                     94      94      94      94      94      94
July 15, 2001                     88      88      87      87      87      87
July 15, 2002                     80      80      80      80      80      80
July 15, 2003                     71      71      71      71      71      71
July 15, 2004                     59      59      59      59      59      59
July 15, 2005                     49      49      49      49      49      49
July 15, 2006                     39      39      39      39      39      39
July 15, 2007                     29      29      29      29      29      29
July 15, 2008                      2       2       2       2       2       1
July 15, 2009                      0       0       0       0       0       0

Weighted average life (years)    5.70    5.70    5.70    5.69    5.69    5.69



                    Percentage of Initial Certificate Balance
                          of the Class A-2 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                0%      3%      5%      7%      10%     15%
                                 --      --      --      --      ---     ---

Closing Date                     100%    100%    100%    100%    100%    100%
July 15, 2000                    100     100     100     100     100     100
July 15, 2001                    100     100     100     100     100     100
July 15, 2002                    100     100     100     100     100     100
July 15, 2003                    100     100     100     100     100     100
July 15, 2004                    100     100     100     100     100     100
July 15, 2005                    100     100     100     100     100     100
July 15, 2006                    100     100     100     100     100     100
July 15, 2007                    100     100     100     100     100     100
July 15, 2008                    100     100     100     100     100     100
July 15, 2009                      0       0       0       0       0       0

Weighted average life (years)    9.60    9.60    9.60    9.59    9.59    9.59

                    Percentage of Initial Certificate Balance
                           of the Class B Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                0%      3%      5%      7%      10%     15%
                                 --      --      --      --      ---     ---

Closing Date                     100%    100%    100%    100%    100%    100%
July 15, 2000                    100     100     100     100     100     100
July 15, 2001                    100     100     100     100     100     100
July 15, 2002                    100     100     100     100     100     100
July 15, 2003                    100     100     100     100     100     100
July 15, 2004                    100     100     100     100     100     100
July 15, 2005                    100     100     100     100     100     100
July 15, 2006                    100     100     100     100     100     100
July 15, 2007                    100     100     100     100     100     100
July 15, 2008                    100     100     100     100     100     100
July 15, 2009                      0       0       0       0       0       0

Weighted average life (years)    9.84    9.83    9.83    9.83    9.82    9.82



                    Percentage of Initial Certificate Balance
                           of the Class C Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                0%      3%      5%      7%      10%     15%
                                 --      --      --      --      ---     ---

Closing Date                     100%    100%    100%    100%    100%    100%
July 15, 2000                    100     100     100     100     100     100
July 15, 2001                    100     100     100     100     100     100
July 15, 2002                    100     100     100     100     100     100
July 15, 2003                    100     100     100     100     100     100
July 15, 2004                    100     100     100     100     100     100
July 15, 2005                    100     100     100     100     100     100
July 15, 2006                    100     100     100     100     100     100
July 15, 2007                    100     100     100     100     100     100
July 15, 2008                    100     100     100     100     100     100
July 15, 2009                      0       0       0       0       0       0

Weighted average life (years)    9.90    9.90    9.90    9.90    9.90    9.90

                    Percentage of Initial Certificate Balance
                           of the Class D Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                0%      3%      5%      7%      10%     15%
                                 --      --      --      --      ---     ---

Closing Date                     100%    100%    100%    100%    100%    100%
July 15, 2000                    100     100     100     100     100     100
July 15, 2001                    100     100     100     100     100     100
July 15, 2002                    100     100     100     100     100     100
July 15, 2003                    100     100     100     100     100     100
July 15, 2004                    100     100     100     100     100     100
July 15, 2005                    100     100     100     100     100     100
July 15, 2006                    100     100     100     100     100     100
July 15, 2007                    100     100     100     100     100     100
July 15, 2008                    100     100     100     100     100     100
July 15, 2009                      0       0       0       0       0       0
Weighted average life (years)    9.90    9.90    9.90    9.90    9.90    9.90




                    Percentage of Initial Certificate Balance
                           of the Class E Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                0%      3%      5%      7%      10%     15%
                                 --      --      --      --      ---     ---

Closing Date                     100%    100%    100%    100%    100%    100%
July 15, 2000                    100     100     100     100     100     100
July 15, 2001                    100     100     100     100     100     100
July 15, 2002                    100     100     100     100     100     100
July 15, 2003                    100     100     100     100     100     100
July 15, 2004                    100     100     100     100     100     100
July 15, 2005                    100     100     100     100     100     100
July 15, 2006                    100     100     100     100     100     100
July 15, 2007                    100     100     100     100     100     100
July 15, 2008                    100     100     100     100     100     100
July 15, 2009                      0       0       0       0       0       0
Weighted average life (years)    9.90    9.90    9.90    9.90    9.90    9.90

                    Percentage of Initial Certificate Balance
                           of the Class F Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date                0%      3%      5%      7%      10%     15%
                                 --      --      --      --      ---     ---

Closing Date                     100%    100%    100%    100%    100%    100%
July 15, 2000                    100     100     100     100     100     100
July 15, 2001                    100     100     100     100     100     100
July 15, 2002                    100     100     100     100     100     100
July 15, 2003                    100     100     100     100     100     100
July 15, 2004                    100     100     100     100     100     100
July 15, 2005                    100     100     100     100     100     100
July 15, 2006                    100     100     100     100     100     100
July 15, 2007                    100     100     100     100     100     100
July 15, 2008                    100     100     100     100     100     100
July 15, 2009                      0       0       0       0       0       0
Weighted average life (years)    9.90    9.90    9.90    9.90    9.90    9.90



                       THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under a pooling and servicing agreement to be dated as of July 1, 1999, among the depositor, the master servicer, the special servicer, the trustee and the fiscal agent.

     You may obtain a free copy of the pooling and servicing agreement (without exhibits) by writing to:

     Commercial Mortgage Acceptance Corp.
     210 West 10th Street, 6th Floor
     Kansas City, Missouri 64105
     Attention: Scott Manning

     You may also request a copy by telephone at (816) 435-5000.

                        Assignment of the Mortgage Loans

     By the closing date, the sellers must assign the Mortgage Loans to the trustee for the benefit of the certificateholders. The assignments will be without recourse. The sellers must also deliver the following documents, among others, for each Mortgage Loan:

o    the original note, endorsed (without recourse) to the order of the trustee;
o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;
o the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;
o an assignment of each related mortgage in favor of the trustee, in recordable form (or a certified copy of such assignment as sent for recording);
o an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage) in favor of the trustee, in recordable form (or a certified copy of such assignment as sent for recording);
o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance);

o an assignment in favor of the trustee of each effective UCC financing statement in the possession of the tranferor (or a certified copy of such assignment as sent for filing); and
o in those cases where applicable, the original or a copy of the related ground lease.

     If the sellers cannot deliver any original or certified recorded document described above on the closing date, the sellers will use their best efforts to deliver it within 45 days after the closing date or promptly after receipt from any recording office which delays sellers' receipt of the document beyond the 45 days after the closing date.

     The trustee is obligated to review the documents delivered to it for each Mortgage Loan within 45 days after the later of delivery or the closing date and report any missing documents or certain types of defects to the depositor.

            Servicing of the Mortgage Loans; Collection of Payments

     The pooling and servicing agreement will require:

o    the master servicer to service and administer the Mortgage Loans; and
o the special servicer to service and administer the Specially Serviced Mortgage Loans and REO Mortgage Loans;

on behalf of the trust fund solely in the best interests of and for the benefit of all of the certificateholders and the trustee in accordance with the mortgage loan documents and the pooling and servicing agreement.

     Unless the pooling and servicing agreement requires a contrary specific course of action, the master servicer and the special servicer must each act in accordance with the higher of the following standards:

o in the same manner, and with the same care, skill, prudence and diligence, with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice that prudent institutional commercial mortgage loan servicers use for comparable mortgage loans, or
o in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans that it owns.

     In observing this standard, the master servicer and special servicer may take into account their other obligations under the pooling and servicing agreement. However, they must disregard:

o any other relationship that the master servicer, the special servicer, any sub-servicer or any of their affiliates have with any borrower or its affiliates;
o the ownership of any certificate by the master servicer, the special servicer or their affiliates;
o    their obligation to make Advances or incur servicing expenses;
o the master servicer's, the special servicer's or any sub-servicer's right to receive compensation for its services;
o the ownership, servicing or management for others by the master servicer, the special servicer or any sub-servicer of any other mortgage loans or property; and
o    any  obligation  of  the  master  servicer,   the  special  servicer,   any
     sub-servicer or any of their affiliates to replace or repurchase any Mortgage Loan that it sold to the trust fund.

     However, neither the master servicer nor the special servicer, nor any of their directors, members, managers, officers, employees or agents, will have any liability to the trust fund or the certificateholders for:

o    taking any action or refraining from taking any action in good faith; or
o    for errors in judgment.

     The master servicer, the special servicer and such persons are not protected against liability for:

o breaching their representations or warranties in the pooling and servicing agreement,
o    breaching the servicing standards in the pooling and servicing agreement,
o willful misfeasance, misrepresentation, bad faith, fraud or negligence in performing its duties under the pooling and servicing agreement, or
o negligent disregard of its obligations or duties under the pooling and servicing agreement.

     The master servicer and the special servicer must make reasonable efforts to collect amounts due under the Mortgage Loans, and must follow collection procedures consistent with the servicing standard under the pooling and servicing agreement. The special servicer may waive late payment charges or penalty fees on delinquent Monthly Payments or balloon payments on Specially Serviced Mortgage Loans. The master servicer may waive such amounts on all other Mortgage Loans.

                              Collection Activities

     The master servicer monitors the performance of all loans. It tracks the status of outstanding payments due, grace periods and due dates. It calculates and assesses late fees. The master servicer has created a customized collection system that:

o downloads all current loan information from the servicing system on a daily basis,
o    prepares several regular delinquency reports,
o generates and mails a series of delinquency notice letters, including payment-reminder letters to borrowers at 10 days past due, and more strongly worded collection letters at 30 and 60 days past due, and
o flags higher-risk Mortgage Loans, such as those with a large principal balance or chronic delinquency, so that the borrower receives a telephone call rather than a letter.

     A delinquent Mortgage Loan will be transferred to the special servicer when the loan becomes a Specially Serviced Mortgage Loan. See "--Special Servicing".

                                    Advances

     Except as noted below, if a loan is delinquent at the close of business on the second business day before a distribution date, the master servicer will advance an amount equal to the Monthly Payment or the Assumed Monthly Payment, as applicable (each such amount, a "P&I Advance").

     The master servicer must make the P&I Advance on the business day before each distribution date.

     The amount of interest to be advanced for a Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of:

1.   the amount of interest that would otherwise be required to be advanced, and
2.   a fraction,
     o whose numerator equals the Stated Principal Balance of the loan at the close of the preceding distribution date less the Appraisal Reduction, and
     o    whose denominator is such Stated Principal Balance.

     In addition to P&I Advances, the master servicer will also be obligated to make cash advances ("Servicing Advances," and together with P&I Advances, "Advances") to pay:

o certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring or managing REO Property or selling defaulted Mortgage Loans or REO Properties,
o delinquent real estate taxes, assessments and hazard insurance premiums, and
o other similar costs and expenses necessary to protect and preserve the security of a Mortgage.

     However, the master servicer is not required to make any Advance that it determines is a nonrecoverable Advance. If the master servicer makes a nonrecoverability determination, it must deliver to the trustee an officer's certificate explaining the procedures and basis for the determination and supplying documentation which supports the determination, which will include a copy of the Updated Appraisal and any other information or reports obtained by the master servicer, the trustee or the fiscal agent, such as:

o    property operating statements,
o    rent rolls,
o    property inspection reports, and
o    engineering reports.

     If the master servicer fails to make a required Advance, the trustee must make the Advance subject to its good faith determination of recoverability. If the trustee fails to make a required Advance, the fiscal agent must make it, subject to its good faith determination of recoverability. Any Advance by the fiscal agent will cure the trustee's failure to make an Advance. Both the trustee and the fiscal agent will be entitled to rely conclusively on a nonrecoverability determination by the master servicer.

     Unless there is a nonrecoverability determination, the obligation to make Advances on a Mortgage Loan continues until foreclosure and liquidation of the loan and related properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

     Each of the master servicer, the trustee and the fiscal agent only has to make an Advance if it determines that it will be recoverable from late payments, insurance proceeds, liquidation proceeds or other collections on the Mortgage Loan. If the special servicer agrees to a modification of a Mortgage Loan that forgives loan payments or other amounts that the master servicer, the trustee or the fiscal agent previously advanced, and the master servicer, the trustee or the fiscal agent determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable.

     If the master servicer, the trustee or the fiscal agent determines that an Advance previously made will be nonrecoverable, the Advance, plus interest, will be repaid from amounts on deposit in the Collection Account before further distributions on the certificates.

     Interest is payable on Advances at a floating rate (the "Advance Rate") equal to the prime rate as published in The Wall Street Journal. Advance interest will be paid first from default interest and late payment charges collected on the related Mortgage Loan. If such collections are insufficient, any remaining Advance interest will be paid from general collections on all Mortgage Loans at the time that the Advance is repaid.

     However, no interest will accrue for any P&I Advance on the loans identified as Loan Nos. 56, 131 and 192 for the period beginning when the Advance is made and ending when the grace period expires.

     If interest on Advances is not offset by default interest or other amounts, the shortfall will reduce amounts payable on the certificates. Hence, it is possible that the making of Advances (and the charging of interest on Advances while they are outstanding) could reduce total amounts payable to certificateholders even if all amounts due from borrowers are eventually received.

                                    Accounts

Collection Account

     The master servicer will establish and maintain a segregated account or accounts (the "Collection Account") into which it must deposit the following amounts relating to the Mortgage Loans:

o    all principal payments;
o    all payments of interest, default interest and prepayment premiums;
o    any amounts required to be deposited by the master servicer for:
     1. losses realized on permitted investments of funds in the Collection Account, and
     2.   Prepayment  Interest  Shortfalls;
o    all Net REO Proceeds transferred from an REO Account;
o all condemnation proceeds, insurance proceeds and net liquidation proceeds not required to be applied to restore or repair the Mortgaged Property;
o    any amounts received from borrowers as recoveries of Servicing Advances;
o proceeds of any purchase or repurchase of a Mortgage Loan by the applicable seller, and
o other amounts that the pooling and servicing agreement requires the master servicer to deposit into the Collection Account.

     The master servicer will deposit these amounts into the Collection Account within one day after receipt. The Collection Account will be held by the master servicer for the benefit of the trustee and the certificateholders.

     See "Description of the Mortgage Pool--Representations and Warranties; Repurchase", "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" and "Description of the Certificates--Optional Termination".

     "REO Proceeds" for any REO Property and the related Mortgage Loan are all revenues received by the special servicer on the REO Property or REO Mortgage Loan other than liquidation proceeds.

     "Net REO Proceeds" for any REO Property and the related Mortgage Loan are REO Proceeds less any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account.

     The master servicer need not deposit into the Collection Account any payments in the nature of late payment charges, late fees, NSF check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees. To the extent permitted by applicable law, the master servicer or the special servicer may retain such amounts as additional servicing compensation. If the master servicer mistakenly deposits any amount into the Collection Account, it may withdraw the mistaken deposit from the Collection Account at any time.

Interest Reserve Account

     The trustee will establish and maintain an "Interest Reserve Account" for the benefit of the holders of the certificates. For the distribution date in each January (other than a leap year) and each February, the trustee will deposit into the Interest Reserve Account for each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Net Mortgage Rate on its stated Principal Balance as of the due date in the month in which the distribution date occurs (the "Interest Reserve Amount"). The trustee will not make the deposit if the applicable Monthly Payment has not been paid or advanced. The trustee will calculate the Interest Reserve Amount without regard to the adjustments to the Net Mortgage Rates for Interest Reserve Loans described under "Description of the Certificates--Pass-Through Rates". For distribution dates in March of each year, the trustee will deposit the Interest Reserve Amounts into the Distribution Account and include these amounts as part of the Available Funds for the distribution date.

Distribution Account

     The  trustee  will   establish  a  segregated   account  or  accounts  (the
"Distribution Account") into which the master servicer must deposit the following amounts:

o a total amount equal to the Available Funds (to the extent included in the Collection Account, which will be determined without regard to Interest Reserve Amounts),
o    any prepayment premiums received during the Collection Period, and
o all P&I Advances required for the distribution date and not already included in the Available Funds.

     The master  servicer  will  deposit  these  amounts  into the  Distribution
Account on the business day before each distribution date. The Distribution Account will be held by the trustee for the benefit of the certificateholders. See "Description of the Certificates--Distributions".

Where Accounts May be Maintained

     The Collection Account and the Distribution Account must each be either:

o a segregated account or accounts maintained with a federal- or state-chartered depository institution or trust company:
     1. whose short-term unsecured debt obligations are rated at least "P1" by Moody's and whose long-term unsecured debt obligations (or whose parent holding company's long-term unsecured debt obligations) are rated at least "Aa2" by Moody's, and
     2. whose short-term unsecured debt obligations are rated at least "D-1" by DCR and whose long-term unsecured debt obligations (or whose parent holding company's long-term unsecured debt obligations) are rated at least "A" by DCR, or
o a segregated trust account or accounts maintained with a federal- or state-chartered depository institution or trust company acting in its fiduciary capacity:
     1.   having a combined capital and surplus of at least $50,000,000,
     2.   subject to supervision or examination by a federal or state authority,
          and
     3. subject to regulations regarding fiduciary funds or deposits substantially similar to 12 CFR 9.10(b), or
o an account which each of the Rating Agencies confirms will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any class of certificates.

Investment of Funds in the Accounts

     Amounts on deposit in such accounts may be invested in United States government securities and other investments specified in the pooling and servicing agreement. See "Description of the Certificates--Accounts" in the prospectus for a listing of permitted investments.

Withdrawals from the Collection Account

     The master servicer may withdraw funds from the Collection Account for the following purposes:

o    to remit  Available  Funds  and  prepayment  premiums  to the  Distribution
     Account,
o to pay or reimburse itself, the trustee or the fiscal agent for Advances and interest on Advances,
o to pay the unpaid portion of the master servicing fee and special servicing fee (in the case of the master servicing fee, from interest received on the related Mortgage Loan),

o    to pay the trustee fee to the trustee,
o to pay to itself any investment income earned on funds deposited in the Collection Account,
o to pay Prepayment Interest Excess received in the preceding Collection Period to itself as additional servicing compensation,
o to pay to itself or the special servicer other amounts constituting additional servicing compensation,
o to pay to the depositor, the applicable seller or other purchaser with respect to each Mortgage Loan or REO Property that has been purchased or repurchased by it, all amounts received on such loan or property during the related Collection Period and subsequent to the date as of which the amount required to effect the purchase or repurchase was determined,
o to reimburse or pay itself, the special servicer, the trustee, the depositor and/or the fiscal agent for other unreimbursed expenses that are reimbursable under the pooling and servicing agreement,
o to satisfy any indemnification obligations of the trust fund under the pooling and servicing agreement,
o to pay to the trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties,
o to withdraw any amount mistakenly deposited into the Collection Account, and
o to clear and terminate the Collection Account upon termination and liquidation of the trust fund.

                      Enforcement of "Due-on-Sale" Clauses

     The  master  servicer  or the  special  servicer  will  exercise  or  waive
"due-on-sale" clauses in Mortgage Loan documents in accordance with the servicing standard. However, if the then-outstanding principal balance of a Mortgage Loan is at least 2% of the then-outstanding principal balance of all Mortgage Loans in the trust fund, the master servicer or special servicer, as applicable, may waive a "due-on-sale" clause only if it first obtains written confirmation from each Rating Agency that the waiver will not result in a qualification, downgrade or withdrawal of the rating then assigned by the Rating Agency to any class of certificates. The master servicer or the special servicer must use reasonable efforts to require the new borrower to pay the cost of the Rating Agency confirmation. The master servicer will advance any costs not paid by the new borrower as a Servicing Advance (unless the Advance would be nonrecoverable).

     If the master servicer or special servicer waives the "due-on-sale" clause it may either:

o release the original borrower from liability under the Mortgage Loan and substitute the new owner as the borrower, or
o    enter  into an  assumption  agreement  with the new owner of the  Mortgaged
     Property.

     To the extent permitted by law, the master servicer or the special servicer, as applicable, will enter into an assumption or substitution agreement only if the credit status of the prospective new owner is in compliance with:

o the master servicer's or the special servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria,
o    the terms of the Mortgage Loan, and
o any other standards set by the master servicer or special servicer consistent with the servicing standard.

     If a Mortgage Loan is assumed, the only permitted modifications that may be made as part of the assumption are those described below under "--Amendments, Modifications and Waivers."

     The master servicer and special servicer will each receive 50% of assumption fees on non-Specially Serviced Mortgage Loans paid by the original borrower or the new owner as additional servicing compensation. The special servicer will receive 100% of the assumption fees on Specially Serviced Mortgage Loans as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Due-on-Sale Provisions" in the prospectus.

     In a bankruptcy or similar proceeding involving a Mortgaged Property, a court may substitute a new owner or impose a junior or senior lien on the Mortgaged Property, without the consent of the master servicer, the special servicer or the trustee.

                   Enforcement of "Due-on-Encumbrance" Clauses

     Most of the Mortgage Loans contain a "due-on-encumbrance" clause, which generally either:

o provides that the Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the Mortgaged Property, or
o requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the Mortgaged Property.

     Such clauses usually permit the owner of the Mortgage Loan to either:

o    accelerate the payments due on the Mortgage Loan, or
o    withhold its consent to the creation of any such lien or other encumbrance.

     The master servicer or the special servicer, as applicable, may in accordance with the servicing standard either exercise or waive the trust fund's rights under the "due-on-encumbrance" clause. However, the master servicer or special servicer, as applicable, may not consent to the creation of any lien or encumbrance, unless it has first obtained written confirmation from each Rating Agency that such consent will not result in a qualification, downgrade or withdrawal of the rating then assigned by the Rating Agencies to any class of certificates.

     The master servicer or the special servicer must use reasonable efforts to require the borrower to pay the cost of such Rating Agency confirmation. The master servicer will advance any costs not paid by the borrower as a Servicing Advance (unless the Advance would be nonrecoverable).

     The master servicer or the special servicer may forbear from enforcing any "due-on-encumbrance" provision in connection with any junior or senior lien on a Mortgaged Property imposed in a bankruptcy proceeding involving the Mortgaged Property without obtaining a Rating Agency confirmation.

                                   Inspections

     The special servicer is responsible for inspecting the Mortgaged Properties securing Specially Serviced Mortgage Loans and REO Properties. The master servicer is responsible for inspecting the other Mortgaged Properties. Each Mortgaged Property and REO Property will be inspected at least once every two years and after it becomes a Specially Serviced Mortgage Loan. If a Mortgage Loan has a then current principal balance of at least 2% of the then outstanding principal balance of all Mortgage Loans in the trust fund or is a Specially Serviced Mortgaged Loan, the related Mortgaged Property will be inspected at least once every year. The annual inspections will be done at the expense of the servicer performing the inspection. The inspection done at the time a Mortgage Loan becomes a Specially Serviced Mortgage Loan will be an expense of the trust. The master servicer and the special servicer will cause a written inspection report to be prepared as soon as reasonably possible after completing the inspection. A copy of each inspection report must be delivered to the trustee and the operating adviser within 15 days after its preparation.

                         Realization Upon Mortgage Loans

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

     The master  servicer will advance  costs and expenses of a  foreclosure  or
other  acquisition  as  a  Servicing  Advance,   unless  the  Advance  would  be
nonrecoverable.

     The special servicer may proceed with a non-judicial foreclosure under the laws of the state where the property is located. The special servicer need not pursue a deficiency judgment against the borrower or any other party if the laws of the state do not permit a deficiency judgment after a non-judicial foreclosure. The special servicer may also refrain from seeking a deficiency judgment if it determines that the likely recovery would not warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and delivers an officer's certificate to the trustee to that effect.

     The special servicer may not obtain title or possession or take any other action regarding a Mortgaged Property on behalf of the trust fund, if as a result the trustee or the trust fund would be considered to hold title, to be a "mortgagee-in-possession", or to be an "owner" or "operator" within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any comparable law. However, the special servicer may proceed with such steps if it has determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:

o the Mortgaged Property complies with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the trust fund's best economic interest to take necessary corrective measures, and

o    there are no circumstances  present at the Mortgaged  Property  relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under current federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the trust fund's best economic interest to take such actions.

     If title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the trustee, or to its nominee (which will not include the master servicer or the special servicer) or to a separate trustee or co-trustee on behalf of the trustee, as the holder of the REMIC I certificates and as trustee for the holders of the certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, the Mortgage Loan will be considered to be a Mortgage Loan held in the trust fund until the related REO Property is sold by the trust fund. The principal balance of the loan will be reduced by Net REO Proceeds allocated to it.

     If the trust fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the special servicer must administer the Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of section 860G(a)(8) of the Internal Revenue Code. An "independent contractor," within the meaning of applicable Treasury regulations, must manage and operate any Mortgaged Property, unless the special servicer provides the trustee with an opinion of counsel that the operation and management of the property other than through an independent contractor will not cause the property to fail to qualify as "foreclosure property". The legal opinion will be an expense of the trust fund. Generally, REMIC I will not be taxed on income received on Mortgaged Property which constitutes "rents from real property," under section 856(c)(3)(A) of the Internal Revenue Code and the related Treasury regulations.

     "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.

     "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered customary if, in the geographic market in which the building is located, tenants in buildings that are of a similar class are customarily provided with the service. The depositor has not determined whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income from a Mortgaged Property owned by the trust fund would not constitute "rents from real property."

     Net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I does not constitute "rents from real property."

     Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate, which is currently 35%. However, phase out rates of 39% for taxable income between $100,000 and $335,000 and 38% for taxable income between $15,000,000 and $18,333,333 apply. REMIC I may also be subject to state or local taxes on such amounts.

     Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. The pooling and servicing agreement allows the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax, if it determines that the net after-tax benefit to certificateholders is greater than what would be realized under another method of operating or leasing the Mortgaged Property. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of the REMIC", "--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates" and "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Holders of Residual Certificates" in the prospectus.

Sale of Specially Serviced Mortgage Loans and REO Properties

     The special servicer may offer to sell a Specially Serviced Mortgage Loan or an REO Property, if it determines that:

o no satisfactory arrangements can be made to collect delinquent payments, and
o    the sale would be in the best economic interests of the trust fund.

     The special servicer must give the trustee written notice that it is contemplating a sale at least 10 business days before considering any further action. The trustee must notify the operating adviser that it has received the notice from the special servicer within five business days. The operating adviser may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price.

     If the operating adviser (or a designated affiliate) fails to purchase the loan or property within 30 days after the operating advisor receives notice, either the special servicer or the master servicer, in that order of priority, may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price.

     If none of the forgoing purchases the loan or property, the special servicer may then offer to sell the loan or property if and when the special servicer determines that the sale would be in the best economic interests of the trust fund. The special servicer must sell the loan or property within the period specified in the pooling and servicing agreement, including extensions.

     The operating adviser, the master servicer and the special servicer may offer to purchase any such loan or property. The special servicer will accept any offer received from any person:

o that it determines to be a fair price, unless the highest offeror is the special servicer or one of its affiliates, or
o that the trustee determines to be a fair price, if the highest offeror is the special servicer or one of its affiliates.

     In making such a fairness determination, the special servicer or trustee may rely upon an updated independent appraisal. Any offer from the depositor, the master servicer, the special servicer, any borrower, the manager of a Mortgaged Property or any of their affiliates in the amount of the Repurchase Price shall be deemed to be a fair price.

     Neither the trustee (in its individual capacity) nor any of its affiliates may purchase or offer to purchase the loan or property.

     The special servicer may accept an offer other than the highest offer if it determines that accepting the offer would be in the best interests of the certificateholders. For example, the person making the lower offer could be more likely to perform its obligations or the lower offer may have more favorable terms.

                      Amendments, Modifications and Waivers

     Subject to any restrictions applicable to REMICs, and to limitations under the pooling and servicing agreement, the master servicer may amend any term of any loan that is not a Specially Serviced Mortgage Loan except for the following:

o the maturity date, interest rate, principal balance, amortization term or payment frequency (each, a "Money Term"); and
o    the events of default.

     Subject to restrictions applicable to REMICs and to limitations in the pooling and servicing agreement, the special servicer may agree to a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan if, in the special servicer's reasonable judgment:

o the related borrower is in default or default is reasonably foreseeable, and
o the modification, waiver or amendment would increase the recovery to certificateholders on a net present value basis.

     See "--The Operating Adviser".

     Examples of the types of modifications, waivers or amendments to which the special servicer may agree include:

o reducing the amounts owing under the loan by forgiving principal, accrued interest and/or any prepayment premium,
o reducing the amount of the monthly payment on the loan, including a reduction in the interest rate,
o not enforcing any right granted under any note or mortgage relating to the loan,
o    extending the maturity date of the loan, and/or
o    accepting a principal prepayment during a Lock-out Period.

     However, the special servicer may not permit a borrower to extend the maturity date to a date later than:

o    two years before the Rated Final Distribution Date, or
o    10 years before any ground lease that secures the loan expires.

     Modifications of a Mortgage Loan that forgive principal or interest will cause Realized Losses on the loan. Such Realized Losses will be allocated among the classes of certificates as described under "Description of the Certificates--Realized Losses and Allocations of Certain Expenses".

                                   The Trustee

     LaSalle Bank National Association will act as trustee. The address of the trustee's corporate trust office is:

     135 South LaSalle Street
     Suite 1625
     Chicago, Illinois 60674
     Attn:  Asset-Backed Securities
     Trust Service Group --
     Commercial Mortgage Acceptance Corp.
     Commercial Mortgage Pass-Through
     Certificates, 1999-C1

Resignation and Removal of Trustee

     The trustee may resign at any time by notifying the depositor, the master servicer, the special servicer and the Rating Agencies in writing. The trustee's resignation will also remove the fiscal agent. The master servicer will appoint the successor trustee and fiscal agent. Before appointing a successor trustee, the master servicer must obtain confirmation from the Rating Agencies that the successor trustee's appointment will not adversely affect the rating then assigned by the Rating Agencies to any of the certificates. If any successor fiscal agent is not rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories, written confirmation will be obtained from each Rating Agency that the successor fiscal agent's appointment will not adversely affect the rating then assigned by the Rating Agency to any certificates. The resigning trustee must pay any cost of obtaining the Rating Agency confirmations. If the successor trustee and successor fiscal agent are not appointed within 30 days after the notice of resignation, the resigning trustee and departing fiscal agent may petition a court of competent jurisdiction to appoint a successor trustee and successor fiscal agent.

     The depositor or the master servicer may remove the trustee and the fiscal agent if, among other things:

o the trustee becomes ineligible to continue as such under the pooling and servicing agreement,
o    the trustee or the fiscal agent becomes incapable of acting,
o    the trustee or the fiscal agent is adjudged bankrupt or insolvent,
o a receiver is appointed for the trustee, the fiscal agent or their property, or
o any public officer takes charge or control of the trustee, the fiscal agent or their property.

     The holders of certificates evidencing a majority of the total voting rights may remove the trustee and the fiscal agent upon written notice to the master servicer, the special servicer, the depositor, the trustee and the fiscal agent.

     Resignation or removal of the trustee and the fiscal agent is effective only when the successor trustee (and fiscal agent, if necessary) accepts the appointment.

Trustee Fee

     The pooling and servicing agreement entitles the trustee to a monthly fee from amounts in the Collection Account. The fee is equal to .003% of the then outstanding principal balance of each Mortgage Loan calculated on the basis of a 360-day year consisting of twelve 30-day months.

Indemnification of Trustee

     The trust fund will indemnify the trustee, the fiscal agent and their directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising under the pooling and servicing agreement or the certificates (but only to the extent that they are expressly reimbursable under the pooling and servicing agreement or are unanticipated expenses incurred by the REMIC). However, the indemnification will not apply to matters resulting from the negligence, misrepresentation, fraud, bad faith or willful misconduct of the indemnified person. The trustee need not expend or risk its own funds or otherwise incur financial liability in performing its duties under the pooling and servicing agreement, or in exercising its rights or powers, if in the trustee's opinion the repayment of such funds or adequate indemnity against the risk of liability is not reasonably assured.

      The master servicer and the special servicer will each indemnify the trustee, the fiscal agent and their directors, officers, employees, agents and affiliates for similar losses related to the willful misconduct, fraud, misrepresentation, bad faith and/or negligence in the performance or negligent disregard of the master servicer's or the special servicer's duties under the pooling and servicing agreement.

Duties of the Trustee

     If no event of default has occurred of which the trustee has actual knowledge and after the curing of all events of default that may have occurred, the trustee must perform only those duties specifically imposed under the pooling and servicing agreement. If an event of default has occurred and has not been cured, the trustee will be required to use the same degree of skill and care in exercising its rights and powers under the pooling and servicing agreement that a prudent person would use in its own personal affairs under similar circumstances. Upon receipt of the various certificates, reports or other documents required to be furnished to it, the trustee must examine the documents and determine whether they conform on their face to the requirements of the pooling and servicing agreement.

     If the master servicer fails to make a required Advance, the trustee must make the Advance unless it deems the Advance nonrecoverable. See "--Advances".

     Except for funds held by the trustee, the trustee and the fiscal agent will not be accountable for:

o the use or application by the depositor of any certificates or the proceeds of the certificates,
o the use or application of funds paid to the depositor, the master servicer or the special servicer relating to the Mortgage Loans, or
o the use or application of funds deposited in or withdrawn from the Collection Account or the Distribution Account by the depositor, the master servicer or the special servicer.

     The trustee, the fiscal agent, the special servicer and master servicer will make no representation as to:

o the validity or sufficiency of the pooling and servicing agreement, the certificates, this prospectus supplement or the prospectus, or
o the validity, enforceability or sufficiency of the Mortgage Loans or related documents.

                                The Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation that is the trustee's indirect parent, will act as fiscal agent for the trustee. The fiscal agent must make any Advance the trustee is required to make but does not make. However, the fiscal agent need not make any Advance that it deems nonrecoverable. See "--Advances".

     If the trustee resigns or is removed, the fiscal agent will resign or will be removed. The initial fiscal agent need not act in such capacity at any time that LaSalle Bank National Association is not the trustee.

     The fiscal agent that resigned or was removed will pay the cost, if any, of obtaining such Rating Agency confirmation, unless the trustee or fiscal agent was removed without cause by holders of a majority of the total voting rights, in which case the costs will be an Additional Trust Fund Expense.

                 Servicing Compensation and Payment of Expenses

      The master servicer will be entitled to a monthly servicing fee for each Mortgage Loan. The fee is calculated at the per annum rate listed in Appendix II based on the then outstanding principal balance of the loan. Any master servicing fee rate calculated on an Actual/360 basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

     The master servicing fee for each loan will be retained by the master servicer from payments and collections (including insurance proceeds and liquidation proceeds) on the loan. The master servicer may also retain as additional servicing compensation:

o all investment income earned on amounts in the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan documents) and the Collection Account,
o all amounts collected on the Mortgage Loans (except Specially Serviced Mortgage Loans) in the nature of late payment charges, late fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees and charges (but excluding prepayment premiums or default interest),
o 50% of any extension fees, modification fees or assumption fees collected on the Mortgage Loans (except Specially Serviced Mortgage Loans),
o all NSF check charges (including NSF check charges arising from Specially Serviced Mortgage Loans), and
o any Prepayment Interest Excess (to the extent not offset against any Prepayment Interest Shortfall).

     If Midland resigns or is terminated as the master servicer and the successor master servicer agrees to perform the services of the master servicer for an amount less than the master servicing fee, the certificateholders will not receive any portion of the excess master servicing fee.

     The master servicer will pay all expenses incurred by it in connection with its responsibilities under the pooling and servicing agreement (subject to reimbursement as provided in the agreement), including all fees of any sub-servicers retained by it.

                                Special Servicing

Ability of Operating Adviser to Remove Special Servicer

     Banc One Mortgage Capital Markets, LLC will be the initial special servicer. The operating advisor may at any time remove the special servicer without cause and appoint a successor special servicer. The removal of the special servicer and appointment of a successor special servicer will be effective only when:

o the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the special servicer under the pooling and servicing agreement, and
o each Rating Agency confirms to the trustee in writing that such appointment and assumption will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agency to any class of certificates.

     The operating adviser must pay the cost of obtaining such Rating Agency confirmation. The removed special servicer may receive all amounts accrued and owing to it on or prior to the effective date of the removal.

Duties of Special Servicer

     The duties of the special servicer relate primarily to Specially Serviced Mortgage Loans and to any REO Property. A "Specially Serviced Mortgage Loan" is any Mortgage Loan for which at least one of the following conditions exist:

Loans with Monetary Defaults

o The borrower is at least 60 days delinquent in paying principal and interest (regardless of whether P&I Advances have been reimbursed), or
o the borrower has failed to make a balloon payment (except where the master servicer and the special servicer agree in writing that the loan is likely to be paid in full within 30 days after such default);

however, such loans cease to be Specially Serviced Mortgage Loans when:

o the borrower brings the loan current (under workout terms agreed to by the special servicer for a balloon payment default),
o    the borrower makes three consecutive full and timely monthly payments,  and
o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

Loans that are likely to have Monetary Defaults

o The borrower has expressed to the master servicer an inability to pay or a hardship in paying the loan in accordance with its terms,
o the master servicer has received notice of a foreclosure or threatened foreclosure of any lien on the property securing the loan,
o the master servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors, or
o the master servicer proposes to commence foreclosure or other workout arrangements;

however, such loans cease to be Specially Serviced Mortgage Loans when:

o the above circumstances cease to exist in the good faith judgment of the special servicer, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

Loans with Nonmonetary Defaults

o The master servicer or the special servicer has notice that a nonmonetary default that materially and adversely affects the interests of the certificateholders has occurred and the default remains uncured after the specified grace period (or, if no grace period is specified, after 60 days);

however, such loans cease to be Specially Serviced Mortgage Loans when:

o    the default is cured, and
o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

     A default requiring a Servicing Advance will be deemed to materially and adversely affect the interests of certificateholders.

     The special servicer will prepare an asset status report within 30 days after a loan becomes a Specially Serviced Mortgage Loan. The asset status report will be delivered to the operating adviser and each Rating Agency.

Special Servicer Compensation

     The special servicer is entitled to a monthly special servicing fee. The special servicing fee is an amount equal to 1/12th of 0.25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan. The special servicer will also receive a disposition fee on any Specially Serviced Mortgage Loan or REO Property sold, transferred or otherwise liquidated equal to 1% of:

o the proceeds of the sale or liquidation of any Specially Serviced Mortgage Loan or REO Property
                                      less
o    any broker's commission and related brokerage referral fees.

     No  disposition  fee will be paid in  connection  with the  repurchase of a
Mortgage   Loan   as   described    under    "Description    of   the   Mortgage
Pool--Representations and Warranties; Repurchase".

     The special servicer is also entitled to a workout fee equal to 1.0% of the Net Collections received by the master servicer or the special servicer on each Corrected Mortgage Loan. "Net Collections" means all payments of interest and principal and all prepayment premiums.

     A loan which has ceased to be a Specially Serviced Mortgage Loan by virtue of a cure resulting from a written modification, restructuring or workout negotiated by the special servicer is a "Corrected Mortgage Loan".

     If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the workout fee terminates for the initial modification, restructuring or workout. However, the special servicer will receive a new workout fee for the loan upon resolution or workout of a subsequent event of default under the loan. If the special servicer is terminated for any reason, it will retain the right to receive any workout fees payable on Mortgage Loans that became Corrected Mortgage Loans while it acted as special servicer. The successor special servicer will not be entitled to any portion of such workout fees.

     The special servicer may also retain as additional servicing compensation:

o    all investment income earned on amounts on deposit in any REO Account,
o if permitted under the Mortgage Loan, late payment charges, late fees, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items that are collected on Specially Serviced Mortgage Loans, and
o if permitted under the Mortgage Loan, 50% of assumption fees, modification fees and extension fees on Mortgage Loans that are not Specially Serviced Mortgage Loans.

     Additional special servicing compensation does not include default interest or prepayment premiums or any other amount required to be deposited or retained in the Collection Account.

     Each of these fees, plus certain special servicing expenses, will be paid from funds that would otherwise be used to pay principal and interest on the certificates.

                              The Operating Adviser

Selection

     Holders of more than 50% of the certificate balance of the Controlling Class may appoint an operating adviser to represent their interests. The "Controlling Class" is the most subordinate class of Principal Balance Certificates that still has at least 25% of its original certificate balance outstanding.

Rights and Powers

     The operating adviser may advise the special servicer about the following matters:

o foreclosure or similar conversion of the ownership of properties securing Specially Serviced Mortgage Loans that are in default, including acquiring an REO Property,
o    amendment,  waiver or modification of a Specially Serviced Mortgage Loan,
o proposed sale of a defaulted Mortgage Loan or REO Property, except upon termination of the trust fund as described under "Description of the Certificates--Optional Termination",
o    acceptance of a discounted payoff,
o determination to bring an REO Property into compliance with environmental laws or to address hazardous materials located at an REO Property,
o release of collateral, other than in accordance with the terms or upon satisfaction of a loan,
o    acceptance of substitute or additional collateral,
o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause, and
o acceptance of an assumption agreement releasing a borrower from liability under a loan.

     The operating adviser may object to the above actions in writing within 10 business days after being notified of the proposed action and provided with all reasonably requested information. The operating adviser will be considered to have approved any such action if it does not object within 10 days. If the operating adviser objects to any action, the special servicer will consider the objection and proposed action based on the special servicer's servicing standard under the pooling and servicing agreement.


     The operating adviser also may advise the special servicer to take, or to refrain from taking, such other actions as the operating adviser deems advisable. However, the operating adviser may never require the special servicer to violate the pooling and servicing agreement, including its obligation to act in accordance with the servicing standard.

Limitation on Liability of Operating Adviser

     The operating adviser will have no liability to certificateholders for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. By accepting certificates, each certificateholder agrees that the operating adviser:

o may have special relationships and interests that conflict with those of holders of one or more classes of certificates,
o    may act solely in the interests of the holders of the Controlling Class,
o has no duties to certificateholders, except for holders of the Controlling Class,
o may act to favor the interests of the Controlling Class over the interests of other classes, and
o will violate no duty and incur no liability by acting solely in the interests of the Controlling Class.

     No certificateholder may take legal action against the operating adviser because it acted solely in the interests of the Controlling Class.

                                  Sub-Servicers

     The master servicer and special servicer may each delegate its servicing obligations to one or more third-party sub-servicers. Despite any such delegation, the master servicer or special servicer remains directly responsible for the delegated duties and for the acts and omissions of any sub-servicer. The master servicer or the special servicer must monitor the performance of any sub-servicer that it uses. 10 Mortgage Loans (2.1%) are currently serviced by third-party servicers that are expected to continue to service such loans as sub-servicers. Each sub-servicing agreement must provide that if the master servicer or the special servicer is no longer acting in such capacity under the pooling and servicing agreement, the trustee or any successor to the master servicer or special servicer may:

o assume the master servicer's or special servicer's rights under the sub-servicing agreement, and/or
o    terminate the sub-servicer without payment of a termination fee.

     The master servicer and special servicer are solely responsible for the fees owed to any sub-servicer they retain, even if such fees are more than the fees they are receiving under the pooling and servicing agreement. Generally, each sub-servicer will be reimbursed for any expenses for which the master servicer or special servicer would be reimbursed under the pooling and servicing agreement. See "-- Servicing Compensation and Payment of Expenses".

      Reports to Certificateholders; Where You Can Find More Information

Monthly Reports

     On each distribution date, the trustee will issue a statement based on information that the master servicer furnishes. The trustee will mail or make available electronically the statement to the certificateholders, the depositor, the paying agent, the underwriters, the master servicer, the operating adviser and each Rating Agency. The trustee will use the form of monthly distribution statement included as Appendix VI to this prospectus supplement. The information will include the following:

o For each class of certificates and for each $1,000 of certificate balance or notional amount of the class:
     1. the Principal Distribution Amount and the amount of Available Funds allocable thereto;
     2. Distributable Certificate Interest and the amount of Available Funds allocable thereto;
     3.   any Class Interest Shortfall allocable to the class;
     4. the certificate balance after giving effect to the distribution of amounts in respect of the Principal Distribution Amount on the distribution date; and
     5. the amount of any prepayment premiums received during the related Collection Period and distributed to the class;
o The pass-through rate applicable to the interest only certificates and the class E certificates for the distribution date;
o The amount of any P&I Advances by the master servicer, the trustee or the fiscal agent included in the amounts distributed to the certificateholders;
o Realized Losses and Expense Losses and their allocation to the certificate balance of any class of certificates;
o The Stated Principal Balance of the Mortgage Loans as of the due date preceding the distribution date;
o    The number and aggregate principal balance of Mortgage Loans:
     1.   delinquent 30-59 days,
     2.   delinquent 60-89 days,
     3.   delinquent 90 or more days,
     4.   as to which foreclosure proceedings have been commenced, and
     5.   that otherwise constitute Specially Serviced Mortgage Loans;
o    For each Specially Serviced Mortgage Loan:
     1. the amount of Servicing Advances made during the related Collection Period,
     2.   the amount of the P&I Advances made on the Distribution Date; and
     3. the aggregate amount of unreimbursed Servicing Advances and P&I Advances for such loan;
o For any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;
o    For any REO Property sold during the related Collection Period:
     1. the date on which the special servicer determined that it has collected all amounts that it expects to recover on the REO Property;
     2. the amount of the proceeds of such sale deposited into the Collection Account; and
     3. the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than liquidation proceeds) and other revenues collected by the special servicer for each REO Property during the related Collection Period and credited to the Collection Account;
o The outstanding principal balance of each REO Mortgage Loan as of the close of business on the preceding due date;
o    The  appraised  value of each  REO  Property  as  shown on the most  recent appraisal;
o The amount of the servicing compensation and additional servicing compensation paid to the master servicer for the distribution date;
o The amount of any special servicing fee, disposition fee or workout fee paid to the special servicer for the distribution date;
o    The amount of default  interest  received  during  the  related  Collection
     Period;
o The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of the distribution date; and
o    Any other information required under the pooling and servicing agreement.

     Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during the calendar year owned an offered certificate a statement listing the amount of principal and interest paid to the person during the year. The Trustee may satisfy this obligation by delivering substantially comparable information pursuant to any requirements of the Internal Revenue Code.

     In addition, the trustee will forward to each certificateholder any additional information regarding the Mortgage Loans that the master servicer or the special servicer, in its sole discretion, delivers to the trustee for distribution to the certificateholders.

     Some of the information made available in the distribution date statements referred to above may be obtained electronically from the trustee as follows:

1. by facsimile through the trustee's ASAP System by calling (714) 282-5518 and requesting statement number 427;
2.   on the Internet at www.lnbabs.com; or
3.   on its electronic bulletin board service at (714) 282-3990.

Loan Portfolio Analysis System

     The master servicer maintains a computerized database that has information on the various commercial mortgage-backed securities transactions that it services. The master servicer commonly refers to the database as the "Loan Portfolio Analysis System". The master servicer will provide electronic, on-line access to the database to certificateholders, prospective transferees and other appropriate persons. You may contact Brad Hauger at (816) 435-5175 to arrange access.

Other Available Information

     The master servicer or special servicer will notify or report to the trustee about:

o any notice from a borrower or insurance company of an upcoming full or partial prepayment of a loan, or
o any other occurrences of which the master servicer or special servicer is aware that it determines may materially affect a Mortgage Loan or REO Property, including all loan extensions.

     A request for quotation of the amount necessary to pay off a loan will not be regarded as a prepayment notice. The trustee will forward the notice to each certificateholder, each Rating Agency, the depositor, the underwriters, the operating adviser and the applicable seller.

     In addition to the other reports and information made available and distributed under the pooling and servicing agreement by the trustee, the master servicer and the special servicer will also make available any other information relating to the Mortgage Loans, the Mortgaged Properties or the borrowers for review by the depositor, the underwriters, the operating adviser, the trustee and the Rating Agencies. The master servicer and the special servicer will also make such information available to any person that the trustee at the request of the master servicer or special servicer certifies is a certificateholder or potential certificateholder. The trustee may base the certification on any information from the certificateholder or the potential certificateholder that it may require in its sole discretion. Such person will be required to pay any expenses incurred by the trustee in making such certification. The master servicer and the special servicer are not required to provide the information if doing so is prohibited by applicable law or by any documents related to a Mortgage Loan. The master servicer and the special servicer may adopt reasonable rules and procedures governing access to the information, which may include a requirement that the person requesting such information execute an agreement governing the availability, use and disclosure of such information. The agreement may provide for the indemnification of the master servicer or the special servicer for any liability or damage that may arise from the use or disclosure of the information.

     The following are available for your review at the trustee's offices during normal business hours:

o    the pooling and servicing agreement,
o    all monthly statements to certificateholders,
o    annual compliance statements, and
o    annual accountants' reports.

     Unless prohibited by applicable law or the Mortgage Loan documents, the following will be available for your review at the trustee's offices during normal business hours:

o    the property inspection reports,
o    all modifications, waivers and amendments of the Mortgage Loans, and
o officer's certificates and other evidence supporting a determination that an Advance is nonrecoverable.

     The master servicer, the special servicer and the trustee may impose a reasonable charge for expenses of providing copies or access to the above information. The Rating Agencies and the operating adviser will not have to pay any such charge.

Filings with the SEC

     The master servicer will, on behalf of the trust fund, prepare, sign and file with the Securities and Exchange Commission all reports, statements and information respecting the trust fund that the master servicer or the depositor determines are required to be filed with the SEC. The master servicer will file each report, statement and information on or prior to the required filing date. However, the depositor will file with the SEC, within 15 days of the closing date, a Form 8-K together with the pooling and servicing agreement.

     The trustee, the fiscal agent, the master servicer and the special servicer are not responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice, report or information furnished or provided by the master servicer, the special servicer or the trustee under the pooling and servicing agreement. The trust fund will indemnify and hold harmless the master servicer, the special servicer, the trustee and the fiscal agent against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission in any information supplied by a borrower or other third party, including any liability related to the inclusion of the information in any report filed with the SEC.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the trust fund, creating three REMICs. Upon the issuance of the offered certificates, Morrison & Hecker L.L.P. will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement:

o each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code;
o the class A-1, class A-2, class X, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates will be, or will represent ownership of, REMIC "regular interests"; and
o the class R-I, class R-II and class R-III certificates, respectively, will be the sole "residual interest" in the related REMIC.

     Because they represent regular interests, the certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the certificates will be required to include in income all interest on the certificates in accordance with the accrual method of accounting, regardless of a certificateholder's usual method of accounting. The class A-1, class A-2, class B, class C, class D, class E and class F certificates are not expected to be treated for federal income tax reporting purposes as having been issued with original issue discount.

     See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of REMIC Regular Certificates--Interest and Acquisition Discount" and "--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular Certificates--Subordinate Certificates--Effects of Defaults, Delinquencies and Losses" in the prospectus.

     For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the Mortgage Loans will prepay at the rate of 0% CPR. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. Although it is unclear whether the class C, class D, class E and class F certificates will qualify as "variable rate instruments" under treasury regulations, it will be assumed for purposes of determining the original issue discount for these certificates that the certificates so qualify. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular Certificates--Interest and Acquisition Discount" in the prospectus.

     Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price. Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates --Taxation of REMIC Regular Certificates" in the prospectus.

     Offered certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and interest (including original issue discount, if any) on the offered certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of
Section 856(c)(3)(B) of the Internal Revenue Code to the extent that the respective portions of the assets and income of the REMIC are so treated. Offered certificates held by a domestic building and loan association will generally constitute "loans . . . secured by an interest in real property. . . which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code only to the extent of the 33.8% of the underlying assets of the REMIC which are mortgages secured by residential property or otherwise are described in Section 7701(a)(19)(c) of the Internal Revenue Code. A Mortgage Loan that has been defeased with U.S. Treasury securities will not qualify for any of the characterizations set forth in this paragraph.

     For more information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates --Taxation of the REMIC" in the prospectus.

     Due to the complexity of these rules and the current uncertainty as to the manner of their application to the trust fund and certificateholders, it is particularly important that you consult your own tax advisors regarding the tax treatment of your acquisition, ownership and disposition of the certificates.


     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN NEW YORK, TEXAS AND
                                   CALIFORNIA

     The following discussion summarizes certain legal aspects of Mortgage Loans secured by real property in New York (14.1%), Texas (12.8%) and California (10.5%) which are general in nature. These summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

                                    New York

     Under New York law, while a foreclosure may be accomplished either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Upon a default, a mortgagee may either proceed in equity to foreclose upon the mortgaged property or to proceed at law and sue on the note. New York law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied.

                                      Texas

     Under Texas law, deed of trusts are customarily foreclosed by non-judicial process; judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property.

                                   California

     Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.


                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code (each a "Plan") and any entity whose assets include assets of a Plan should carefully review with its legal advisers whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code or whether there exists any applicable statutory or administrative exemption. Examples of the types of Plans that are subject to these rules include:

o    individual retirement accounts,
o    annuity plans,
o    Keogh plans, and
o collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested.

     Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Internal Revenue
Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section  401(a) of the  Internal  Revenue  Code and exempt from  taxation  under section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

     In accordance with ERISA's general fiduciary standards, before investing in an offered certificate a Plan fiduciary should determine whether to do so is:

o    permitted under the governing Plan instruments, and
o appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

     A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield and Maturity Considerations".

                              Plan Asset Regulation

     The United States Department of Labor has issued a final regulation determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the certificates are treated as debt with no substantial equity features under applicable local law, the assets of the trust fund would not be treated as assets of the Plans that become certificateholders. In the absence of treatment of the certificates as debt, and unless the final regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transactions rules of ERISA and Section 4975 of the Internal Revenue Code, as an asset of each Plan that acquires and holds the offered certificates.

     The final regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity are held by "benefit plan investors." Benefit plan investors could include Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be "plan assets". Interests held by any person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person) are excluded from the calculation. Because the availability of this exemption to the trust fund depends upon the identity of the holders of the offered certificates at any time, there can be no assurance that any class of the offered certificates will qualify for this exemption.

                              Individual Exemption

     The Department of Labor has issued to some of the underwriters an individual prohibited transaction exemption (Prohibited Transaction Exemption No. 90-24, as amended by Prohibited Transaction Exemption No. 97-34, to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption No. 97-34 to Deutsche Bank Securities, Inc., Prohibited Transaction Exemption No. 98-07 to PNC Capital Markets, Inc. and Prohibited Transaction Exemption No. 94-29, as amended by Prohibited Transaction Exemption No. 97-34, to Residential Funding Securities Corporation). These exemptions generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and
(b) of the Internal Revenue Code and Section 502(i) of ERISA, certain transactions, among others, relating to:

o the servicing and operation of mortgage loans, such as the Mortgage Loans, and
o the purchase, sale and holding of mortgage pass-through certificates, such as the senior certificates, underwritten by an "underwriter".

     For purposes of this discussion, the term "underwriter" includes:

1.   Morgan Stanley & Co. Incorporated,
2. any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated, and
3. any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to the senior certificates, including any of the other underwriters.

     Each of the individual prohibited transaction exemptions set forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of senior certificates to be covered by the exemption:

o First, the acquisition of the senior certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.
o Second, the rights and interests evidenced by the senior certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust.
o Third, the senior certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., Moody's Investors Service or Fitch IBCA.
o Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of:
     o    the underwriters,
     o    the depositor,
     o    the master servicer,
     o    the special servicer,
     o    the trustee,
     o    any sub-servicer, and
     o any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the senior certificates.
o    Fifth, the sum of all payments made to and retained by:
     o the underwriters must represent not more than reasonable compensation for underwriting the senior certificates;
     o the depositor pursuant to the assignment of the Mortgage Loans to the trust fund must represent not more than the fair market value of such obligations; and
     o the master servicer, the special servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

o Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

     Because the senior certificates are not subordinate to any other class of certificates, the second condition is satisfied for the senior certificates. Since the senior certificates must be rated not lower than "Aaa" by Moody's and "AAA" by DCR, on the closing date, the third condition will be satisfied for the senior certificates on the closing date. The fourth condition will also be satisfied on the closing date. A Plan fiduciary contemplating purchasing a senior certificate in the secondary market must determine that the senior certificates continue to satisfy the third and fourth conditions on the date of purchase. A Plan fiduciary contemplating the purchase of a senior certificate must decide for itself whether the first, fifth and sixth conditions will be satisfied.

     Each of the individual prohibited transaction exemptions also requires that the trust fund meet the following requirements:

o the trust fund must consist solely of assets of the type that have been included in other investment pools;
o certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of the senior certificates; and
o certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of senior certificates.

     Moreover, the exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire senior certificates, provided that, among other requirements:

o the person (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust;
o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA);
o in the case of an acquisition in connection with the initial issuance of senior certificates, at least 50% of such class is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;
o the Plan's investment in senior certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and
o immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     Finally, if certain specific conditions of the individual prohibited transaction exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code for transactions in connection with the servicing, management and operation of the Mortgage Loans. The depositor expects that the specific conditions of the exemptions required for this purpose will be satisfied with respect to the senior certificates.

     You should be aware, however, that even if the conditions specified in one or more parts of the exemptions are satisfied, they may not cover all acts that may be considered prohibited transactions.

     Before purchasing a senior certificate, a Plan fiduciary should itself confirm that all of the conditions of the individual prohibited transaction exemptions would be satisfied. The Plan fiduciary should also consider whether any other prohibited transaction exemptions are available.

                                Other Exemptions

     The characteristics of each class of the subordinate certificates do not meet the requirements of the underwriters' individual prohibited transaction exemptions. Accordingly, subordinate certificates may not be acquired by, on behalf of or with assets of:

1.   a Plan,

2. a governmental plan subject to any federal, state or local law that is, to a material extent, similar to the provisions of ERISA or the Internal Revenue Code ("Other Plans"),
3.   a collective investment fund in which Plans or Other Plans are invested, or
4. other persons acting on behalf of any Plan or Other Plans or using the assets of any Plan or Other Plans or any entity whose underlying assets include plan assets by reason of a Plan's or Other Plan's investment in the entity (within the meaning of the Department of Labor regulations Section 2510.3-101), unless the transaction is covered by a prohibited transaction class exemption issued by the Department of Labor, such as:

o PTCE 90-1, regarding investments by insurance company pooled separate accounts;
o    PTCE 91-38, regarding investments by bank collective investment funds;
o PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; and
o    PTCE 96-23, regarding transactions effected by "in-house asset managers".

     There can be no assurance that any of these exemptions will apply with respect to any particular Plan's investment in offered certificates. Even if an exemption were to apply, the exemption may not apply to all prohibited transactions that might occur in connection with the investment. Before purchasing subordinate certificates based on the availability of any exemption, a Plan fiduciary should itself confirm that all applicable conditions and other requirements of the exemption have been satisfied. Any such Plan or person to whom a transfer of any subordinate certificate or interest therein is made will be deemed to have represented to the depositor, the master servicer, the special servicer, the trustee and any sub-servicer that the purchase and holding of the certificate is so exempt on the basis of the availability of a prohibited transaction class exemption.

     Each prospective transferee of a subordinate certificate must deliver to the depositor, the certificate registrar and the trustee:

o a transferee representation letter, substantially in the form attached as an exhibit to the pooling and servicing agreement, stating that the prospective transferee is not a person referred to in clause 1, 2, 3, or 4 of the first paragraph of this section, or
o an opinion of counsel which establishes to the satisfaction of the depositor, the trustee and the certificate registrar that the purchase or holding of the certificate will not:
     o result in the assets of the trust fund being deemed to be "plan assets" and subject to the fiduciary responsibility or prohibited transaction provisions of ERISA, the Internal Revenue Code or any similar law,
     o    constitute or result in a prohibited transaction within the meaning of
          Section 406 or 407 of ERISA, Section 4975 of the Internal Revenue Code or any similar law, and
     o subject the master servicer, the special servicer, the depositor, the trustee or the certificate registrar to any obligation or liability, including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code.

     The opinion of counsel will not be an expense of the trustee, the trust fund, the master servicer, the special servicer, the certificate registrar or the depositor.

                          Insurance Company Purchasers

     Purchasers that are insurance companies should consult their legal advisers with respect to the applicability of PTCE 95-60, regarding transactions by insurance company general accounts.

     In  addition,  the Small  Business Job  Protection  Act of 1996 added a new
Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Internal Revenue Code, for transactions involving an insurance company general account.

     Section 401(c) of ERISA required the Department of Labor to issue final regulations no later than December 31, 1997. The Department of Labor issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date of this prospectus supplement. The purpose of the 401(c) regulations is to provide guidance for the purpose of determining which general account assets constitute plan assets, in cases where insurance policies or annuity contracts supported by an insurer's general account were issued to or for the benefit of a Plan on or before December 31, 1998. Section 401(c) of

ERISA generally provides that, until the date that is 18 months after the 401(c) regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless:

o as otherwise provided by the Secretary of Labor in the 401(c) regulations to prevent avoidance of the regulations, or
o an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

     Any assets of an insurance company general account that support insurance policies or annuity contracts issued to Plans:

o    after December 31, 1998, or
o on or before December 31, 1998, for which the insurance company does not comply with the 401(c) regulations,

may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after the date which is 18 months after the date the 401(c) regulations become final.


                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     The appropriate characterization of the certificates under various legal investment restrictions may be subject to significant interpretive uncertainties. As a result, the depositor is unable to determine whether investors subject to these restrictions may purchase the certificates. The depositor makes no representations as to:

o the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or
o the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions.

     These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the certificates constitute a legal investment or are subject to investment, capital or other restrictions.


                              PLAN OF DISTRIBUTION

     Subject to the underwriting agreement, each underwriter has agreed to purchase the principal or notional amounts of offered certificates set forth opposite its name below:

Underwriter                                   Class A-1    Class A-2    Class B
Morgan Stanley & Co. Incorporated             $            $            $
Deutsche Bank Securities, Inc.
CIBC World Markets Corp.
PNC Capital Markets, Inc.
Residential Funding Securities Corporation

     Total                                    $            $            $

Underwriter                                  Class C  Class D  Class E  Class F
Morgan Stanley & Co. Incorporated            $        $        $        $
Deutsche Bank Securities, Inc.
CIBC World Markets Corp.
PNC Capital Markets, Inc.
Residential Funding Securities Corporation

     Total                                   $        $        $        $


     The underwriting agreement imposes conditions on the obligations of the underwriters. The underwriters must purchase all of the offered certificates if they purchase any. However, it is not anticipated that Residential Funding Securities Corporation will be obligated to purchase more than $50,000,000 aggregate principal amount of the offered certificates.

     The underwriters have advised the depositor that they propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or from purchasers for whom they act as agent.

     The offered certificates are offered by the underwriters when, as and if issued by the depositor, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.

     It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about __________, 1999, which is the _____ business day following the date of pricing of the certificates. Under Rule 15c6-1 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, if failing to do so would result in a settlement date that is earlier than the delivery date of the offered certificates.

     The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933.

     The depositor has agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933 or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters intend to make a secondary market in the offered certificates, but they are not obligated to do so.


                                 USE OF PROCEEDS

     The depositor will use the net proceeds from the sale of the offered certificates to pay part of the purchase price for the Mortgage Loans and to pay the costs of structuring, issuing and underwriting the offered certificates.


                                  LEGAL MATTERS

     The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the depositor by Morrison & Hecker, L.L.P., Kansas City, Missouri. Certain legal matters with respect to the offered certificates will be passed upon for the underwriters by Latham & Watkins, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc. (the "Rating Agencies"):

                    Class              DCR           Moody's

                    Class A-1          AAA             Aaa
                    Class A-2          AAA             Aaa
                    Class B             AA             Aa2
                    Class C              A              A2
                    Class D              A-             A3
                    Class E            BBB            Baa2
                    Class F            BBB-           Baa3

     The ratings of the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled and the ultimate receipt by the holders of all payments of principal to which they are entitled, if any, by the distribution date in June 2031 (the "Rated Final Distribution Date"). The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The ratings of the certificates do not represent any assessment of:

o    the likelihood or frequency of principal prepayments on the Mortgage Loans,
o the degree to which such prepayments might differ from those originally anticipated,
o whether and to what extent prepayment premiums, Deferred Interest and default interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized,
o    the yield to maturity that investors may experience, or
o the possibility that the holders of the interest only certificates might fail to recover their investment if prepayments are rapid, including both voluntary and involuntary prepayments.

     The ratings thus address credit risk and not prepayment risk.

     It is possible that a rating agency other than DCR and Moody's could issue an unsolicited rating for one or more of the classes of certificates. These unsolicited ratings could be lower than the ratings issued by DCR and Moody's.

                              INDEX OF DEFINITIONS

Additional Trust Fund Expenses.....55
Advance Rate.......................72
Advances...........................71
Anticipated Repayment Date.........31
Appraisal Reduction................52
Appraisal Reduction Estimate.......52
Appraisal Reduction Events"........52
Assumed Monthly Payment............51
Available Funds....................49
Balloon LTV........................37
Balloon LTV Ratio..................37
Class Interest Shortfall...........51
Collection Account.................72
Collection Period..................50
Compensating Interest Payment......55
Constant Prepayment Rate...........64
Controlling Class..................81
Corrected Mortgae Loan.............81
CPR................................64
Cross-Collateralized Loans.........29
Cut-off Date.......................28
Cut-Off Date Loan-to-Value.........37
Cut-Off Date LTV...................37
Cut-off Date Principal Balance.....28
Debt Service Coverage Ratio........36
Defeasance Loans...................32
Deferred Interest..................31
Determination Date.................50
Distributable Certificate
  Interest.........................51
Distribution Account...............73
DSCR...............................36
ERISA..............................87
Euroclear Operator.................59
Expense Losses.....................54
Hyper-Amortization Loans...........31
Initial Interest Rate..............31
Initial Pool Balance...............28
Interest Reserve Account"..........73
Interest Reserve Amount............73
Interest Reserve Loans.........49, 73
Lock-out Period....................31
Maturity Assumptions...............64
Money Term.........................77
Monthly Payment....................51
Mortgage...........................28
Mortgage Loans.....................28
Mortgaged Property.................28
Mortgages..........................28
Multiple Property Loans............29
Net Aggregate Prepayment
  Interest Shortfall...............55
Net Collections....................81
Net Mortgage Rate..................48
Net REO Proceeds...................72
Other Plans........................89
P&I Advance........................71
Plan...............................87
Prepayment Interest Excess.........55
Prepayment Interest Shortfall......55
Principal Balance Certificates.....47
Principal Distribution Amount......51
Principal Prepayments..............50
Qualified Substitute Mortgage
  Loan.............................43
Rated Final Distribution Date......93
Rating Agencies....................93
Realized Loss......................54
Record Date........................49
REMIC..............................85
REO Account........................47
REO Mortgage Loan..................52
REO Proceeds.......................72
REO Property.......................47
Repurchase Price...................43
Reserve Accounts...................34
Restricted Group...................88
Revised Interest Rate..............31
Scheduled Final Distribution
  Date.............................55
Servicing Advances.................71
Specially Serviced Mortgage
  Loan.............................80
Stated Principal Balance...........48
Underwritable Cash Flow............36
Updated Appraisal..................52
Yield Maintenance Period...........31

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


                                     STATES


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                                                       Percent by     Weighted       Average                   Weighted     Weighted
                           Number of    Aggregate      Aggregate       Average      Remaining      Weighted   Average Cut-   Average
                            Mortgage   Cut-Off Date   Cut-Off Date    Mortgage       Term to        Average    Off Date      Balloon
 State                       Loans      Balance ($)    Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1     New York                 16      103,710,115       14.13         7.700           118           1.36        68.8         58.9
2     Texas                    39       93,881,376       12.79         7.511           118           1.33        74.0         61.2
3     California               26       77,019,290       10.50         7.856           121           1.37        67.2         55.8
        Southern (1)           18       47,534,213        6.48         7.835           120           1.36        69.6         56.8
        Northern (1)            8       29,485,077        4.02         7.891           122           1.39        63.4         54.2
4     Pennsylvania             13       54,782,401        7.47         7.592           127           1.36        72.4         53.4
5     New Jersey               17       50,986,834        6.95         7.890           118           1.37        69.9         54.7
6     Florida                  16       42,120,321        5.74         7.792           123           1.34        72.5         61.2
7     Illinois                  9       39,438,169        5.37         7.775           113           1.31        76.5         66.1
8     Missouri                  7       23,074,711        3.14         7.986           118           1.40        67.4         58.3
9     North Carolina            5       21,647,976        2.95         7.697           118           1.32        72.6         63.5
10    Washington                6       20,226,344        2.76         7.076           119           1.35        72.4         62.1
11    Minnesota                 6       17,514,445        2.39         8.325           155           1.42        64.7         47.3
12    Massachusetts             5       17,366,545        2.37         7.618           114           1.32        69.2         61.2
13    Maryland                  5       12,804,985        1.75         7.560           157           1.34        73.0         38.8
14    Ohio                      6       11,859,325        1.62         7.645           113           1.39        73.6         63.8
15    Nevada                    2       11,407,763        1.55         7.913           119           1.29        72.5         64.8
16    Colorado                  6       10,692,426        1.46         7.563           116           1.28        72.9         60.3
17    West Virginia             4       10,671,969        1.45         7.730           113           1.38        71.4         63.7
18    Virginia                  4        9,739,274        1.33         7.932           117           1.34        62.9         52.0
19    Oregon                    3        8,711,015        1.19         8.158           118           1.27        71.4         62.3
20    Georgia                   4        8,010,054        1.09         7.422           112           1.53        74.5         66.1
21    Oklahoma                  4        7,930,966        1.08         7.733           116           1.31        74.2         62.6
22    Kentucky                  2        7,793,066        1.06         9.020           119           1.50        65.8         55.8


                                      I-1

(Table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                                                       Percent by     Weighted       Average                   Weighted     Weighted
                           Number of    Aggregate      Aggregate       Average      Remaining      Weighted   Average Cut-   Average
                            Mortgage   Cut-Off Date   Cut-Off Date    Mortgage       Term to        Average    Off Date      Balloon
 State                       Loans      Balance ($)    Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

23    Maine                     3        7,790,911        1.06       7.754             116           1.35        74.0         61.0
24    New Mexico                3        7,199,403        0.98       7.813             118           1.30        60.1         48.8
25    Michigan                  3        6,545,715        0.89       7.643             116           1.28        74.9         65.8
26    Virgin Islands            1        6,393,105        0.87       7.850             119           1.38        71.0         58.5
27    Connecticut               2        5,815,669        0.79       7.639             119           1.40        79.1         64.7
28    New Hampshire             3        5,324,950        0.73       7.839             118           1.33        59.4         47.9
29    Arizona                   3        5,173,565        0.71       8.041             117           1.32        71.6         61.6
30    North Dakota              1        4,994,310        0.68       7.510             119           1.22        78.0         63.5
31    Louisiana                 4        4,710,868        0.64       7.272             114           1.56        71.0         57.8
32    Kansas                    2        2,787,225        0.38       9.050             116           1.56        71.5         61.0
33    Vermont                   1        2,678,528        0.37       7.640             113           1.45        51.0         41.3
34    District of Columbia      4        2,128,256        0.29       7.420             115           1.29        71.7         60.9
35    Mississippi               1        1,981,544        0.27       7.430             115           1.33        66.1         46.3
36    South Carolina            1        1,797,224        0.24       8.990             118           1.71        63.6         54.0
37    Wisconsin                 1        1,796,102        0.24       8.160             116           1.30        74.8         67.4
38    Tennessee                 1        1,743,296        0.24       7.120             172           1.26        79.2         51.2
39    Idaho                     1        1,496,648        0.20       7.110             118           1.49        68.0         54.8
40    Utah                      1        1,232,592        0.17       7.830             118           1.28        71.5         58.9
41    Iowa                      1          822,635        0.11       8.160             117           1.35        74.8         62.3
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted             242     $733,801,916      100.00%      7.737%            120           1.35x       70.8%        58.5%
Average:
====================================================================================================================================

(1) Southern California consists of loans in California zip codes less than or equal to 93600. Northern California consists of loans in California zip codes greater than 93600.

                                   APPENDIX I

                            MORTGAGE POOL INFORMATION

                              CUT-OFF DATE BALANCES



------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                           Number of                   Percent by     Weighted       Average                   Weighted     Weighted
                            Mortgage    Aggregate      Aggregate       Average      Remaining      Weighted   Average Cut-   Average
                             Loans     Cut-Off Date   Cut-Off Date    Mortgage       Term to        Average    Off Date      Balloon
Cut-Off Date Balance ($)                Balance ($)    Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 to 1,000,000                 41       30,407,708        4.14         7.908           122           1.38        66.5         51.4
1,000,001 to 2,000,000         77      115,893,499       15.79         7.865           123           1.38        69.0         54.6
2,000,001 to 3,000,000         43      105,819,729       14.42         7.767           121           1.38        68.5         57.2
3,000,001 to 4,000,000         24       85,377,959       11.64         7.841           117           1.36        70.8         60.5
4,000,001 to 5,000,000         25      113,754,201       15.50         7.826           126           1.34        70.9         55.3
5,000,001 to 6,000,000         10       54,632,432        7.45         7.888           118           1.31        70.8         56.3
6,000,001 to 7,000,000          6       38,774,984        5.28         7.802           128           1.34        71.6         58.7
7,000,001 to 8,000,000          5       37,234,910        5.07         7.663           118           1.35        72.9         64.4
8,000,001 to 9,000,000          3       25,232,843        3.44         7.310           118           1.31        75.9         66.9
9,000,001 to 10,000,000         1        9,459,453        1.29         7.550           114           1.32        78.8         70.0
10,000,001 to 20,000,000        5       62,104,544        8.46         7.514           115           1.35        74.4         65.4
20,000,001 to 30,000,000        1       22,925,004        3.12         7.450           117           1.35        76.4         62.2
30,000,001 to 40,000,000        1       32,184,648        4.39         7.200           111           1.36        68.2         60.2
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:    242     $733,801,916      100.00%        7.737%          120           1.35x       70.8%        58.5%
====================================================================================================================================

     Min:           $361,411
     Max:        $32,184,648
     Average:     $3,032,239

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                                PROPERTY TYPES


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                                                       Percent by     Weighted       Average                   Weighted     Weighted
                           Number of    Aggregate      Aggregate       Average      Remaining      Weighted   Average Cut-   Average
                            Mortgage   Cut-Off Date   Cut-Off Date    Mortgage       Term to        Average    Off Date      Balloon
Property Type                Loans      Balance ($)    Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail
  Anchored                     24        99,815,101      13.60         7.772           121           1.33        71.8         58.7
  Unanchored                   29        85,393,203      11.64         7.974           129           1.33        68.1         50.1
  Shadow Anchored               3         6,663,807       0.91         8.233           117           1.38        64.3         53.6
  Big Box                       1         4,890,000       0.67         8.230           120           1.25        77.2         69.4
------------------------------------------------------------------------------------------------------------------------------------
           Subtotal:           57      $196,762,110      26.81%        7.886%          124           1.33x       70.1%        55.1%

Multifamily
  Garden                       85       204,859,514      27.92         7.471           117           1.36        74.1         63.5
  High-Rise                     3        28,481,520       3.88         7.482           117           1.35        76.3         62.2
  Mid-Rise                      5         5,449,622       0.74         7.872           117           1.44        73.1         63.1
------------------------------------------------------------------------------------------------------------------------------------
           Subtotal:           93      $238,790,656      32.54%        7.481%          117           1.36x       74.4%        63.3%

Office
  Urban                        13        79,907,611      10.89         7.559           116           1.37        68.2         59.2
  Suburban                     27        69,726,326       9.50         7.760           118           1.33        68.0         57.9
  Medical                       3         4,531,273       0.62         8.318           117           1.27        72.2         55.0
------------------------------------------------------------------------------------------------------------------------------------
           Subtotal:           43      $154,165,210      21.01%        7.672%          117           1.35x       68.2%        58.5%

Hospitality
  Full Service                  1         3,396,977       0.46         9.020           119           1.43        60.7         51.5
  Limited Service               8        22,195,823       3.02         8.834           144           1.55        67.4         52.1
------------------------------------------------------------------------------------------------------------------------------------
           Subtotal:            9       $25,592,801       3.49%        8.859%          141           1.54x       66.5%        52.0%


(Table continued)
                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                                PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                                                       Percent by     Weighted       Average                   Weighted     Weighted
                           Number of    Aggregate      Aggregate       Average      Remaining      Weighted   Average Cut-   Average
                            Mortgage   Cut-Off Date   Cut-Off Date    Mortgage       Term to        Average    Off Date      Balloon
Property Type                Loans      Balance ($)    Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Industrial
  Light                        16        49,236,251       6.71         7.963           118           1.31        68.9         58.4
  Flex                          4        15,075,289       2.05         7.875           119           1.31        67.7         57.8
  Warehouse                     5        24,454,701       3.33         7.499           111           1.38        75.0         64.5
------------------------------------------------------------------------------------------------------------------------------------
           Subtotal:           25       $88,766,241      12.10%        7.820%          116           1.33x       70.4%        60.0%

Mixed Use
  Office/Multifamily            1         1,773,467       0.24         7.730           118           1.30        66.9         54.9
------------------------------------------------------------------------------------------------------------------------------------
           Subtotal:            1         1,773,467       0.24         7.730           118           1.30        66.9         54.9

Self Storage                    8        18,940,783       2.58         7.846           138           1.48        63.0         36.6
------------------------------------------------------------------------------------------------------------------------------------
           Subtotal:            8       $18,940,783       2.58%        7.846%          138           1.48x       63.0%        36.6%

Manufactured Housing            6         9,010,648       1.23         8.108           128           1.32        72.1         57.3
------------------------------------------------------------------------------------------------------------------------------------
           Subtotal:            6        $9,010,648       1.23%        8.108%          128           1.32x       72.1%        57.3%

------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:    242      $733,801,916     100.00%        7.737%          120           1.35x       70.8%        58.5%
====================================================================================================================================

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                                MORTGAGE RATES


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                                                       Percent by     Weighted       Average                   Weighted     Weighted
                           Number of    Aggregate      Aggregate       Average      Remaining      Weighted   Average Cut-   Average
                            Mortgage   Cut-Off Date   Cut-Off Date    Mortgage       Term to        Average    Off Date      Balloon
Mortgage Rate (%)            Loans      Balance ($)    Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

6.501 to 7.000                 10       32,059,815        4.37         6.890           114           1.36        76.9         66.7
7.001 to 7.500                 47      200,195,335       27.28         7.284           120           1.35        73.0         59.7
7.501 to 8.000                114      335,389,948       45.71         7.777           120           1.35        70.1         58.0
8.001 to 8.500                 51      120,329,888       16.40         8.203           122           1.33        68.4         56.8
8.501 to 9.000                 16       36,116,858        4.92         8.729           123           1.43        68.8         55.2
9.000 to 9.500                  4        9,710,071        1.32         9.042           119           1.50        66.7         56.7
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:    242     $733,801,916      100.00%        7.737%          120           1.35x       70.8%        58.5%
====================================================================================================================================

     Min:                6.810%
     Max:                9.170%
     Weighted Average:   7.737%

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                       ORIGINAL TERMS TO STATED MATURITY


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                           Number of                   Percent by     Weighted       Average                   Weighted     Weighted
                            Mortgage    Aggregate      Aggregate       Average      Remaining      Weighted   Average Cut-   Average
Original Term to Stated      Loans     Cut-Off Date   Cut-Off Date    Mortgage       Term to        Average    Off Date      Balloon
Maturity (mos)                          Balance ($)    Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 to 60                         1         1,936,532       0.26         8.625            41           1.35        79.0         76.5
61 to 120                     215       660,513,444      90.01         7.723           116           1.35        71.3         61.2
121 to 180                     21        58,061,000       7.91         7.902           153           1.41        65.0         40.5
181 to 240                      4         8,562,980       1.17         7.669           209           1.18        69.9          2.7
241 to 300                      1         4,727,960       0.64         7.460           227           1.32        76.5          2.1
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:    242      $733,801,916     100.00%        7.737%          120           1.35x       70.8%        58.5%
====================================================================================================================================

     Min:                60
     Max:               241
     Weighted Average:  125

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                      REMAINING TERMS TO STATED MATURITY


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                           Number of                   Percent by     Weighted       Average                   Weighted     Weighted
                            Mortgage    Aggregate      Aggregate       Average      Remaining      Weighted   Average Cut-   Average
Remaining Term To Stated     Loans     Cut-Off Date   Cut-Off Date    Mortgage       Term to        Average    Off Date      Balloon
Maturity (mos)                          Balance ($)    Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 to 60                         2         7,355,138       1.00         8.776            55           1.28        76.6         73.1
61 to 120                     216       671,205,480      91.47         7.712           116           1.35        71.4         61.2
121 to 180                     19        41,950,357       5.72         7.994           168           1.45        59.8         30.1
181 to 240                      5        13,290,940       1.81         7.594           215           1.23        72.2          2.5
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:    242      $733,801,916     100.00%        7.737%          120           1.35x       70.8%        58.5%
====================================================================================================================================

     Min:               41
     Max:              238
     Weighted Average: 120

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                          ORIGINAL AMORTIZATION TERMS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                           Number of                   Percent by     Weighted       Average                   Weighted     Weighted
                            Mortgage    Aggregate      Aggregate       Average      Remaining      Weighted   Average Cut-   Average
Original Amortization        Loans     Cut-Off Date   Cut-Off Date    Mortgage       Term to        Average    Off Date      Balloon
Term (mos)                              Balance ($)    Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Balloon Loan                  229      $703,581,634      95.88%        7.736%          117           1.35x       71.3%        60.9%
  180                           1         1,720,011       0.23         7.990           119           1.31        39.1         19.3
  240                           8        16,851,921       2.30         8.114           117           1.39        62.8         45.2
  241-299                       3         7,612,778       1.04         7.804           116           1.36        62.7         49.3
  300                         131       309,705,708      42.21         7.884           120           1.37        69.8         57.3
  301-359                       2         8,781,561       1.20         7.823           117           1.36        73.3         63.0
  360                          84       358,909,654      48.91         7.586           115           1.34        73.3         65.2

Fully-Amortizing Loan          13       $30,220,282       4.12%        7.759%          194           1.37x       59.7%         1.9%
  180                           8        16,929,342       2.31         7.888           176           1.48        49.8          1.4
  181-239                       1         5,086,076       0.69         7.415           191           1.17        67.8          1.6
  240                           4         8,204,864       1.12         7.706           231           1.26        75.0          3.0
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:    242      $733,801,916     100.00%        7.737%          120           1.35x       70.8%        58.5%
====================================================================================================================================

     Min:               180
     Max:               360
     Weighted Average:  324

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                         DEBT SERVICE COVERAGE RATIOS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                           Number of                   Percent by     Weighted       Average                   Weighted     Weighted
                            Mortgage    Aggregate      Aggregate       Average      Remaining      Weighted   Average Cut-   Average
Debt Service Coverage        Loans     Cut-Off Date   Cut-Off Date    Mortgage       Term to        Average    Off Date      Balloon
Ratio (mos)                             Balance ($)    Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.01 to 1.15                    3         7,087,785        0.97        8.053           193           1.13        63.9          2.1
1.16 to 1.25                   28        71,966,652        9.81        7.711           125           1.24        74.7         59.6
1.26 to 1.35                  123       384,171,945       52.35        7.705           117           1.31        72.3         60.8
1.36 to 1.50                   60       216,279,794       29.47        7.750           120           1.41        68.9         58.7
1.51 to 1.75                   21        45,021,164        6.14        8.016           126           1.59        65.5         49.9
1.76 to 2.00                    7         9,274,576        1.26        7.352           134           1.88        55.4         35.3
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:    242      $733,801,916      100.00%       7.737%          120           1.35x       70.8%        58.5%
====================================================================================================================================

     Min:               1.12x
     Max:               1.96x
     Weighted Average:  1.35x

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                           Number of                   Percent by     Weighted       Average                   Weighted     Weighted
                            Mortgage    Aggregate      Aggregate       Average      Remaining      Weighted   Average Cut-   Average
Cut-Off Date Loan-To-        Loans     Cut-Off Date   Cut-Off Date    Mortgage       Term to        Average    Off Date      Balloon
Value Ratio (%)                         Balance ($)    Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

20.1 to 30.0                    1           975,617        0.13        7.450           172           1.94        26.4          0.8
30.1 to 40.0                    1         1,720,011        0.23        7.990           119           1.31        39.1         19.3
40.1 to 50.0                    5         7,281,413        0.99        7.771           166           1.71        44.4          6.7
50.1 to 60.0                   19        47,398,294        6.46        7.931           127           1.41        55.6         40.6
60.1 to 70.0                   76       231,546,356       31.55        7.820           123           1.38        66.5         53.6
70.1 to 80.0                  139       443,206,913       60.40        7.670           117           1.33        75.3         64.0
80.1 to 90.0                    1         1,673,312        0.23        8.260           119           1.33        83.7         69.7
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average:    242      $733,801,916      100.00%       7.737%          120           1.35x       70.8%        58.5%
====================================================================================================================================

     Min:               26.4%
     Max:               83.7%
     Weighted Average:  70.8%

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                         BALLOON LOAN-TO-VALUE RATIOS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Weighted
                           Number of                   Percent by     Weighted       Average                   Weighted     Weighted
                            Mortgage    Aggregate      Aggregate       Average      Remaining      Weighted   Average Cut-   Average
Balloon Loan-To-Value        Loans     Cut-Off Date   Cut-Off Date    Mortgage       Term to        Average    Off Date      Balloon
Ratio (%)                               Balance ($)    Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)     LTV (%)      LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.1 to 10.0                    13        30,220,282        4.12        7.759           194           1.37        59.7          1.9
10.1 to 20.0                    1         1,720,011        0.23        7.990           119           1.31        39.1         19.3
30.1 to 40.0                    3         3,606,110        0.49        7.314           139           1.63        52.2         35.3
40.1 to 50.0                   25        66,660,010        9.08        8.031           130           1.39        59.7         46.6
50.1 to 60.0                   87       167,243,183       22.79        7.915           118           1.40        67.3         56.1
60.1 to 70.0                  103       414,639,765       56.51        7.643           116           1.33        74.1         64.4
70.1 to 80.0                   10        49,712,555        6.77        7.536           104           1.30        79.0         70.8
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted             242      $733,801,916      100.00%       7.737%          120           1.35x       70.8%        58.5%
Average:
====================================================================================================================================

     Min:                0.8%
     Max:               76.5%
     Weighted Average:  58.5%

                                  APPENDIX II

DISCLAIMER


Prospective investors are advised to read carefully, and should rely solely on, the Prospectus Supplement dated July 2, 1999 and accompanying Prospectus dated September 9, 1999 (together, the "Prospectus") relating to the Certificates referred to below in making their investment decision.

This diskette accompanies and is a part of the Prospectus Supplement relating to the Commercial Mortgage Acceptance Corp. Commercial Mortgage Pass - Through Certificates Series 1999-C1 (the "Certificates"). The information set forth on this diskette is an electronic copy of the information set forth in Appendix II "Certain Characteristics of the Mortgage Loans" in the Prospectus. This diskette should be reviewed only in conjunction with the entire Prospectus. This diskette does not contain all relevant information relating to the Certificates. Such information is described elsewhere in the Prospectus.

Methodologies used in deriving certain information contained on this diskette are more fully described elsewhere in the Prospectus.

The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value.

Prior to making any investment decision, a prospective investor must receive and should carefully review the Prospectus. NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY CERTIFICATES.

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Maturity
                                                                                                              Date or      Original
                                                                                                             Anticipated    Term to
                                                    Original          Cut-Off        Cut-Off                  Repayment    Maturity
Loan                                               Principal           Date          Date Bal./                 Date        or ARD
No.  Seller(1)        Property Name                 Balance         Balance(3)    Unit or NSF(4)  Note Date   (ARD)(5)       (mos)

------------------------------------------------------------------------------------------------------------------------------------

1    RFC      21 Penn Plaza                        $32,400,000     $32,184,648        $94.16       9/9/98      10/1/08        120
2    RFC      Park Drive Manor Apts                 23,000,000      22,925,004     40,078.68      3/17/99       4/1/09        120
3    CIBC     Prime Portfolio                    15,556,000.00   15,395,975.37         42.64       5/1/98       5/1/08        120
     CIBC     1301 East Tower Road (I)               4,165,000       4,122,155         42.64       5/1/98       5/1/08        120
     CIBC     4300 Madison Street (I)                4,062,000       4,020,214         42.64       5/1/98       5/1/08        120
     CIBC     342-346 Carol Lane (I)                 2,336,000       2,311,970         42.64       5/1/98       5/1/08        120
     CIBC     550 Kehoe Blvd. (I)                    2,263,000       2,239,721         42.64       5/1/98       5/1/08        120
     CIBC     343 Carol Lane (I)                     1,385,000       1,370,753         42.64       5/1/98       5/1/08        120
     CIBC     388 Carol Lane (I)                     1,345,000       1,331,164         42.64       5/1/98       5/1/08        120
4    CIBC     1414 Avenue of the Americas           14,000,000      14,000,000        125.61      4/16/99       5/1/09        120
5    CIBC     70 West 36th Street                   12,200,000      12,200,000         80.75      4/16/99       5/1/09        120
6    RFC      7200 Leamington, LLC (A)               4,850,000       4,850,000         17.42      6/24/99       7/1/09        120
7    RFC      2201 Lundt, LLC (A)                    4,000,000       4,000,000         17.42      6/24/99       7/1/09        120
8    RFC      1330 W. 43rd St. (A)                   2,190,000       2,190,000         17.42      6/24/99       7/1/09        120
9    CIBC     University Club Apartments            10,500,000      10,486,188     80,662.99      4/22/99       5/1/09        120
10   Midland  The Patriot Apartments                10,050,000      10,022,381     31,319.94      2/17/99       3/1/09        120
11   CIBC     Acme Plaza (Cape May Plaza)            9,500,000       9,459,453         62.83      4/23/98       1/1/09        128
12   RFC      The Place Apartments                   8,700,000       8,693,077     37,795.99       5/4/99       6/1/09        120
13   Midland  The Phoenix Apartments                 8,424,000       8,399,390     24,998.18      2/18/99       3/1/09        120
14   RFC      Glenwood Plaza                         8,150,000       8,140,377         37.31      4/26/99       5/1/01        120
15   CIBC     633 Third Avenue                       7,750,000       7,750,000        193.06      4/16/99       5/1/09        120
16   Midland1 48 State Street                        7,600,000       7,585,861        121.67      3/30/99       4/1/09        120
17   CIBC     The Piers                              7,500,000       7,494,669         73.70       5/7/99       6/1/09        120
18   CIBC     North Point Center                     7,400,000       7,395,025         51.51      5/21/99       6/1/09        120
19   Midland  Beau Rivage Apartments, Phases II & III7,020,000       7,009,355     36,507.06      4/21/99       5/1/09        120
20   Midland  Holiday Inn Express & Suites           6,950,000       6,938,209     57,818.41      4/23/99       5/1/14        180
21   CIBC     Regal Cinemas                          6,700,000       6,651,190         91.59      3/31/98      12/1/08        128
22   Midland  Drake's Passage                        6,400,000       6,393,105        194.54      5/19/99       6/1/09        120
23   Midland  Northcastle Apartments                 6,400,000       6,363,688     37,433.46     11/23/98      12/1/08        120
24   RFC      Giro Building                          6,300,000       6,300,000         69.98      6/14/99       7/1/09        120
25   Midland  Longley Business Park                  6,133,000       6,128,792         58.70      5/27/99       6/1/09        120
26   CIBC     Sharpstown Court                       6,000,000       5,995,735         71.22       5/7/99       6/1/09        120
27   Midland  Temescal Village Plaza                 5,596,000       5,590,125         95.82      5/12/99       6/1/09        120
28   CIBC     Plantation Properties                  5,550,000       5,536,819         55.89      3/31/99       4/1/09        120
29   RFC      Bernal Business Center                 5,500,000       5,500,000        113.05       6/3/99       7/1/09        120
30   Midland  East 55TH Street                       5,500,000       5,486,404         14.05       4/8/99       5/1/09        120
31   RFC      Coriel Manor Apartments                5,500,000       5,470,891     22,330.17       1/6/99       2/1/09        120
32   RFC      Gibbstown Shopping Center              5,500,000       5,418,607         53.96       6/6/97       7/1/04         84
33   Midland  Plaza De Colores                       5,285,000       5,278,971        120.61       4/9/99       5/1/09        120
34   CIBC     Lifeline Building                      5,300,000       5,268,804         62.41      7/27/98      11/1/08        120
35   RFC      Deon Square Shopping Center            5,100,000       5,086,076         66.45       5/7/99       6/1/15        192
36   CIBC     Regstad II - Orchid Place              5,000,000       4,994,310     34,682.71      5/24/99       6/1/09        120
37   CIBC     6 Gramatan Avenue                      5,000,000       4,989,495         72.04       2/4/99       3/1/09        120
38   CIBC     Eisenhower Industrial Complex          5,000,000       4,985,455         55.61      3/23/99       4/1/09        120
39   Midland  Wood River Apartments                  5,000,000       4,979,200     24,901.16       2/2/99       2/1/09        120
40   RFC      Old Navy - Linens 'N Things            4,890,000       4,890,000         89.58       6/9/99       7/1/09        120
41   CIBC     Avenue C Apartments                    4,800,000       4,796,626    171,308.07      4/30/99       6/1/09        120
42   RFC      Pine Plaza Shopping Center             4,750,000       4,731,452         49.90     12/14/98       1/1/09        120
43   RFC      Shopps On the Pike                     4,850,000       4,727,960        228.37      4/20/98       6/1/18        241
44   Midland  Shoppes of Kenwood                     4,700,000       4,680,069         98.71     12/23/98       1/1/09        120
45   Midland  Country Club Place Shopping Center     4,650,000       4,647,059         38.17      5/11/99       6/1/09        120
46   RFC      Space City Retail Center               4,650,000       4,636,491         89.06      5/28/99       6/1/14        180
47   RFC      Glen Cove Shopping Center              4,600,000       4,595,181        217.93      4/29/99       5/1/09        120
48   RFC      The Crossings                          4,600,000       4,588,380        157.64      2/17/99       3/1/09        120
49   Midland  The Glen Apartments                    4,600,000       4,580,164     22,905.43       2/2/99       2/1/09        120


                                      II-2

(table continued)


------------------------------------------------------------------------------------------------------------------------------------
                                                      Original                       Remaining
                                                       Amort.         Remaining       Term to
Loan                                                    Term            Amort.       Maturity or
No.  Seller(1)        Property Name                   (mos)(6)          Term          ARD (mos)    Security Type
------------------------------------------------------------------------------------------------------------------------------------

1    RFC      21 Penn Plaza                                360             351           111          Fee
2    RFC      Park Drive Manor Apts                        300             297           117          Fee
3    CIBC     Prime Portfolio                              360             346           106          Fee
     CIBC     1301 East Tower Road (I)                     360             346           106          Fee
     CIBC     4300 Madison Street (I)                      360             346           106          Fee
     CIBC     342-346 Carol Lane (I)                       360             346           106          Fee
     CIBC     550 Kehoe Blvd. (I)                          360             346           106          Fee
     CIBC     343 Carol Lane (I)                           360             346           106          Fee
     CIBC     388 Carol Lane (I)                           360             346           106          Fee
4    CIBC     1414 Avenue of the Americas                  300             300           118          Fee
5    CIBC     70 West 36th Street                          300             300           118          Fee
6    RFC      7200 Leamington, LLC (A)                     360             360           120          Fee
7    RFC      2201 Lundt, LLC (A)                          360             360           120          Fee
8    RFC      1330 W. 43rd St. (A)                         360             360           120          Fee
9    CIBC     University Club Apartments                   360             358           118          Fee
10   Midland  The Patriot Apartments                       360             356           116          Fee
11   CIBC     Acme Plaza (Cape May Plaza)                  360             354           114          Fee
12   RFC      The Place Apartments                         360             359           119          Fee
13   Midland  The Phoenix Apartments                       360             356           116          Fee
14   RFC      Glenwood Plaza                               360             358           118          Fee
15   CIBC     633 Third Avenue                             300             300           118          Fee
16   Midland1 48 State Street                              360             357           117          Fee
17   CIBC     The Piers                                    360             359           119          Fee
18   CIBC     North Point Center                           360             359           119          Fee
19   Midland  Beau Rivage Apartments, Phases               360             358           118          Fee
20   Midland  Holiday Inn Express & Suites                 300             298           178          Fee
21   CIBC     Regal Cinemas                                300             293           113          Fee
22   Midland  Drake's Passage                              300             299           119          Fee
23   Midland  Northcastle Apartments                       360             353           113          Fee
24   RFC      Giro Building                                300             300           120          Fee
25   Midland  Longley Business Park                        360             359           119          Fee
26   CIBC     Sharpstown Court                             360             359           119          Fee
27   Midland  Temescal Village Plaza                       300             299           119          Fee
28   CIBC     Plantation Properties                        330             327           117          Fee
29   RFC      Bernal Business Center                       360             360           120          Fee
30   Midland  East 55TH Street                             276             274           118          Fee
31   RFC      Coriel Manor Apartments                      300             295           115          Fee
32   RFC      Gibbstown Shopping Center                    360             336            60          Fee
33   Midland  Plaza De Colores                             360             358           118          Fee
34   CIBC     Lifeline Building                            360             352           112          Fee
35   RFC      Deon Square Shopping Center                  192             191           191       Leasehold
36   CIBC     Regstad II - Orchid Place                    300             299           119          Fee
37   CIBC     6 Gramatan Avenue                            360             356           116          Fee
38   CIBC     Eisenhower Industrial Complex                300             297           117          Fee
39   Midland  Wood River Apartments                        360             355           115          Fee
40   RFC      Old Navy - Linens 'N Things                  360             360           120          Fee
41   CIBC     Avenue C Apartments                          360             359           119          Fee
42   RFC      Pine Plaza Shopping Center                   360             354           114          Fee
43   RFC      Shopps On the Pike                           240             226           227          Fee
44   Midland  Shoppes of Kenwood                           360             354           114          Fee
45   Midland  Country Club Place Shopping Cen              360             359           119          Fee
46   RFC      Space City Retail Center                     180             179           179          Fee
47   RFC      Glen Cove Shopping Center                    360             358           118     Fee & Leasehold
48   RFC      The Crossings                                360             356           116          Fee
49   Midland  The Glen Apartments                          360             355           115          Fee

                                      II-2




APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Maturity
                                                                                                              Date or      Original
                                                                                                             Anticipated    Term to
                                                    Original          Cut-Off        Cut-Off                  Repayment    Maturity
Loan                                               Principal           Date          Date Bal./                 Date        or ARD
No.  Seller(1)        Property Name                 Balance         Balance(3)    Unit or NSF(4)  Note Date   (ARD)(5)       (mos)

------------------------------------------------------------------------------------------------------------------------------------

50   Midland  Lackland Self Storage                  4,500,000       4,420,036      4,233.75      12/8/98       1/1/14        180
51   CIBC     Fairfield Inn                          4,400,000       4,396,088     43,960.88      5/24/99       6/1/09        120
52   CIBC     Trolley Commons/Willow Reed Village    4,400,000       4,395,064     36,625.54      5/21/99       6/1/09        120
53   CIBC     Monarch Beach Plaza                    4,250,000       4,238,973        135.10       4/1/99       4/1/09        120
54   Midland  95 John Muir Drive                     4,237,000       4,231,997        107.67       4/9/99       5/1/09        120
55   CIBC     Northup West Office Park               4,200,000       4,166,001         84.84      8/20/98       9/1/08        120
56   Midland  MCI Building                           4,117,000       4,108,863         68.48      4/21/99       5/1/09        120
57   Midland  Springtown Shopping Center             4,075,000       4,058,794         64.71      1/14/99       2/1/09        120
58   RFC      Crosswinds Apartment Homes             4,050,000       4,033,445     16,806.02     12/28/98       1/1/09        120
59   Midland  Forrest Machinery Building             4,050,000       4,033,098         47.28       2/3/99       3/1/09        120
60   Midland  Canal House Apartments                 4,000,000       3,984,092     53,121.23      1/13/99       2/1/09        120
61   CIBC     Warner Center                          4,000,000       3,983,930         32.75      2/12/99       3/1/09        120
62   Midland  Woodside at the Office Center          4,000,000       3,977,217         72.31      1/15/99       2/1/09        120
63   RFC      Mountain Country Estates               4,000,000       3,971,899     26,479.33     12/17/98       1/1/09        120
64   CIBC     One Dodge Drive                        3,900,000       3,897,436         41.95      5/11/99       6/1/09        120
65   CIBC     Kolonaki - Industrial (808)            3,850,000       3,839,288         69.63      3/15/99       4/1/09        120
66   Midland  Rockford Ambulatory Surgery Center (B) 2,981,000       2,972,102        124.80       4/6/99       5/1/09        120
67   Midland  Rockford Medical Office Building (B)     832,000         830,565        124.80       4/6/99       5/1/09        120
68   CIBC     White's Crossing Plaza                 3,740,000       3,735,688         40.00      4/16/99       5/1/09        120
69   CIBC     Access Self Storage                    3,750,000       3,735,221         57.34       2/8/99       3/1/09        120
70   Midland  South Park Office Complex              3,713,000       3,705,925        117.40      3/30/99       4/1/09        120
71   Midland  Georgetown Apartments                  3,600,000       3,582,593     39,369.15     11/11/98      12/1/08        120
72   Midland  Heritage Park Apartments               3,510,000       3,505,487     39,835.08      4/29/99       5/1/09        120
73   Midland  Northland Aluminum Products, Inc.      3,500,000       3,483,408         18.91      3/12/99       4/1/09        120
74   RFC      Coach & Four East Apartments           3,460,000       3,453,120     21,184.78       3/3/99       4/1/09        120
75   CIBC     Courtyard by Marriott                  3,400,000       3,396,977     36,526.64      5/24/99       6/1/09        120
76   RFC      Brook Run Apartments                   3,350,000       3,345,638     40,800.46      4/21/99       5/1/09        120
77   RFC      Green Meadows Apartments               3,340,000       3,326,198     21,882.88     12/29/98       1/1/09        120
78   RFC      Grand Plaza Properties, Inc.           3,289,000       3,286,789         81.60      5/28/99       6/1/09        120
79   RFC      Fairmont and Monticello Apartments     3,280,000       3,269,700     24,584.21      3/26/99       4/1/09        120
80   CIBC     Palmetto Gardens Industrial Park       3,250,000       3,244,743         20.05      4/21/99       5/1/09        120
81   Midland  Lower Falls Landing                    3,225,000       3,215,268         69.36       3/6/99       4/1/09        120
82   RFC      PML Office Building                    3,200,000       3,196,722         94.37       5/5/99       6/1/09        120
83   Midland  Concord Business Center                3,200,000       3,193,845         19.56       4/7/99       5/1/09        120
84   Midland  Middlebrook Business Park              3,050,000       3,046,777         60.97      5/14/99       6/1/09        120
85   Midland  Vintage Faire Apartments               3,000,000       2,994,035     26,732.45       3/9/99       4/1/11        144
86   CIBC     140 Gould Street                       3,000,000       2,977,216         74.56       7/7/98       8/1/08        120
87   Midland  Woodbridge Apartments                  2,950,000       2,936,349     41,947.84     12/17/98       1/1/09        120
88   RFC      Pier One Imports                       2,940,000       2,928,112        249.41     12/23/98       1/1/09        120
89   Midland  Deerwood at the Park Apartments        2,900,000       2,888,215     13,371.37      1/28/99       2/1/09        120
90   Midland  Tukwila Estates                        2,890,000       2,884,294     35,608.57      3/31/99       4/1/09        120
91   Midland  Orchard Park Apartments                2,800,000       2,791,223     21,145.63       3/3/99       4/1/09        120
92   Midland  Airport Business Center                2,775,000       2,772,010         32.45       5/5/99       6/1/09        120
93   Midland  Holiday Inn, New Ulm                   2,765,000       2,762,471     21,924.38       5/1/99       6/1/14        180
94   RFC      Monsey Mall                            2,750,000       2,745,503         85.86       5/7/99       6/1/09        120
95   Midland  Silverdale Office Building             2,730,000       2,714,026         67.48      1/28/99       2/1/09        120
96   RFC      Habersham Shopping Center              2,710,000       2,700,198         42.92       1/6/99       2/1/09        120
97   Midland  Brattleboro North Shopping Plaza       2,700,000       2,678,528         19.69     11/30/98      12/1/08        120
98   Midland  Crossroads Shopping Center             2,630,000       2,626,687        109.45      4/21/99       5/1/09        120
99   RFC      Paloma Apartments                      2,625,000       2,619,260     45,159.65      3/15/99       4/1/09        120
100  Midland  Mullica Woods                          2,550,000       2,541,566     28,239.62      3/23/99       4/1/09        120
101  Midland  Windsong Apartments                    2,500,000       2,495,068     27,722.98      4/22/99       5/1/09        120
102  Midland  Magnolia Park Shopping Center          2,500,000       2,480,261         32.43     11/23/98      12/1/08        120
103  Midland  Vollstedt Building                     2,475,000       2,467,599        106.92      3/31/99       4/1/09        120
104  Midland  Lackland Self Storage                  2,500,000       2,455,576      3,903.94      12/8/98       1/1/14        180



                                     II-3

(table continued)


------------------------------------------------------------------------------------------------------------------------------------
                                                      Original                       Remaining
                                                       Amort.         Remaining       Term to
Loan                                                    Term            Amort.       Maturity or
No.  Seller(1)        Property Name                   (mos)(6)          Term          ARD (mos)    Security Type
------------------------------------------------------------------------------------------------------------------------------------

50   Midland  Lackland Self Storage                        180             174           174          Fee
51   CIBC     Fairfield Inn                                300             299           119          Fee
52   CIBC     Trolley Commons/Willow Reed Village          300             299           119          Fee
53   CIBC     Monarch Beach Plaza                          300             297           117       Leasehold
54   Midland  95 John Muir Drive                           360             358           118          Fee
55   CIBC     Northup West Office Park                     360             350           110          Fee
56   Midland  MCI Building                                 300             298           118          Fee
57   Midland  Springtown Shopping Center                   360             355           115          Fee
58   RFC      Crosswinds Apartment Homes                   360             354           114          Fee
59   Midland  Forrest Machinery Building                   300             296           116          Fee
60   Midland  Canal House Apartments                       360             355           115          Fee
61   CIBC     Warner Center                                300             296           116          Fee
62   Midland  Woodside at the Office Center                300             295           115          Fee
63   RFC      Mountain Country Estates                     300             294           114          Fee
64   CIBC     One Dodge Drive                              360             359           119          Fee
65   CIBC     Kolonaki - Industrial (808)                  300             297           117          Fee
66   Midland  Rockford Ambulatory Surgery Center (B)       240             238           118          Fee
67   Midland  Rockford Medical Office Building (B)         300             298           118          Fee
68   CIBC     White's Crossing Plaza                       360             358           118          Fee
69   CIBC     Access Self Storage                          300             296           116          Fee
70   Midland  South Park Office Complex                    360             357           117          Fee
71   Midland  Georgetown Apartments                        360             353           113          Fee
72   Midland  Heritage Park Apartments                     360             358           118          Fee
73   Midland  Northland Aluminum Products, Inc.            240             237           117          Fee
74   RFC      Coach & Four East Apartments                 360             357           117          Fee
75   CIBC     Courtyard by Marriott                        300             299           119          Fee
76   RFC      Brook Run Apartments                         360             358           118          Fee
77   RFC      Green Meadows Apartments                     360             354           114          Fee
78   RFC      Grand Plaza Properties, Inc.                 360             359           119          Fee
79   RFC      Fairmont and Monticello Apartments           300             297           117          Fee
80   CIBC     Palmetto Gardens Industrial Park             324             322           118          Fee
81   Midland  Lower Falls Landing                          300             297           117          Fee
82   RFC      PML Office Building                          300             299           119          Fee
83   Midland  Concord Business Center                      300             298           118          Fee
84   Midland  Middlebrook Business Park                    300             299           119          Fee
85   Midland  Vintage Faire Apartments                     360             357           141          Fee
86   CIBC     140 Gould Street                             360             349           109          Fee
87   Midland  Woodbridge Apartments                        360             354           114          Fee
88   RFC      Pier One Imports                             360             354           114          Fee
89   Midland  Deerwood at the Park Apartments              360             355           115          Fee
90   Midland  Tukwila Estates                              360             357           117          Fee
91   Midland  Orchard Park Apartments                      300             297           117          Fee
92   Midland  Airport Business Center                      300             299           119          Fee
93   Midland  Holiday Inn, New Ulm                         300             299           179          Fee
94   RFC      Monsey Mall                                  240             239           119          Fee
95   Midland  Silverdale Office Building                   300             295           115          Fee
96   RFC      Habersham Shopping Center                    360             355           115          Fee
97   Midland  Brattleboro North Shopping Plaza             300             293           113          Fee
98   Midland  Crossroads Shopping Center                   360             358           118          Fee
99   RFC      Paloma Apartments                            360             357           117          Fee
100  Midland  Mullica Woods                                300             297           117          Fee
101  Midland  Windsong Apartments                          300             298           118          Fee
102  Midland  Magnolia Park Shopping Center                300             293           113       leasehold
103  Midland  Vollstedt Building                           300             297           117          Fee
104  Midland  Lackland Self Storage                        180             174           174          Fee


                                     II-3



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Maturity
                                                                                                              Date or      Original
                                                                                                             Anticipated    Term to
                                                    Original          Cut-Off        Cut-Off                  Repayment    Maturity
Loan                                               Principal           Date          Date Bal./                 Date        or ARD
No.  Seller(1)        Property Name                 Balance         Balance(3)    Unit or NSF(4)  Note Date   (ARD)(5)       (mos)

------------------------------------------------------------------------------------------------------------------------------------

105  Midland   Cinnamon Square Apartments             2,460,000      2,455,128     12,787.13      4/27/99       5/1/09        120
106  Midland   Bordeaux XI Apartments                 2,437,500      2,435,861     20,298.84      5/11/99       6/1/09        120
107  Midland   5397 North Commerce (C)                1,388,000      1,378,119         45.39      11/9/98      12/1/08        120
108  Midland   Gabbert Building (C)                     917,000        910,472         45.39      11/9/98      12/1/08        120
109  RFC       The Kingsbury Apartments               2,300,000      2,286,816     43,147.48      1/29/99       2/1/09        120
110  Midland   Crestwood Apartments                   2,264,000      2,259,421     14,864.61      4/29/99       5/1/09        120
111  CIBC      Dicks Clothing and Sporting Goods      2,250,000      2,247,859         48.47      5/21/99       3/1/09        117
112  Midland   Roseland Manor Duplexes                2,250,000      2,247,623     16,287.12      4/30/99       6/1/09        120
113  Midland   Mount View Office Building             2,250,000      2,240,783        127.44      12/4/98       1/1/12        156
114  Midland   The Port Apartments                    2,247,000      2,237,118     17,477.48     12/30/98       1/1/09        120
115  RFC       Forman Mills                           2,250,000      2,235,948         46.68     12/11/98       1/1/09        120
116  RFC       7900 Beech Daly & 6810 Metroplex Drive 2,225,000      2,213,153         31.79     11/23/98      12/1/08        120
117  RFC       Arrowhead Fountain Center              2,200,000      2,198,556        160.31       5/4/99       6/1/09        120
118  Midland   Ridgmar Crossroads Apartments          2,200,000      2,194,161     36,569.35      2/23/99       3/1/09        120
119  RFC       Renaissance West Shopping Center       2,180,000      2,180,000         41.38       6/3/99       7/1/09        120
120  CIBC      Lexington Center                       2,175,000      2,173,602         26.46      5/12/99      10/1/09        124
121  Midland   State of Oregon Job Council Buildings  2,154,240      2,140,809         77.46     12/30/98       1/1/09        120
122  CIBC      Hayes Community                        2,130,000      2,127,818     11,691.31      5/21/99       6/1/09        120
123  RFC       Today's Man - Deptford                 2,125,000      2,121,085         82.85      4/15/99       5/1/09        120
124  Midland   Devon Park Apartments                  2,100,000      2,085,706     33,106.45     12/21/98       1/1/09        120
125  RFC       Cross Keys Apartments                  2,100,000      2,080,791     32,512.37      6/30/98       7/1/08        120
126  CIBC      White Oak Professional Building        2,025,000      2,022,739         92.28      4/30/99       5/1/09        120
127  RFC       Scripps Mesa Shopping Center           2,025,000      2,014,454         79.04       1/8/99       2/1/09        120
128  Midland   Pacific Place                          2,000,000      1,997,859        321.56      5/17/99       6/1/09        120
129  CIBC      Timberfalls Apartments                 2,000,000      1,995,308     19,953.08      2/26/99       3/1/09        120
130  Midland   110 American Boulevard                 2,000,000      1,986,477         62.27     12/16/98       1/1/09        120
131  Midland   Handy Lock Mini Storage                2,000,000      1,981,544      3,222.02      1/27/99       2/1/09        120
132  RFC       Carpenter Crest Apartments             1,980,000      1,966,690     18,730.38      9/30/98      10/1/08        120
133  RFC       Stanford Court                         1,960,000      1,936,532     26,896.27     11/25/97      12/1/02         60
134  Midland   Commons at Valdosta Apartments         1,920,000      1,910,589     19,901.97     11/30/98      12/1/08        120
135  CIBC      Kolonaki - Sausalito (579)             1,900,000      1,894,714        305.99      3/15/99       4/1/09        120
136  Midland   Quail Court Apartments                 1,900,000      1,881,692     17,423.07     10/27/98      11/1/08        120
137  Midland   Pacific Palms Apartments               1,875,000      1,869,524     17,472.18       5/6/99       6/1/14        180
138  Midland   Village at Cambridge Self Storage      1,850,000      1,848,139      2,563.30       5/6/99       6/1/09        120
139  CIBC      Kolonaki - San Francisco (1723)        1,850,000      1,844,853        181.05      3/15/99       4/1/09        120
140  Midland   Providence Office Building             1,840,000      1,836,398         39.37      4/30/99       5/1/09        120
141  Midland   Westlake Village Apartments            1,802,000      1,798,357     12,845.41      3/25/99       4/1/09        120
142  CIBC      Days Inn - Anderson                    1,800,000      1,797,224     33,909.89      4/13/99       5/1/09        120
143  RFC       Hollywood Video Portfolio              1,800,000      1,796,102        128.70      2/18/99       3/1/09        120
144  CIBC      Hampton Inn - Mary Esther              1,800,000      1,794,954     34,518.35       4/6/99       5/1/09        120
145  RFC       The Pinons Apartments                  1,805,000      1,792,319     19,481.73     12/17/98       1/1/09        120
146  Midland   Foreside Place                         1,800,000      1,784,420         54.87     10/27/98      11/1/08        120
147  Midland   21036 Triple Seven Road                1,787,200      1,781,648        124.96      3/29/99       4/1/09        120
148  RFC       Central Park Southwest                 1,777,000      1,773,467         73.04      4/16/99       5/1/09        120
149  Midland   Best Storage                           1,760,000      1,754,278      3,066.92      4/29/99       5/1/09        120
150  Midland   Forest Hills Shopping Center           1,760,000      1,743,296         48.42     10/26/98      11/1/13        180
151  Midland   Ashton Oaks Apartments                 1,750,000      1,737,850     12,068.40     11/30/98      12/1/08        120
152  Midland   Siesta Hills Shopping Center           1,725,000      1,720,011         19.71       5/4/99       6/1/09        120
153  Midland   Holiday Inn Express                    1,725,000      1,719,651     26,456.16      2/25/99       3/1/09        120
154  Midland   Waterside Apartments                   1,702,000      1,700,890     14,293.19      5/11/99       6/1/09        120
155  Midland   Village Square Shopping Center         1,685,000      1,680,206         26.06      3/22/99       4/1/09        120
156  Midland   Century Mobile Home Park               1,675,000      1,673,312     17,074.61      5/12/99       6/1/09        120
157  Midland   Rite Aid Pharmacy                      1,656,500      1,651,294        149.44       4/5/99       5/1/19        240
158  RFC       Hobe Village Mobile Home Park          1,640,000      1,640,000     12,913.39      6/11/99       7/1/14        180
159  Midland   Via Linda Plaza                        1,639,000      1,627,621        101.64     11/17/98      12/1/08        120


                                     II-4


(table continued)


------------------------------------------------------------------------------------------------------------------------------------
                                                      Original                       Remaining
                                                       Amort.         Remaining       Term to
Loan                                                    Term            Amort.       Maturity or
No.  Seller(1)        Property Name                   (mos)(6)          Term          ARD (mos)    Security Type
------------------------------------------------------------------------------------------------------------------------------------

105  Midland   Cinnamon Square Apartments                  300             298           118          Fee
106  Midland   Bordeaux XI Apartments                      360             359           119          Fee
107  Midland   5397 North Commerce (C)                     300             293           113          Fee
108  Midland   Gabbert Building (C)                        300             293           113          Fee
109  RFC       The Kingsbury Apartments                    300             295           115          Fee
110  Midland   Crestwood Apartments                        300             298           118          Fee
111  CIBC      Dicks Clothing and Sporting Goods           300             299           116       Leasehold
112  Midland   Roseland Manor Duplexes                     300             299           119          Fee
113  Midland   Mount View Office Building                  360             354           150          Fee
114  Midland   The Port Apartments                         360             354           114          Fee
115  RFC       Forman Mills                                300             294           114          Fee
116  RFC       7900 Beech Daly & 6810 Metroplex Drive      360             353           113          Fee
117  RFC       Arrowhead Fountain Center                   360             359           119          Fee
118  Midland   Ridgmar Crossroads Apartments               360             356           116          Fee
119  RFC       Renaissance West Shopping Center            300             300           120          Fee
120  CIBC      Lexington Center                            360             359           123          Fee
121  Midland   State of Oregon Job Council Buildings       300             294           114          Fee
122  CIBC      Hayes Community                             300             299           119          Fee
123  RFC       Today's Man - Deptford                      300             298           118          Fee
124  Midland   Devon Park Apartments                       300             294           114          Fee
125  RFC       Cross Keys Apartments                       360             348           108          Fee
126  CIBC      White Oak Professional Building             360             358           118          Fee
127  RFC       Scripps Mesa Shopping Center                300             295           115          Fee
128  Midland   Pacific Place                               300             299           119          Fee
129  CIBC      Timberfalls Apartments                      360             356           116          Fee
130  Midland   110 American Boulevard                      300             294           114          Fee
131  Midland   Handy Lock Mini Storage                     240             235           115          Fee
132  RFC       Carpenter Crest Apartments                  360             351           111          Fee
133  RFC       Stanford Court                              360             341            41          Fee
134  Midland   Commons at Valdosta Apartments              360             353           113          Fee
135  CIBC      Kolonaki - Sausalito (579)                  300             297           117          Fee
136  Midland   Quail Court Apartments                      300             292           112          Fee
137  Midland   Pacific Palms Apartments                    180             179           179          Fee
138  Midland   Village at Cambridge Self Storage           300             299           119          Fee
139  CIBC      Kolonaki - San Francisco (1723)             300             297           117          Fee
140  Midland   Providence Office Building                  300             298           118          Fee
141  Midland   Westlake Village Apartments                 360             357           117          Fee
142  CIBC      Days Inn - Anderson                         300             298           118       Leasehold
143  RFC       Hollywood Video Portfolio                   360             356           116          Fee
144  CIBC      Hampton Inn - Mary Esther                   240             238           118          Fee
145  RFC       The Pinons Apartments                       300             294           114          Fee
146  Midland   Foreside Place                              300             292           112          Fee
147  Midland   21036 Triple Seven Road                     300             297           117          Fee
148  RFC       Central Park Southwest                      300             298           118          Fee
149  Midland   Best Storage                                240             238           118          Fee
150  Midland   Forest Hills Shopping Center                300             292           172          Fee
151  Midland   Ashton Oaks Apartments                      300             293           113          Fee
152  Midland   Siesta Hills Shopping Center                180             179           119          Fee
153  Midland   Holiday Inn Express                         300             296           116          Fee
154  Midland   Waterside Apartments                        360             359           119          Fee
155  Midland   Village Square Shopping Center              300             297           117       leasehold
156  Midland   Century Mobile Home Park                    300             299           119          Fee
157  Midland   Rite Aid Pharmacy                           240             238           238          Fee
158  RFC       Hobe Village Mobile Home Park               300             300           180          Fee
159  Midland   Via Linda Plaza                             300             293           113          Fee

                                     II-4


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Maturity
                                                                                                              Date or      Original
                                                                                                             Anticipated    Term to
                                                    Original          Cut-Off        Cut-Off                  Repayment    Maturity
Loan                                               Principal           Date          Date Bal./                 Date        or ARD
No.  Seller(1)        Property Name                 Balance         Balance(3)    Unit or NSF(4)  Note Date   (ARD)(5)       (mos)

------------------------------------------------------------------------------------------------------------------------------------

160  Midland   Pleasant Valley Apartments            1,600,000       1,596,651     33,263.56      3/30/99       4/1/11        144
161  Midland   West Wind Apartments Phase III        1,600,000       1,593,967     59,035.80      1/19/99       2/1/09        120
162  RFC       S&R Shopping Center                   1,600,000       1,589,989         63.25     10/15/98      11/1/08        120
163  Midland   Edwards Village Center                1,559,214       1,555,847        146.53      2/12/99       3/1/09        120
164  Midland   Comfort Inn                           1,535,000       1,530,240     24,289.52      2/25/99       3/1/09        120
165  RFC       Laudonniere Apartments                1,530,000       1,528,966    117,612.78      5/27/99       6/1/09        120
166  RFC       Whaley's Shopping Center              1,530,000       1,528,217         74.68      4/20/99       5/1/09        120
167  Midland   Maybrook Apartments                   1,522,000       1,509,131     25,152.18      11/2/98      12/1/08        120
168  RFC       Staples                               1,500,000       1,496,648         62.36      4/20/99       5/1/09        120
169  RFC       The Retail Group                      1,500,000       1,485,978         72.26     10/19/98      11/1/13        180
170  Midland   Tucker Industries Building            1,486,000       1,484,417         34.82       5/6/99       6/1/09        120
171  Midland   Airborne Express                      1,425,000       1,420,605         57.22      3/23/99       4/1/09        120
172  Midland   Parkway Gardens Apartments (D)          972,590         970,697     14,637.33       4/5/99       5/1/09        120
173  Midland   Norvell Gardens Apartments (D)          450,000         449,124     14,637.33       4/5/99       5/1/09        120
174  RFC       Smith Retail Portfolio                1,431,500       1,417,520         85.30     10/27/98      11/1/08        120
175  RFC       Stor-A-Lot Self Storage               1,400,000       1,398,601         19.80       5/6/99       6/1/09        120
176  CIBC      CVS Smithtown                         1,400,000       1,395,416        137.82       4/8/99      1/31/19        237
177  Midland   Ashwood Apartments                    1,400,000       1,390,582      8,857.21     12/30/98       1/1/09        120
178  Midland   Stonehurst Apartments                 1,390,000       1,381,304     18,666.27      12/2/98       1/1/09        120
179  Midland   Storage Max-Yuma                      1,350,000       1,347,388      2,935.49      4/28/99       5/1/09        120
180  Midland   Georgetown/Melrose Plaza Apartments   1,350,000       1,345,859      7,046.38      3/26/99       4/1/09        120
181  RFC       Greenwood/St. Charles                 1,325,000       1,318,476     32,961.90      11/6/98      11/1/08        119
182  Midland   South Ogden Plaza                     1,289,000       1,281,820         11.58      4/16/99       5/1/14        180
183  Midland   Cedarstone Apartments                 1,269,000       1,262,864     35,079.55     11/11/98      12/1/08        120
184  Midland   Southwest Manor Duplexes              1,263,000       1,261,392     63,069.62      4/28/99       5/1/09        120
185  Midland   Super 8 Motel                         1,260,000       1,256,985     19,640.40      3/12/99       4/1/09        120
186  RFC       Andover Apartments                    1,251,000       1,233,629     18,691.35      6/30/98       7/1/08        120
187  Midland   Southwood Plaza Office Building       1,235,000       1,232,592         48.62       4/7/99       5/1/09        120
188  Midland   The Trade Center                      1,200,000       1,195,188         57.19       2/9/99       3/1/09        120
189  RFC       Regency Mobile Home Park              1,200,000       1,189,498     21,627.24     11/10/98      12/1/08        120
190  RFC       Village Green Shopping Center         1,200,000       1,184,215         49.02     11/23/98      12/1/08        120
191  RFC       Center on Memorial                    1,150,000       1,147,841        110.31      4/16/99       5/1/09        120
192  RFC       River Road Mobile Home Park           1,150,000       1,143,636     14,118.96     12/18/98       1/1/09        120
193  RFC       First View                            1,150,000       1,138,956     18,370.26     10/14/98      11/1/08        120
194  Midland   Payne Office Building                 1,138,000       1,135,772         46.41      4/30/99       5/1/09        120
195  RFC       Woodlane Apartments                   1,136,000       1,135,313     17,466.36      5/11/99       6/1/09        120
196  Midland   507 Capital Court (E)                   380,000         376,264        106.55     10/28/98      11/1/08        120
197  Midland   513 Capitol Court (E)                   380,000         376,264        106.55     10/28/98      11/1/08        120
198  Midland   501 Capital Ct. NE (E)                  365,000         361,411        106.55     10/28/98      11/1/08        120
199  CIBC      Town House South Apartments and       1,100,000       1,098,796     10,987.96      5/21/99       6/1/09        120
               Danville Duplex
200  RFC       Red Deer Apartments                   1,105,000       1,095,060     16,591.82      6/30/98      7/1/08         120
201  Midland   Crown Plaza Office Building           1,100,000       1,091,472         45.79      11/6/98     12/1/08         120
202  RFC       535 Manufacturers Drive               1,050,000       1,045,774         26.14      2/12/99      3/1/09         120
203  RFC       Old Colony Apartments                 1,050,000       1,039,739     30,580.55      9/10/98     10/1/08         120
204  RFC       Franklin Avenue Building              1,039,000       1,033,498         22.81     12/31/98      1/1/09         120
205  RFC       Rivercrest Apartments                 1,046,000       1,031,476     14,948.92      6/30/98      7/1/08         120
206  Midland   View Pointe Apartments                1,025,000       1,022,887     12,033.96       4/8/99      5/1/09         120
207  RFC       1340 21st Street NW                   1,015,000       1,014,316    101,431.62      5/27/99      6/1/09         120
208  RFC       Rollingwood Apartments                1,012,500       1,009,641     15,775.63      3/29/99      4/1/14         180
209  Midland   Greenbrier Apartments                 1,000,000         998,103     22,180.06      4/20/99      5/1/09         120
210  Midland   Lantana Apartments                    1,000,000         997,950     23,760.72      4/16/99      5/1/09         120
211  RFC       Pine Meadow Apartments                1,000,000         996,051     17,786.63      2/12/99      3/1/09         120
212  Midland   Commerce II Business Park             1,000,000         975,617          9.00     10/23/98     11/1/13         180
213  Midland   Office Park at Erindale                 961,000         959,104         61.91      4/27/99      5/1/09         120
214  Midland   Fletcher Auto Mall                      950,000         948,260         34.70      4/16/99      5/1/09         120


                                      II-5

(table continued)


------------------------------------------------------------------------------------------------------------------------------------
                                                      Original                       Remaining
                                                       Amort.         Remaining       Term to
Loan                                                    Term            Amort.       Maturity or
No.  Seller(1)        Property Name                   (mos)(6)          Term          ARD (mos)    Security Type
------------------------------------------------------------------------------------------------------------------------------------

160  Midland   Pleasant Valley Apartments                  360             357           141           Fee
161  Midland   West Wind Apartments Phase III              360             355           115           Fee
162  RFC       S&R Shopping Center                         360             352           112           Fee
163  Midland   Edwards Village Center                      360             356           116           Fee
164  Midland   Comfort Inn                                 300             296           116           Fee
165  RFC       Laudonniere Apartments                      360             359           119           Fee
166  RFC       Whaley's Shopping Center                    360             358           118           Fee
167  Midland   Maybrook Apartments                         300             293           113           Fee
168  RFC       Staples                                     300             298           118           Fee
169  RFC       The Retail Group                            300             292           172           Fee
170  Midland   Tucker Industries Building                  300             299           119           Fee
171  Midland   Airborne Express                            300             297           117           Fee
172  Midland   Parkway Gardens Apartments (D)              300             298           118           Fee
173  Midland   Norvell Gardens Apartments (D)              300             298           118           Fee
174  RFC       Smith Retail Portfolio                      300             292           112           Fee
175  RFC       Stor-A-Lot Self Storage                     300             299           119           Fee
176  CIBC      CVS Smithtown                               240             238           235           Fee
177  Midland   Ashwood Apartments                          300             294           114           Fee
178  Midland   Stonehurst Apartments                       300             294           114           Fee
179  Midland   Storage Max-Yuma                            300             298           118           Fee
180  Midland   Georgetown/Melrose Plaza Apartments         300             297           117           Fee
181  RFC       Greenwood/St. Charles                       360             353           112           Fee
182  Midland   South Ogden Plaza                           180             178           178           Fee
183  Midland   Cedarstone Apartments                       360             353           113           Fee
184  Midland   Southwest Manor Duplexes                    360             358           118           Fee
185  Midland   Super 8 Motel                               300             297           117           Fee
186  RFC       Andover Apartments                          300             288           108           Fee
187  Midland   Southwood Plaza Office Building             300             298           118           Fee
188  Midland   The Trade Center                            300             296           116           Fee
189  RFC       Regency Mobile Home Park                    264             257           113           Fee
190  RFC       Village Green Shopping Center               240             233           113           Fee
191  RFC       Center on Memorial                          300             298           118           Fee
192  RFC       River Road Mobile Home Park                 300             294           114           Fee
193  RFC       First View                                  300             292           112           Fee
194  Midland   Payne Office Building                       300             298           118           Fee
195  RFC       Woodlane Apartments                         360             359           119           Fee
196  Midland   507 Capital Court (E)                       300             292           112           Fee
197  Midland   513 Capitol Court (E)                       300             292           112           Fee
198  Midland   501 Capital Ct. NE (E)                      300             292           112           Fee
199  CIBC      Town House South Apartments and             300             299           119           Fee
               Danville Duplex
200  RFC       Red Deer Apartments                         360             348           108           Fee
201  Midland   Crown Plaza Office Building                 300             293           113           Fee
202  RFC       535 Manufacturers Drive                     300             296           116           Fee
203  RFC       Old Colony Apartments                       300             291           111           Fee
204  RFC       Franklin Avenue Building                    300             294           114           Fee
205  RFC       Rivercrest Apartments                       300             288           108           Fee
206  Midland   View Pointe Apartments                      300             298           118           Fee
207  RFC       1340 21st Street NW                         360             359           119           Fee
208  RFC       Rollingwood Apartments                      300             297           177           Fee
209  Midland   Greenbrier Apartments                       300             298           118           Fee
210  Midland   Lantana Apartments                          300             298           118           Fee
211  RFC       Pine Meadow Apartments                      300             296           116           Fee
212  Midland   Commerce II Business Park                   180             172           172           Fee
213  Midland   Office Park at Erindale                     300             298           118           Fee
214  Midland   Fletcher Auto Mall                          300             298           118           Fee

                                      II-5


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

(table continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Maturity
                                                                                                              Date or      Original
                                                                                                             Anticipated    Term to
                                                    Original          Cut-Off        Cut-Off                  Repayment    Maturity
Loan                                               Principal           Date          Date Bal./                 Date        or ARD
No.  Seller(1)        Property Name                 Balance         Balance(3)    Unit or NSF(4)  Note Date   (ARD)(5)       (mos)

------------------------------------------------------------------------------------------------------------------------------------

215  RFC       Spurwood Office                         950,000         947,362         41.58       3/16/99       4/1/09       120
216  RFC       Colonial-Excelsior                      946,250         936,876     16,436.42       9/10/98      10/1/08       120
217  Midland   170 South River Road                    939,000         935,917         54.69       4/12/99       5/1/09       120
218  RFC       Centennial Place Apartments             941,900         935,829     21,268.84       12/1/98      12/1/08       120
219  RFC       Charmony Place Apartments               930,700         928,839     17,200.72       4/21/99       5/1/09       120
220  RFC       Wooded Acres Apartments                 925,000         921,178     15,352.96       12/8/98       1/1/09       120
221  RFC       Greenwood Villa Apartments              895,000         887,674     14,794.56      11/20/98      12/1/08       120
222  RFC       Lincolnwood Office Building             882,000         875,024         53.21      11/13/98      12/1/08       120
223  RFC       Brighton Court Apartments               875,000         872,316     12,642.26       3/17/99       4/1/09       120
224  Midland   Bell Oaks Village Apartments            833,000         832,120     10,948.95       4/30/99       6/1/09       120
225  RFC       61-71 Long Lane                         830,000         824,401         35.39       11/3/98      12/1/08       120
226  Midland   Prairie Village Mobile Home Park        825,000         822,635     10,282.94       3/25/99       4/1/09       120
227  RFC       20 Green of Panorama                    827,500         822,548     51,409.28      12/31/98       1/1/09       120
228  RFC       Cedargate Apartments                    818,250         806,888     16,810.17       6/30/98       7/1/08       120
229  RFC       Copperfield Landing, LP                 800,000         800,000         88.14       6/18/99       7/1/14       180
230  Midland   ICCA Building                           735,000         728,605        124.98      10/26/98      11/1/08       120
231  RFC       Oak Glen Apartments                     680,000         674,205     12,039.38       10/5/98      11/1/08       120
232  RFC       North Miami Industrial                  662,000         660,020         29.33       2/26/99       3/1/09       120
233  RFC       Quail Creek Apartments                  656,400         654,143     23,362.25       2/19/99       3/1/09       120
234  RFC       University Apartments                   600,000         595,643     13,852.17       12/8/98       1/1/09       120
235  Midland   Irving Court Townhomes                  545,000         543,935     16,997.98       4/14/99       5/1/09       120
236  RFC       Grahamcrest Manor Apartments            525,000         515,700     10,524.49       1/27/98       2/1/08       120
237  RFC       The Gorelick Apartments                 500,000         494,925     41,243.77       8/25/98       9/1/08       120
238  Midland   325-339 North Dr                        500,000         490,278         28.85      11/11/98      12/1/13       180
239  RFC       519 Central Avenue                      474,000         468,887     29,305.44        7/7/98       8/1/08       120
240  RFC       Klingerman Apartments                   442,000         436,351     33,565.44        6/9/98       7/1/13       180
241  RFC       901 SW 8th Avenue Apartments            439,000         430,193     17,924.71       5/18/98       6/1/18       240
242  RFC       Meadow Pines Apartments                 420,000         415,331     17,305.47        6/4/98       7/1/08       120


               Total/Weighted Average             $736,522,244    $733,801,916                                                1250

                                     II-6

(table continued)


------------------------------------------------------------------------------------------------------------------------------------
                                                      Original                       Remaining
                                                       Amort.         Remaining       Term to
Loan                                                    Term            Amort.       Maturity or
No.  Seller(1)        Property Name                   (mos)(6)          Term          ARD (mos)    Security Type
------------------------------------------------------------------------------------------------------------------------------------

215  RFC       Spurwood Office                             300             297           117           Fee
216  RFC       Colonial-Excelsior                          291             282           111           Fee
217  Midland   170 South River Road                        240             238           118           Fee
218  RFC       Centennial Place Apartments                 300             293           113           Fee
219  RFC       Charmony Place Apartments                   300             298           118           Fee
220  RFC       Wooded Acres Apartments                     360             354           114           Fee
221  RFC       Greenwood Villa Apartments                  300             293           113           Fee
222  RFC       Lincolnwood Office Building                 300             293           113           Fee
223  RFC       Brighton Court Apartments                   300             297           117           Fee
224  Midland   Bell Oaks Village Apartments                300             299           119           Fee
225  RFC       61-71 Long Lane                             300             293           113           Fee
226  Midland   Prairie Village Mobile Home Park            300             297           117           Fee
227  RFC       20 Green of Panorama                        300             294           114           Fee
228  RFC       Cedargate Apartments                        300             288           108           Fee
229  RFC       Copperfield Landing, LP                     180             180           180           Fee
230  Midland   ICCA Building                               300             292           112           Fee
231  RFC       Oak Glen Apartments                         300             292           112           Fee
232  RFC       North Miami Industrial                      300             296           116           Fee
233  RFC       Quail Creek Apartments                      300             296           116           Fee
234  RFC       University Apartments                       300             294           114           Fee
235  Midland   Irving Court Townhomes                      300             298           118           Fee
236  RFC       Grahamcrest Manor Apartments                300             283           103           Fee
237  RFC       The Gorelick Apartments                     300             290           110           Fee
238  Midland   325-339 North Dr                            180             173           173           Fee
239  RFC       519 Central Avenue                          300             289           109           Fee
240  RFC       Klingerman Apartments                       300             288           168           Fee
241  RFC       901 SW 8th Avenue Apartments                240             227           227           Fee
242  RFC       Meadow Pines Apartments                     300             288           108           Fee


               Total/Weighted Average                      324             320           120

                                     II-6


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Related Borrower     Scheduled
                                                      Interest  Interest Accrual   Loan Groups          Balloon
Loan No. Seller(1)        Property Name(2)              Rate         Method        (by Loan No.)        Balance     Balloon LTV(4)
----------------------------------------------------------------------------------------------------------------------------------
1        RFC      21 Penn Plaza                         7.200%     Actual/360                         $28,409,182      60.2%
2        RFC      Park Drive Manor Apts                 7.450%     Actual/360            31            18,660,352      62.2%
3        CIBC     Prime Portfolio                       7.170%     Actual/360                          13,655,857      70.4%
         CIBC     1301 East Tower Road (I)              7.170%     Actual/360             3             3,656,251      70.4%
         CIBC     4300 Madison Street (I)               7.170%     Actual/360             3             3,565,833      70.4%
         CIBC     342-346 Carol Lane (I)                7.170%     Actual/360             3             2,050,661      70.4%
         CIBC     550 Kehoe Blvd. (I)                   7.170%     Actual/360             3             1,986,578      70.4%
         CIBC     343 Carol Lane (I)                    7.170%     Actual/360             3             1,215,824      70.4%
         CIBC     388 Carol Lane (I)                    7.170%     Actual/360             3             1,180,710      70.4%
4        CIBC     1414 Avenue of the Americas           7.870%     Actual/360           5, 15          12,169,841      60.8%
5        CIBC     70 West 36th Street                   7.870%     Actual/360           4, 15          10,605,147      58.9%
6        RFC      7200 Leamington, LLC (A)              8.320%     Actual/360           7, 8            4,372,452      65.5%
7        RFC      2201 Lundt, LLC (A)                   8.320%     Actual/360           6, 8            3,606,147      65.5%
8        RFC      1330 W. 43rd St. (A)                  8.320%     Actual/360           6, 7            1,974,366      65.5%
9        CIBC     University Club Apartments            7.390%     Actual/360                           9,254,639      67.0%
10       Midland  The Patriot Apartments                7.240%     Actual/360            13             8,842,833      70.2%
11       CIBC     Acme Plaza (Cape May Plaza)           7.550%     Actual/360                           8,402,811      70.0%
12       RFC      The Place Apartments                  7.150%     Actual/360                           7,619,550      70.0%
13       Midland  The Phoenix Apartments                6.990%     Actual/360            10             7,363,965      69.8%
14       RFC      Glenwood Plaza                        7.810%     Actual/360                           7,259,141      60.5%
15       CIBC     633 Third Avenue                      7.870%     Actual/360           4, 5            6,736,876      61.2%
16       Midland  148 State Street                      7.870%     Actual/360                           6,787,267      61.7%
17       CIBC     The Piers                             7.715%     Actual/360          18, 26           6,663,473      66.6%
18       CIBC     North Point Center                    7.990%     Actual/360          17, 26           6,618,690      63.6%
19       Midland  Beau Rivage Apartments
                     Phases II & III                    6.810%     Actual/360                           6,104,782      69.4%
20       Midland  Holiday Inn Express & Suites          8.530%     Actual/360            93             4,784,295      47.6%
21       CIBC     Regal Cinemas                         7.820%     Actual/360                           5,494,429      64.6%
22       Midland  Drake's Passage                       7.850%     Actual/360                           5,267,429      58.5%
23       Midland  Northcastle Apartments                6.810%     Actual/360          39, 49           5,563,985      68.1%
24       RFC      Giro Building                         7.850%     Actual/360                           5,173,024      50.8%
25       Midland  Longley Business Park                 7.890%     Actual/360                           5,479,579      63.7%
26       CIBC     Sharpstown Court                      7.715%     Actual/360          17, 18           5,330,778      64.2%
27       Midland  Temescal Village Plaza                8.010%     Actual/360                           4,626,911      65.9%
28       CIBC     Plantation Properties                 7.860%     Actual/360                           4,777,378      64.6%
29       RFC      Bernal Business Center                8.090%     Actual/360                           4,931,779      62.8%
30       Midland  East 55TH Street                      7.630%     Actual/360                           4,282,014      48.7%
31       RFC      Coriel Manor Apartments               8.050%     Actual/360             2             4,538,520      51.6%
32       RFC      Gibbstown Shopping Center             8.830%       30/360                             5,139,872      71.9%
33       Midland  Plaza De Colores                      7.940%     Actual/360                           4,729,453      66.1%
34       CIBC     Lifeline Building                     7.310%     Actual/360                           4,666,664      61.4%
35       RFC      Deon Square Shopping Center           7.415%     Actual/360                             119,793       1.6%
36       CIBC     Regstad II - Orchid Place             7.510%     Actual/360                           4,063,780      63.5%
37       CIBC     6 Gramatan Avenue                     8.270%     Actual/360                           4,502,795      67.2%
38       CIBC     Eisenhower Industrial Complex         8.080%     Actual/360                           4,132,500      48.1%
39       Midland  Wood River Apartments                 7.250%     Actual/360          23, 49           4,394,977      70.1%
40       RFC      Old Navy - Linens 'N Things           8.230%     Actual/360                           4,399,287      69.4%
41       CIBC     Avenue C Apartments                   7.770%     Actual/360                           4,270,390      66.2%
42       RFC      Pine Plaza Shopping Center            7.960%     Actual/360                           4,243,719      63.6%
43       RFC      Shopps On the Pike                    7.460%     Actual/360                             146,569       2.1%
44       Midland  Shoppes of Kenwood                    7.580%     Actual/360                           4,166,219      67.2%

                                     II-7


(table continued)

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Related Borrower     Scheduled
                                                      Interest  Interest Accrual   Loan Groups          Balloon
Loan No. Seller(1)        Property Name(2)              Rate         Method        (by Loan No.)        Balance     Balloon LTV(4)
----------------------------------------------------------------------------------------------------------------------------------
45       Midland  Country Club Place Shopping Center    8.290%     Actual/360         106, 154          4,193,684      49.3%
46       RFC      Space City Retail Center              7.940%     Actual/360                             110,193       1.4%
47       RFC      Glen Cove Shopping Center             8.255%     Actual/360                           4,140,966      61.3%
48       RFC      The Crossings                         7.575%     Actual/360                           4,073,559      58.2%
49       Midland  The Glen Apartments                   7.050%     Actual/360          23, 39           4,022,623      69.4%
50       Midland  Lackland Self Storage                 7.770%     Actual/360            104              139,924       1.6%
51       CIBC     Fairfield Inn                         9.020%     Actual/360            75             3,732,253      59.2%
52       CIBC     Trolley Commons/Willow Reed Village   7.600%     Actual/360                           3,585,765      65.2%
53       CIBC     Monarch Beach Plaza                   8.690%     Actual/360                           3,573,200      54.8%
54       Midland  95 John Muir Drive                    7.810%     Actual/360                           3,779,793      66.3%
55       CIBC     Northup West Office Park              6.840%     Actual/360                           3,647,347      62.3%
56       Midland  MCI Building                          7.760%     Actual/360                           3,381,001      54.3%
57       Midland  Springtown Shopping Center            7.220%     Actual/360                           3,579,167      70.2%
58       RFC      Crosswinds Apartment Homes            7.750%     Actual/360                           3,600,006      66.7%
59       Midland  Forrest Machinery Building            7.510%     Actual/360                           3,303,062      61.2%
60       Midland  Canal House Apartments                7.220%     Actual/360                           3,513,292      54.9%
61       CIBC     Warner Center                         7.710%     Actual/360                           3,271,211      57.4%
62       Midland  Woodside at the Office Center         7.590%     Actual/360                           3,265,261      60.5%
63       RFC      Mountain Country Estates              7.250%     Actual/360            145            3,224,253      63.2%
64       CIBC     One Dodge Drive                       8.100%     Actual/360            129            3,497,375      68.6%
65       CIBC     Kolonaki - Industrial (808)           8.320%     Actual/360         135, 139          3,203,815      54.5%
66       Midland  Rockford Ambulatory Surgery
                     Center (B)                         8.450%     Actual/360            67             2,147,243      54.2%
67       Midland  Rockford Medical Office Building (B)  8.450%     Actual/360            66               696,781      54.2%
68       CIBC     White's Crossing Plaza                7.900%     Actual/360                           3,338,491      64.8%
69       CIBC     Access Self Storage                   7.810%     Actual/360                           3,075,815      61.5%
70       Midland  South Park Office Complex             7.770%     Actual/360                           3,307,955      59.5%
71       Midland  Georgetown Apartments                 7.530%     Actual/360                           3,188,399      65.1%
72       Midland  Heritage Park Apartments              7.480%     Actual/360                           3,105,913      65.4%
73       Midland  Northland Aluminum Products, Inc.     8.250%     Actual/360                           2,503,008      40.9%
74       RFC      Coach & Four East Apartments          7.590%     Actual/360                           3,064,664      65.2%
75       CIBC     Courtyard by Marriott                 9.020%     Actual/360            51             2,884,013      51.5%
76       RFC      Brook Run Apartments                  7.430%     Actual/360                           2,955,682      65.7%
77       RFC      Green Meadows Apartments              7.700%     Actual/360                           2,965,252      70.6%
78       RFC      Grand Plaza Properties, Inc.          7.990%     Actual/360                           2,941,739      66.1%
79       RFC      Fairmont and Monticello Apartments    7.660%     Actual/360                           2,677,897      60.6%
80       CIBC     Palmetto Gardens Industrial Park      7.760%     Actual/360                           2,767,253      60.4%
81       Midland  Lower Falls Landing                   7.880%     Actual/360                           2,656,694      61.8%
82       RFC      PML Office Building                   8.160%     Actual/360                           2,650,749      58.9%
83       Midland  Concord Business Center               7.900%     Actual/360                           2,638,629      47.1%
84       Midland  Middlebrook Business Park             7.970%     Actual/360                           2,518,935      61.4%
85       Midland  Vintage Faire Apartments              7.590%     Actual/360                           2,555,177      48.2%
86       CIBC     140 Gould Street                      7.480%     Actual/360                           2,649,490      58.9%
87       Midland  Woodbridge Apartments                 7.170%     Actual/360                           2,588,129      69.9%
88       RFC      Pier One Imports                      7.800%     Actual/360                           2,616,523      68.9%
89       Midland  Deerwood at the Park Apartments       7.110%     Actual/360                           2,539,949      58.4%
90       Midland  Tukwila Estates                       7.620%     Actual/360                           2,565,321      64.9%
91       Midland  Orchard Park Apartments               7.670%     Actual/360                           2,292,549      65.5%
92       Midland  Airport Business Center               7.850%     Actual/360                           2,283,924      46.6%
93       Midland  Holiday Inn, New Ulm                  8.850%     Actual/360            20             1,931,928      44.9%
94       RFC      Monsey Mall                           8.300%     Actual/360                           1,960,427      44.6%

                                     II-8


(table continued)

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Related Borrower     Scheduled
                                                      Interest  Interest Accrual   Loan Groups          Balloon
Loan No. Seller(1)        Property Name(2)              Rate         Method        (by Loan No.)        Balance     Balloon LTV(4)
----------------------------------------------------------------------------------------------------------------------------------
95       Midland  Silverdale Office Building            7.420%     Actual/360                           2,217,378      49.3%
96       RFC      Habersham Shopping Center             7.700%     Actual/360                           2,405,515      60.9%
97       Midland  Brattleboro North Shopping Plaza      7.640%       30/360                             2,166,788      41.3%
98       Midland  Crossroads Shopping Center            7.560%     Actual/360                           2,331,869      65.7%
99       RFC      Paloma Apartments                     7.180%     Actual/360                           2,300,871      65.7%
100      Midland  Mullica Woods                         7.370%     Actual/360                           2,069,359      57.5%
101      Midland  Windsong Apartments                   7.770%     Actual/360                           2,053,671      47.2%
102      Midland  Magnolia Park Shopping Center         7.360%     Actual/360                           2,028,088      45.1%
103      Midland  Vollstedt Building                    7.930%     Actual/360                           2,041,794      60.1%
104      Midland  Lackland Self Storage                 7.770%     Actual/360            50                77,737       1.3%
105      Midland  Cinnamon Square Apartments            7.750%     Actual/360                           2,019,634      61.6%
106      Midland  Bordeaux XI Apartments                7.990%     Actual/360          45, 154          2,182,992      67.2%
107      Midland  5397 North Commerce (C)               7.950%     Actual/360            108            1,145,636      59.0%
108      Midland  Gabbert Building (C)                  7.950%     Actual/360            107              756,880      59.0%
109      RFC      The Kingsbury Apartments              7.550%     Actual/360                           1,870,440      64.1%
110      Midland  Crestwood Apartments                  7.640%     Actual/360                           1,852,736      61.8%
111      CIBC     Dicks Clothing and Sporting Goods     8.610%     Actual/360                           1,900,586      60.3%
112      Midland  Roseland Manor Duplexes               7.970%     Actual/360            224            1,858,231      61.9%
113      Midland  Mount View Office Building            7.740%     Actual/360                           1,880,519      56.1%
114      Midland  The Port Apartments                   7.410%     Actual/360            177            1,983,413      68.4%
115      RFC      Forman Mills                          7.950%     Actual/360                           1,851,739      55.3%
116      RFC      7900 Beech Daly & 6810 Metroplex
                     Drive                              7.100%     Actual/360                           1,945,789      68.8%
117      RFC      Arrowhead Fountain Center             8.110%     Actual/360                           1,973,345      65.8%
118      Midland  Ridgmar Crossroads Apartments         7.380%     Actual/360            235            1,942,682      68.9%
119      RFC      Renaissance West Shopping Center      8.135%     Actual/360                           1,804,852      45.1%
120      CIBC     Lexington Center                      8.210%     Actual/360                           1,944,694      64.8%
121      Midland  State of Oregon Job Council
                     Buildings                          7.960%     Actual/360                           1,777,825      52.3%
122      CIBC     Hayes Community                       8.160%     Actual/360                           1,764,406      47.7%
123      RFC      Today's Man - Deptford                8.120%     Actual/360                           1,758,635      55.0%
124      Midland  Devon Park Apartments                 7.440%     Actual/360                           1,707,007      64.4%
125      RFC      Cross Keys Apartments                 7.000%     Actual/360                           1,832,014      69.1%
126      CIBC     White Oak Professional Building       8.020%     Actual/360                           1,812,832      64.7%
127      RFC      Scripps Mesa Shopping Center          8.150%     Actual/360                           1,675,767      58.4%
128      Midland  Pacific Place                         7.890%     Actual/360                           1,647,972      53.2%
129      CIBC     Timberfalls Apartments                7.860%     Actual/360            64             1,783,619      66.7%
130      Midland  110 American Boulevard                7.480%     Actual/360                           1,627,653      60.5%
131      Midland  Handy Lock Mini Storage               7.430%     Actual/360                           1,389,213      46.3%
132      RFC      Carpenter Crest Apartments            7.150%     Actual/360                           1,733,858      69.4%
133      RFC      Stanford Court                        8.625%       30/360                             1,873,574      76.5%
134      Midland  Commons at Valdosta Apartments        7.470%     Actual/360                           1,697,942      70.7%
135      CIBC     Kolonaki - Sausalito (579)            8.320%     Actual/360          65, 139          1,581,104      51.0%
136      Midland  Quail Court Apartments                7.030%     Actual/360                           1,525,463      62.9%
137      Midland  Pacific Palms Apartments              7.880%     Actual/360                              61,149       1.5%
138      Midland  Village at Cambridge Self Storage     8.270%     Actual/360                           1,540,898      58.5%
139      CIBC     Kolonaki - San Francisco (1723)       8.320%     Actual/360          65, 135          1,539,495      51.0%
140      Midland  Providence Office Building            7.810%     Actual/360            194            1,513,263      48.8%
141      Midland  Westlake Village Apartments           7.520%     Actual/360                           1,595,601      57.1%
142      CIBC     Days Inn - Anderson                   8.990%     Actual/360                           1,526,013      54.0%
143      RFC      Hollywood Video Portfolio             8.160%     Actual/360                           1,616,831      67.4%
144      CIBC     Hampton Inn - Mary Esther             8.880%     Actual/360                           1,308,848      42.8%

                                     II-9

(table continued)

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Related Borrower     Scheduled
                                                      Interest  Interest Accrual   Loan Groups          Balloon
Loan No. Seller(1)        Property Name(2)              Rate         Method        (by Loan No.)        Balance     Balloon LTV(4)
----------------------------------------------------------------------------------------------------------------------------------
145      RFC      The Pinons Apartments                 7.250%     Actual/360            63             1,454,945      58.2%
146      Midland  Foreside Place                        7.660%     Actual/360                           1,472,733      52.6%
147      Midland  21036 Triple Seven Road               7.720%     Actual/360                           1,465,444      65.1%
148      RFC      Central Park Southwest                7.730%     Actual/360                           1,454,039      54.9%
149      Midland  Best Storage                          7.850%     Actual/360                           1,242,091      52.0%
150      Midland  Forest Hills Shopping Center          7.120%     Actual/360                           1,125,606      51.2%
151      Midland  Ashton Oaks Apartments                8.090%     Actual/360                           1,450,195      61.1%
152      Midland  Siesta Hills Shopping Center          7.990%     Actual/360                             848,734      19.3%
153      Midland  Holiday Inn Express                   9.000%     Actual/360         164, 185          1,467,101      56.4%
154      Midland  Waterside Apartments                  8.140%     Actual/360          45, 106          1,529,666      65.1%
155      Midland  Village Square Shopping Center        8.200%     Actual/360                           1,400,774      54.5%
156      Midland  Century Mobile Home Park              8.260%     Actual/360                           1,394,746      69.7%
157      Midland  Rite Aid Pharmacy                     8.090%     Actual/360                              89,449       4.3%
158      RFC      Hobe Village Mobile Home Park         8.370%     Actual/360                           1,114,643      48.5%
159      Midland  Via Linda Plaza                       8.090%     Actual/360                           1,358,212      58.4%
160      Midland  Pleasant Valley Apartments            7.370%     Actual/360                           1,353,262      53.3%
161      Midland  West Wind Apartments Phase III        7.490%     Actual/360                           1,414,900      68.4%
162      RFC      S&R Shopping Center                   7.030%     Actual/360                           1,396,482      55.9%
163      Midland  Edwards Village Center                8.170%     Actual/360                           1,403,585      58.5%
164      Midland  Comfort Inn                           9.000%     Actual/360         153, 185          1,305,508      62.2%
165      RFC      Laudonniere Apartments                7.965%     Actual/360                           1,367,639      70.1%
166      RFC      Whaley's Shopping Center              7.860%     Actual/360                           1,364,420      64.2%
167      Midland  Maybrook Apartments                   6.960%     Actual/360                           1,219,734      58.1%
168      RFC      Staples                               7.110%     Actual/360                           1,204,561      54.8%
169      RFC      The Retail Group                      7.210%     Actual/360                             959,056      34.9%
170      Midland  Tucker Industries Building            7.920%     Actual/360                           1,225,500      59.1%
171      Midland  Airborne Express                      7.760%     Actual/360                           1,169,815      63.2%
172      Midland  Parkway Gardens Apartments (D)        7.840%     Actual/360            173              800,580      57.3%
173      Midland  Norvell Gardens Apartments (D)        7.840%     Actual/360            172              370,414      57.3%
174      RFC      Smith Retail Portfolio                6.950%     Actual/360                           1,143,273      56.5%
175      RFC      Stor-A-Lot Self Storage               8.310%     Actual/360                           1,164,645      59.1%
176      CIBC     CVS Smithtown                         7.800%     Actual/360                              92,215       4.6%
177      Midland  Ashwood Apartments                    7.510%     Actual/360            114            1,140,371      60.3%
178      Midland  Stonehurst Apartments                 7.940%     Actual/360                           1,146,467      60.3%
179      Midland  Storage Max-Yuma                      7.870%     Actual/360                           1,112,207      58.5%
180      Midland  Georgetown/Melrose Plaza Apartments   7.790%     Actual/360                           1,109,212      56.9%
181      RFC      Greenwood/St. Charles                 7.450%     Actual/360                           1,171,171      65.1%
182      Midland  South Ogden Plaza                     8.010%     Actual/360                              43,645       1.4%
183      Midland  Cedarstone Apartments                 7.530%     Actual/360                           1,123,910      66.1%
184      Midland  Southwest Manor Duplexes              7.520%     Actual/360                           1,118,716      67.8%
185      Midland  Super 8 Motel                         9.110%     Actual/360         153, 164          1,073,642      59.6%
186      RFC      Andover Apartments                    7.625%       30/360         200, 205, 228       1,000,583      58.5%
187      Midland  Southwood Plaza Office Building       7.830%     Actual/360                           1,016,285      58.9%
188      Midland  The Trade Center                      7.720%     Actual/360                             984,781      58.3%
189      RFC      Regency Mobile Home Park              8.550%     Actual/360                             929,309      48.9%
190      RFC      Village Green Shopping Center         7.075%     Actual/360                             819,108      34.1%
191      RFC      Center on Memorial                    8.025%     Actual/360                             949,135      57.0%
192      RFC      River Road Mobile Home Park           8.650%     Actual/360                             965,240      56.8%
193      RFC      First View                            7.050%     Actual/360                             921,318      54.2%
194      Midland  Payne Office Building                 7.810%     Actual/360            140              935,920      53.5%

                                     II-10


(table continued)

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Related Borrower     Scheduled
                                                      Interest  Interest Accrual   Loan Groups          Balloon
Loan No. Seller(1)        Property Name(2)              Rate         Method        (by Loan No.)        Balance     Balloon LTV(4)
----------------------------------------------------------------------------------------------------------------------------------
195      RFC      Woodlane Apartments                   8.510%     Actual/360                           1,028,446      72.4%
196      Midland  507 Capital Court (E)                 6.910%     Actual/360         197, 198            303,964      55.7%
197      Midland  513 Capitol Court (E)                 6.910%     Actual/360         196, 199            303,964      55.7%
198      Midland  501 Capital Ct. NE (E)                6.910%     Actual/360         196, 197            291,964      55.7%
199      CIBC     Town House South Apartments and
                     Danville Duplexes                  7.750%     Actual/360                             900,432      60.0%
200      RFC      Red Deer Apartments                   7.625%       30/360         186, 205, 228         961,708      56.6%
201      Midland  Crown Plaza Office Building           7.465%     Actual/360                             895,162      43.0%
202      RFC      535 Manufacturers Drive               7.700%     Actual/360                             858,438      58.2%
203      RFC      Old Colony Apartments                 7.560%     Actual/360                             854,518      63.3%
204      RFC      Franklin Avenue Building              8.900%     Actual/360                             877,990      59.5%
205      RFC      Rivercrest Apartments                 7.625%       30/360         186, 200, 228         836,617      57.7%
206      Midland  View Pointe Apartments                7.540%     Actual/360                             836,328      61.7%
207      RFC      1340 21st Street NW                   7.980%     Actual/360                             907,617      66.7%
208      RFC      Rollingwood Apartments                8.240%     Actual/360                             683,442      44.1%
209      Midland  Greenbrier Apartments                 7.970%     Actual/360                             826,234      59.0%
210      Midland  Lantana Apartments                    7.570%     Actual/360                             816,657      60.0%
211      RFC      Pine Meadow Apartments                7.800%     Actual/360                             819,977      42.1%
212      Midland  Commerce II Business Park             7.450%     Actual/360                              29,317       0.8%
213      Midland  Office Park at Erindale               7.770%     Actual/360                             789,432      56.4%
214      Midland  Fletcher Auto Mall                    8.150%     Actual/360                             788,958      52.6%
215      RFC      Spurwood Office                       8.330%     Actual/360                             790,775      52.7%
216      RFC      Colonial-Excelsior                    7.875%     Actual/360                             764,761      53.1%
217      Midland  170 South River Road                  7.780%     Actual/360                             661,076      37.6%
218      RFC      Centennial Place Apartments           8.500%     Actual/360                             787,511      60.6%
219      RFC      Charmony Place Apartments             7.700%     Actual/360                             760,875      60.4%
220      RFC      Wooded Acres Apartments               7.700%     Actual/360                             821,214      66.5%
221      RFC      Greenwood Villa Apartments            7.150%     Actual/360            234              719,344      53.3%
222      RFC      Lincolnwood Office Building           7.350%     Actual/360                             713,242      53.8%
223      RFC      Brighton Court Apartments             7.790%     Actual/360                             717,125      57.4%
224      Midland  Bell Oaks Village Apartments          7.970%     Actual/360            112              687,959      58.8%
225      RFC      61-71 Long Lane                       8.250%     Actual/360                             689,115      51.0%
226      Midland  Prairie Village Mobile Home Park      8.160%     Actual/360                             685,067      62.3%
227      RFC      20 Green of Panorama                  8.200%     Actual/360                             685,914      64.7%
228      RFC      Cedargate Apartments                  7.625%       30/360           200, 205            654,458      57.9%
229      RFC      Copperfield Landing, LP               8.630%     Actual/360                              22,721       1.6%
230      Midland  ICCA Building                         7.630%     Actual/360                             600,838      58.9%
231      RFC      Oak Glen Apartments                   7.750%     Actual/360                             556,412      56.8%
232      RFC      North Miami Industrial                9.170%     Actual/360                             563,956      61.0%
233      RFC      Quail Creek Apartments                8.500%     Actual/360                             549,117      59.0%
234      RFC      University Apartments                 7.050%     Actual/360            221              480,670      50.6%
235      Midland  Irving Court Townhomes                7.820%     Actual/360            118              448,352      59.8%
236      RFC      Grahamcrest Manor Apartments          8.000%     Actual/360                             432,458      57.7%
237      RFC      The Gorelick Apartments               8.000%     Actual/360                             412,130      61.1%
238      Midland  325-339 North Dr                      8.410%     Actual/360                              17,794       1.8%
239      RFC      519 Central Avenue                    8.125%     Actual/360                             392,186      57.8%
240      RFC      Klingerman Apartments                 7.625%     Actual/360                             289,105      49.0%
241      RFC      901 SW 8th Avenue Apartments          8.625%     Actual/360                              22,958       3.3%
242      RFC      Meadow Pines Apartments               8.375%     Actual/360                             350,053      62.5%

                Total/Weighted Average                  7.737%                                       $601,011,350      58.5%


                                     II-11


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION


----------------------------------------------------------------------------------------------------------------------------------
Loan Seller
 No.  (1)          Property Name(2)                      Address                                       City      State  Zipcode
----------------------------------------------------------------------------------------------------------------------------------
  1  RFC     21 Penn Plaza                362 - 370 9th Avenue                                          New York  NY     10001
  2  RFC     Park Drive Manor Apts        633 W. Rittenhouse Street                                 Philadelphia  PA     19144
  3  CIBC    Prime Portfolio              Various                                                        Chicago  IL    Various
     CIBC    1301 East Tower Road (I)     1301 East Tower Road                                        Schaumburg  IL     60173
     CIBC    4300 Madison Street (I)      4300 Madison Street                                           Hillside  IL     60162
     CIBC    342-346 Carol Lane (I)       342-346 Carol Lane                                            Elmhurst  IL     60126
     CIBC    550 Kehoe Blvd. (I)          550 Kehoe Blvd.                                           Carol Stream  IL     60188
     CIBC    343 Carol Lane (I)           343 Carol Lane                                                Elmhurst  IL     60126
     CIBC    388 Carol Lane (I)           388 Carol Lane                                                Elmhurst  IL     60126
  4  CIBC    1414 Avenue of the Americas  1414 Avenue of the Americas                                   New York  NY     10019
  5  CIBC    70 West 36th Street          70 West 36th Street                                           New York  NY     10018
  6  RFC     7200 Leamington, LLC (A)     7200 S. Leamington                                        Bedford Park  IL     60638
  7  RFC     2201 Lundt, LLC (A)          2201 W. Lunt Ave                                     Elk Grove Village  IL     60007
  8  RFC     1330 W. 43rd St. (A)         1330 W. 43rd St.                                               Chicago  IL     60609
  9  CIBC    University Club Apartments   10035 Dabney Drive                                           Charlotte  NC     28262
 10  Midland The Patriot Apartments       4600 FAIRBANKS DR                                              El Paso  TX     79924
 11  CIBC    Acme Plaza (Cape May Plaza)  South Dennis Road                                             Cape May  NJ     08210
 12  RFC     The Place Apartments         4757 Barkley Circle                                         Fort Myers  FL     33907
 13  Midland The Phoenix Apartments       7401 PHOENIX AVE                                               El Paso  TX     79915
 14  RFC     Glenwood Plaza               Routes 5 & 46                                                   Oneida  NY     13421
 15  CIBC    633 Third Avenue             633 3rd Avenue                                                New York  NY     10017
 16  Midland 148 State Street             148 STATE ST                                                    Boston  MA     02109
 17  CIBC    The Piers                    6341 Tacoma Drive                                          Port Richey  FL     34668
 18  CIBC    North Point Center           East 7th St. and Range Line                                     Joplin  MO     64801
 19  Midland Beau Rivage Apartments,       Rd.
              Phases II & III             4700 E. UPRIVER DRIVE                                          Spokane  WA     99217
 20  Midland Holiday Inn Express &
              Suites                      1950 RAHNCLIFF CT                                                Eagan  MN     55122
 21  CIBC    Regal Cinemas                550 Rollins Road                                      Round Lake Beach  IL     60073
 22  Midland Drake's Passage              31 DRONNINGEN'S GADE                                    Charlotte Amal  VI     00801
 23  Midland Northcastle Apartments       8100 MOPAC EXPRESSWAY                                           Austin  TX     78750
 24  RFC     Giro Building                370 - 380 Encinal Street                                    Santa Cruz  CA     95060
 25  Midland Longley Business Park        3515- 3595 AIRWAY DR                                              Reno  NV     89511
 26  CIBC    Sharpstown Court             6900 Southwest Freeway                                         Houston  TX     77025
 27  Midland Temescal Village Plaza       1181- 1199 MAGNOLIA AVE                                         Corona  CA     91719
 28  CIBC    Plantation Properties        1700 & 1800 Northwest 66th Avenue                           Plantation  FL     33313
 29  RFC     Bernal Business Center       175 Bernal Road                                               San Jose  CA     95119
 30  Midland East 55TH Street             1901- 2137 E 55TH ST                                            Vernon  CA     90058
 31  RFC     Coriel Manor Apartments      7200 Marion Avenue                                           Levittown  PA     19055
 32  RFC     Gibbstown Shopping Center    Harmony Road and I-295 / US 130                              Gibbstown  NJ     8027
 33  Midland Plaza De Colores             1950 -2050 S RAINBOW BLVD                                    Las Vegas  NV     89102
 34  CIBC    Lifeline Building            108 Clark Street                                            Framingham  MA     01701
 35  RFC     Deon Square Shopping
              Center                      500 Oxford Valley Road                                         Bristol  PA     19030
 36  CIBC    Regstad II - Orchid Place    1750, 1810, 1830 and 1850 49th Street SW                         Fargo  ND     58103
 37  CIBC    6 Gramatan Avenue            6 Gramatan Avenue                                           Mt. Vernon  NY     10550
 38  CIBC    Eisenhower Industrial
              Complex                     4600, 4602, 4604 Eisenhower Avenue                          Alexandria  VA     22304
 39  Midland Wood River Apartments        4021 WOOD RIVER DR                                      Corpus Christi  TX     78410
 40  RFC     Old Navy - Linens 'N Things  2600 NE Highway 20                                                Bend  OR     97701
 41  CIBC    Avenue C Apartments          60 East 1st Street and 18-22 Avenue C                         New York  NY     10009
 42  RFC     Pine Plaza Shopping Center   1213-71 Stafford Drive                                       Princeton  WV     24740
 43  RFC     Shopps On the Pike           11501-11503 Rockville Pike                                   Rockville  MD     20852
 44  Midland Shoppes of Kenwood           7700 MONTGOMERY RD                                          Cincinnati  OH     45236
 45  Midland Country Club Place Shopping
              Center                      1552- 1696 COUNTRY CLUB PLAZA DRIVE                         St Charles  MO     63303
 46  RFC     Space City Retail Center     1001 - 1051 Pineloch Drive                                     Houston  TX     77062
 47  RFC     Glen Cove Shopping Center    40, 44, & 50 Glen Cove Road                                  Greenvale  NY     11548
 48  RFC     The Crossings                200-220 Nut Tree Parkway                                     Vacaville  CA     95687
 49  Midland The Glen Apartments          2602 SOUTH 39TH STREET                                          Temple  TX     76504
 50  Midland Lackland Self Storage        3540 QUAKERBRIDGE RD                                          Hamilton  NJ     08619
 51  CIBC    Fairfield Inn                800 Salem Drive                                              Owensboro  KY     42303
 52  CIBC    Trolley Commons/Willow
              Reed Village                99 Hemingway Avenue                                         East Haven  CT     06512
 53  CIBC    Monarch Beach Plaza          24004-24060 Camino Del Avion                                Dana Point  CA     92677
 54  Midland 95 John Muir Drive           95 JOHN MUIR DR                                                Amherst  NY     14228
 55  CIBC    Northup West Office Park     2800-2840 Northup Way                                         Bellevue  WA     98004
 56  Midland MCI Building                 4408 SILICON DR                                                 Durham  NC     22703
 57  Midland Springtown Shopping Center   STATE HWY 199                                               Springtown  TX     76082
 58  RFC     Crosswinds Apartment Homes   14810 Crosswinds Boulevard                                     Houston  TX     77032
 59  Midland Forrest Machinery Building   27756 AVENUE MENTRY                                      Santa Clarita  CA     91355
 60  Midland Canal House Apartments       4250- 4312 MAIN STREET                                    Philadelphia  PA     19127
 61  CIBC    Warner Center                332 Fifth Avenue                                            Pittsburgh  PA     15222
 62  Midland Woodside at the Office       1000, 1100, 1200, 1300,
              Center                       2000 CENTER DRIVE                                          Plainsboro  NJ     08536
 63  RFC     Mountain Country Estates     115 South Academy Blvd.                               Colorado Springs  CO     80910
 64  CIBC    One Dodge Drive              One Dodge Drive                                          West Caldwell  NJ     07006
 65  CIBC    Kolonaki - Industrial (808)  808 Brannan Street                                       San Francisco  CA     94103
 66  Midland Rockford Ambulatory Surgery
              Center (B)                  1016 FEATHERSTONE RD                                          Rockford  IL     61107
 67  Midland Rockford Medical Office
              Building (B)                2202 HARLEM RD                                              Loves Park  IL     61111
 68  CIBC    White's Crossing Plaza       1820 S. Madison Street                                      Whiteville  NC     28474
 69  CIBC    Access Self Storage          217 Belmont Avenue                                             Haledon  NJ     7508
 70  Midland South Park Office Complex    2055 SOUTH PACHECO STREET                                     Santa Fe  NM     87502
 71  Midland Georgetown Apartments        975, 982 , 990 IRWIN ST                                     Morgantown  WV     26505

                                     II-12

(Table continued)

---------------------------------------------------------------------------------------------------------------------------
Loan Seller                                                                         Units or               Year      Year
 No.  (1)          Property Name(2)          Property Type          SubType            NSF                Built   Renovated
---------------------------------------------------------------------------------------------------------------------------
  1  RFC     21 Penn Plaza                Office               Urban                  344,091              1931      1997
  2  RFC     Park Drive Manor Apts        Multifamily          High-Rise                  572              1950      1998
  3  CIBC    Prime Portfolio              Industrial/Warehouse Warehouse              361,043           Various   Various
     CIBC    1301 East Tower Road (I)     Office               Office/Warehouse        50,400              1992       N/A
     CIBC    4300 Madison Street (I)      Industrial/Warehouse Warehouse              127,129              1980      1994
     CIBC    342-346 Carol Lane (I)       Industrial/Warehouse Warehouse               67,935              1989       N/A
     CIBC    550 Kehoe Blvd. (I)          Industrial/Warehouse Warehouse               44,575              1996       N/A
     CIBC    343 Carol Lane (I)           Industrial/Warehouse Warehouse               30,084              1989       N/A
     CIBC    388 Carol Lane (I)           Industrial/Warehouse Warehouse               40,920              1979      1982
  4  CIBC    1414 Avenue of the Americas  Office               Urban                  111,455              1924      1997
  5  CIBC    70 West 36th Street          Office               Urban                  151,077              1923      1995
  6  RFC     7200 Leamington, LLC (A)     Industrial/Warehouse Light                  310,752              1952      1992
  7  RFC     2201 Lundt, LLC (A)          Industrial/Warehouse Light                  213,390              1963      1998
  8  RFC     1330 W. 43rd St. (A)         Industrial/Warehouse Light                  109,728              1977      1997
  9  CIBC    University Club Apartments   Multifamily          Garden                     130              1998       N/A
 10  Midland The Patriot Apartments       Multifamily          Garden                     320              1996       N/A
 11  CIBC    Acme Plaza (Cape May Plaza)  Retail               Anchored               150,548              1971      1998
 12  RFC     The Place Apartments         Multifamily          Garden                     230         1985/1987      1999
 13  Midland The Phoenix Apartments       Multifamily          Garden                     336              1993       N/A
 14  RFC     Glenwood Plaza               Retail               Anchored               218,166              1989       N/A
 15  CIBC    633 Third Avenue             Retail               Unanchored              40,144              1962      1998
 16  Midland 148 State Street             Office               Urban                   62,347              1916      1997
 17  CIBC    The Piers                    Retail               Anchored               101,696              1990       N/A
 18  CIBC    North Point Center           Retail               Anchored               143,559              1992      1997
 19  Midland Beau Rivage Apartments,
              Phases II & III             Multifamily          Garden                     192              1998       N/A
 20  Midland Holiday Inn Express &
              Suites                      Hospitality          Limited Service            120              1994      1996
 21  CIBC    Regal Cinemas                Retail               Unanchored              72,621              1998       N/A
 22  Midland Drake's Passage              Retail               Unanchored              32,863              1850      1998
 23  Midland Northcastle Apartments       Multifamily          Garden                     170              1970       N/A
 24  RFC     Giro Building                Industrial/Warehouse Flex                    90,026 1994/1997/1998/1999     N/A
 25  Midland Longley Business Park        Industrial/Warehouse Flex                   104,400              1996       N/A
 26  CIBC    Sharpstown Court             Retail               Anchored                84,189              1974      1998
 27  Midland Temescal Village Plaza       Retail               Anchored                58,342              1985       N/A
 28  CIBC    Plantation Properties        Industrial/Warehouse Light                   99,072              1979      1997
 29  RFC     Bernal Business Center       Office               Suburban                48,653              1983       N/A
 30  Midland East 55TH Street             Industrial/Warehouse Light                  390,382              1938       N/A
 31  RFC     Coriel Manor Apartments      Multifamily          Garden                     245              1968      1998
 32  RFC     Gibbstown Shopping Center    Retail               Anchored               100,694         1987/1988       N/A
 33  Midland Plaza De Colores             Retail               Unanchored              43,770              1998       N/A
 34  CIBC    Lifeline Building            Office               Suburban                84,420              1969      1998
 35  RFC     Deon Square Shopping
              Center                      Retail               Anchored                76,545              1983      1995
 36  CIBC    Regstad II - Orchid Place    Multifamily          Garden                     144              1998       N/A
 37  CIBC    6 Gramatan Avenue            Office               Suburban                69,259              1912      1996
 38  CIBC    Eisenhower Industrial
              Complex                     Industrial/Warehouse Light                   89,654              1964       N/A
 39  Midland Wood River Apartments        Multifamily          Garden                     200              1983       N/A
 40  RFC     Old Navy - Linens 'N Things  Retail               Big Box                 54,588              1995      1999
 41  CIBC    Avenue C Apartments          Multifamily          Garden                      28           1997-98       N/A
 42  RFC     Pine Plaza Shopping Center   Retail               Anchored                94,810              1983      1998
 43  RFC     Shopps On the Pike           Retail               Unanchored              20,703              1991      1998
 44  Midland Shoppes of Kenwood           Retail               Anchored                47,411              1991       N/A
 45  Midland Country Club Place Shopping
              Center                      Retail               Unanchored             121,757              1985       N/A
 46  RFC     Space City Retail Center     Retail               Unanchored              52,061              1990       N/A
 47  RFC     Glen Cove Shopping Center    Retail               Unanchored              21,086              1952      1998
 48  RFC     The Crossings                Retail               Anchored                29,060              1998       N/A
 49  Midland The Glen Apartments          Multifamily          Garden                     200              1983       N/A
 50  Midland Lackland Self Storage        Self Storage         Self Storage             1,044              1980       N/A
 51  CIBC    Fairfield Inn                Hospitality          Limited Service            100              1997       N/A
 52  CIBC    Trolley Commons/Willow
              Reed Village                Multifamily          Garden                     120              1962      1998
 53  CIBC    Monarch Beach Plaza          Retail               Unanchored              31,377              1991       N/A
 54  Midland 95 John Muir Drive           Office               Suburban                39,304              1992      1995
 55  CIBC    Northup West Office Park     Office               Suburban                49,105              1980       N/A
 56  Midland MCI Building                 Office               Urban                   60,000              1987       N/A
 57  Midland Springtown Shopping Center   Retail               Anchored                62,718              1997       N/A
 58  RFC     Crosswinds Apartment Homes   Multifamily          Garden                     240              1984       N/A
 59  Midland Forrest Machinery Building   Industrial/Warehouse Light                   85,302              1988       N/A
 60  Midland Canal House Apartments       Multifamily          Garden                      75              1840      1988
 61  CIBC    Warner Center                Office               Suburban               121,650              1918      1984
 62  Midland Woodside at the Office
              Center                      Office               Suburban                55,000              1984      1997
 63  RFC     Mountain Country Estates     Multifamily          Garden                     150              1972       N/A
 64  CIBC    One Dodge Drive              Industrial/Warehouse Light                   92,913              1985       N/A
 65  CIBC    Kolonaki - Industrial (808)  Industrial/Warehouse Warehouse               55,140              1930      1985
 66  Midland Rockford Ambulatory Surgery
              Center (B)                  Office               Medical                 17,895              1994       N/A
 67  Midland Rockford Medical Office
              Building (B)                Office               Medical                 12,574              1973      1991
 68  CIBC    White's Crossing Plaza       Retail               Anchored                90,131              1994       N/A
 69  CIBC    Access Self Storage          Self Storage         Self Storage            65,138       1950 & 1990      1996
 70  Midland South Park Office Complex    Office               Suburban                31,567              1997       N/A
 71  Midland Georgetown Apartments        Multifamily          Garden                      91              1988       N/A

                                     II-12

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

(Table continued)

----------------------------------------------------------------------------------------------------------------------------------
Loan Seller
 No.  (1)          Property Name(2)                      Address                                       City      State  Zipcode
----------------------------------------------------------------------------------------------------------------------------------
 72  Midland Heritage Park Apartments     850 S VINCENT AVE                                                Azusa  CA     91702
 73  Midland Northland Aluminum
              Products, Inc.              5005 COUNTY RD 25                                        St Louis Park  MN     55416
 74  RFC     Coach & Four East
              Apartments                  5250 Burkhardt Drive                                         Riverside  OH     45431
 75  CIBC    Courtyard by Marriott        1010 Wilkinson Trace                                     Bowling Green  KY     42104
 76  RFC     Brook Run Apartments         1-5 Washington Avenue                                  Victory Gardens  NJ     7801
 77  RFC     Green Meadows Apartments     3501 25th Avenue North                                      Texas City  TX     77590
 78  RFC     Grand Plaza Properties, Inc. 620 Beacon Boulevard                                       Grand Haven  MI     49417
 79  RFC     Fairmont and Monticello
              Apartments                  1-13 Maryland Plaza and 4535 Lindell                         St. Louis  MO     63108
 80  CIBC    Palmetto Gardens Industrial
              Park                        9500-9695 NW 79th Avenue                               Hialeah Gardens  FL     33016
 81  Midland Lower Falls Landing          106 LAYAYETTE                                                 Yarmouth  ME     04096
 82  RFC     PML Office Building          11890 SW 8th Street                                              Miami  FL     33184
 83  Midland Concord Business Center      124-130 & 134 HALL ST                                          Concord  NH     03301
 84  Midland Middlebrook Business Park    19500- 19546 AMARANTH DR                                    Germantown  MD     20874
 85  Midland Vintage Faire Apartments     11070 HIRSCHFELD WAY                                    Rancho Cordova  CA     95670
 86  CIBC    140 Gould Street             140 Gould Street                                               Needham  MA     02194
 87  Midland Woodbridge Apartments        43920, 43950 & 43840 BOBBY JONES DRIVE                       Lancaster  CA     93536
 88  RFC     Pier One Imports             325 W. Lancaster Avenue                                        Ardmore  PA     19003
 89  Midland Deerwood at the Park
              Apartments                  335 E SAN AUGUSTINE                                          Deer Park  TX     77536
 90  Midland Tukwila Estates              15510 MACADAM RD SOUTH                                         Tukwila  WA     98188
 91  Midland Orchard Park Apartments      12-21 CRESTWOOD DR                                          Waterville  ME     04901
 92  Midland Airport Business Center      130-150 DOOLITTLE DR                                       San Leandro  CA     94577
 93  Midland Holiday Inn, New Ulm         2101 S BROADWAY                                                New Ulm  MN     56073
 94  RFC     Monsey Mall                  82-104 Route 59                                                 Monsey  NY     10952
 95  Midland Silverdale Office Building   3230 RANDALL WAY NW                                         Silverdale  WA     98383
 96  RFC     Habersham Shopping Center    4607 Habersham Street                                         Savannah  GA     31406
 97  Midland Brattleboro North Shopping
              Plaza                       PUTNEY ROAD                                                Brattleboro  VT     05301
 98  Midland Crossroads Shopping Center   SWQ BETTERAVIA RD & HWY101                                 Santa Maria  CA     93454
 99  RFC     Paloma Apartments            15 Paloma Avenue                                                Venice  CA     90291
100  Midland Mullica Woods                1201 HEIDELBERG AVE                                   Mullica Township  NJ     08215
101  Midland Windsong Apartments          114 W 103RD ST                                             Kansas City  MO     64114
102  Midland Magnolia Park Shopping
              Center                      111 MAGNOLIA DRIVE                                         Tallahassee  FL     32301
103  Midland Vollstedt Building           4405 RIVERSIDE DR                                              Burbank  CA     91505
104  Midland Lackland Self Storage        130 RTE 206                                      Hillsborough Township  NJ     08876
105  Midland Cinnamon Square Apartments   6624 S MAY AVE                                           Oklahoma City  OK     73159
106  Midland Bordeaux XI Apartments       2901 S BRAHMA BLVD                                          Kingsville  TX     78363
107  Midland 5397 North Commerce (C)      5397 N COMMERCE AVE                                           Moorpark  CA     93021
108  Midland Gabbert Building (C)         5380 - 5390 GABBERT AVENUE                                    Moorpark  CA     93021
109  RFC     The Kingsbury Apartments     501-525 Clara Avenue                                         St. Louis  MO     63112
110  Midland Crestwood Apartments         5909 ROYALGATE DR                                          San Antonio  TX     78242
111  CIBC    Dicks Clothing and Sporting
              Goods                       2703 Route 541                                              Burlington  NJ     08016
112  Midland Roseland Manor Duplexes      18 STACEY LN                                                   Baytown  TX     77520
113  Midland Mount View Office Building   100 PRAIRIE CENTER DR                                     Eden Prairie  MN     55344
114  Midland The Port Apartments          3231 CONESTOGA DR                                               Norman  OK     73072
115  RFC     Forman Mills                 585 Main Street                                            East Orange  NJ     7018
116  RFC     7900 Beech Daly & 6810
              Metroplex Drive             7900 Beech Daly & 6810 Metroplex Drive                Taylor & Romulus  MI  48180/48174
117  RFC     Arrowhead Fountain Center    8325-8337 West Bell Road                                        Peoria  AZ     85382
118  Midland Ridgmar Crossroads
              Apartments                  2100 ADEN RD                                                Fort Worth  TX     76116
119  RFC     Renaissance West Shopping
              Center                      1304,1346,1374,1424-1438 Foothill Blvd.                         Rialto  CA     92376
120  CIBC    Lexington Center             1100 U.S. Highway 64                                         Lexington  NC     27292
121  Midland State of Oregon Job Council
              Building                    673 & 688 MARKET ST                                            Medford  OR     97504
122  CIBC    Hayes Community              West Plaza Drive                                                Vestal  NY     13850
123  RFC     Today's Man - Deptford       1460 Almonesson Road                                          Deptford  NJ     8096
124  Midland Devon Park Apartments        30 WATERLOO RD                                                   Devon  PA     19087
125  RFC     Cross Keys Apartments        3120 Buford Highway                                            Atlanta  GA     30329
126  CIBC    White Oak Professional
              Building                    11161 New Hampshire Avenue                               Silver Spring  MD     20904
127  RFC     Scripps Mesa Shopping
              Center                      9801-9847 Mira Mesa Blvd.                                    San Diego  CA     92120
128  Midland Pacific Place                210 FOREST AVE                                            Laguna Beach  CA     92651
129  CIBC    Timberfalls Apartments       U.S. Route 6                                                   Blakely  PA     18447
130  Midland 110 American Boulevard       110 AMERICAN BLVD                                  Washington Township  NJ     08012
131  Midland Handy Lock Mini Storage      5915 N WASHINGTON AVE                                    Ocean Springs  MS     39564
132  RFC     Carpenter Crest Apartments   201 & 205 Carpenter Road SE                                      Lacey  WA     98503
133  RFC     Stanford Court               11855 Dashwood Road                                            Houston  TX     77072
134  Midland Commons at Valdosta
              Apartments                  1415 N SAINT AUGUSTINE RD                                     Valdosta  GA     31602
135  CIBC    Kolonaki - Sausalito (579)   579 Bridgeway Boulevard                                      Sausalito  CA     94965
136  Midland Quail Court Apartments       375 WESTSIDE BLVD                                                Houma  LA     70364
137  Midland Pacific Palms Apartments     15341 - 15351 WOODRUFF PLACE                                Bellflower  CA     90706
138  Midland Village at Cambridge Self
              Storage                     4801 W. MAIN ST.                                                Norman  OK     73072
139  CIBC    Kolonaki - San Francisco
              (1723)                      1723-27 Union Street                                     San Francisco  CA     93401
140  Midland Providence Office Building   6521 ARLINGTON BLVD                                       Falls Church  VA     22042
141  Midland Westlake Village Apartments  1800 W WASHINGTON ST                                           Sherman  TX     75092
142  CIBC    Days Inn - Anderson          1007 Smith Mill Road                                          Anderson  SC     29625
143  RFC     Hollywood Video Portfolio    1242 Capital Dr. & 3415 80th Street                 Pewaukee & Kenosha  WI     53072
144  CIBC    Hampton Inn - Mary Esther    480 East Miracle Strip Parkway                             Mary Esther  FL     32569
145  RFC     The Pinons Apartments        3603 Airport Road                                     Colorado Springs  CO     80910
146  Midland Foreside Place               202 US ROUTE #1                                               Falmouth  ME     04105
147  Midland 21036 Triple Seven Road      21036 TRIPLE SEVEN ROAD                                       Sterling  VA     20165
148  RFC     Central Park Southwest       924 Park Avenue Southwest                                  Albuquerque  NM     87102

                                     II-13

(Table continued)

---------------------------------------------------------------------------------------------------------------------------
Loan Seller                                                                         Units or               Year      Year
 No.  (1)          Property Name(2)          Property Type          SubType            NSF                Built   Renovated
---------------------------------------------------------------------------------------------------------------------------
 72  Midland Heritage Park Apartments     Multifamily          Garden                      88              1989       N/A
 73  Midland Northland Aluminum
              Products, Inc.              Industrial/Warehouse Light                  184,190              1968       N/A
 74  RFC     Coach & Four East
              Apartments                  Multifamily          Garden                     163         1961/1964       N/A
 75  CIBC    Courtyard by Marriott        Hospitality          Full Service                93              1997       N/A
 76  RFC     Brook Run Apartments         Multifamily          Garden                      82              1975       N/A
 77  RFC     Green Meadows Apartments     Multifamily          Garden                     152              1981       N/A
 78  RFC     Grand Plaza Properties, Inc. Retail               Unanchored              40,280              1997       N/A
 79  RFC     Fairmont and Monticello
              Apartments                  Multifamily          High-Rise                  133              1921      1985
 80  CIBC    Palmetto Gardens Industrial
              Park                        Industrial/Warehouse Warehouse              161,800              1978       N/A
 81  Midland Lower Falls Landing          Retail               Unanchored              46,355              1900      1987
 82  RFC     PML Office Building          Office               Suburban                33,875              1990       N/A
 83  Midland Concord Business Center      Office               Suburban               163,324              1980       N/A
 84  Midland Middlebrook Business Park    Office               Suburban                49,971              1990       N/A
 85  Midland Vintage Faire Apartments     Multifamily          Garden                     112              1979       N/A
 86  CIBC    140 Gould Street             Office               Urban                   39,928              1959      1979
 87  Midland Woodbridge Apartments        Multifamily          Garden                      70              1990       N/A
 88  RFC     Pier One Imports             Retail               Anchored                11,740              1998       N/A
 89  Midland Deerwood at the Park
              Apartments                  Multifamily          Garden                     216              1973       N/A
 90  Midland Tukwila Estates              Multifamily          Garden                      81              1978      1998
 91  Midland Orchard Park Apartments      Multifamily          Garden                     132              1973       N/A
 92  Midland Airport Business Center      Industrial/Warehouse Light                   85,416              1957      1986
 93  Midland Holiday Inn, New Ulm         Hospitality          Limited Service            126              1981      1996
 94  RFC     Monsey Mall                  Retail               Unanchored              31,975              1955      1995
 95  Midland Silverdale Office Building   Office               Suburban                40,218              1993      1997
 96  RFC     Habersham Shopping Center    Retail               Anchored                62,913              1958      1993
 97  Midland Brattleboro North Shopping
              Plaza                       Retail               Anchored               136,003              1972      1996
 98  Midland Crossroads Shopping Center   Retail               Anchored                24,000              1999       N/A
 99  RFC     Paloma Apartments            Multifamily          Garden                      58              1913      1993
100  Midland Mullica Woods                Manufactured Housing Manufactured Housing        90              1986       N/A
101  Midland Windsong Apartments          Multifamily          Garden                      90              1972       N/A
102  Midland Magnolia Park Shopping
              Center                      Retail               Anchored                76,476              1987      1998
103  Midland Vollstedt Building           Office               Urban                   23,078              1971      1999
104  Midland Lackland Self Storage        Self Storage         Self Storage               629              1980       N/A
105  Midland Cinnamon Square Apartments   Multifamily          Garden                     192              1971       N/A
106  Midland Bordeaux XI Apartments       Multifamily          Garden                     120              1985       N/A
107  Midland 5397 North Commerce (C)      Industrial/Warehouse Light                   29,622              1985       N/A
108  Midland Gabbert Building (C)         Industrial/Warehouse Light                   20,803              1988       N/A
109  RFC     The Kingsbury Apartments     Multifamily          High-Rise                   53              1908      1984
110  Midland Crestwood Apartments         Multifamily          Garden                     152              1963      1998
111  CIBC    Dicks Clothing and Sporting
              Goods                       Retail               Shadow Anchored         46,378              1999       N/A
112  Midland Roseland Manor Duplexes      Multifamily          Garden                     138              1984       N/A
113  Midland Mount View Office Building   Office               Suburban                17,583              1998       N/A
114  Midland The Port Apartments          Multifamily          Garden                     128              1983       N/A
115  RFC     Forman Mills                 Retail               Shadow Anchored         47,900              1988      1998
116  RFC     7900 Beech Daly & 6810
              Metroplex Drive             Industrial/Warehouse Light                   69,615         1997/1978  N/A/1998
117  RFC     Arrowhead Fountain Center    Retail               Unanchored              13,714              1998       N/A
118  Midland Ridgmar Crossroads
              Apartments                  Multifamily          Garden                      60              1985       N/A
119  RFC     Renaissance West Shopping
              Center                      Retail               Shadow Anchored         52,684              1989       NAV
120  CIBC    Lexington Center             Retail               Anchored                82,155              1969      1996
121  Midland State of Oregon Job Council
              Building                    Office               Suburban                27,639              1965      1995
122  CIBC    Hayes Community              Multifamily          Garden                     182              1968      1997
123  RFC     Today's Man - Deptford       Retail               Unanchored              25,600              1984       N/A
124  Midland Devon Park Apartments        Multifamily          Garden                      63              1850       N/A
125  RFC     Cross Keys Apartments        Multifamily          Garden                      64              1965      1998
126  CIBC    White Oak Professional
              Building                    Office               Suburban                21,919              1966      1990
127  RFC     Scripps Mesa Shopping
              Center                      Retail               Unanchored              25,485              1980       N/A
128  Midland Pacific Place                Retail               Unanchored               6,213              1937      1986
129  CIBC    Timberfalls Apartments       Multifamily          Mid-Rise                   100              1977      1997
130  Midland 110 American Boulevard       Industrial/Warehouse Flex                    31,900              1998       N/A
131  Midland Handy Lock Mini Storage      Self Storage         Self Storage               615              1994       N/A
132  RFC     Carpenter Crest Apartments   Multifamily          Garden                     105              1983       N/A
133  RFC     Stanford Court               Multifamily          Garden                      72              1985      1997
134  Midland Commons at Valdosta
              Apartments                  Multifamily          Garden                      96              1985       N/A
135  CIBC    Kolonaki - Sausalito (579)   Retail               Unanchored               6,192              1925      1985
136  Midland Quail Court Apartments       Multifamily          Garden                     108              1973       N/A
137  Midland Pacific Palms Apartments     Multifamily          Garden                     107              1962       N/A
138  Midland Village at Cambridge Self
              Storage                     Self Storage         Self Storage               721              1995       N/A
139  CIBC    Kolonaki - San Francisco
              (1723)                      Retail               Unanchored              10,190              1927      1988
140  Midland Providence Office Building   Office               Suburban                46,641              1964       N/A
141  Midland Westlake Village Apartments  Multifamily          Garden                     140              1977       N/A
142  CIBC    Days Inn - Anderson          Hospitality          Limited Service             53              1992       N/A
143  RFC     Hollywood Video Portfolio    Retail               Unanchored              13,956         1997/1998       N/A
144  CIBC    Hampton Inn - Mary Esther    Hospitality          Limited Service             52              1997       N/A
145  RFC     The Pinons Apartments        Multifamily          Garden                      92              1968       N/A
146  Midland Foreside Place               Office               Suburban                32,520              1975       N/A
147  Midland 21036 Triple Seven Road      Office               Suburban                14,258              1990       N/A
148  RFC     Central Park Southwest       Mixed Use            Office/Multifamily      24,280              1947      1996

                                     II-13


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

(Table continued)

----------------------------------------------------------------------------------------------------------------------------------
Loan Seller
 No.  (1)          Property Name(2)                      Address                                       City      State  Zipcode
----------------------------------------------------------------------------------------------------------------------------------
149  Midland Best Storage                 1414 S. COLORADO ST                                           Lockhart  TX     78644
150  Midland Forest Hills Shopping
              Center                      KINGSTON PIKE AT COURT DRIVE                                 Knoxville  TN     37919
151  Midland Ashton Oaks Apartments       5100 HAWTHORNE DR                                                 Waco  TX     76710
152  Midland Siesta Hills Shopping
              Center                      5301 -5455 GIBSON BLVD. SE                                 Albuquerque  NM     87108
153  Midland Holiday Inn Express          801 KEENE ST                                                  Columbia  MO     65201
154  Midland Waterside Apartments         4200 BOCA CHICA BLVD                                       Brownsville  TX     78521
155  Midland Village Square Shopping
              Center                      5400 MAIN ST                                               Springfield  OR     97478
156  Midland Century Mobile Home Park     12357 S ASHLAND AVE                                       Calumet Park  IL     60643
157  Midland Rite Aid Pharmacy            AIRPORT & SCHOENERSVILLEROADS                                  Hanover  PA     18002
158  RFC     Hobe Village Mobile Home
              Park                        11411 U.S. Highway One                                      Hobe Sound  FL     33455
159  Midland Via Linda Plaza              108TH STREET AND VIA LINDA                                  Scottsdale  AZ     85259
160  Midland Pleasant Valley Apartments   6100 PLEASANT VALLEY ROAD                                    El Dorado  CA     95623
161  Midland West Wind Apartments
              Phase III                   5200 BLOCK OLD ZUCK RD                                       Millcreek  PA     16506
162  RFC     S&R Shopping Center          4301 Kenilworth Avenue                                     Bladensburg  MD     20710
163  Midland Edwards Village Center       105 EDWARDS VILLAGE BLVD                                       Edwards  CO     81632
164  Midland Comfort Inn                  1621 SUPER PLAZA                                            Hutchinson  KS     67501
165  RFC     Laudonniere Apartments       15 Isle of Venice Drive                                 Ft. Lauderdale  FL     33301
166  RFC     Whaley's Shopping Center     533 South Howard Avenue                                          Tampa  FL     33606
167  Midland Maybrook Apartments           BROADWAY & OAK ST                                            Maybrook  NY     12543
168  RFC     Staples                      618 North 2nd St. East                                         Rexburg  ID     83440
169  RFC     The Retail Group             2607 Second Avenue                                             Seattle  WA     98121
170  Midland Tucker Industries Building   2835 - 2865 JANITELL ROAD                             Colorado Springs  CO     80906
171  Midland Airborne Express             51 PENT HWY                                                Wallingford  CT     06492
172  Midland Parkway Gardens Apartments
              (D)                         8008 MILITARY PRKWY                                             Dallas  TX     75227
173  Midland Norvell Gardens Apartments
              (D)                         8008 NORVELL ROAD                                               Dallas  TX     75227
174  RFC     Smith Retail Portfolio       193 Thomas Johnson Dr, 200 Amber Dr, &
                                           6915 Baltimore National Pike                                Frederick  MD     21702
175  RFC     Stor-A-Lot Self Storage      17108 Main Street                                             Hesperia  CA     92345
176  CIBC    CVS Smithtown                45 Terry Road                                                Smithtown  NY     11787
177  Midland Ashwood Apartments           3451 SE 44TH ST                                               Del City  OK     73135
178  Midland Stonehurst Apartments        2 COPLEY RD                                                Upper Darby  PA     19082
179  Midland Storage Max-Yuma             2251 W 24TH ST                                                    Yuma  AZ     85364
180  Midland Georgetown/Melrose Plaza
              Apartments                  6636- 6750 HARRY DRIVE, 6751 TITIAN AVENUE,
                                           & 683-791 NORTH CARROLLTON DRIVE                          Baton Rouge  LA     70806
181  RFC     Greenwood/St. Charles        890 - 896 Greenwood/944 - 954 St. Charles                      Atlanta  GA     30306
182  Midland South Ogden Plaza            652-700 S OGDEN ST                                             Buffalo  NY     14206
183  Midland Cedarstone Apartments        940 STEWART ST                                              Morgantown  WV     26505
184  Midland Southwest Manor Duplexes      ARLENE DRIVE AND CALEB COURT                                 Columbia  MO     65203
185  Midland Super 8 Motel                1708 W WYATT EARP                                           Dodge City  KS     67801
186  RFC     Andover Apartments           429  Andover Court                                            Columbus  OH     43229
187  Midland Southwood Plaza Office
              Building                    870 E 9400 SOUTH                                                 Sandy  UT     84094
188  Midland The Trade Center             814 ELM STREET                                              Manchester  NH     03784
189  RFC     Regency Mobile Home Park     3260 US Highway 22 West                                     Somerville  NJ     8876
190  RFC     Village Green Shopping
              Center                      2321 Bay Area Boulevard                                        Houston  TX     77059
191  RFC     Center on Memorial           12645 Memorial Drive                                           Houston  TX     77024
192  RFC     River Road Mobile Home
              Park                        1328 River Road                                                  Selma  NC     27576
193  RFC     First View                   3508 South 1st Street                                           Austin  TX     78704
194  Midland Payne Office Building        7202 ARLINGTON BLVD                                       Falls Church  VA     22042
195  RFC     Woodlane Apartments          215 Wood Street                                                 Athens  TX     75751
196  Midland 507 Capital Court (E)        507 CAPITAL CT NE                                           Washington  DC     20002
197  Midland 513 Capitol Court (E)        513 CAPITAL CT NE                                           Washington  DC     20002
198  Midland 501 Capital Ct. NE (E)       501 CAPITAL CT NE                                           Washington  DC     20002
199  CIBC    Town House South Apart-
              ments and Danville Dupl     329 FM 1845 & 1811 Danville Road                    Longview & Kilgore  TX  75603 & 7566
200  RFC     Red Deer Apartments          101 Red Deer Drive                                        Teays Valley  WV     25526
201  Midland Crown Plaza Office Building  100 PORTLAND AVE SOUTH                                     Minneapolis  MN     55401
202  RFC     535 Manufacturers Drive      535 Manufacturers Drive                                       Westland  MI     48186
203  RFC     Old Colony Apartments        788 North Main Street                                       Fall River  MA     2720
204  RFC     Franklin Avenue Building     55 Franklin Avenue                                            Brooklyn  NY     11205
205  RFC     Rivercrest Apartments        1204 Country House Lane                                      Marrietta  OH     45740
206  Midland View Pointe Apartments       2700 E GRAUWYLER                                                Irving  TX     75061
207  RFC     1340 21st Street NW          1340 21st Street NW                                         Washington  DC     20036
208  RFC     Rollingwood Apartments       2860 Red Bug Lake Rd                                       Casselberry  FL     32707
209  Midland Greenbrier Apartments        14843,45 ,47 N 60TH ST                                Oak Park Heights  MN     55082
210  Midland Lantana Apartments           525 S. BROADWAY, 203 E. LANTANA AND
                                           315 N. LAKE DRIVE                                             Lantana  FL     33462
211  RFC     Pine Meadow Apartments       191-198 West Hampton Road                                    Pemberton  NJ     8068
212  Midland Commerce II Business Park    4410 DILLON LN                                          Corpus Christi  TX     78468
213  Midland Office Park at Erindale      6020 & 6025 ERIN PARK DR                              Colorado Springs  CO     80918
214  Midland Fletcher Auto Mall           1130 E FLETCHER AVE                                              Tampa  FL     33612
215  RFC     Spurwood Office              10655 Six Pines Drive                                    The Woodlands  TX     77380
216  RFC     Colonial-Excelsior           325 Church Street/402 Post Office St.                        Galveston  TX     77550
217  Midland 170 South River Road         170 S RIVER RD                                                 Bedford  NH     03110
218  RFC     Centennial Place Apartments  305 W. Grant St.                                            Plant City  FL     33549
219  RFC     Charmony Place Apartments    525 Charmony Frontage Road                                    Sterling  CO     80751
220  RFC     Wooded Acres Apartments      1514 & 1519 Copeland Avenue                                     Lufkin  TX     75904
221  RFC     Greenwood Villa Apartments   915 South College                                            Lafayette  LA     70503
222  RFC     Lincolnwood Office Building  6820-6840 North Lincoln Avenue                             Lincolnwood  IL     60646
223  RFC     Brighton Court Apartments    6212-30 Chestnut Street                                   Philadelphia  PA     19188
224  Midland Bell Oaks Village
              Apartments                  890 HIGH OAKS DR                                             Bellville  TX     77418
225  RFC     61-71 Long Lane              61-71 Long Lane                                            Upper Darby  PA     19082

                                     II-14

(Table continued)

---------------------------------------------------------------------------------------------------------------------------
Loan Seller                                                                         Units or               Year      Year
 No.  (1)          Property Name(2)          Property Type          SubType            NSF                Built   Renovated
---------------------------------------------------------------------------------------------------------------------------
149  Midland Best Storage                 Self Storage         Self Storage               572              1986       N/A
150  Midland Forest Hills Shopping
              Center                      Retail               Anchored                36,000              1990       N/A
151  Midland Ashton Oaks Apartments       Multifamily          Garden                     144              1974       N/A
152  Midland Siesta Hills Shopping
              Center                      Retail               Unanchored              87,272              1962      1992
153  Midland Holiday Inn Express          Hospitality          Limited Service             65              1986      1996
154  Midland Waterside Apartments         Multifamily          Garden                     119              1984       N/A
155  Midland Village Square Shopping
              Center                      Retail               Anchored                64,486              1980      1992
156  Midland Century Mobile Home Park     Manufactured Housing Manufactured Housing        98              1950       N/A
157  Midland Rite Aid Pharmacy            Retail               Anchored                11,050              1998       N/A
158  RFC     Hobe Village Mobile Home
              Park                        Manufactured Housing Manufactured Housing       127              1955      1973
159  Midland Via Linda Plaza              Retail               Unanchored              16,014              1987       N/A
160  Midland Pleasant Valley Apartments   Multifamily          Garden                      48              1988       N/A
161  Midland West Wind Apartments
              Phase III                   Multifamily          Garden                      27              1997       N/A
162  RFC     S&R Shopping Center          Retail               Unanchored              25,137              1990       N/A
163  Midland Edwards Village Center       Office               Suburban                10,618              1997       N/A
164  Midland Comfort Inn                  Hospitality          Limited Service             63              1980       N/A
165  RFC     Laudonniere Apartments       Multifamily          Garden                      13              1960      1998
166  RFC     Whaley's Shopping Center     Retail               Unanchored              20,464              1987       N/A
167  Midland Maybrook Apartments          Multifamily          Garden                      60              1971       N/A
168  RFC     Staples                      Retail               Anchored                24,000              1999       N/A
169  RFC     The Retail Group             Office               Urban                   20,565              1925      1998
170  Midland Tucker Industries Building   Industrial/Warehouse Warehouse               42,636              1996       N/A
171  Midland Airborne Express             Industrial/Warehouse Light                   24,828              1991       N/A
172  Midland Parkway Gardens Apartments
              (D)                         Multifamily          Garden                      71              1984       N/A
173  Midland Norvell Gardens Apartments
              (D)                         Multifamily          Garden                      26              1984       N/A
174  RFC     Smith Retail Portfolio
                                          Retail               Unanchored              16,618    1950/1981/1984       N/A
175  RFC     Stor-A-Lot Self Storage      Self Storage         Self Storage            70,629              1989       N/A
176  CIBC    CVS Smithtown                Retail               Unanchored              10,125              1998       N/A
177  Midland Ashwood Apartments           Multifamily          Garden                     157              1969       N/A
178  Midland Stonehurst Apartments        Multifamily          Garden                      74              1935      1998
179  Midland Storage Max-Yuma             Self Storage         Self Storage               459              1985       N/A
180  Midland Georgetown/Melrose Plaza
              Apartments
                                          Multifamily          Garden                     191              1970       N/A
181  RFC     Greenwood/St. Charles        Multifamily          Garden                      40              1965      1998
182  Midland South Ogden Plaza            Retail               Anchored               110,680              1974       N/A
183  Midland Cedarstone Apartments        Multifamily          Garden                      36              1990       N/A
184  Midland Southwest Manor Duplexes     Multifamily          Garden                      20              1996       N/A
185  Midland Super 8 Motel                Hospitality          Limited Service             64              1980       N/A
186  RFC     Andover Apartments           Multifamily          Garden                      66              1982       N/A
187  Midland Southwood Plaza Office
              Building                    Office               Suburban                25,351              1978       N/A
188  Midland The Trade Center             Office               Suburban                20,898              1989       N/A
189  RFC     Regency Mobile Home Park     Manufactured Housing Manufactured Housing        55              1950      1997
190  RFC     Village Green Shopping
              Center                      Retail               Unanchored              24,159              1980       N/A
191  RFC     Center on Memorial           Retail               Unanchored              10,406              1985       N/A
192  RFC     River Road Mobile Home
              Park                        Manufactured Housing Manufactured Housing        81              1995      1996
193  RFC     First View                   Multifamily          Garden                      62              1983      1997
194  Midland Payne Office Building        Office               Suburban                24,473              1967       N/A
195  RFC     Woodlane Apartments          Multifamily          Garden                      65              1984       N/A
196  Midland 507 Capital Court (E)        Office               Urban                    3,490              1986       N/A
197  Midland 513 Capitol Court (E)        Office               Urban                    3,475              1987       N/A
198  Midland 501 Capital Ct. NE (E)       Office               Urban                    3,490              1986       N/A
199  CIBC    Town House South Apart-
              ments and Danville Dupl     Multifamily          Mid-Rise                   100         1966/1983       N/A
200  RFC     Red Deer Apartments          Multifamily          Garden                      66              1984       N/A
201  Midland Crown Plaza Office Building  Office               Suburban                23,838              1908      1988
202  RFC     535 Manufacturers Drive      Industrial/Warehouse Light                   40,000              1980       N/A
203  RFC     Old Colony Apartments        Multifamily          Garden                      34              1985       N/A
204  RFC     Franklin Avenue Building     Industrial/Warehouse Light                   45,300              1948       N/A
205  RFC     Rivercrest Apartments        Multifamily          Garden                      69              1981       N/A
206  Midland View Pointe Apartments       Multifamily          Garden                      85              1971       N/A
207  RFC     1340 21st Street NW          Multifamily          Mid-Rise                    10              1910      1998
208  RFC     Rollingwood Apartments       Multifamily          Garden                      64              1979       N/A
209  Midland Greenbrier Apartments        Multifamily          Garden                      45              1964       N/A
210  Midland Lantana Apartments
                                          Multifamily          Garden                      42              1969       N/A
211  RFC     Pine Meadow Apartments       Multifamily          Garden                      56              1964      1997
212  Midland Commerce II Business Park    Office               Suburban               108,380              1973       N/A
213  Midland Office Park at Erindale      Office               Urban                   15,491              1982       N/A
214  Midland Fletcher Auto Mall           Retail               Unanchored              27,330              1989       N/A
215  RFC     Spurwood Office              Office               Suburban                22,783              1985      1997
216  RFC     Colonial-Excelsior           Multifamily          Garden                      57              1973       N/A
217  Midland 170 South River Road         Office               Suburban                17,113              1966      1998
218  RFC     Centennial Place Apartments  Multifamily          Garden                      44              1986       N/A
219  RFC     Charmony Place Apartments    Multifamily          Garden                      54              1965      1996
220  RFC     Wooded Acres Apartments      Multifamily          Garden                      60         1978/1980       N/A
221  RFC     Greenwood Villa Apartments   Multifamily          Garden                      60              1965       N/A
222  RFC     Lincolnwood Office Building  Office               Suburban                16,445              1978      1993
223  RFC     Brighton Court Apartments    Multifamily          Mid-Rise                    69              1925       N/A
224  Midland Bell Oaks Village
              Apartments                  Multifamily          Garden                      76              1982       N/A
225  RFC     61-71 Long Lane              Office               Urban                   23,298              1958      1989

                                     II-14

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

(Table continued)

----------------------------------------------------------------------------------------------------------------------------------
Loan Seller
 No.  (1)          Property Name(2)                      Address                                       City      State  Zipcode
----------------------------------------------------------------------------------------------------------------------------------
226  Midland Prairie Village Mobile Home
              Park                        2867 ROUTE 90                                                Van Meter  IA     50038
227  RFC     20 Green of Panorama         200 Panorama Drive                                            Panorama  TX     77304
228  RFC     Cedargate Apartments         860  Hunter Road                                                  Enon  OH     45323
229  RFC     Copperfield Landing, LP      8100 Highway 6 North                                           Houston  TX     77095
230  Midland ICCA Building                114 COLUMBIA ST                                                Corning  NY     14830
231  RFC     Oak Glen Apartments          615 Freeport Street                                            Houston  TX     77015
232  RFC     North Miami Industrial       13730 & 13810 NW 6th Court                                 North Miami  FL     33168
233  RFC     Quail Creek Apartments       100-724 Quail Creek Drive                                        Clyde  OH     43055
234  RFC     University Apartments        506 Harding, 513 Wilson,
                                           600 E. University, 327 G. Mouton                            Lafayette  LA     70503
235  Midland Irving Court Townhomes       301-319 ROLSTON RD                                              Irving  TX     75061
236  RFC     Grahamcrest Manor
              Apartments                  7615-7622 Grahamcrest Drive                                    Houston  TX     77061
237  RFC     The Gorelick Apartments      187 & 193 Florence Street                                   Roslindale  MA     2131
238  Midland 325-339 North Dr             325-339 NORTH DR                                      North Plainfield  NJ     07060
239  RFC     519 Central Avenue           519 Central Avenue                                         Jersey City  NJ     7307
240  RFC     Klingerman Apartments        12426-12434 Klingerman Street                                 El Monte  CA     91732
241  RFC     901 SW 8th Avenue Apartments 901 SW 8th Avenue Apartments                                     Miami  FL     33130
242  RFC     Meadow Pines Apartments      11502-11515 Meadow Pines Court                                 Houston  TX     77099

                                     II-15


(Table continued)

---------------------------------------------------------------------------------------------------------------------------
Loan Seller                                                                         Units or               Year      Year
 No.  (1)          Property Name(2)          Property Type          SubType            NSF                Built   Renovated
---------------------------------------------------------------------------------------------------------------------------
226  Midland Prairie Village Mobile Home
              Park                        Manufactured Housing Manufactured Housing        80              1963       N/A
227  RFC     20 Green of Panorama         Multifamily          Garden                      16              1987       N/A
228  RFC     Cedargate Apartments         Multifamily          Garden                      48              1982       N/A
229  RFC     Copperfield Landing, LP      Retail               Unanchored               9,076              1995       N/A
230  Midland ICCA Building                Office               Medical                  5,830              1979      1998
231  RFC     Oak Glen Apartments          Multifamily          Garden                      56              1970      1995
232  RFC     North Miami Industrial       Industrial/Warehouse Flex                    22,500         1949/1976      1997
233  RFC     Quail Creek Apartments       Multifamily          Garden                      28              1995       N/A
234  RFC     University Apartments
                                          Multifamily          Garden                      43              1972       N/A
235  Midland Irving Court Townhomes       Multifamily          Garden                      32              1966       N/A
236  RFC     Grahamcrest Manor
              Apartments                  Multifamily          Garden                      49              1970      1990
237  RFC     The Gorelick Apartments      Multifamily          Garden                      12              1900      1997
238  Midland 325-339 North Dr             Industrial/Warehouse Warehouse               16,994              1954       N/A
239  RFC     519 Central Avenue           Multifamily          Mid-Rise                    16              1940      1987
240  RFC     Klingerman Apartments        Multifamily          Garden                      13              1961      1998
241  RFC     901 SW 8th Avenue Apartments Multifamily          Garden                      24              1954       N/A
242  RFC     Meadow Pines Apartments      Multifamily          Garden                      24              1983      1998

                                     II-15

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Cut-Off
Loan                                                 Underwritable  Monthly              Appraised    Value as    Date     Percent
No.  Seller(1)    Property Name(2)                     Cash Flow    Payment    DSCR(4)     Value       of Date    LTV(4)   Leased(7)
------------------------------------------------------------------------------------------------------------------------------------
  1   RFC      21 Penn Plaza                           $3,583,883    $219,927   1.36    $47,200,000     4/1/99    68.2%     100%
  2   RFC      Park Drive Manor Apts                    2,741,135     169,221   1.35     30,000,000     2/9/99    76.4%     98%
  3   CIBC     Prime Portfolio                          1,709,765     105,277   1.35     19,400,000     5/1/99    79.4%     100%
      CIBC     1301 East Tower Road (I)                   451,181      28,187   1.35      4,700,000    4/27/99    79.4%     100%
      CIBC     4300 Madison Street (I)                    414,401      27,490   1.35      4,800,000    4/27/99    79.4%     100%
      CIBC     342-346 Carol Lane (I)                     272,492      15,809   1.35      3,200,000    4/26/99    79.4%     100%
      CIBC     550 Kehoe Blvd. (I)                        252,721      15,315   1.35      3,000,000    4/27/99    79.4%     100%
      CIBC     343 Carol Lane (I)                         150,615       9,373   1.35      1,900,000    4/26/99    79.4%     100%
      CIBC     388 Carol Lane (I)                         168,354       9,102   1.35      1,800,000    4/26/99    79.4%     100%
  4   CIBC     1414 Avenue of the Americas              1,795,434     106,851   1.40     20,000,000    2/11/99    70.0%     100%
  5   CIBC     70 West 36th Street                      1,559,453      93,113   1.40     18,000,000    2/11/99    67.8%     100%
  6   RFC      7200 Leamington, LLC (A)                   586,171      36,675   1.30      6,800,000     4/1/99    72.6%     100%
  7   RFC      2201 Lundt, LLC (A)                        461,495      30,248   1.30      5,600,000     4/1/99    72.6%     100%
  8   RFC      1330 W. 43rd St. (A)                       254,390      16,561   1.30      2,800,000     4/1/99    72.6%     100%
  9   CIBC     University Club Apartments               1,130,378      72,628   1.30     13,820,000    2/23/99    75.9%     98%
 10   Midland  The Patriot Apartments                   1,029,379      68,491   1.25     12,600,000     2/1/99    79.5%     100%
 11   CIBC     Acme Plaza (Cape May Plaza)              1,058,317      66,751   1.32     12,000,000   12/21/98    78.8%     100%
 12   RFC      The Place Apartments                       887,965      58,760   1.26     10,887,000     3/5/99    79.8%     99%
 13   Midland  The Phoenix Apartments                     924,911      55,989   1.38     10,550,000     2/1/99    79.6%     90%
 14   RFC      Glenwood Plaza                             917,894      58,726   1.30     12,000,000     1/6/99    67.8%     83%
 15   CIBC     633 Third Avenue                           961,504      59,150   1.35     11,000,000    2/16/99    70.5%     100%
 16   Midland  148 State Street                           865,914      55,079   1.31     11,000,000    2/10/99    69.0%     100%
 17   CIBC     The Piers                                  879,812      53,550   1.37     10,000,000    3/30/99    74.9%     100%
 18   CIBC     North Point Center                         890,495      54,247   1.37     10,400,000    3/31/99    71.1%     98%
 19   Midland  Beau Rivage Apartments, Phases II & III    740,348      45,812   1.35      8,800,000     3/8/99    79.7%     97%
 20   Midland  Holiday Inn Express & Suites               982,176      56,104   1.46     10,050,000     4/1/99    69.0%     74%
 21   CIBC     Regal Cinemas                              774,379      50,915   1.27      8,500,000    12/1/98    78.2%     100%
 22   Midland  Drake's Passage                            806,401      48,762   1.38      9,000,000    3/12/99    71.0%     80%
 23   Midland  Northcastle Apartments                     637,128      41,766   1.27      8,175,000    11/9/98    77.8%     96%
 24   RFC      Giro Building                              802,250      48,000   1.39     10,180,000    3/10/99    61.9%     100%
 25   Midland  Longley Business Park                      667,991      44,532   1.25      8,600,000    2/15/99    71.3%     96%
 26   CIBC     Sharpstown Court                           721,497      42,840   1.40      8,300,000    3/25/99    72.2%     100%
 27   Midland  Temescal Village Plaza                     648,457      43,228   1.25      7,020,000    2/22/99    79.6%     98%
 28   CIBC     Plantation Properties                      637,904      41,121   1.29      7,400,000    2/15/99    74.8%     100%
 29   RFC      Bernal Business Center                     614,423      40,703   1.26      7,850,000    4/19/99    70.1%     99%
 30   Midland  East 55TH Street                           685,361      42,332   1.35      8,800,000    9/28/98    62.3%     100%
 31   RFC      Coriel Manor Apartments                    754,503      42,632   1.47      8,800,000    10/7/98    62.2%     96%
 32   RFC      Gibbstown Shopping Center                  657,579      43,584   1.26      7,150,000    10/6/98    75.8%     93%
 33   Midland  Plaza De Colores                           617,229      38,559   1.33      7,150,000     1/7/99    73.8%     93%
 34   CIBC     Lifeline Building                          568,137      36,371   1.30      7,600,000    3/10/99    69.3%     100%
 35   RFC      Deon Square Shopping Center                636,034      45,437   1.17      7,500,000    2/10/99    67.8%     97%
 36   CIBC     Regstad II - Orchid Place                  542,943      36,982   1.22      6,400,000    3/10/99    78.0%     97%
 37   CIBC     6 Gramatan Avenue                          685,591      37,634   1.52      6,700,000   12/30/98    74.5%     98%
 38   CIBC     Eisenhower Industrial Complex              643,740      38,856   1.38      8,600,000     3/8/99    58.0%     100%
 39   Midland  Wood River Apartments                      517,201      34,109   1.26      6,270,000    1/19/99    79.4%     94%
 40   RFC      Old Navy - Linens 'N Things                549,978      36,668   1.25      6,335,000    3/25/99    77.2%     100%
 41   CIBC     Avenue C Apartments                        523,150      34,454   1.27      6,450,000    4/28/99    74.4%     100%
 42   RFC      Pine Plaza Shopping Center                 540,678      34,721   1.30      6,670,000    8/17/98    70.9%     100%
 43   RFC      Shopps On the Pike                         573,598      38,953   1.32      7,000,000     3/3/98    76.5%     100%
 44   Midland  Shoppes of Kenwood                         527,650      33,121   1.33      6,200,000    10/7/98    75.5%     100%
 45   Midland   Country Club Place Shopping Center        566,627      35,065   1.35      8,500,000     2/1/99    54.7%     100%
 46   RFC      Space City Retail Center                   595,427      44,277   1.12      7,700,000    2/15/99    60.2%     89%
 47   RFC      Glen Cove Shopping Center                  543,870      34,574   1.31      6,750,000     1/1/99    68.1%     100%
 48   RFC      The Crossings                              573,114      32,400   1.47      7,000,000    10/7/98    65.6%     100%
 49   Midland  The Glen Apartments                        480,251      30,759   1.30      5,800,000    1/22/99    79.0%     91%
 50   Midland  Lackland Self Storage                      789,299      42,409   1.55      8,500,000    7/17/98    52.0%     90%
 51   CIBC     Fairfield Inn                              690,590      36,985   1.56      6,300,000     5/7/99    69.8%     83%

                                     II-16

(Table continued)
------------------------------------------------------------------------------------------------------------------------------------

Loan                                                 Percent Leased                                      Square Footage
No.  Seller(1)    Property Name(2)                   as of Date(7)         Largest Tenant(8)             Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------
  1   RFC      21 Penn Plaza                            3/8/99                    Saks & Company              63,159
  2   RFC      Park Drive Manor Apts                   1/28/99                               N/A                 N/A
  3   CIBC     Prime Portfolio                          6/1/99        Householde Credit Services             260,044
      CIBC     1301 East Tower Road (I)                 6/1/99        Householde Credit Services              50,400
      CIBC     4300 Madison Street (I)                  6/1/99         Oak Brook Business Center              50,940
      CIBC     342-346 Carol Lane (I)                   6/1/99                           Semblex              47,861
      CIBC     550 Kehoe Blvd. (I)                      6/1/99               Associated Material              44,575
      CIBC     343 Carol Lane (I)                       6/1/99             Matsushita Industrial              30,084
      CIBC     388 Carol Lane (I)                       6/1/99                Ameritech Illinois              36,184
  4   CIBC     1414 Avenue of the Americas             2/20/99                  Leisure Concepts               6,300
  5   CIBC     70 West 36th Street                     2/19/99                   SOO Fee Fashion              16,222
  6   RFC      7200 Leamington, LLC (A)                5/11/99                        Form House             310,752
  7   RFC      2201 Lundt, LLC (A)                     5/11/99                      Prime Source             152,850
  8   RFC      1330 W. 43rd St. (A)                    5/11/99                   SM Acquisitions             109,728
  9   CIBC     University Club Apartments              1/31/99                               N/A                 N/A
 10   Midland  The Patriot Apartments                  3/22/99                               N/A                 N/A
 11   CIBC     Acme Plaza (Cape May Plaza)              4/1/99                              Acme              62,040
 12   RFC      The Place Apartments                    3/24/99                               N/A                 N/A
 13   Midland  The Phoenix Apartments                  3/22/99                               N/A                 N/A
 14   RFC      Glenwood Plaza                          3/19/99                     Price Chopper              40,700
 15   CIBC     633 Third Avenue                        2/17/99                 TSI east 41, Inc.              23,657
 16   Midland  148 State Street                        3/29/99                Modern Continental              22,200
 17   CIBC     The Piers                               4/19/99                      Circuit City              32,300
 18   CIBC     North Point Center                       5/1/99                           Goody's              36,412
 19   Midland  Beau Rivage Apartments, Phases II & III 4/21/99                               N/A                 N/A
 20   Midland  Holiday Inn Express & Suites            4/30/99                               N/A                 N/A
 21   CIBC     Regal Cinemas                          11/13/98                     Regal Cinemas              72,621
 22   Midland  Drake's Passage                          5/6/99  Jones, Stryker, Duensin & Casner               5,243
 23   Midland  Northcastle Apartments                 12/31/98                               N/A                 N/A
 24   RFC      Giro Building                            3/9/99               Giro Sport Design I              41,267
 25   Midland  Longley Business Park                   4/21/99                   Sierra Dynamics               4,500
 26   CIBC     Sharpstown Court                        1/12/99                      Office Depot              31,058
 27   Midland  Temescal Village Plaza                   5/4/99                      Sav-On Drugs              22,040
 28   CIBC     Plantation Properties                    3/1/98       First American RE Solutions              57,566
 29   RFC      Bernal Business Center                  2/25/99                  ComUnity Lending              15,676
 30   Midland  East 55TH Street                        3/31/99                  Tempo Industries              92,890
 31   RFC      Coriel Manor Apartments                 4/21/99                               N/A                 N/A
 32   RFC      Gibbstown Shopping Center                3/1/99                Funari's Thriftway              42,414
 33   Midland  Plaza De Colores                         4/8/99             Thomasville Furniture              12,000
 34   CIBC     Lifeline Building                        9/1/98                  Lifeline Systems              84,420
 35   RFC      Deon Square Shopping Center             4/30/99                    Sears Hardware              21,005
 36   CIBC     Regstad II - Orchid Place               4/16/99                               N/A                 N/A
 37   CIBC     6 Gramatan Avenue                        2/4/99                          AFL- CIO              17,095
 38   CIBC     Eisenhower Industrial Complex           3/26/99                   Alpine Transfer              51,794
 39   Midland  Wood River Apartments                   3/31/99                               N/A                 N/A
 40   RFC      Old Navy - Linens 'N Things             4/15/99                   Linens N Things              34,588
 41   CIBC     Avenue C Apartments                     4/15/99                               N/A                 N/A
 42   RFC      Pine Plaza Shopping Center              2/28/99                            Kroger              59,600
 43   RFC      Shopps On the Pike                       2/1/99                           Eatzi's              15,326
 44   Midland  Shoppes of Kenwood                      12/2/98               Drug Emporium, Inc.              26,379
 45   Midland  Country Club Place Shopping Center      5/11/99                     Heilig-Meyers              40,000
 46   RFC      Space City Retail Center                 5/1/99              Clear Creek Children               7,420
 47   RFC      Glen Cove Shopping Center               4/23/99                    Kinko's Copies               5,707
 48   RFC      The Crossings                            2/3/99                             Petco              18,369
 49   Midland  The Glen Apartments                      1/5/99                               N/A                 N/A
 50   Midland  Lackland Self Storage                   12/1/98                               N/A                 N/A
 51   CIBC     Fairfield Inn                           3/31/99                               N/A                 N/A

                                     II-16


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

(table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Cut-Off
Loan                                                 Underwritable  Monthly              Appraised    Value as    Date     Percent
No.  Seller(1)    Property Name(2)                     Cash Flow    Payment    DSCR(4)     Value       of Date    LTV(4)   Leased(7)
------------------------------------------------------------------------------------------------------------------------------------
 52   CIBC     Trolley Commons/Willow Reed Village       531,043      32,802     1.35    5,500,000     3/31/99     79.9%     95%
 53   CIBC     Monarch Beach Plaza                       594,902      34,768     1.43    6,525,000     2/19/99     65.0%     98%
 54   Midland  95 John Muir Drive                        476,287      30,530     1.30    5,700,000     1/27/99     74.2%     94%
 55   CIBC     Northup West Office Park                  442,707      27,493     1.34    5,850,000     7/27/98     71.2%     100%
 56   Midland  MCI Building                              487,774      31,124     1.31    6,230,000     2/26/99     66.0%     100%
 57   Midland  Springtown Shopping Center                429,262      27,716     1.29    5,100,000    10/14/98     79.6%     100%
 58   RFC      Crosswinds Apartment Homes                450,342      29,015     1.29    5,400,000     10/9/98     74.7%     92%
 59   Midland  Forrest Machinery Building                471,698      29,955     1.31    5,400,000    12/30/98     74.7%     100%
 60   Midland  Canal House Apartments                    532,725      27,206     1.63    6,400,000      9/2/98     62.3%     93%
 61   CIBC     Warner Center                             486,397      30,108     1.35    5,700,000     1/26/99     69.9%     95%
 62   Midland  Woodside at the Office Center             465,743      29,794     1.30    5,400,000     7/20/98     73.7%     100%
 63   RFC      Mountain Country Estates                  440,135      28,912     1.27    5,100,000     8/13/98     77.9%     93%
 64   CIBC     One Dodge Drive                           433,049      28,889     1.25    5,100,000     4/19/99     76.4%     100%
 65   CIBC     Kolonaki - Industrial (808)               531,467      30,536     1.45    5,880,000    11/10/98     65.3%     100%
 66   Midland  Rockford Ambulatory Surgery Center (B)    387,023      25,776     1.26    4,100,000    11/19/98     72.4%     100%
 67   Midland  Rockford Medical Office Building (B)      104,180       6,671     1.26    1,150,000     8/12/98     72.4%     100%
 68   CIBC     White's Crossing Plaza                    435,481      27,183     1.34    5,150,000      4/6/99     72.5%     100%
 69   CIBC     Access Self Storage                       478,106      28,473     1.40    5,000,000     1/26/99     74.7%     89%
 70   Midland  South Park Office Complex                 415,838      26,652     1.30    5,561,000    11/10/98     66.6%     96%
 71   Midland  Georgetown Apartments                     417,342      25,246     1.38    4,900,000     8/18/98     73.1%     99%
 72   Midland  Heritage Park Apartments                  368,825      24,494     1.25    4,750,000     3/22/99     73.8%     97%
 73   Midland  Northland Aluminum Products, Inc.         474,509      29,822     1.33    6,120,000     5/15/98     56.9%     100%
 74   RFC      Coach & Four East Apartments              427,022      24,406     1.46    4,700,000     12/2/98     73.5%     98%
 75   CIBC     Courtyard by Marriott                     490,036      28,579     1.43    5,600,000      5/6/99     60.7%     65%
 76   RFC      Brook Run Apartments                      392,420      23,263     1.41    4,500,000     1/12/99     74.3%     99%
 77   RFC      Green Meadows Apartments                  371,023      23,813     1.30    4,200,000    10/31/98     79.2%     95%
 78   RFC      Grand Plaza Properties, Inc.              376,175      24,111     1.30    4,450,000     3/31/99     73.9%     96%
 79   RFC      Fairmont and Monticello Apartments        407,055      24,581     1.38    4,420,000      1/5/99     74.0%     97%
 80   CIBC     Palmetto Gardens Industrial Park          425,729      23,988     1.48    4,580,000     3/12/99     70.8%     89%
 81   Midland  Lower Falls Landing                       411,860      24,635     1.39    4,300,000     9/30/98     74.8%     98%
 82   RFC      PML Office Building                       385,719      25,038     1.28    4,500,000      1/7/99     71.0%     100%
 83   Midland  Concord Business Center                   388,612      24,487     1.32    5,600,000      9/1/98     57.0%     92%
 84   Midland  Middlebrook Business Park                 376,177      23,480     1.34    4,100,000      9/8/98     74.3%     100%
 85   Midland  Vintage Faire Apartments                  371,981      21,162     1.46    5,300,000     1/21/99     56.5%     95%
 86   CIBC     140 Gould Street                          337,941      20,935     1.35    4,500,000     4/28/99     66.2%     100%
 87   Midland  Woodbridge Apartments                     332,997      19,964     1.39    3,700,000    10/15/98     79.4%     94%
 88   RFC      Pier One Imports                          317,506      21,164     1.25    3,800,000     12/1/98     77.1%     100%
 89   Midland  Deerwood at the Park Apartments           382,355      19,508     1.63    4,350,000     12/8/98     66.4%     98%
 90   Midland  Tukwila Estates                           316,507      20,445     1.29    3,950,000     2/12/99     73.0%     95%
 91   Midland  Orchard Park Apartments                   335,450      21,002     1.33    3,500,000      1/6/99     79.7%     89%
 92   Midland  Airport Business Center                   332,232      21,143     1.31    4,900,000      2/8/99     56.6%     100%
 93   Midland  Holiday Inn, New Ulm                      413,858      22,920     1.50    4,300,000      4/2/99     64.2%     56%
 94   RFC      Monsey Mall                               367,387      23,518     1.30    4,400,000     1/21/99     62.4%     100%
 95   Midland  Silverdale Office Building                313,977      20,033     1.31    4,500,000      9/9/98     60.3%     100%
 96   RFC      Habersham Shopping Center                 347,747      19,321     1.50    3,950,000     9/20/98     68.4%     98%
 97   Midland  Brattleboro North Shopping Plaza          351,825      20,199     1.45    5,250,000      9/1/98     51.0%     99%
 98   Midland  Crossroads Shopping Center                292,127      18,498     1.32    3,550,000     3/29/99     74.0%     100%
 99   RFC      Paloma Apartments                         350,768      17,783     1.64    3,500,000     8/20/98     74.8%     98%
 100  Midland  Mullica Woods                             289,999      18,629     1.30    3,600,000      8/6/98     70.6%     100%
 101  Midland  Windsong Apartments                       359,714      18,916     1.58    4,350,000    12/18/98     57.4%     96%
 102  Midland  Magnolia Park Shopping Center             291,500      18,248     1.33    4,500,000     9/16/98     55.1%     100%
 103  Midland  Vollstedt Building                        298,464      18,988     1.31    3,400,000     1/29/99     72.6%     100%
 104  Midland  Lackland Self Storage                     550,034      23,561     1.95    6,000,000     7/17/98     40.9%     91%
 105  Midland  Cinnamon Square Apartments                289,052      18,581     1.30    3,280,000     12/1/98     74.9%     96%
 106  Midland  Bordeaux XI Apartments                    282,658      17,869     1.32    3,250,000     1/26/99     74.9%     90%
 107  Midland  5397 North Commerce (C)                   160,104      10,667     1.25    1,925,000     9/16/98     71.0%     100%
 108  Midland  Gabbert Building (C)                      105,804       7,047     1.25    1,300,000     9/16/98     71.0%     100%

                                     II-17

(table continued)

------------------------------------------------------------------------------------------------------------------------------------

Loan                                                 Percent Leased                                      Square Footage
No.  Seller(1)    Property Name(2)                   as of Date(7)         Largest Tenant(8)             Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------
 52   CIBC     Trolley Commons/Willow Reed Village      5/1/99                         N/A                    N/A
 53   CIBC     Monarch Beach Plaza                     3/10/99                 Blockbuster                  5,017
 54   Midland  95 John Muir Drive                      3/31/99          Wendel Engineering                 18,635
 55   CIBC     Northup West Office Park                 6/8/98      Eastside Mental Health                 18,068
 56   Midland  MCI Building                            4/13/99           MCI Telecom Corp.                 60,000
 57   Midland  Springtown Shopping Center               1/5/99                  Winn Dixie                 47,718
 58   RFC      Crosswinds Apartment Homes              4/23/99                         N/A                    N/A
 59   Midland  Forrest Machinery Building              1/20/99     Forrest Machining, Inc.                 85,302
 60   Midland  Canal House Apartments                  3/31/99                         N/A                    N/A
 61   CIBC     Warner Center                           1/25/99            Alpern Rosenthal                 34,955
 62   Midland  Woodside at the Office Center            4/1/99                    Biotrace                  5,436
 63   RFC      Mountain Country Estates                3/29/99                         N/A                    N/A
 64   CIBC     One Dodge Drive                         5/12/99            Monarch Electric                 92,913
 65   CIBC     Kolonaki - Industrial (808)             2/22/99                    Kolonaki                 55,140
 66   Midland  Rockford Ambulatory Surgery Center (B)   1/1/99       Featherstone Partners                 17,895
 67   Midland  Rockford Medical Office Building (B)     1/1/99     Rockford Anesth. Assoc.                 12,574
 68   CIBC     White's Crossing Plaza                 12/24/98             Belk Enterprise                 50,527
 69   CIBC     Access Self Storage                      1/6/99                         N/A                    N/A
 70   Midland  South Park Office Complex                3/1/99      New Mexico Reg. & Lic.                 10,485
 71   Midland  Georgetown Apartments                   3/26/99                         N/A                    N/A
 72   Midland  Heritage Park Apartments                4/19/99                         N/A                    N/A
 73   Midland  Northland Aluminum Products, Inc.       3/17/99          Northland Aluminum                184,190
 74   RFC      Coach & Four East Apartments            2/18/99                         N/A                    N/A
 75   CIBC     Courtyard by Marriott                   3/31/99                         N/A                    N/A
 76   RFC      Brook Run Apartments                    2/17/99                         N/A                    N/A
 77   RFC      Green Meadows Apartments                3/12/99                         N/A                    N/A
 78   RFC      Grand Plaza Properties, Inc.            4/12/99      TAG Performance Marine                  8,200
 79   RFC      Fairmont and Monticello Apartments      3/19/99                         N/A                    N/A
 80   CIBC     Palmetto Gardens Industrial Park         3/1/99                         N/A                    N/A
 81   Midland  Lower Falls Landing                     2/23/99         United Publications                 11,867
 82   RFC      PML Office Building                      3/1/99      Miami Mortgage Lenders                  4,000
 83   Midland  Concord Business Center                  4/2/99      Concord Public Storage                 10,000
 84   Midland  Middlebrook Business Park               3/17/99              AeroComm, Inc.                 10,968
 85   Midland  Vintage Faire Apartments                 1/1/99                         N/A                    N/A
 86   CIBC     140 Gould Street                         4/1/99  Physical Computer Networks                 21,401
 87   Midland  Woodbridge Apartments                   3/25/99                         N/A                    N/A
 88   RFC      Pier One Imports                       12/21/98            Pier One Imports                 10,000
 89   Midland  Deerwood at the Park Apartments        12/30/98                         N/A                    N/A
 90   Midland  Tukwila Estates                         3/31/99                         N/A                    N/A
 91   Midland  Orchard Park Apartments                 2/25/99                         N/A                    N/A
 92   Midland  Airport Business Center                 1/19/99               Precision Die                 21,600
 93   Midland  Holiday Inn, New Ulm                   12/31/98                         N/A                    N/A
 94   RFC      Monsey Mall                              3/4/99             Amazing Savings                  9,100
 95   Midland  Silverdale Office Building              4/13/99                   U.S. Navy                 34,056
 96   RFC      Habersham Shopping Center               12/1/98                 Red & White                 15,974
 97   Midland  Brattleboro North Shopping Plaza       12/31/98                    Ames 226                 60,000
 98   Midland  Crossroads Shopping Center               4/9/99                     Staples                 24,000
 99   RFC      Paloma Apartments                       3/11/99                         N/A                    N/A
 100  Midland  Mullica Woods                            3/8/99                         N/A                    N/A
 101  Midland  Windsong Apartments                     4/19/99                         N/A                    N/A
 102  Midland  Magnolia Park Shopping Center            3/1/99                  Winn Dixie                 45,056
 103  Midland  Vollstedt Building                      3/22/99          Toluca Lake Dental                  4,885
 104  Midland  Lackland Self Storage                   3/28/99                         N/A                    N/A
 105  Midland  Cinnamon Square Apartments              4/19/99                         N/A                    N/A
 106  Midland  Bordeaux XI Apartments                   4/7/99                         N/A                    N/A
 107  Midland  5397 North Commerce (C)                12/31/98          Durotech Co., Inc.                 29,622
 108  Midland  Gabbert Building (C)                     4/8/99          Durotech Co., Inc.                 20,803


                                     II-17


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

(table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Cut-Off
Loan                                                 Underwritable  Monthly              Appraised    Value as    Date     Percent
No.  Seller(1)    Property Name(2)                     Cash Flow    Payment    DSCR(4)     Value       of Date    LTV(4)   Leased(7)
------------------------------------------------------------------------------------------------------------------------------------
 109  RFC      The Kingsbury Apartments                  265,433      17,072     1.30    2,920,000    12/15/98     78.3%     96%
 110  Midland  Crestwood Apartments                      254,068      16,937     1.25    3,000,000     3/11/99     75.3%     89%
 111  CIBC     Dicks Clothing and Sporting Goods         295,390      18,285     1.35    3,150,000     4/21/99     71.4%     100%
 112  Midland  Roseland Manor Duplexes                   300,658      17,321     1.45    3,000,000     1/12/99     74.9%     94%
 113  Midland  Mount View Office Building                265,366      16,104     1.37    3,350,000     11/1/98     66.9%     100%
 114  Midland  The Port Apartments                       243,253      15,573     1.30    2,900,000     11/3/98     77.1%     95%
 115  RFC      Forman Mills                              291,023      17,291     1.40    3,350,000     8/25/98     66.7%     100%
 116  RFC      7900 Beech Daly & 6810 Metroplex Drive    226,744      14,953     1.26    2,830,000     9/24/98     78.2%     100%
 117  RFC      Arrowhead Fountain Center                 249,287      16,312     1.27    3,000,000      4/1/99     73.3%     100%
 118  Midland  Ridgmar Crossroads Apartments             228,052      15,202     1.25    2,820,000     1/21/99     77.8%     97%
 119  RFC      Renaissance West Shopping Center          281,057      17,021     1.38    4,000,000      2/4/99     54.5%     97%
 120  CIBC     Lexington Center                          267,696      16,279     1.37    3,000,000      3/1/99     72.5%     98%
 121  Midland  State of Oregon Job Council Buildings     248,546      16,570     1.25    3,400,000     9/17/98     63.0%     100%
 122  CIBC     Hayes Community                           266,163      16,666     1.33    3,700,000     2/25/99     57.5%     100%
 123  RFC      Today's Man - Deptford                    258,410      16,570     1.30    3,200,000      3/2/99     66.3%     100%
 124  Midland  Devon Park Apartments                     251,175      15,437     1.36    2,650,000      9/8/98     78.7%     100%
 125  RFC      Cross Keys Apartments                     295,226      13,971     1.76    2,650,000     6/24/98     78.5%     100%
 126  CIBC     White Oak Professional Building           228,466      14,887     1.28    2,800,000      3/4/99     72.2%     100%
 127  RFC      Scripps Mesa Shopping Center              256,964      15,831     1.35    2,870,000      9/3/98     70.2%     97%
 128  Midland  Pacific Place                             238,555      15,291     1.30    3,100,000     3/17/99     64.4%     100%
 129  CIBC     Timberfalls Apartments                    264,120      14,481     1.52    2,675,000    12/21/98     74.6%     90%
 130  Midland  110 American Boulevard                    223,407      14,754     1.26    2,690,000    10/19/98     73.8%     100%
 131  Midland  Handy Lock Mini Storage                   255,495      16,026     1.33    3,000,000     9/14/98     66.1%     97%
 132  RFC      Carpenter Crest Apartments                201,179      13,373     1.25    2,500,000     7/28/98     78.7%     99%
 133  RFC      Stanford Court                            246,212      15,245     1.35    2,450,000     10/8/97     79.0%     100%
 134  Midlan   Commons at Valdosta Apartments            227,781      13,386     1.42    2,400,000     7/15/98     79.6%     95%
 135  CIBC     Kolonaki - Sausalito (579)                261,459      15,070     1.45    3,100,000    11/11/98     61.1%     100%
 136  Midland  Quail Court Apartments                    232,213      13,465     1.44    2,425,000     9/18/98     77.6%     99%
 137  Midland  Pacific Palms Apartments                  359,853      17,789     1.69    4,000,000     3/16/99     46.7%     97%
 138  Midland  Village at Cambridge Self Storage         234,159      14,611     1.34    2,635,000     1/26/99     70.1%     100%
 139  CIBC     Kolonaki - San Francisco (1723)           256,860      14,673     1.46    3,020,000     12/2/98     61.1%     100%
 140  Midland  Providence Office Building                218,007      13,971     1.30    3,100,000     1/25/99     59.2%     100%
 141  Midland  Westlake Village Apartments               189,414      12,625     1.25    2,795,000     1/20/99     64.3%     97%
 142  CIBC     Days Inn - Anderson                       309,081      15,093     1.71    2,825,000     1/22/99     63.6%     81%
 143  RFC      Hollywood Video Portfolio                 208,438      13,409     1.30    2,400,000     10/1/98     74.8%     100%
 144  CIBC     Hampton Inn - Mary Esther                 332,535      16,056     1.73    3,060,000     3/23/99     58.7%     66%
 145  RFC      The Pinons Apartments                     203,376      13,047     1.30    2,500,000     8/13/98     71.7%     95%
 146  Midland  Foreside Place                            211,151      13,490     1.30    2,800,000     7/20/98     63.7%     100%
 147  Midland  21036 Triple Seven Road                   210,045      13,464     1.30    2,250,000     1/26/99     79.2%     99%
 148  RFC      Central Park Southwest                    209,186      13,399     1.30    2,650,000     9/16/98     66.9%     100%
 149  Midland  Best Storage                              231,742      14,557     1.33    2,390,000      2/1/99     73.4%     84%
 150  Midland  Forest Hills Shopping Center              190,579      12,574     1.26    2,200,000     8/31/98     79.2%     100%
 151  Midland  Ashton Oaks Apartments                    204,208      13,611     1.25    2,375,000     11/2/98     73.2%     96%
 152  Midland  Siesta Hills Shopping Center              259,515      16,475     1.31    4,400,000      3/1/99     39.1%     91%
 153  Midland  Holiday Inn Express                       284,491      14,476     1.64    2,600,000     10/6/98     66.1%     70%
 154  Midland  Waterside Apartments                      208,755      12,655     1.37    2,350,000     1/27/99     72.4%     96%
 155  Midland  Village Square Shopping Center            215,784      13,229     1.36    2,570,000     9/16/98     65.4%     91%
 156  Midland  Century Mobile Home Park                  211,101      13,218     1.33    2,000,000      9/4/98     83.7%     98%
 157  Midland  Rite Aid Pharmacy                         190,845      13,949     1.14    2,100,000      2/1/99     78.6%     100%
 158  RFC      Hobe Village Mobile Home Park             210,055      13,062     1.34    2,300,000      3/9/99     71.3%     98%
 159  Midland  Via Linda Plaza                           199,055      12,748     1.30    2,325,000     7/11/98     70.0%     100%
 160  Midland  Pleasant Valley Apartments                197,970      11,045     1.49    2,540,000     1/22/99     62.9%     98%
 161  Midland  West Wind Apartments Phase III            178,698      11,176     1.33    2,070,000     10/6/98     77.0%     100%
 162  RFC      S&R Shopping Center                       186,309      10,677     1.45    2,500,000     6/12/98     63.6%     94%
 163  Midland  Edwards Village Center                    181,370      11,626     1.30    2,400,000     1/15/99     64.8%     100%
 164  Midland  Comfort Inn                               241,176      12,882     1.56    2,100,000     9/29/98     72.9%     62%
 165  RFC      Laudonniere Apartments                    168,492      11,189     1.25    1,950,000     3/24/99     78.4%     100%

                                     II-18

(Table continued)
------------------------------------------------------------------------------------------------------------------------------------

Loan                                                 Percent Leased                                      Square Footage
No.  Seller(1)    Property Name(2)                   as of Date(7)         Largest Tenant(8)             Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------
 109  RFC      The Kingsbury Apartments                  1/22/99                             N/A                 N/A
 110  Midland  Crestwood Apartments                      4/21/99                             N/A                 N/A
 111  CIBC     Dicks Clothing and Sporting Goods          5/1/99                          Dick's              46,378
 112  Midland  Roseland Manor Duplexes                    4/7/99                             N/A                 N/A
 113  Midland  Mount View Office Building                2/25/99     American Summit Mortgage, Co.             9,401
 114  Midland  The Port Apartments                      12/18/98                             N/A                 N/A
 115  RFC      Forman Mills                             11/24/98                    Forman Mills              47,900
 116  RFC      7900 Beech Daly & 6810 Metroplex Drive     5/3/99           TCL Enterprises, Inc.              17,215
 117  RFC      Arrowhead Fountain Center                 4/15/99                  Kinko's Copies               6,729
 118  Midland  Ridgmar Crossroads Apartments             2/12/99                             N/A                 N/A
 119  RFC      Renaissance West Shopping Center           5/1/99         Value Department Thrift              12,000
 120  CIBC     Lexington Center                          2/28/99        Variety Wholesale/Maxway              21,000
 121  Midland  State of Oregon Job Council Buildings     12/7/98                     Job Council              27,639
 122  CIBC     Hayes Community                            5/1/99                             N/A                 N/A
 123  RFC      Today's Man - Deptford                    3/15/99                     Today's Man              19,600
 124  Midland  Devon Park Apartments                     3/31/99                             N/A                 N/A
 125  RFC      Cross Keys Apartments                     3/24/99                             N/A                 N/A
 126  CIBC     White Oak Professional Building           3/31/99                  Steve Horowitz               3,026
 127  RFC      Scripps Mesa Shopping Center              3/24/99                      Brick Road               5,264
 128  Midland  Pacific Place                             4/28/99               Fingerhut Gallery               3,594
 129  CIBC     Timberfalls Apartments                     5/5/99                             N/A                 N/A
 130  Midland  110 American Boulevard                     2/1/99                             IBM              17,900
 131  Midland  Handy Lock Mini Storage                   1/16/99                             N/A                 N/A
 132  RFC      Carpenter Crest Apartments                2/23/99                             N/A                 N/A
 133  RFC      Stanford Court                            12/2/98                             N/A                 N/A
 134  Midlan   Commons at Valdosta Apartments           11/10/98                             N/A                 N/A
 135  CIBC     Kolonaki - Sausalito (579)                2/22/99                        Kolonaki               6,192
 136  Midland  Quail Court Apartments                   12/31/98                             N/A                 N/A
 137  Midland  Pacific Palms Apartments                  4/20/99                             N/A                 N/A
 138  Midland  Village at Cambridge Self Storage          5/4/99                             N/A                 N/A
 139  CIBC     Kolonaki - San Francisco (1723)           2/22/99                        Kolonaki              10,190
 140  Midland  Providence Office Building                4/21/99     Custima International Corp.               9,440
 141  Midland  Westlake Village Apartments               3/25/99                             N/A                 N/A
 142  CIBC     Days Inn - Anderson                      11/30/98                             N/A                 N/A
 143  RFC      Hollywood Video Portfolio                 1/25/99                    Pewaukee, WI               7,300
 144  CIBC     Hampton Inn - Mary Esther                12/31/98                             N/A                 N/A
 145  RFC      The Pinons Apartments                     3/29/99                             N/A                 N/A
 146  Midland  Foreside Place                            3/31/99          PMC Medical Management               9,229
 147  Midland  21036 Triple Seven Road                   3/22/99              Nova Medical Group               6,688
 148  RFC      Central Park Southwest                   12/31/98                  State Farm Ins               3,686
 149  Midland  Best Storage                              4/14/99                             N/A                 N/A
 150  Midland  Forest Hills Shopping Center             12/31/98             Food Lion/Superpetz              29,000
 151  Midland  Ashton Oaks Apartments                    2/28/99                             N/A                 N/A
 152  Midland  Siesta Hills Shopping Center              4/19/99                   No Nest/Birds              11,800
 153  Midland  Holiday Inn Express                       2/19/99                             N/A                 N/A
 154  Midland  Waterside Apartments                      5/11/99                             N/A                 N/A
 155  Midland  Village Square Shopping Center            3/17/99                  Safeway Stores              38,836
 156  Midland  Century Mobile Home Park                  4/26/99                             N/A                 N/A
 157  Midland  Rite Aid Pharmacy                         3/19/99                        Rite Aid              11,050
 158  RFC      Hobe Village Mobile Home Park              6/3/99                             N/A                 N/A
 159  Midland  Via Linda Plaza                            1/4/99      Play & Learn Schools, Inc.               3,600
 160  Midland  Pleasant Valley Apartments                3/22/99                             N/A                 N/A
 161  Midland  West Wind Apartments Phase III            3/10/99                             N/A                 N/A
 162  RFC      S&R Shopping Center                        5/1/99               S & M Auto Supply               4,000
 163  Midland  Edwards Village Center                     1/5/99            Antiques & Interiors               3,747
 164  Midland  Comfort Inn                               2/19/99                             N/A                 N/A
 165  RFC      Laudonniere Apartments                    5/25/99                             N/A                 N/A


                                     II-18

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

(table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Cut-Off
Loan                                                 Underwritable  Monthly              Appraised    Value as    Date     Percent
No.  Seller(1)    Property Name(2)                     Cash Flow    Payment    DSCR(4)     Value       of Date    LTV(4)   Leased(7)
------------------------------------------------------------------------------------------------------------------------------------
 166  RFC      Whaley's Shopping Center                  174,919      11,078     1.32    2,125,000     2/15/99     71.9%     100%
 167  Midland  Maybrook Apartments                       163,007      10,718     1.27    2,100,000     8/27/98     71.9%     98%
 168  RFC      Staples                                   192,049      10,707     1.49    2,200,000      3/1/99     68.0%     100%
 169  RFC      The Retail Group                          215,396      10,803     1.66    2,750,000      8/5/98     54.0%     100%
 170  Midland  Tucker Industries Building                177,738      11,391     1.30    2,074,000     3/17/99     71.6%     100%
 171  Midland  Airborne Express                          201,805      10,773     1.56    1,850,000      2/8/99     76.8%     100%
 172  Midland  Parkway Gardens Apartments (D)            111,058       7,404     1.25    1,415,000     2/24/99     69.4%     97%
 173  Midland  Norvell Gardens Apartments (D)             51,980       3,426     1.25      630,000     2/24/99     69.4%     100%
 174  RFC      Smith Retail Portfolio                    161,960      10,072     1.34    2,025,000      6/8/98     70.0%     100%
 175  RFC      Stor-A-Lot Self Storage                   172,568      11,094     1.30    1,970,000      3/9/99     71.0%     93%
 176  CIBC     CVS Smithtown                             167,063      11,537     1.21    2,000,000      2/1/99     69.8%     100%
 177  Midland  Ashwood Apartments                        160,679      10,355     1.29    1,890,000    10/30/98     73.6%     87%
 178  Midland  Stonehurst Apartments                     168,992      10,673     1.32    1,900,000     9/14/98     72.7%     90%
 179  Midland  Storage Max-Yuma                          174,068      10,304     1.41    1,900,000     3/15/99     70.9%     91%
 180  Midland  Georgetown/Melrose Plaza Apartments       169,299      10,232     1.38    1,950,000     2/23/99     69.0%     95%
 181  RFC      Greenwood/St. Charles                     156,401       9,219     1.41    1,800,000     9/14/98     73.2%     100%
 182  Midland  South Ogden Plaza                         192,784      12,326     1.30    3,095,000      2/1/99     41.4%     81%
 183  Midland  Cedarstone Apartments                     135,018       8,899     1.26    1,700,000     8/18/98     74.3%     100%
 184  Midland  Southwest Manor Duplexes                  132,745       8,848     1.25    1,650,000      2/8/99     76.4%     100%
 185  Midland  Super 8 Motel                             198,002      10,669     1.55    1,800,000     9/30/98     69.8%     61%
 186  RFC      Andover Apartments                        159,857       9,347     1.43    1,710,000     4/15/98     72.1%     88%
 187  Midland  Southwood Plaza Office Building           144,333       9,393     1.28    1,725,000      2/3/99     71.5%     95%
 188  Midland  The Trade Center                          152,485       9,040     1.41    1,690,000     9/24/98     70.7%     95%
 189  RFC      Regency Mobile Home Park                  158,673      10,100     1.31    1,900,000     5/22/98     62.6%     84%
 190  RFC      Village Green Shopping Center             210,861       9,358     1.88    2,400,000      9/9/98     49.3%     100%
 191  RFC      Center on Memorial                        143,334       8,895     1.34    1,665,000    12/29/98     68.9%     100%
 192  RFC      River Road Mobile Home Park               145,464       9,377     1.29    1,700,000     9/17/98     67.3%     100%
 193  RFC      First View                                148,104       8,165     1.51    1,700,000     7/22/98     67.0%     97%
 194  Midland  Payne Office Building                     134,802       8,641     1.30    1,750,000     1/25/99     64.9%     93%
 195  RFC      Woodlane Apartments                       139,940       8,743     1.33    1,420,000     3/24/99     80.0%     97%
 196  Midland  507 Capital Court (E)                      42,058       2,664     1.32      540,000     7/16/98     69.0%     100%
 197  Midland  513 Capitol Court (E)                      42,254       2,664     1.32      550,000     7/16/98     69.0%     100%
 198  Midland  501 Capital Ct. NE (E)                     40,456       2,559     1.32      525,000     7/16/98     69.0%     100%
 199  CIBC     Town House South Apartments and Danville
                  Duplexes                               149,964       8,309     1.50    1,500,000     4/24/99     73.3%     98%
 200  RFC      Red Deer Apartments                       178,379       7,821     1.90    1,700,000      4/8/98     64.4%     92%
 201  Midland  Crown Plaza Office Building               130,094       8,104     1.34    2,080,000      6/3/98     52.5%     100%
 202  RFC      535 Manufacturers Drive                   122,084       7,897     1.29    1,475,000     2/11/99     70.9%     100%
 203  RFC      Old Colony Apartments                     128,352       7,800     1.37    1,350,000      7/1/98     77.0%     100%
 204  RFC      Franklin Avenue Building                  130,303       8,648     1.26    1,475,000      7/3/98     70.1%     100%
 205  RFC      Rivercrest Apartments                     144,268       7,815     1.54    1,450,000      4/8/98     71.1%     94%
 206  Midland  View Pointe Apartments                    122,672       7,601     1.34    1,355,000     2/23/99     75.5%     99%
 207  RFC      1340 21st Street NW                       111,652       7,434     1.25    1,360,000      3/4/99     74.6%     100%
 208  RFC      Rollingwood Apartments                    121,256       7,976     1.27    1,550,000      2/9/99     65.1%     95%
 209  Midland  Greenbrier Apartments                     140,151       7,698     1.52    1,400,000      1/4/99     71.3%     100%
 210  Midland  Lantana Apartments                        112,673       7,436     1.26    1,360,000     3/10/99     73.4%     100%
 211  RFC      Pine Meadow Apartments                    118,383       7,586     1.30    1,950,000     10/6/98     51.1%     89%
 212  Midland  Commerce II Business Park                 214,765       9,242     1.94    3,700,000     7/28/98     26.4%     94%
 213  Midland  Office Park at Erindale                   109,058       7,271     1.25    1,400,000      4/1/99     68.5%     100%
 214  Midland  Fletcher Auto Mall                        129,217       7,427     1.45    1,500,000      3/2/99     63.2%     100%
 215  RFC      Spurwood Office                           124,661       7,541     1.38    1,500,000     1/10/99     63.2%     96%
 216  RFC      Colonial-Excelsior                        130,253       7,294     1.49    1,440,000      7/9/98     65.1%     98%
 217  Midland  170 South River Road                      116,716       7,726     1.26    1,760,000    11/11/98     53.2%     100%
 218  RFC      Centennial Place Apartments               119,255       7,584     1.31    1,300,000     10/7/98     72.0%     100%
 219  RFC      Charmony Place Apartments                 105,315       6,999     1.25    1,260,000      4/8/99     73.7%     89%
 220  RFC      Wooded Acres Apartments                   104,287       6,595     1.32    1,235,000     9/23/98     74.6%     98%
 221  RFC      Greenwood Villa Apartments                138,210       6,412     1.80    1,350,000      9/3/98     65.8%     88%
 222  RFC      Lincolnwood Office Building               108,670       6,432     1.41    1,325,000      8/8/98     66.0%     91%

                                     II-19

(Table continued)
-----------------------------------------------------------------------------------------------------------------------------------

Loan                                                 Percent Leased                                                Square Footage
No.  Seller(1)    Property Name(2)                   as of Date(7)                Largest Tenant(8)                Largest Tenant
-----------------------------------------------------------------------------------------------------------------------------------
 166  RFC      Whaley's Shopping Center                 1/11/99                           Whaley's Market               9,256
 167  Midland  Maybrook Apartments                      2/28/99                                       N/A                 N/A
 168  RFC      Staples                                  4/13/99                                   Staples              24,000
 169  RFC      The Retail Group                          3/1/99                              Retail Group              20,565
 170  Midland  Tucker Industries Building               4/28/99                         Tucker Industries              18,636
 171  Midland  Airborne Express                          2/8/99              Airborne Freight Corporation              24,828
 172  Midland  Parkway Gardens Apartments (D)           3/30/99                                       N/A                 N/A
 173  Midland  Norvell Gardens Apartments (D)           3/30/99                                       N/A                 N/A
 174  RFC      Smith Retail Portfolio                   3/24/99                     Liquor Store- Prop. A               4,718
 175  RFC      Stor-A-Lot Self Storage                  2/28/99                                       N/A                 N/A
 176  CIBC     CVS Smithtown                             3/1/98                                       CVS              10,125
 177  Midland  Ashwood Apartments                      12/31/98                                       N/A                 N/A
 178  Midland  Stonehurst Apartments                    3/25/99                                       N/A                 N/A
 179  Midland  Storage Max-Yuma                         4/16/99                                       N/A                 N/A
 180  Midland  Georgetown/Melrose Plaza Apartments      3/17/99                                       N/A                 N/A
 181  RFC      Greenwood/St. Charles                    2/10/99                                       N/A                 N/A
 182  Midland  South Ogden Plaza                        2/18/99                                   Fleming              60,000
 183  Midland  Cedarstone Apartments                     2/2/99                                       N/A                 N/A
 184  Midland  Southwest Manor Duplexes                 4/19/99                                       N/A                 N/A
 185  Midland  Super 8 Motel                             3/9/99                                       N/A                 N/A
 186  RFC      Andover Apartments                        2/1/99                                       N/A                 N/A
 187  Midland  Southwood Plaza Office Building          3/29/99         Primary Children's Medical Center               6,240
 188  Midland  The Trade Center                          2/1/99                   Franklin Pierce College               5,740
 189  RFC      Regency Mobile Home Park                  3/1/99                                       N/A                 N/A
 190  RFC      Village Green Shopping Center            3/31/99                      Monarch Dental Corp.               5,090
 191  RFC      Center on Memorial                       4/12/99                             Martha Turner               2,032
 192  RFC      River Road Mobile Home Park               9/1/98                                       N/A                 N/A
 193  RFC      First View                               2/28/99                                       N/A                 N/A
 194  Midland  Payne Office Building                    4/21/99               Chaparral Meat Market, Inc.               4,935
 195  RFC      Woodlane Apartments                       2/1/99                                       N/A                 N/A
 196  Midland  507 Capital Court (E)                    4/19/99                     Transmanagement, Inc.               1,170
 197  Midland  513 Capitol Court (E)                    4/19/99       Congressional Management Foundation               1,185
 198  Midland  501 Capital Ct. NE (E)                   4/19/99                             Ripon Society               1,170
 199  CIBC     Town House South Apartments and Danville
                  Duplexes                               5/1/99                                       N/A                 N/A
 200  RFC      Red Deer Apartments                       2/1/99                                       N/A                 N/A
 201  Midland  Crown Plaza Office Building              1/31/99                        Market Share, Inc.              11,244
 202  RFC      535 Manufacturers Drive                   2/3/99                 Plastipak Packaging, Inc.              40,000
 203  RFC      Old Colony Apartments                    8/17/98                                       N/A                 N/A
 204  RFC      Franklin Avenue Building                12/30/98                         Soft Things, Inc.              32,300
 205  RFC      Rivercrest Apartments                    3/10/99                                       N/A                 N/A
 206  Midland  View Pointe Apartments                   3/16/99                                       N/A                 N/A
 207  RFC      1340 21st Street NW                      4/30/99                                       N/A                 N/A
 208  RFC      Rollingwood Apartments                   3/23/99                                       N/A                 N/A
 209  Midland  Greenbrier Apartments                    4/14/99                                       N/A                 N/A
 210  Midland  Lantana Apartments                       4/14/99                                       N/A                 N/A
 211  RFC      Pine Meadow Apartments                    2/5/99                                       N/A                 N/A
 212  Midland  Commerce II Business Park                12/4/98              Department of Human Services              21,000
 213  Midland  Office Park at Erindale                  4/19/99                     Peak Performers, Inc.               7,040
 214  Midland  Fletcher Auto Mall                       3/25/99                              Tire Kingdom               6,450
 215  RFC      Spurwood Office                          3/15/99                            Jonathan David               2,731
 216  RFC      Colonial-Excelsior                       1/12/99                                       N/A                 N/A
 217  Midland  170 South River Road                     3/30/99                                      CREA               2,960
 218  RFC      Centennial Place Apartments              11/9/98                                       N/A                 N/A
 219  RFC      Charmony Place Apartments                 4/8/99                                       N/A                 N/A
 220  RFC      Wooded Acres Apartments                  3/19/99                                       N/A                 N/A
 221  RFC      Greenwood Villa Apartments               3/31/99                                       N/A                 N/A
 222  RFC      Lincolnwood Office Building             12/31/98                            SIR Management               6,100

                                     II-19


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

(table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Cut-Off
Loan                                                 Underwritable  Monthly               Appraised      Value as   Date    Percent
No.  Seller(1)    Property Name(2)                     Cash Flow    Payment    DSCR(4)      Value         of Date   LTV(4) Leased(7)
------------------------------------------------------------------------------------------------------------------------------------
 223  RFC      Brighton Court Apartments                 112,481       6,632     1.41        1,250,000      2/1/99  69.8%     94%
 224  Midland  Bell Oaks Village Apartments               96,291       6,413     1.25        1,170,000      1/5/99  71.1%     92%
 225  RFC      61-71 Long Lane                            99,542       6,544     1.27        1,350,000     6/23/98  61.1%     87%
 226  Midland  Prairie Village Mobile Home Park          104,346       6,455     1.35        1,100,000     1/12/99  74.8%     100%
 227  RFC      20 Green of Panorama                       99,430       6,497     1.28        1,060,000     12/2/98  77.6%     100%
 228  RFC      Cedargate Apartments                      102,711       6,113     1.40        1,130,000     4/15/98  71.4%     88%
 229  RFC      Copperfield Landing, LP                   108,347       7,939     1.13        1,450,000      3/3/99  55.2%     100%
 230  Midland  ICCA Building                              86,095       5,494     1.31        1,020,000     4/28/98  71.4%     100%
 231  RFC      Oak Glen Apartments                        93,525       5,136     1.52          980,000     6/26/98  68.8%     98%
 232  RFC      North Miami Industrial                     87,609       5,633     1.30          925,000      1/6/99  71.4%     100%
 233  RFC      Quail Creek Apartments                     77,036       5,286     1.21          930,000     7/14/98  70.3%     93%
 234  RFC      University Apartments                     100,145       4,260     1.96          950,000      9/3/98  62.7%     98%
 235  Midland  Irving Court Townhomes                     62,124       4,142     1.25          750,000     2/23/99  72.5%     94%
 236  RFC      Grahamcrest Manor Apartments               77,351       4,052     1.59          750,000     11/3/97  68.8%     100%
 237  RFC      The Gorelick Apartments                    67,038       3,859     1.45          675,000      5/5/98  73.3%     100%
 238  Midland  325-339 North Dr                           77,151       4,897     1.31        1,000,000     5/28/98  49.0%     100%
 239  RFC      519 Central Avenue                         60,642       3,698     1.37          678,000      1/6/98  69.2%     94%
 240  RFC      Klingerman Apartments                      59,621       3,302     1.50          590,000     3/13/98  74.0%     100%
 241  RFC      901 SW 8th Avenue Apartments               59,358       3,845     1.29          700,000     12/1/97  61.5%     100%
 242  RFC      Meadow Pines Apartments                    58,813       3,347     1.46          560,000     3/13/98  74.2%     100%

            Total/Weighted Average                   $88,998,544  $5,475,370     1.35   $1,051,155,000              70.8%

                                     II-20

(Table continued)
------------------------------------------------------------------------------------------------------------------------------------

Loan                                                 Percent Leased                                      Square Footage
No.  Seller(1)    Property Name(2)                   as of Date(7)         Largest Tenant(8)             Largest Tenant
------------------------------------------------------------------------------------------------------------------------------------
 223  RFC      Brighton Court Apartments                1/22/99                             N/A                 N/A
 224  Midland  Bell Oaks Village Apartments              4/7/99                             N/A                 N/A
 225  RFC      61-71 Long Lane                          3/31/99       Consolidated Billing Svcs               8,000
 226  Midland  Prairie Village Mobile Home Park         3/23/99                             N/A                 N/A
 227  RFC      20 Green of Panorama                    12/11/98                             N/A                 N/A
 228  RFC      Cedargate Apartments                      2/1/99                             N/A                 N/A
 229  RFC      Copperfield Landing, LP                  2/23/99                  Today's Vision               2,406
 230  Midland  ICCA Building                            1/27/99                      ICCA, Inc.               5,830
 231  RFC      Oak Glen Apartments                     12/31/98                             N/A                 N/A
 232  RFC      North Miami Industrial                   2/18/99          Most Enterprises, Inc.              11,300
 233  RFC      Quail Creek Apartments                  11/30/98                             N/A                 N/A
 234  RFC      University Apartments                    2/28/99                             N/A                 N/A
 235  Midland  Irving Court Townhomes                   1/20/99                             N/A                 N/A
 236  RFC      Grahamcrest Manor Apartments             4/13/99                             N/A                 N/A
 237  RFC      The Gorelick Apartments                  4/14/99                             N/A                 N/A
 238  Midland  325-339 North Dr                         5/12/99              Sears Roebuck & Co              16,994
 239  RFC      519 Central Avenue                      12/31/98                             N/A                 N/A
 240  RFC      Klingerman Apartments                    3/31/99                             N/A                 N/A
 241  RFC      901 SW 8th Avenue Apartments             1/20/99                             N/A                 N/A
 242  RFC      Meadow Pines Apartments                   4/9/99                             N/A                 N/A

            Total/Weighted Average

                                     II-20


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION


------------------------------------------------------------------------------------------------------------------------------------
                                                   Cut-Off                                      Prepayment Code(10)
Loan                                                Date
 No.   Seller(1)        Property Name(2)           Balance(3)  Seasoning(9)  LO   YM5  YM2  YM1  YM  Def/YM  Def  5   4.5   4   3.5
------------------------------------------------------------------------------------------------------------------------------------

  1     RFC      21 Penn Plaza                   $32,184,648        9        60   N/A  N/A  N/A  N/A   N/A   56  N/A  N/A  N/A  N/A
  2     RFC      Park Drive Manor Apts            22,925,004        3        27   N/A  N/A  N/A  N/A   N/A   89  N/A  N/A  N/A  N/A
  3     CIBC     Prime Portfolio                  15,395,975       14        48   N/A  N/A  N/A  N/A   N/A   65  N/A  N/A  N/A  N/A
        CIBC     1301 East Tower Road (I)          4,122,155       14        48   N/A  N/A  N/A  N/A   N/A   65  N/A  N/A  N/A  N/A
        CIBC     4300 Madison Street (I)           4,020,214       14        48   N/A  N/A  N/A  N/A   N/A   65  N/A  N/A  N/A  N/A
        CIBC     342-346 Carol Lane (I)            2,311,970       14        48   N/A  N/A  N/A  N/A   N/A   65  N/A  N/A  N/A  N/A
        CIBC     550 Kehoe Blvd. (I)               2,239,721       14        48   N/A  N/A  N/A  N/A   N/A   65  N/A  N/A  N/A  N/A
        CIBC     343 Carol Lane (I)                1,370,753       14        48   N/A  N/A  N/A  N/A   N/A   65  N/A  N/A  N/A  N/A
        CIBC     388 Carol Lane (I)                1,331,164       14        48   N/A  N/A  N/A  N/A   N/A   65  N/A  N/A  N/A  N/A
  4     CIBC     1414 Avenue of the Americas      14,000,000        2        26   N/A  N/A  N/A  N/A   N/A   87  N/A  N/A  N/A  N/A
  5     CIBC     70 West 36th Street              12,200,000        2        26   N/A  N/A  N/A  N/A   N/A   87  N/A  N/A  N/A  N/A
  6     RFC      7200 Leamington, LLC (A)          4,850,000      N/A        24   N/A  N/A  N/A  N/A   N/A   92  N/A  N/A  N/A  N/A
  7     RFC      2201 Lundt, LLC (A)               4,000,000      N/A        24   N/A  N/A  N/A  N/A   N/A   92  N/A  N/A  N/A  N/A
  8     RFC      1330 W. 43rd St. (A)              2,190,000      N/A        24   N/A  N/A  N/A  N/A   N/A   92  N/A  N/A  N/A  N/A
  9     CIBC     University Club Apartments       10,486,188        2        26   N/A  N/A  N/A  N/A   N/A   87  N/A  N/A  N/A  N/A
 10     Midland  The Patriot Apartments           10,022,381        4        60   N/A  N/A   56  N/A   N/A  N/A  N/A  N/A  N/A  N/A
 11     CIBC     Acme Plaza (Cape May Plaza)       9,459,453       14        38   N/A  N/A  N/A  N/A   N/A   83  N/A  N/A  N/A  N/A
 12     RFC      The Place Apartments              8,693,077        1        25   N/A  N/A  N/A  N/A   N/A   91  N/A  N/A  N/A  N/A
 13     Midland  The Phoenix Apartments            8,399,390        4        60   N/A  N/A   56  N/A   N/A  N/A  N/A  N/A  N/A  N/A
 14     RFC      Glenwood Plaza                    8,140,377        2        26   N/A  N/A  N/A  N/A   N/A   90  N/A  N/A  N/A  N/A
 15     CIBC     633 Third Avenue                  7,750,000        2        26   N/A  N/A  N/A  N/A   N/A   87  N/A  N/A  N/A  N/A
 16     Midland  148 State Street                  7,585,861        3        36   N/A  N/A  N/A  N/A   N/A   80  N/A  N/A  N/A  N/A
 17     CIBC     The Piers                         7,494,669        1        25   N/A  N/A  N/A  N/A   N/A   88  N/A  N/A  N/A  N/A
 18     CIBC     North Point Center                7,395,025        1        25   N/A  N/A  N/A  N/A   N/A   88  N/A  N/A  N/A  N/A
 19     Midland  Beau Rivage Apartments,
                   Phases II & III                 7,009,355        2        60   N/A  N/A   56  N/A   N/A  N/A  N/A  N/A  N/A  N/A
 20     Midland  Holiday Inn Express & Suites      6,938,209        2        36   N/A  N/A  N/A  N/A   N/A  140  N/A  N/A  N/A  N/A
 21     CIBC     Regal Cinemas                     6,651,190       15        68   N/A  N/A   53  N/A   N/A  N/A  N/A  N/A  N/A  N/A
 22     Midland  Drake's Passage                   6,393,105        1        36   N/A  N/A  N/A  N/A   N/A   80  N/A  N/A  N/A  N/A
 23     Midland  Northcastle Apartments            6,363,688        7        36   N/A  N/A   80  N/A   N/A  N/A  N/A  N/A  N/A  N/A
 24     RFC      Giro Building                     6,300,000      N/A        36   N/A  N/A  N/A  N/A   N/A   80  N/A  N/A  N/A  N/A
 25     Midland  Longley Business Park             6,128,792        1        36   N/A  N/A  N/A  N/A   N/A   80  N/A  N/A  N/A  N/A
 26     CIBC     Sharpstown Court                  5,995,735        1        25   N/A  N/A  N/A  N/A   N/A   88  N/A  N/A  N/A  N/A
 27     Midland  Temescal Village Plaza            5,590,125        1        36   N/A  N/A  N/A  N/A   N/A   80  N/A  N/A  N/A  N/A
 28     CIBC     Plantation Properties             5,536,819        3        27   N/A  N/A  N/A  N/A   N/A   86  N/A  N/A  N/A  N/A
 29     RFC      Bernal Business Center            5,500,000      N/A        24   N/A  N/A  N/A  N/A   N/A   92  N/A  N/A  N/A  N/A
 30     Midland  East 55TH Street                  5,486,404        2        60   N/A  N/A   56  N/A   N/A  N/A  N/A  N/A  N/A  N/A
 31     RFC      Coriel Manor Apartments           5,470,891        5        29   N/A  N/A  N/A  N/A   N/A   87  N/A  N/A  N/A  N/A
 32     RFC      Gibbstown Shopping Center         5,418,607       24        36   N/A  N/A   44  N/A   N/A  N/A  N/A  N/A  N/A  N/A
 33     Midland  Plaza De Colores                  5,278,971        2        60   N/A  N/A  N/A  N/A   N/A   56  N/A  N/A  N/A  N/A
 34     CIBC     Lifeline Building                 5,268,804        8        31   N/A  N/A  N/A  N/A   N/A   82  N/A  N/A  N/A  N/A
 35     RFC      Deon Square Shopping Center       5,086,076        1        25   N/A  N/A  N/A  N/A   N/A  163  N/A  N/A  N/A  N/A
 36     CIBC     Regstad II - Orchid Place         4,994,310        1        49   N/A  N/A  N/A  N/A   N/A   64  N/A  N/A  N/A  N/A
 37     CIBC     6 Gramatan Avenue                 4,989,495        4        28   N/A  N/A  N/A  N/A   N/A   85  N/A  N/A  N/A  N/A
 38     CIBC     Eisenhower Industrial Complex     4,985,455        3        27   N/A  N/A  N/A  N/A   N/A   86  N/A  N/A  N/A  N/A
 39     Midland  Wood River Apartments             4,979,200        5        36   N/A  N/A   80  N/A   N/A  N/A  N/A  N/A  N/A  N/A
 40     RFC      Old Navy - Linens 'N Things       4,890,000      N/A        24   N/A  N/A  N/A  N/A   N/A   92  N/A  N/A  N/A  N/A
 41     CIBC     Avenue C Apartments               4,796,626        1        25   N/A  N/A  N/A  N/A   N/A   88  N/A  N/A  N/A  N/A
 42     RFC      Pine Plaza Shopping Center        4,731,452        6        30   N/A  N/A  N/A  N/A   N/A   86  N/A  N/A  N/A  N/A
 43     RFC      Shopps On the Pike                4,727,960       14       132   N/A  N/A  102  N/A   N/A  N/A  N/A  N/A  N/A  N/A
 44     Midland  Shoppes of Kenwood                4,680,069        6        60   N/A  N/A   56  N/A   N/A  N/A  N/A  N/A  N/A  N/A
 45     Midland  Country Club Place Shopping
                    Center                         4,647,059        1        36   N/A  N/A  N/A  N/A   N/A   80  N/A  N/A  N/A  N/A
 46     RFC      Space City Retail Center          4,636,491        1        25   N/A  N/A  N/A  N/A   N/A  151  N/A  N/A  N/A  N/A
 47     RFC      Glen Cove Shopping Center         4,595,181        2        36   N/A  N/A   80  N/A   N/A  N/A  N/A  N/A  N/A  N/A
 48     RFC      The Crossings                     4,588,380        4        28   N/A  N/A  N/A  N/A   N/A   88  N/A  N/A  N/A  N/A
 49     Midland  The Glen Apartments               4,580,164        5        36   N/A  N/A   80  N/A   N/A  N/A  N/A  N/A  N/A  N/A
 50     Midland  Lackland Self Storage             4,420,036        6        84   N/A  N/A   92  N/A   N/A  N/A  N/A  N/A  N/A  N/A


                                     II-21

(Table continued)
---------------------------------------------------------------------------------------------------------


Loan                                                                                     Total Admin.
 No.   Seller(1)        Property Name(2)                  3    2.5    2     1    Open   Cost (bps)(11)
---------------------------------------------------------------------------------------------------------

  1     RFC      21 Penn Plaza                           N/A   N/A   N/A   N/A    4        8.33
  2     RFC      Park Drive Manor Apts                   N/A   N/A   N/A   N/A    4        8.33
  3     CIBC     Prime Portfolio                         N/A   N/A   N/A   N/A    7        8.33
        CIBC     1301 East Tower Road (I)                N/A   N/A   N/A   N/A    7        8.33
        CIBC     4300 Madison Street (I)                 N/A   N/A   N/A   N/A    7        8.33
        CIBC     342-346 Carol Lane (I)                  N/A   N/A   N/A   N/A    7        8.33
        CIBC     550 Kehoe Blvd. (I)                     N/A   N/A   N/A   N/A    7        8.33
        CIBC     343 Carol Lane (I)                      N/A   N/A   N/A   N/A    7        8.33
        CIBC     388 Carol Lane (I)                      N/A   N/A   N/A   N/A    7        8.33
  4     CIBC     1414 Avenue of the Americas             N/A   N/A   N/A   N/A    7        8.33
  5     CIBC     70 West 36th Street                     N/A   N/A   N/A   N/A    7        8.33
  6     RFC      7200 Leamington, LLC (A)                N/A   N/A   N/A   N/A    4        8.33
  7     RFC      2201 Lundt, LLC (A)                     N/A   N/A   N/A   N/A    4        8.33
  8     RFC      1330 W. 43rd St. (A)                    N/A   N/A   N/A   N/A    4        8.33
  9     CIBC     University Club Apartments              N/A   N/A   N/A   N/A    7        8.33
 10     Midland  The Patriot Apartments                  N/A   N/A   N/A   N/A    4        8.33
 11     CIBC     Acme Plaza (Cape May Plaza)             N/A   N/A   N/A   N/A    7        8.33
 12     RFC      The Place Apartments                    N/A   N/A   N/A   N/A    4        8.33
 13     Midland  The Phoenix Apartments                  N/A   N/A   N/A   N/A    4        8.33
 14     RFC      Glenwood Plaza                          N/A   N/A   N/A   N/A    4        8.33
 15     CIBC     633 Third Avenue                        N/A   N/A   N/A   N/A    7        8.33
 16     Midland  148 State Street                        N/A   N/A   N/A   N/A    4        8.33
 17     CIBC     The Piers                               N/A   N/A   N/A   N/A    7        8.33
 18     CIBC     North Point Center                      N/A   N/A   N/A   N/A    7        8.33
 19     Midland  Beau Rivage Apartments,
                   Phases II & III                       N/A   N/A   N/A   N/A    4       14.73
 20     Midland  Holiday Inn Express & Suites            N/A   N/A   N/A   N/A    4       14.83
 21     CIBC     Regal Cinemas                           N/A   N/A   N/A   N/A    7        8.33
 22     Midland  Drake's Passage                         N/A   N/A   N/A   N/A    4        8.33
 23     Midland  Northcastle Apartments                  N/A   N/A   N/A   N/A    4       18.33
 24     RFC      Giro Building                           N/A   N/A   N/A   N/A    4        8.50
 25     Midland  Longley Business Park                   N/A   N/A   N/A   N/A    4       15.63
 26     CIBC     Sharpstown Court                        N/A   N/A   N/A   N/A    7        8.33
 27     Midland  Temescal Village Plaza                  N/A   N/A   N/A   N/A    4       16.33
 28     CIBC     Plantation Properties                   N/A   N/A   N/A   N/A    7        8.33
 29     RFC      Bernal Business Center                  N/A   N/A   N/A   N/A    4        5.00
 30     Midland  East 55TH Street                        N/A   N/A   N/A   N/A    4       16.53
 31     RFC      Coriel Manor Apartments                 N/A   N/A   N/A   N/A    4        8.33
 32     RFC      Gibbstown Shopping Center               N/A   N/A   N/A   N/A    4        8.33
 33     Midland  Plaza De Colores                        N/A   N/A   N/A   N/A    4       16.83
 34     CIBC     Lifeline Building                       N/A   N/A   N/A   N/A    7        8.33
 35     RFC      Deon Square Shopping Center             N/A   N/A   N/A   N/A    4        8.33
 36     CIBC     Regstad II - Orchid Place               N/A   N/A   N/A   N/A    7        8.33
 37     CIBC     6 Gramatan Avenue                       N/A   N/A   N/A   N/A    7        8.33
 38     CIBC     Eisenhower Industrial Complex           N/A   N/A   N/A   N/A    7        8.33
 39     Midland  Wood River Apartments                   N/A   N/A   N/A   N/A    4       18.33
 40     RFC      Old Navy - Linens 'N Things             N/A   N/A   N/A   N/A    4        8.50
 41     CIBC     Avenue C Apartments                     N/A   N/A   N/A   N/A    7        8.33
 42     RFC      Pine Plaza Shopping Center              N/A   N/A   N/A   N/A    4        8.33
 43     RFC      Shopps On the Pike                      N/A   N/A   N/A   N/A    7        8.33
 44     Midland  Shoppes of Kenwood                      N/A   N/A   N/A   N/A    4        8.33
 45     Midland  Country Club Place Shopping Center      N/A   N/A   N/A   N/A    4        8.33
 46     RFC      Space City Retail Center                N/A   N/A   N/A   N/A    4        8.33
 47     RFC      Glen Cove Shopping Center               N/A   N/A   N/A   N/A    4        8.33
 48     RFC      The Crossings                           N/A   N/A   N/A   N/A    4        8.33
 49     Midland  The Glen Apartments                     N/A   N/A   N/A   N/A    4       18.33
 50     Midland  Lackland Self Storage                   N/A   N/A   N/A   N/A    4        8.33

                                     II-21



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

(Table continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                           Cut-Off                                     Prepayment Code(10)
Loan                                                        Date      Seasoning
 No.   Seller(1)        Property Name(2)                  Balance(3)     (9)     LO   YM5  YM2  YM1  YM  Def/YM  Def  5   4.5   4
------------------------------------------------------------------------------------------------------------------------------------
 51     CIBC     Fairfield Inn                            4,396,088       1      25   N/A  N/A  N/A  N/A  N/A    88  N/A  N/A  N/A
 52     CIBC     Trolley Commons/Willow Reed
                    Village                               4,395,064       1      25   N/A  N/A  N/A  N/A  N/A    88  N/A  N/A  N/A
 53     CIBC     Monarch Beach Plaza                      4,238,973       3      27   N/A  N/A  N/A  N/A  N/A    86  N/A  N/A  N/A
 54     Midland  95 John Muir Drive                       4,231,997       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 55     CIBC     Northup West Office Park                 4,166,001      10      11   N/A  N/A  N/A  N/A  N/A   102  N/A  N/A  N/A
 56     Midland  MCI Building                             4,108,863       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 57     Midland  Springtown Shopping Center               4,058,794       5      60   N/A  N/A  N/A  N/A  N/A    52  N/A  N/A  N/A
 58     RFC      Crosswinds Apartment Homes               4,033,445       6      30   N/A  N/A  N/A  N/A  N/A    86  N/A  N/A  N/A
 59     Midland  Forrest Machinery Building               4,033,098       4      60   N/A  N/A  N/A  N/A  N/A    56  N/A  N/A  N/A
 60     Midland  Canal House Apartments                   3,984,092       5      60   N/A  N/A  N/A  N/A  N/A    59  N/A  N/A  N/A
 61     CIBC     Warner Center                            3,983,930       4      28   N/A  N/A  N/A  N/A  N/A    85  N/A  N/A  N/A
 62     Midland  Woodside at the Office Center            3,977,217       5      60   N/A  N/A  N/A  N/A  N/A    59  N/A  N/A  N/A
 63     RFC      Mountain Country Estates                 3,971,899       6      30   N/A  N/A  N/A  N/A  N/A    86  N/A  N/A  N/A
 64     CIBC     One Dodge Drive                          3,897,436       1      25   N/A  N/A  N/A  N/A  N/A    88  N/A  N/A  N/A
 65     CIBC     Kolonaki - Industrial (808)              3,839,288       3      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 66     Midland  Rockford Ambulatory Surgery
                    Center (B)                            2,972,102       2      60   N/A  N/A  N/A  N/A  N/A    56  N/A  N/A  N/A
 67     Midland  Rockford Medical Office
                    Building (B)                            830,565       2      60   N/A  N/A  N/A  N/A  N/A    56  N/A  N/A  N/A
 68     CIBC     White's Crossing Plaza                   3,735,688       2      26   N/A  N/A  N/A  N/A  N/A    87  N/A  N/A  N/A
 69     CIBC     Access Self Storage                      3,735,221       4      28   N/A  N/A  N/A  N/A  N/A    88  N/A  N/A  N/A
 70     Midland  South Park Office Complex                3,705,925       3      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 71     Midland  Georgetown Apartments                    3,582,593       7      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 72     Midland  Heritage Park Apartments                 3,505,487       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 73     Midland  Northland Aluminum Products,
                    Inc.                                  3,483,408       3      60   N/A  N/A   53  N/A  N/A   N/A  N/A  N/A  N/A
 74     RFC      Coach & Four East Apartments             3,453,120       3      48   N/A  N/A   68  N/A  N/A   N/A  N/A  N/A  N/A
 75     CIBC     Courtyard by Marriott                    3,396,977       1      25   N/A  N/A  N/A  N/A  N/A    88  N/A  N/A  N/A
 76     RFC      Brook Run Apartments                     3,345,638       2      26   N/A  N/A  N/A  N/A  N/A    89  N/A  N/A  N/A
 77     RFC      Green Meadows Apartments                 3,326,198       6      30   N/A  N/A  N/A  N/A  N/A    86  N/A  N/A  N/A
 78     RFC      Grand Plaza Properties, Inc.             3,286,789       1      25   N/A  N/A  N/A  N/A  N/A    91  N/A  N/A  N/A
 79     RFC      Fairmont and Monticello
                    Apartments                            3,269,700       3      27   N/A  N/A  N/A  N/A  N/A    89  N/A  N/A  N/A
 80     CIBC     Palmetto Gardens Industrial
                    Park                                  3,244,743       2      26   N/A  N/A  N/A  N/A  N/A    87  N/A  N/A  N/A
 81     Midland  Lower Falls Landing                      3,215,268       3      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 82     RFC      PML Office Building                      3,196,722       1      25   N/A  N/A  N/A  N/A  N/A    91  N/A  N/A  N/A
 83     Midland  Concord Business Center                  3,193,845       2      60    56  N/A  N/A  N/A  N/A   N/A  N/A  N/A  N/A
 84     Midland  Middlebrook Business Park                3,046,777       1      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 85     Midland  Vintage Faire Apartments                 2,994,035       3      60   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 86     CIBC     140 Gould Street                         2,977,216      11      35   N/A  N/A  N/A  N/A  N/A    78  N/A  N/A  N/A
 87     Midland  Woodbridge Apartments                    2,936,349       6      60   N/A  N/A   57  N/A  N/A   N/A  N/A  N/A  N/A
 88     RFC      Pier One Imports                         2,928,112       6      30   N/A  N/A  N/A  N/A  N/A    86  N/A  N/A  N/A
 89     Midland  Deerwood at the Park
                    Apartments                            2,888,215       5      48   N/A  N/A   68  N/A  N/A   N/A  N/A  N/A  N/A
 90     Midland  Tukwila Estates                          2,884,294       3      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 91     Midland  Orchard Park Apartments                  2,791,223       3      36   N/A  N/A  N/A  N/A  N/A    77  N/A  N/A  N/A
 92     Midland  Airport Business Center                  2,772,010       1      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 93     Midland  Holiday Inn, New Ulm                     2,762,471       1      36   N/A  N/A  N/A  N/A  N/A   140  N/A  N/A  N/A
 94     RFC      Monsey Mall                              2,745,503       1      25   N/A  N/A  N/A  N/A  N/A    91  N/A  N/A  N/A
 95     Midland  Silverdale Office Building               2,714,026       5      36   N/A  N/A   80  N/A  N/A   N/A  N/A  N/A  N/A
 96     RFC      Habersham Shopping Center                2,700,198       5      48   N/A  N/A   68  N/A  N/A   N/A  N/A  N/A  N/A
 97     Midland  Brattleboro North
                    Shopping Plaza                        2,678,528       7      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 98     Midland  Crossroads Shopping Center               2,626,687       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 99     RFC      Paloma Apartments                        2,619,260       3      27   N/A  N/A  N/A  N/A  N/A    89  N/A  N/A  N/A
 100    Midland  Mullica Woods                            2,541,566       3      60   N/A  N/A  N/A  N/A  N/A    56  N/A  N/A  N/A
 101    Midland  Windsong Apartments                      2,495,068       2      60   N/A  N/A  N/A  N/A  N/A    56  N/A  N/A  N/A
 102    Midland  Magnolia Park Shopping Center            2,480,261       7      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 103    Midland  Vollstedt Building                       2,467,599       3      60   N/A  N/A  N/A  N/A  N/A    56  N/A  N/A  N/A
 104    Midland  Lackland Self Storage                    2,455,576       6      84   N/A  N/A   92  N/A  N/A   N/A  N/A  N/A  N/A
 105    Midland  Cinnamon Square Apartments               2,455,128       2      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 106    Midland  Bordeaux XI Apartments                   2,435,861       1      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A

                                     II-22

(Table continued)
-------------------------------------------------------------------------------------------------------------


Loan                                                                                          Total Admin.
 No.   Seller(1)       Property Name(2)                    3.5    3    2.5    2     1   Open   Cost (bps)(11)
-------------------------------------------------------------------------------------------------------------
 51     CIBC     Fairfield Inn                             N/A   N/A   N/A   N/A   N/A   7        8.33
 52     CIBC     Trolley Commons/Willow Reed
                    Village                                N/A   N/A   N/A   N/A   N/A   7        8.33
 53     CIBC     Monarch Beach Plaza                       N/A   N/A   N/A   N/A   N/A   7        8.33
 54     Midland  95 John Muir Drive                        N/A   N/A   N/A   N/A   N/A   4       18.33
 55     CIBC     Northup West Office Park                  N/A   N/A   N/A   N/A   N/A   7        8.33
 56     Midland  MCI Building                              N/A   N/A   N/A   N/A   N/A   4        8.33
 57     Midland  Springtown Shopping Center                N/A   N/A   N/A   N/A   N/A   8        8.33
 58     RFC      Crosswinds Apartment Homes                N/A   N/A   N/A   N/A   N/A   4        8.33
 59     Midland  Forrest Machinery Building                N/A   N/A   N/A   N/A   N/A   4       18.33
 60     Midland  Canal House Apartments                    N/A   N/A   N/A   N/A   N/A   1        8.33
 61     CIBC     Warner Center                             N/A   N/A   N/A   N/A   N/A   7        8.33
 62     Midland  Woodside at the Office Center             N/A   N/A   N/A   N/A   N/A   1       16.33
 63     RFC      Mountain Country Estates                  N/A   N/A   N/A   N/A   N/A   4        8.33
 64     CIBC     One Dodge Drive                           N/A   N/A   N/A   N/A   N/A   7        8.33
 65     CIBC     Kolonaki - Industrial (808)               N/A   N/A   N/A   N/A   N/A   7        8.33
 66     Midland  Rockford Ambulatory Surgery
                    Center (B)                             N/A   N/A   N/A   N/A   N/A   4        8.33
 67     Midland  Rockford Medical Office
                    Building (B)                           N/A   N/A   N/A   N/A   N/A   4        8.33
 68     CIBC     White's Crossing Plaza                    N/A   N/A   N/A   N/A   N/A   7        8.33
 69     CIBC     Access Self Storage                       N/A   N/A   N/A   N/A   N/A   4        8.33
 70     Midland  South Park Office Complex                 N/A   N/A   N/A   N/A   N/A   4        8.33
 71     Midland  Georgetown Apartments                     N/A   N/A   N/A   N/A   N/A   4        8.33
 72     Midland  Heritage Park Apartments                  N/A   N/A   N/A   N/A   N/A   4       18.33
 73     Midland  Northland Aluminum Products,
                    Inc.                                   N/A   N/A   N/A   N/A   N/A   7       18.33
 74     RFC      Coach & Four East Apartments              N/A   N/A   N/A   N/A   N/A   4        8.33
 75     CIBC     Courtyard by Marriott                     N/A   N/A   N/A   N/A   N/A   7        8.33
 76     RFC      Brook Run Apartments                      N/A   N/A   N/A   N/A   N/A   5        8.33
 77     RFC      Green Meadows Apartments                  N/A   N/A   N/A   N/A   N/A   4       10.00
 78     RFC      Grand Plaza Properties, Inc.              N/A   N/A   N/A   N/A   N/A   4        8.33
 79     RFC      Fairmont and Monticello
                    Apartments                             N/A   N/A   N/A   N/A   N/A   4        8.33
 80     CIBC     Palmetto Gardens Industrial
                    Park                                   N/A   N/A   N/A   N/A   N/A   7        8.33
 81     Midland  Lower Falls Landing                       N/A   N/A   N/A   N/A   N/A   4       10.83
 82     RFC      PML Office Building                       N/A   N/A   N/A   N/A   N/A   4        8.33
 83     Midland  Concord Business Center                   N/A   N/A   N/A   N/A   N/A   4       15.83
 84     Midland  Middlebrook Business Park                 N/A   N/A   N/A   N/A   N/A   4       18.33
 85     Midland  Vintage Faire Apartments                  N/A   N/A   N/A   N/A   N/A   4       18.33
 86     CIBC     140 Gould Street                          N/A   N/A   N/A   N/A   N/A   7        8.33
 87     Midland  Woodbridge Apartments                     N/A   N/A   N/A   N/A   N/A   3       18.33
 88     RFC      Pier One Imports                          N/A   N/A   N/A   N/A   N/A   4        8.33
 89     Midland  Deerwood at the Park
                    Apartments                             N/A   N/A   N/A   N/A   N/A   4       18.33
 90     Midland  Tukwila Estates                           N/A   N/A   N/A   N/A   N/A   4        8.33
 91     Midland  Orchard Park Apartments                   N/A   N/A   N/A   N/A   N/A   7       15.83
 92     Midland  Airport Business Center                   N/A   N/A   N/A   N/A   N/A   4        8.33
 93     Midland  Holiday Inn, New Ulm                      N/A   N/A   N/A   N/A   N/A   4       18.33
 94     RFC      Monsey Mall                               N/A   N/A   N/A   N/A   N/A   4        8.33
 95     Midland  Silverdale Office Building                N/A   N/A   N/A   N/A   N/A   4        8.33
 96     RFC      Habersham Shopping Center                 N/A   N/A   N/A   N/A   N/A   4       10.00
 97     Midland  Brattleboro North
                    Shopping Plaza                         N/A   N/A   N/A   N/A   N/A   7        8.33
 98     Midland  Crossroads Shopping Center                N/A   N/A   N/A   N/A   N/A   4       18.33
 99     RFC      Paloma Apartments                         N/A   N/A   N/A   N/A   N/A   4        8.33
 100    Midland  Mullica Woods                             N/A   N/A   N/A   N/A   N/A   4       15.83
 101    Midland  Windsong Apartments                       N/A   N/A   N/A   N/A   N/A   4        8.33
 102    Midland  Magnolia Park Shopping Center             N/A   N/A   N/A   N/A   N/A   4        8.33
 103    Midland  Vollstedt Building                        N/A   N/A   N/A   N/A   N/A   4       18.33
 104    Midland  Lackland Self Storage                     N/A   N/A   N/A   N/A   N/A   4        8.33
 105    Midland  Cinnamon Square Apartments                N/A   N/A   N/A   N/A   N/A   4       18.33
 106    Midland  Bordeaux XI Apartments                    N/A   N/A   N/A   N/A   N/A   4        8.33

                                     II-22

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION


------------------------------------------------------------------------------------------------------------------------------------
                                                        Cut-Off                                      Prepayment Code(10)
Loan                                                      Date       Seasoning
 No.   Seller(1)        Property Name(2)                Balance(3)      (9)      LO   YM5  YM2  YM1  YM  Def/YM  Def  5   4.5   4
------------------------------------------------------------------------------------------------------------------------------------

 107    Midland  5397 North Commerce (C)                  1,378,119       7      60    56  N/A  N/A  N/A  N/A   N/A  N/A  N/A  N/A
 108    Midland  Gabbert Building (C)                       910,472       7      60    56  N/A  N/A  N/A  N/A   N/A  N/A  N/A  N/A
 109    RFC      The Kingsbury Apartments                 2,286,816       5      29   N/A  N/A  N/A  N/A  N/A    87  N/A  N/A  N/A
 110    Midland  Crestwood Apartments                     2,259,421       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 111    CIBC     Dicks Clothing and Sporting
                    Goods                                 2,247,859       1      25   N/A  N/A  N/A  N/A  N/A    85  N/A  N/A  N/A
 112    Midland  Roseland Manor Duplexes                  2,247,623       1      60   N/A  N/A  N/A  N/A  N/A    56  N/A  N/A  N/A
 113    Midland  Mount View Office Building               2,240,783       6      78   N/A  N/A   74  N/A  N/A   N/A  N/A  N/A  N/A
 114    Midland  The Port Apartments                      2,237,118       6      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 115    RFC      Forman Mills                             2,235,948       6      30   N/A  N/A  N/A  N/A  N/A    86  N/A  N/A  N/A
 116    RFC      7900 Beech Daly &
                    6810 Metroplex Drive                  2,213,153       7      31   N/A  N/A  N/A  N/A  N/A    85  N/A  N/A  N/A
 117    RFC      Arrowhead Fountain Center                2,198,556       1      25   N/A  N/A  N/A  N/A  N/A    91  N/A  N/A  N/A
 118    Midland  Ridgmar Crossroads Apartments            2,194,161       4      60   N/A  N/A  N/A  N/A  N/A    56  N/A  N/A  N/A
 119    RFC      Renaissance West Shopping
                    Center                                2,180,000     N/A      24   N/A  N/A  N/A  N/A  N/A    92  N/A  N/A  N/A
 120    CIBC     Lexington Center                         2,173,602       1      25   N/A  N/A  N/A  N/A  N/A    92  N/A  N/A  N/A
 121    Midland  State of Oregon Job Council
                    Buildings                             2,140,809       6      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 122    CIBC     Hayes Community                          2,127,818       1      25   N/A  N/A  N/A  N/A  N/A    88  N/A  N/A  N/A
 123    RFC      Today's Man - Deptford                   2,121,085       2      26   N/A  N/A  N/A  N/A  N/A    90  N/A  N/A  N/A
 124    Midland  Devon Park Apartments                    2,085,706       6      48   N/A  N/A   68  N/A  N/A   N/A  N/A  N/A  N/A
 125    RFC      Cross Keys Apartments                    2,080,791      12      36   N/A  N/A  N/A  N/A  N/A    77  N/A  N/A  N/A
 126    CIBC     White Oak Professional Building          2,022,739       2      26   N/A  N/A  N/A  N/A  N/A    87  N/A  N/A  N/A
 127    RFC      Scripps Mesa Shopping Center             2,014,454       5      29   N/A  N/A  N/A  N/A  N/A    87  N/A  N/A  N/A
 128    Midland  Pacific Place                            1,997,859       1      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 129    CIBC     Timberfalls Apartments                   1,995,308       4      28   N/A  N/A  N/A  N/A  N/A    85  N/A  N/A  N/A
 130    Midland  110 American Boulevard                   1,986,477       6      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 131    Midland  Handy Lock Mini Storage                  1,981,544       5      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 132    RFC      Carpenter Crest Apartments               1,966,690       9      33   N/A  N/A  N/A  N/A  N/A    83  N/A  N/A  N/A
 133    RFC      Stanford Court                           1,936,532      19     N/A   N/A  N/A  N/A  35   N/A   N/A  N/A  N/A  N/A
 134    Midland  Commons at Valdosta Apartments           1,910,589       7      60    56  N/A  N/A  N/A  N/A   N/A  N/A  N/A  N/A
 135    CIBC     Kolonaki - Sausalito (579)               1,894,714       3      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 136    Midland  Quail Court Apartments                   1,881,692       8      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 137    Midland  Pacific Palms Apartments                 1,869,524       1      36   N/A  N/A  N/A  N/A  N/A   140  N/A  N/A  N/A
 138    Midland  Village at Cambridge Self
                    Storage                               1,848,139       1      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 139    CIBC     Kolonaki - San Francisco (1723)          1,844,853       3      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 140    Midland  Providence Office Building               1,836,398       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 141    Midland  Westlake Village Apartments              1,798,357       3      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 142    CIBC     Days Inn - Anderson                      1,797,224       2      26   N/A  N/A  N/A  N/A  N/A    87  N/A  N/A  N/A
 143    RFC      Hollywood Video Portfolio                1,796,102       4      28   N/A  N/A  N/A  N/A  N/A    88  N/A  N/A  N/A
 144    CIBC     Hampton Inn - Mary Esther                1,794,954       2      26   N/A  N/A  N/A  N/A  N/A    87  N/A  N/A  N/A
 145    RFC      The Pinons Apartments                    1,792,319       6      30   N/A  N/A  N/A  N/A  N/A    86  N/A  N/A  N/A
 146    Midland  Foreside Place                           1,784,420       8      48    68  N/A  N/A  N/A  N/A   N/A  N/A  N/A  N/A
 147    Midland  21036 Triple Seven Road                  1,781,648       3      60   N/A  N/A  N/A  N/A  N/A    56  N/A  N/A  N/A
 148    RFC      Central Park Southwest                   1,773,467       2      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 149    Midland  Best Storage                             1,754,278       2      60   N/A  N/A   53  N/A  N/A   N/A  N/A  N/A  N/A
 150    Midland  Forest Hills Shopping Center             1,743,296       8      60   N/A  N/A  107  N/A  N/A   N/A  N/A  N/A  N/A
 151    Midland  Ashton Oaks Apartments                   1,737,850       7      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 152    Midland  Siesta Hills Shopping Center             1,720,011       1      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 153    Midland  Holiday Inn Express                      1,719,651       4      48   N/A  N/A   68  N/A  N/A   N/A  N/A  N/A  N/A
 154    Midland  Waterside Apartments                     1,700,890       1      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 155    Midland  Village Square Shopping Center           1,680,206       3      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 156    Midland  Century Mobile Home Park                 1,673,312       1      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 157    Midland  Rite Aid Pharmacy                        1,651,294       2      36   N/A  N/A  N/A  N/A  N/A   197  N/A  N/A  N/A
 158    RFC      Hobe Village Mobile Home Park            1,640,000     N/A      24   N/A  N/A  N/A  N/A  N/A   152  N/A  N/A  N/A
 159    Midland  Via Linda Plaza                          1,627,621       7      60   N/A  N/A   53  N/A  N/A   N/A  N/A  N/A  N/A
 160    Midland  Pleasant Valley Apartments               1,596,651       3      36   N/A  N/A  N/A  N/A  N/A   104  N/A  N/A  N/A
 161    Midland  West Wind Apartments Phase III           1,593,967       5      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 162    RFC      S&R Shopping Center                      1,589,989       8      32   N/A  N/A  N/A  N/A  N/A    81  N/A  N/A  N/A

                                     II-23

(Table continued)

-------------------------------------------------------------------------------------------------------------


Loan                                                                                          Total Admin.
 No.   Seller(1)       Property Name(2)                   3.5    3    2.5    2     1   Open   Cost (bps)(11)
-------------------------------------------------------------------------------------------------------------
 107    Midland  5397 North Commerce (C)                  N/A   N/A   N/A   N/A   N/A    4         8.33
 108    Midland  Gabbert Building (C)                     N/A   N/A   N/A   N/A   N/A    4         8.33
 109    RFC      The Kingsbury Apartments                 N/A   N/A   N/A   N/A   N/A    4         8.33
 110    Midland  Crestwood Apartments                     N/A   N/A   N/A   N/A   N/A    4        11.33
 111    CIBC     Dicks Clothing and Sporting
                    Goods                                 N/A   N/A   N/A   N/A   N/A    7         8.33
 112    Midland  Roseland Manor Duplexes                  N/A   N/A   N/A   N/A   N/A    4        18.33
 113    Midland  Mount View Office Building               N/A   N/A   N/A   N/A   N/A    4        18.33
 114    Midland  The Port Apartments                      N/A   N/A   N/A   N/A   N/A    4        18.33
 115    RFC      Forman Mills                             N/A   N/A   N/A   N/A   N/A    4         8.33
 116    RFC      7900 Beech Daly &
                    6810 Metroplex Drive                  N/A   N/A   N/A   N/A   N/A    4         8.33
 117    RFC      Arrowhead Fountain Center                N/A   N/A   N/A   N/A   N/A    4         8.33
 118    Midland  Ridgmar Crossroads Apartments            N/A   N/A   N/A   N/A   N/A    4        18.33
 119    RFC      Renaissance West Shopping
                    Center                                N/A   N/A   N/A   N/A   N/A    4         8.33
 120    CIBC     Lexington Center                         N/A   N/A   N/A   N/A   N/A    7         8.33
 121    Midland  State of Oregon Job Council
                    Buildings                             N/A   N/A   N/A   N/A   N/A    4        18.33
 122    CIBC     Hayes Community                          N/A   N/A   N/A   N/A   N/A    7         8.33
 123    RFC      Today's Man - Deptford                   N/A   N/A   N/A   N/A   N/A    4         8.33
 124    Midland  Devon Park Apartments                    N/A   N/A   N/A   N/A   N/A    4         8.33
 125    RFC      Cross Keys Apartments                    N/A   N/A   N/A   N/A   N/A    7         8.33
 126    CIBC     White Oak Professional Building          N/A   N/A   N/A   N/A   N/A    7         8.33
 127    RFC      Scripps Mesa Shopping Center             N/A   N/A   N/A   N/A   N/A    4         8.33
 128    Midland  Pacific Place                            N/A   N/A   N/A   N/A   N/A    4         8.33
 129    CIBC     Timberfalls Apartments                   N/A   N/A   N/A   N/A   N/A    7         8.33
 130    Midland  110 American Boulevard                   N/A   N/A   N/A   N/A   N/A    4         8.33
 131    Midland  Handy Lock Mini Storage                  N/A   N/A   N/A   N/A   N/A    4         8.33
 132    RFC      Carpenter Crest Apartments               N/A   N/A   N/A   N/A   N/A    4         8.33
 133    RFC      Stanford Court                           N/A   N/A   N/A   N/A   N/A   25         8.33
 134    Midland  Commons at Valdosta Apartments           N/A   N/A   N/A   N/A   N/A    4        18.33
 135    CIBC     Kolonaki - Sausalito (579)               N/A   N/A   N/A   N/A   N/A    7         8.33
 136    Midland  Quail Court Apartments                   N/A   N/A   N/A   N/A   N/A    4        18.33
 137    Midland  Pacific Palms Apartments                 N/A   N/A   N/A   N/A   N/A    4         8.33
 138    Midland  Village at Cambridge Self
                    Storage                               N/A   N/A   N/A   N/A   N/A    4        18.33
 139    CIBC     Kolonaki - San Francisco (1723)          N/A   N/A   N/A   N/A   N/A    7         8.33
 140    Midland  Providence Office Building               N/A   N/A   N/A   N/A   N/A    4        13.33
 141    Midland  Westlake Village Apartments              N/A   N/A   N/A   N/A   N/A    4        18.33
 142    CIBC     Days Inn - Anderson                      N/A   N/A   N/A   N/A   N/A    7         8.33
 143    RFC      Hollywood Video Portfolio                N/A   N/A   N/A   N/A   N/A    4        10.00
 144    CIBC     Hampton Inn - Mary Esther                N/A   N/A   N/A   N/A   N/A    7         8.33
 145    RFC      The Pinons Apartments                    N/A   N/A   N/A   N/A   N/A    4         8.33
 146    Midland  Foreside Place                           N/A   N/A   N/A   N/A   N/A    4         8.33
 147    Midland  21036 Triple Seven Road                  N/A   N/A   N/A   N/A   N/A    4         8.33
 148    RFC      Central Park Southwest                   N/A   N/A   N/A   N/A   N/A    7         8.33
 149    Midland  Best Storage                             N/A   N/A   N/A   N/A   N/A    7         8.33
 150    Midland  Forest Hills Shopping Center             N/A   N/A   N/A   N/A   N/A   13         8.33
 151    Midland  Ashton Oaks Apartments                   N/A   N/A   N/A   N/A   N/A    4         8.33
 152    Midland  Siesta Hills Shopping Center             N/A   N/A   N/A   N/A   N/A    4         8.33
 153    Midland  Holiday Inn Express                      N/A   N/A   N/A   N/A   N/A    4         8.33
 154    Midland  Waterside Apartments                     N/A   N/A   N/A   N/A   N/A    4         8.33
 155    Midland  Village Square Shopping Center           N/A   N/A   N/A   N/A   N/A    4         8.33
 156    Midland  Century Mobile Home Park                 N/A   N/A   N/A   N/A   N/A    4         8.33
 157    Midland  Rite Aid Pharmacy                        N/A   N/A   N/A   N/A   N/A    7         8.33
 158    RFC      Hobe Village Mobile Home Park            N/A   N/A   N/A   N/A   N/A    4         8.33
 159    Midland  Via Linda Plaza                          N/A   N/A   N/A   N/A   N/A    7        18.33
 160    Midland  Pleasant Valley Apartments               N/A   N/A   N/A   N/A   N/A    4         8.33
 161    Midland  West Wind Apartments Phase III           N/A   N/A   N/A   N/A   N/A    4         8.33
 162    RFC      S&R Shopping Center                      N/A   N/A   N/A   N/A   N/A    7        12.50


                                     II-23

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

(Table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                         Cut-Off                                      Prepayment Code(10)
Loan                                                       Date       Seasoning
 No.   Seller(1)        Property Name(2)                 Balance(3)      (9)     LO   YM5  YM2  YM1  YM  Def/YM  Def  5   4.5   4
------------------------------------------------------------------------------------------------------------------------------------
 163    Midland  Edwards Village Center                   1,555,847       4      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 164    Midland  Comfort Inn                              1,530,240       4      48   N/A  N/A   68  N/A  N/A   N/A  N/A  N/A  N/A
 165    RFC      Laudonniere Apartments                   1,528,966       1      25   N/A  N/A  N/A  N/A  N/A    91  N/A  N/A  N/A
 166    RFC      Whaley's Shopping Center                 1,528,217       2      26   N/A  N/A  N/A  N/A  N/A    90  N/A  N/A  N/A
 167    Midland  Maybrook Apartments                      1,509,131       7      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 168    RFC      Staples                                  1,496,648       2      26   N/A  N/A  N/A  N/A  N/A    90  N/A  N/A  N/A
 169    RFC      The Retail Group                         1,485,978       8      80   N/A  N/A  N/A  N/A  N/A    96  N/A  N/A  N/A
 170    Midland  Tucker Industries Building               1,484,417       1      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 171    Midland  Airborne Express                         1,420,605       3      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 172    Midland  Parkway Gardens Apartments (D)             970,697       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 173    Midland  Norvell Gardens Apartments (D)             449,124       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 174    RFC      Smith Retail Portfolio                   1,417,520       8      36   N/A  N/A   80  N/A  N/A   N/A  N/A  N/A  N/A
 175    RFC      Stor-A-Lot Self Storage                  1,398,601       1      25   N/A  N/A  N/A  N/A  N/A    91  N/A  N/A  N/A
 176    CIBC     CVS Smithtown                            1,395,416       2      25   N/A  N/A  N/A  N/A  N/A   208  N/A  N/A  N/A
 177    Midland  Ashwood Apartments                       1,390,582       6      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 178    Midland  Stonehurst Apartments                    1,381,304       6      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 179    Midland  Storage Max-Yuma                         1,347,388       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 180    Midland  Georgetown/Melrose Plaza
                    Apartments                            1,345,859       3      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 181    RFC      Greenwood/St. Charles                    1,318,476       7      31   N/A  N/A  N/A  N/A  N/A    84  N/A  N/A  N/A
 182    Midland  South Ogden Plaza                        1,281,820       2      60   N/A  N/A  N/A  N/A  N/A   116  N/A  N/A  N/A
 183    Midland  Cedarstone Apartments                    1,262,864       7      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 184    Midland  Southwest Manor Duplexes                 1,261,392       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 185    Midland  Super 8 Motel                            1,256,985       3      48   N/A  N/A   68  N/A  N/A   N/A  N/A  N/A  N/A
 186    RFC      Andover Apartments                       1,233,629      12     N/A   N/A  N/A  113  N/A  N/A   N/A  N/A  N/A  N/A
 187    Midland  Southwood Plaza Office Building          1,232,592       2      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 188    Midland  The Trade Center                         1,195,188       4      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 189    RFC      Regency Mobile Home Park                 1,189,498       7      48   N/A  N/A   68  N/A  N/A   N/A  N/A  N/A  N/A
 190    RFC      Village Green Shopping Center            1,184,215       7      31   N/A  N/A  N/A  N/A  N/A    85  N/A  N/A  N/A
 191    RFC      Center on Memorial                       1,147,841       2      48   N/A  N/A   68  N/A  N/A   N/A  N/A  N/A  N/A
 192    RFC      River Road Mobile Home Park              1,143,636       6      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 193    RFC      First View                               1,138,956       8      32   N/A  N/A  N/A  N/A  N/A    84  N/A  N/A  N/A
 194    Midland  Payne Office Building                    1,135,772       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 195    RFC      Woodlane Apartments                      1,135,313       1      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 196    Midland  507 Capital Court (E)                      376,264       8      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 197    Midland  513 Capitol Court (E)                      376,264       8      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 198    Midland  501 Capital Ct. NE (E)                     361,411       8      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 199    CIBC     Town House South Apartments
                    and Danville                          1,098,796       1      25   N/A  N/A  N/A  N/A  N/A    88  N/A  N/A  N/A
 200    RFC      Red Deer Apartments                      1,095,060      12     N/A   N/A  N/A  113  N/A  N/A   N/A  N/A  N/A  N/A
 201    Midland  Crown Plaza Office Building              1,091,472       7      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 202    RFC      535 Manufacturers Drive                  1,045,774       4      28   N/A  N/A  N/A  N/A  N/A    88  N/A  N/A  N/A
 203    RFC      Old Colony Apartments                    1,039,739       9      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 204    RFC      Franklin Avenue Building                 1,033,498       6      47   N/A  N/A   70  N/A  N/A   N/A  N/A  N/A  N/A
 205    RFC      Rivercrest Apartments                    1,031,476      12     N/A   N/A  N/A  113  N/A  N/A   N/A  N/A  N/A  N/A
 206    Midland  View Pointe Apartments                   1,022,887       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 207    RFC      1340 21st Street NW                      1,014,316       1      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 208    RFC      Rollingwood Apartments                   1,009,641       3      83   N/A  N/A   90  N/A  N/A   N/A  N/A  N/A  N/A
 209    Midland  Greenbrier Apartments                      998,103       2      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 210    Midland  Lantana Apartments                         997,950       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 211    RFC      Pine Meadow Apartments                     996,051       4      46   N/A  N/A   67  N/A  N/A   N/A  N/A  N/A  N/A
 212    Midland  Commerce II Business Park                  975,617       8      90   N/A  N/A   86  N/A  N/A   N/A  N/A  N/A  N/A
 213    Midland  Office Park at Erindale                    959,104       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 214    Midland  Fletcher Auto Mall                         948,260       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 215    RFC      Spurwood Office                            947,362       3      27   N/A  N/A  N/A  N/A  N/A    89  N/A  N/A  N/A
 216    RFC      Colonial-Excelsior                         936,876       9      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 217    Midland  170 South River Road                       935,917       2      60   N/A  N/A  N/A  N/A  N/A    56  N/A  N/A  N/A
 218    RFC      Centennial Place Apartments                935,829       7      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A

                                     II-24

(Table continued)

-------------------------------------------------------------------------------------------------------------


Loan                                                                                          Total Admin.
 No.   Seller(1)       Property Name(2)                   3.5    3    2.5    2     1   Open   Cost (bps)(11)
-------------------------------------------------------------------------------------------------------------
 163    Midland  Edwards Village Center                   N/A   N/A   N/A   N/A   N/A   4         8.33
 164    Midland  Comfort Inn                              N/A   N/A   N/A   N/A   N/A   4         8.33
 165    RFC      Laudonniere Apartments                   N/A   N/A   N/A   N/A   N/A   4         8.33
 166    RFC      Whaley's Shopping Center                 N/A   N/A   N/A   N/A   N/A   4         8.33
 167    Midland  Maybrook Apartments                      N/A   N/A   N/A   N/A   N/A   4         8.33
 168    RFC      Staples                                  N/A   N/A   N/A   N/A   N/A   4         8.33
 169    RFC      The Retail Group                         N/A   N/A   N/A   N/A   N/A   4        10.00
 170    Midland  Tucker Industries Building               N/A   N/A   N/A   N/A   N/A   4         8.33
 171    Midland  Airborne Express                         N/A   N/A   N/A   N/A   N/A   4         8.33
 172    Midland  Parkway Gardens Apartments (D)           N/A   N/A   N/A   N/A   N/A   4         8.33
 173    Midland  Norvell Gardens Apartments (D)           N/A   N/A   N/A   N/A   N/A   4         8.33
 174    RFC      Smith Retail Portfolio                   N/A   N/A   N/A   N/A   N/A   4         5.00
 175    RFC      Stor-A-Lot Self Storage                  N/A   N/A   N/A   N/A   N/A   4         8.33
 176    CIBC     CVS Smithtown                            N/A   N/A   N/A   N/A   N/A   4         8.33
 177    Midland  Ashwood Apartments                       N/A   N/A   N/A   N/A   N/A   4        18.33
 178    Midland  Stonehurst Apartments                    N/A   N/A   N/A   N/A   N/A   4         8.33
 179    Midland  Storage Max-Yuma                         N/A   N/A   N/A   N/A   N/A   4        16.33
 180    Midland  Georgetown/Melrose Plaza
                    Apartments                            N/A   N/A   N/A   N/A   N/A   4        18.33
 181    RFC      Greenwood/St. Charles                    N/A   N/A   N/A   N/A   N/A   4         8.33
 182    Midland  South Ogden Plaza                        N/A   N/A   N/A   N/A   N/A   4         8.33
 183    Midland  Cedarstone Apartments                    N/A   N/A   N/A   N/A   N/A   4         8.33
 184    Midland  Southwest Manor Duplexes                 N/A   N/A   N/A   N/A   N/A   4         8.33
 185    Midland  Super 8 Motel                            N/A   N/A   N/A   N/A   N/A   4         8.33
 186    RFC      Andover Apartments                       N/A   N/A   N/A   N/A    3    4         8.33
 187    Midland  Southwood Plaza Office Building          N/A   N/A   N/A   N/A   N/A   4         8.33
 188    Midland  The Trade Center                         N/A   N/A   N/A   N/A   N/A   4         8.33
 189    RFC      Regency Mobile Home Park                 N/A   N/A   N/A   N/A   N/A   4         8.33
 190    RFC      Village Green Shopping Center            N/A   N/A   N/A   N/A   N/A   4        10.00
 191    RFC      Center on Memorial                       N/A   N/A   N/A   N/A   N/A   4         8.33
 192    RFC      River Road Mobile Home Park              N/A   N/A   N/A   N/A   N/A   7         8.33
 193    RFC      First View                               N/A   N/A   N/A   N/A   N/A   4         8.33
 194    Midland  Payne Office Building                    N/A   N/A   N/A   N/A   N/A   4        13.33
 195    RFC      Woodlane Apartments                      N/A   N/A   N/A   N/A   N/A   7         8.33
 196    Midland  507 Capital Court (E)                    N/A   N/A   N/A   N/A   N/A   4         8.33
 197    Midland  513 Capitol Court (E)                    N/A   N/A   N/A   N/A   N/A   4         8.33
 198    Midland  501 Capital Ct. NE (E)                   N/A   N/A   N/A   N/A   N/A   4         8.33
 199    CIBC     Town House South Apartments
                    and Danville                          N/A   N/A   N/A   N/A   N/A   7         8.33
 200    RFC      Red Deer Apartments                      N/A   N/A   N/A   N/A    3    4         8.33
 201    Midland  Crown Plaza Office Building              N/A   N/A   N/A   N/A   N/A   4        18.33
 202    RFC      535 Manufacturers Drive                  N/A   N/A   N/A   N/A   N/A   4         8.33
 203    RFC      Old Colony Apartments                    N/A   N/A   N/A   N/A   N/A   7         8.33
 204    RFC      Franklin Avenue Building                 N/A   N/A   N/A   N/A   N/A   3         8.33
 205    RFC      Rivercrest Apartments                    N/A   N/A   N/A   N/A    3    4         8.33
 206    Midland  View Pointe Apartments                   N/A   N/A   N/A   N/A   N/A   4         8.33
 207    RFC      1340 21st Street NW                      N/A   N/A   N/A   N/A   N/A   7         8.33
 208    RFC      Rollingwood Apartments                   N/A   N/A   N/A   N/A   N/A   7         8.33
 209    Midland  Greenbrier Apartments                    N/A   N/A   N/A   N/A   N/A   4         8.33
 210    Midland  Lantana Apartments                       N/A   N/A   N/A   N/A   N/A   4         8.33
 211    RFC      Pine Meadow Apartments                   N/A   N/A   N/A   N/A   N/A   7         8.33
 212    Midland  Commerce II Business Park                N/A   N/A   N/A   N/A   N/A   4         8.33
 213    Midland  Office Park at Erindale                  N/A   N/A   N/A   N/A   N/A   4         8.33
 214    Midland  Fletcher Auto Mall                       N/A   N/A   N/A   N/A   N/A   4         8.33
 215    RFC      Spurwood Office                          N/A   N/A   N/A   N/A   N/A   4         8.33
 216    RFC      Colonial-Excelsior                       N/A   N/A   N/A   N/A   N/A   4         8.33
 217    Midland  170 South River Road                     N/A   N/A   N/A   N/A   N/A   4         8.33
 218    RFC      Centennial Place Apartments              N/A   N/A   N/A   N/A   N/A   7         8.33

                                     II-24

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

(Table continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                         Cut-Off                                      Prepayment Code(10)
Loan                                                       Date       Seasoning
 No.   Seller(1)        Property Name(2)                 Balance(3)      (9)     LO   YM5  YM2  YM1  YM  Def/YM  Def  5   4.5   4
------------------------------------------------------------------------------------------------------------------------------------
 219    RFC      Charmony Place Apartments                  928,839       2      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 220    RFC      Wooded Acres Apartments                    921,178       6      30   N/A  N/A  N/A  N/A  N/A    86  N/A  N/A  N/A
 221    RFC      Greenwood Villa Apartments                 887,674       7      31   N/A  N/A  N/A  N/A  N/A    85  N/A  N/A  N/A
 222    RFC      Lincolnwood Office Building                875,024       7      31   N/A  N/A  N/A  N/A  N/A    85  N/A  N/A  N/A
 223    RFC      Brighton Court Apartments                  872,316       3      47   N/A  N/A   66  N/A  N/A   N/A  N/A  N/A  N/A
 224    Midland  Bell Oaks Village Apartments               832,120       1      60   N/A  N/A  N/A  N/A  N/A    56  N/A  N/A  N/A
 225    RFC      61-71 Long Lane                            824,401       7      31   N/A  N/A  N/A  N/A  N/A    85  N/A  N/A  N/A
 226    Midland  Prairie Village Mobile Home Park           822,635       3      60   N/A  N/A   56  N/A  N/A   N/A  N/A  N/A  N/A
 227    RFC      20 Green of Panorama                       822,548       6      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 228    RFC      Cedargate Apartments                       806,888      12     N/A   N/A  N/A  113  N/A  N/A   N/A  N/A  N/A  N/A
 229    RFC      Copperfield Landing, LP                    800,000     N/A      24   N/A  N/A  N/A  N/A  N/A   152  N/A  N/A  N/A
 230    Midland  ICCA Building                              728,605       8      60   N/A  N/A   53  N/A  N/A   N/A  N/A  N/A  N/A
 231    RFC      Oak Glen Apartments                        674,205       8      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 232    RFC      North Miami Industrial                     660,020       4      49   N/A  N/A   64  N/A  N/A   N/A  N/A  N/A  N/A
 233    RFC      Quail Creek Apartments                     654,143       4      47   N/A  N/A   66  N/A  N/A   N/A  N/A  N/A  N/A
 234    RFC      University Apartments                      595,643       6      30   N/A  N/A  N/A  N/A  N/A    86  N/A  N/A  N/A
 235    Midland  Irving Court Townhomes                     543,935       2      36   N/A  N/A  N/A  N/A  N/A    80  N/A  N/A  N/A
 236    RFC      Grahamcrest Manor Apartments               515,700      17      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 237    RFC      The Gorelick Apartments                    494,925      10      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 238    Midland  325-339 North Dr                           490,278       7      90   N/A  N/A   83  N/A  N/A   N/A  N/A  N/A  N/A
 239    RFC      519 Central Avenue                         468,887      11      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A
 240    RFC      Klingerman Apartments                      436,351      12     120   N/A  N/A   53  N/A  N/A   N/A  N/A  N/A  N/A
 241    RFC      901 SW 8th Avenue Apartments               430,193      13     180   N/A  N/A   53  N/A  N/A   N/A  N/A  N/A  N/A
 242    RFC      Meadow Pines Apartments                    415,331      12      48   N/A  N/A   65  N/A  N/A   N/A  N/A  N/A  N/A


                    Total/Weighted Average             $733,801,916       4


                                      II-25

(Table continued)

-------------------------------------------------------------------------------------------------------------


Loan                                                                                            Total Admin.
 No.   Seller(1)       Property Name(2)                    3.5    3    2.5    2     1   Open   Cost (bps)(11)
-------------------------------------------------------------------------------------------------------------
 219    RFC      Charmony Place Apartments                 N/A   N/A   N/A   N/A   N/A   7         8.33
 220    RFC      Wooded Acres Apartments                   N/A   N/A   N/A   N/A   N/A   4         8.33
 221    RFC      Greenwood Villa Apartments                N/A   N/A   N/A   N/A   N/A   4        10.00
 222    RFC      Lincolnwood Office Building               N/A   N/A   N/A   N/A   N/A   4        10.00
 223    RFC      Brighton Court Apartments                 N/A   N/A   N/A   N/A   N/A   7         8.33
 224    Midland  Bell Oaks Village Apartments              N/A   N/A   N/A   N/A   N/A   4         8.33
 225    RFC      61-71 Long Lane                           N/A   N/A   N/A   N/A   N/A   4         8.33
 226    Midland  Prairie Village Mobile Home Park          N/A   N/A   N/A   N/A   N/A   4         8.33
 227    RFC      20 Green of Panorama                      N/A   N/A   N/A   N/A   N/A   7         8.33
 228    RFC      Cedargate Apartments                      N/A   N/A   N/A   N/A    3    4         8.33
 229    RFC      Copperfield Landing, LP                   N/A   N/A   N/A   N/A   N/A   4         7.50
 230    Midland  ICCA Building                             N/A   N/A   N/A   N/A   N/A   7         8.33
 231    RFC      Oak Glen Apartments                       N/A   N/A   N/A   N/A   N/A   7         8.33
 232    RFC      North Miami Industrial                    N/A   N/A   N/A   N/A   N/A   7         8.33
 233    RFC      Quail Creek Apartments                    N/A   N/A   N/A   N/A   N/A   7        18.33
 234    RFC      University Apartments                     N/A   N/A   N/A   N/A   N/A   4        10.00
 235    Midland  Irving Court Townhomes                    N/A   N/A   N/A   N/A   N/A   4         8.33
 236    RFC      Grahamcrest Manor Apartments              N/A   N/A   N/A   N/A   N/A   7         8.33
 237    RFC      The Gorelick Apartments                   N/A   N/A   N/A   N/A   N/A   7         8.33
 238    Midland  325-339 North Dr                          N/A   N/A   N/A   N/A   N/A   7         8.33
 239    RFC      519 Central Avenue                        N/A   N/A   N/A   N/A   N/A   7         8.33
 240    RFC      Klingerman Apartments                     N/A   N/A   N/A   N/A   N/A   7         8.33
 241    RFC      901 SW 8th Avenue Apartments              N/A   N/A   N/A   N/A   N/A   7         8.33
 242    RFC      Meadow Pines Apartments                   N/A   N/A   N/A   N/A   N/A   7         8.33


                    Total/Weighted Average                                                         9.95


                                     II-25


     Footnotes to Appendix II

1 "Midland", "RFC" and "CIBC" denote Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc., respectively, as Sellers.

2 Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical Roman Numeral coding indicate multiple properties securing one note. Loan No. 3, Prime Portfolio, is secured by six properties: 1301 East Tower Road, 4300 Madison Street, 342-346 Carol Lane, 550 Kehoe Blvd, 343 Carol Lane and 388 Carol Lane. These properties are described in the six rows immediately below the description of Loan No. 3, Prime Portfolio.


3 Loan No. 60, Canal House Apartments, is known to have additional, unsecured subordinate debt totaling approximately $1,503,655, at loan origination.

     Loan No. 81, Lower Falls Landing, is known to have additional, unsecured subordinate debt totaling approximately $88,000, at loan origination.

     Loan No. 191, Center on Memorial, is known to have additional, unsecured subordinate debt totaling approximately $25,000, at loan origination.

4 Certain ratios including Cut-Off Date Balance / Unit or SF, DSCR, Cut-Off Date LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties or are cross-collateralized and cross-defaulted. For the purposes of the statistical information set forth in this Prospectus Supplement, as to such multiple property loans, a portion of the aggregate Cut-Off Date Balance has been allocated to each property, based on the allocation assigned in the note. For purposes of information contained within the Prospectus Supplement, Balloon Loans are defined as having a balance at maturity totaling 10% or more of the related Mortgage Loan's original principal balance.

5    "ARD"  indicates  the  Anticipated   Repayment  Date  for  hyper-amortizing
     Mortgage Loans. Twenty-six of the Mortgage Loans in the Mortgage Pool are hyper-amortization loans. See "Description of the Mortgage Loans".

6 The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance will be longer.

7 In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for the immediately preceeding twelve month period.

8 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the subject property.

9 "Seasoning" represents the number of payments elapsed from the date of the first regularly scheduled payment or due date to and including the Cut-Off Date.

10 Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance, "YM5" represents the greater of yield maintenance or five percent, and "YM1" represents the greater of yield maintenance or one percent, of the outstanding principal balance at such time, respectively. The stated percentages represent Percentage Premiums. "Open" represents a period during which Principal Prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the number set forth under a category of prepayment provision represents the number of payment dates in the original term to maturity for which such provision applies.


11 The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest calculation methodology applicable to each Mortgage Loan.

                                  APPENDIX III

Significant Loan Summaries


Loan No. 1 - 21 Penn Plaza
-------------------------------------------------------------------------------------------
Cut-off Date Balance:            $32,184,648              Balloon Balance:    $28,409,182
-------------------------------------------------------------------------------------------
Loan Type:                       Principal & Interest     Property Type:      Office
-------------------------------------------------------------------------------------------
Origination Date:                September 9, 1998        Location:           New York, NY
-------------------------------------------------------------------------------------------
Maturity Date:                   October 1, 2008          Year Renovated:     1997
-------------------------------------------------------------------------------------------
Initial Mortgage Rate:           7.200%                   Appraised Value:    $47,200,000
-------------------------------------------------------------------------------------------
Annual Debt Service:             $2,639,129               Current LTV:        68.2%
-------------------------------------------------------------------------------------------
DSCR:                            1.36x                    Balloon LTV:        60.2%
-------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:     $3,583,883               Occupancy:          99.9%
-------------------------------------------------------------------------------------------
                                                          Occupancy Date:     March 8, 1999
-------------------------------------------------------------------------------------------

The Loan

     The 21 Penn Plaza Loan (the "Penn Plaza Loan") is secured by a first mortgage on a 17-story, 344,091 square foot office building located at 360 West 31st Street, New York, New York (the "Penn Plaza Property"). RFC originated the Penn Plaza Loan on September 9, 1998.

     The Borrower. The borrower is G-H-G Realty Company, L.L.C., a New York limited liability company (the "Penn Plaza Borrower"). The managing member of the Penn Plaza Borrower is G-H-G Realty Management Company, Inc., a New York corporation. The Penn Plaza Borrower is a special purpose entity.

     Security. The Penn Plaza Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Mortgage is a first lien on the fee interest in the Penn Plaza Property. The Penn Plaza Loan is non-recourse, subject to certain limited exceptions.

     Payment Terms. The Penn Plaza Loan has a fixed 7.200% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Penn Plaza Loan requires monthly principal and interest payments of $219,927.38 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Penn Plaza Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     Prepayment/Defeasance. No prepayment or defeasance is permitted before September 9, 2003. Thereafter, until July 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Penn Plaza Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after July 1, 2008, the Penn Plaza Loan may be prepaid without the payment of any prepayment consideration.

     Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Penn Plaza Loan immediately due and payable upon the transfer of the Penn Plaza Property or any ownership interest in the Penn Plaza Borrower. The Penn Plaza Borrower has a right to transfer the Penn Plaza Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the Penn Plaza Property, (ii) the proposed transferee assumes the


                                     III-1
obligations of the Penn Plaza Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iii) a 1% assumption fee has been received by the lender. The Penn Plaza Loan documents also allow transfers of membership interest in the Penn Plaza Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of the non-managing member interests to a third party; or (b) are the result of devise or descent or by operation of law upon the death of a member.

     Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay real estate taxes when due. There is a capital improvement reserve funded at on a monthly basis at the rate of $4,289.42 per month.

     Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

     Prior Loan. Based on information obtained by RFC, as a result of a tenant occupying approximately 50% of the Penn Plaza Property vacating its premises in 1995, the prior loan was restructured into two notes of equal principal balances: an A note which was paid on an interest-only basis and a B note which was paid on the basis of the achievement of certain cash flow hurdles. The sum of the original balances of the A and B notes approximated the then outstanding balance of the prior loan. In September of 1998 when the Penn Plaza Loan was originated, the A note was retired in full and the B note was retired at a discount. As reported by the prior lender and the Borrower, no payment default occurred prior to, during, or after the restructure. As described in "Property", the Penn Plaza Property was 99.9% leased as of March 8, 1999.

The Property

     The Penn Plaza Property consists of a 19-story office building located on the southwest corner of Ninth Avenue and West 31st Street, one block west of the Penn Station rail terminal. The Penn Plaza Property was originally constructed in 1931 and substantially renovated in 1997. It contains 344,091 rentable square feet, with office uses on the 2nd through 17th floors, retail uses on the 1st floor and storage uses in the basement. Certain tenant occupy an entire floor while other floors are subdivided for multi-tenant use.

     The Penn Plaza Property was 99.9% leased as of March 8, 1999. Thirty-eight tenants currently occupy space in the Penn Plaza Property. Major tenants include Saks & Company (63,159 square feet), Eastman Kodak (28,446 square feet), Amtrak (24,506 square feet), Equitable Life Assurance Company of America (22,230 square feet), and Central Parking Systems, Inc. (21,250 square feet). Contractual lease expirations during the loan term are as follows: 1999 (14,289 square feet/4% of total), 2000 (25,568/7%), 2001 (8,027/2%), 2002 (8,289/2%), 2003 (2,922/1%),
2004 (3,435/1%), 2005 (30,885/9%),  2006 (31,163/9%),  2007 (7,340/2%), and 2008
(130,192/38%).

Management

     The Penn Plaza Property is managed by S. L. Green Realty Corp., a fully integrated, self-administered and self-managed real estate investment trust engaged in owning, managing, leasing, acquiring and repositioning Class B office property in Manhattan. The company currently owns interests in 15 Class B properties totaling approximately 5 million square feet and leases 27 properties totaling an additional 8.2 million square feet.






                                     III-2

Loan No. 2 - Park Drive Manor Apartments
----------------------------------------------------------------------------------------------
Cut-off Date Balance:            $22,925,004              Balloon Balance:    $18,660,352
----------------------------------------------------------------------------------------------
Loan Type:                       Principal & Interest     Property Type:      Multifamily
----------------------------------------------------------------------------------------------
Origination Date:                March 17, 1999           Location:           Philadelphia, PA
----------------------------------------------------------------------------------------------
Maturity Date:                   April 1, 2009            Year Renovated:     1998
----------------------------------------------------------------------------------------------
Initial Mortgage Rate:           7.450%                   Appraised Value:    $30,000,000
----------------------------------------------------------------------------------------------
Annual Debt Service:             $2,030,648               Current LTV:        76.4%
----------------------------------------------------------------------------------------------
DSCR:                            1.35x                    Balloon LTV:        62.2%
----------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:     $2,741,135               Occupancy:          97.8%
----------------------------------------------------------------------------------------------
                                                          Occupancy Date:     January 28, 1999
----------------------------------------------------------------------------------------------

The Loan

     The Park Drive Manor Apartments Loan (the "Park Drive Loan") is secured by a first mortgage on a 572-unit, 2 building garden apartment complex located at 633 West Rittenhouse Street, Philadelphia, Pennsylvania (the "Park Drive Property"). RFC originated the Park Drive Loan on March 17, 1999.

     The Borrower. The borrower is Park Drive Group, LP, a Pennsylvania limited partnership (the "Park Drive Borrower"). The corporate general partner of the Park Drive Borrower is Empire/Rittenhouse Group, a Pennsylvania corporation. Ezra Beyman is the sole limited partner of the Park Drive Borrower, and is the President, Treasurer, and Secretary of the Empire/Rittenhouse Group. The Park Drive Borrower is a special purpose entity.

     Security. The Park Drive Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Mortgage is a first lien on the fee interest in the Park Drive Property. The Park Drive Loan is non-recourse, subject to certain limited exceptions.

     Payment Terms. The Park Drive Loan has a fixed 7.450% Mortgage Rate, an original term of 120 months and an original amortization of 300 months. The Park Drive Loan requires monthly principal and interest payments of $169,220.65 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Park Drive Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) May 1, 2003, or (b) two years following the date of the assignment of the Park Drive Loan to a REMIC in connection with a securitization. Thereafter, until January 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Park Drive Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. From and after January 1, 2009, the Park Drive Loan may be prepaid without the payment of any prepayment consideration.

     Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Park Drive Loan immediately due and payable upon the transfer of the Park Drive Property or any ownership interest in the Park Drive Borrower. The Park Drive Borrower has a one time right to transfer the Park Drive Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the Park Drive Property, (ii) the proposed transferee assumes the obligations of the Park Drive Borrower, (iii) no event of default then exists, and (iv) a 1% assumption fee has been received by the lender. The Park Drive Loan documents also allow transfers of membership interest in the Park


                                     III-3

Drive Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; (b) are the result of a death or physical or mental disability, or (c) are to an immediate family member or trust for such a family member.

     Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay real estate taxes when due. A $56,525 reserve was established at closing to provide funds for repairs recommended in the engineering report. Additionally, there is a replacement reserve funded monthly at the rate of $5,267 per month.

     Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

     The Park Drive Property is located at 633 West Rittenhouse Street in the Germantown-Chestnut Hill district of Philadelphia, Pennsylvania, approximately 5 miles north of the central business district. It was built in 1950 and renovated in 1998. It consists of 572 units contained in 2 twelve-story residential buildings connected by a clubhouse/leasing center with 14,800 square feet of commercial space. The Park Drive Property contains 48 efficiency units, 288 one-bedroom units, 232 two-bedroom units and four four-bedroom units. Amenities include elevators, gated, security code controlled entry, a laundry facility, fitness center, outdoor swimming pool including locker/shower and cabana buildings, two outdoor tennis courts, walking/jogging trails, covered parking
(220), uncovered parking (405) and an appliance package including stove, refrigerator, central a/c and other standard appliances.

Management

     The Park Drive Property is managed by Empire/Rittenhouse Group. Empire/Rittenhouse Group has been involved in the management of apartment complexes for approximately 14 years, and currently manages approximately 1,500 owned residential units in the Philadelphia market.











                                     III-4


Loan No. 3 - Prime Portfolio
---------------------------------------------------------------------------------------------------------
Cut-off Date Balance:           $15,395,975             Location:
---------------------------------------------------------------------------------------------------------
   342 Carol Lane                $2,311,970               342 Carol Lane                 Elmhurst, IL
---------------------------------------------------------------------------------------------------------
   343 Carol Lane                $1,370,753               343 Carol Lane                 Elmhurst, IL
---------------------------------------------------------------------------------------------------------
   388 Carol Lane                $1,331,164               388 Carol Lane                 Elmhurst, IL
---------------------------------------------------------------------------------------------------------
   550 Kehoe                     $2,239,721               550 Kehoe                      Carol Stream, IL
---------------------------------------------------------------------------------------------------------
   4300 Madison                  $4,020,214               4300 Madison                   Hillside, IL
---------------------------------------------------------------------------------------------------------
   1301 East Tower               $4,122,155               1301 East Tower                Schaumburg, IL
---------------------------------------------------------------------------------------------------------
Loan Type:                      Principal & Interest    Year Built:
---------------------------------------------------------------------------------------------------------
Origination Date:               May 1, 1998               342 Carol Lane                 1989
---------------------------------------------------------------------------------------------------------
Maturity Date*:                 May 1, 2008               343 Carol Lane                 1989
---------------------------------------------------------------------------------------------------------
Initial Mortgage Rate:          7.170%                    388 Carol Lane                 1979
---------------------------------------------------------------------------------------------------------
Annual Debt Service:            $1,263,319                550 Kehoe                      1996
---------------------------------------------------------------------------------------------------------
   342 Carol Lane                $189,709                 4300 Madison                   1980
---------------------------------------------------------------------------------------------------------
   343 Carol Lane                $112,477                 1301 East Tower                1992
---------------------------------------------------------------------------------------------------------
   388 Carol Lane                $109,229               Appraised Value:               $19,400,000
---------------------------------------------------------------------------------------------------------
   550 Kehoe                     $183,781                 342 Carol Lane                 $3,200,000
---------------------------------------------------------------------------------------------------------
   4300 Madison                  $329,879                 343 Carol Lane                 $1,900,000
---------------------------------------------------------------------------------------------------------
   1301 East Tower               $338,244                 388 Carol Lane                 $1,800,000
---------------------------------------------------------------------------------------------------------
Combined DSCR:                  1.35x                     550 Kehoe                      $3,000,000
---------------------------------------------------------------------------------------------------------
Balloon Balance:                $13,655,857               4300 Madison                   $4,800,000
---------------------------------------------------------------------------------------------------------
   342 Carol Lane                 $2,050,661              1301 East Tower                $4,700,000
---------------------------------------------------------------------------------------------------------
   343 Carol Lane                 $1,215,824            Combined Current LTV:          79.4%
---------------------------------------------------------------------------------------------------------
   388 Carol Lane                 $1,180,710            Combined Balloon LTV:          70.4%
---------------------------------------------------------------------------------------------------------
   550 Kehoe                      $1,986,578            Occupancy (All Properties):    100%
---------------------------------------------------------------------------------------------------------
   4300 Madison                   $3,565,833            Occupancy Date:                June 1, 1999
---------------------------------------------------------------------------------------------------------
   1301 East Tower                $3,656,251
---------------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:    $1,709,765
---------------------------------------------------------------------------------------------------------
Property Type:
---------------------------------------------------------------------------------------------------------
   342 Carol Lane               Industrial
---------------------------------------------------------------------------------------------------------
   343 Carol Lane               Industrial
---------------------------------------------------------------------------------------------------------
   388 Carol Lane               Industrial
---------------------------------------------------------------------------------------------------------
   550 Kehoe                    Industrial
---------------------------------------------------------------------------------------------------------
   4300 Madison                 Industrial
---------------------------------------------------------------------------------------------------------
   1301 East Tower              Office
---------------------------------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the Prime Loan. **Information described herein with respect to the individual properties securing the Prime Loan is an allocated portion of such information based upon the ratio of the appraised value or underwritable cash flow of the individual properties to the aggregate appraised value or underwritable cash flow of all such properties.

The Loan

     The Prime Portfolio Loan (the "Prime Loan") consists of one loan secured by first mortgages on 5 industrial and 1 office properties located in the suburbs of Chicago (each, a "Prime Property"). CIBC originated the Prime Loan on May 1, 1998.
                                     III-5

     The Borrower. Six separate Delaware limited liability companies are the co-borrowers for the Prime Loan (each a "Prime Borrower"). The managing member of each Prime Borrower is Prime Group Realty, L.P., a Delaware limited partnership. The managing partner Prime Group Realty, L.P. is Prime Group Realty Trust, a Maryland real estate investment trust. The primary sponsors of each Prime Borrower are John Daley and Guy Ackerman. Each Prime Borrower is a single-purpose bankruptcy-remote entity.

     Security. The Prime Loan is secured by separate Mortgages, Assignments of Leases and Rents, UCC Financing Statements and certain additional security documents executed by each Prime Borrower over the separate Prime Property owned by it. Each Mortgage is a first lien on the related Prime Borrower's fee interest in its Prime Property. The Prime Loan is non-recourse, subject to certain limited exceptions.

     Payment Terms. The Mortgage Rate is fixed at 7.170% until May 1, 2008 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.170% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the Prime Loan occurs, plus 2%. Although the Prime Loan has a stated term of 360 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The Prime Loan has an original amortization term of 360 months. The Prime Loan requires monthly payments of principal and interest equal to $105,276.56 until the Anticipated Repayment Date. If the Prime Loan is not prepaid on such date, all of the cash flow from the Prime Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2028. The Prime Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     Lockbox. Upon any default or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from each Prime Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows:
(a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the Prime Loan; and (e) to the Prime Borrowers.

     Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to affiliates of any Prime Borrower) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the Prime Loan; and
(j) to the Prime Borrowers.

     Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) May 1, 2002 or (b) two years following the date of the assignment of the Prime Loan to a REMIC in connection with a securitization. Thereafter, until December 3, 2007, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Prime Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the portion of the scheduled Monthly Payment allocated to the released Prime Property, and on the Anticipated Repayment Date, must be sufficient to fully prepay the portion of the Prime Loan allocated to the released Prime Property. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. From and after December 3, 2007, the Prime Loan may be prepaid without the payment of any prepayment consideration

     Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the Prime Loan immediately due and payable upon the transfer of any Prime Property or any ownership interest in any Prime Borrower. Each Prime Borrower has a one-time right to transfer its Prime Property, after the first 12 months of the loan term, to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and


                                     III-6
financial resources necessary to operate the Prime Property, (iii) the proposed transferee assumes the obligations of the Prime Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The Prime Loan documents allow transfers of beneficial interests in the Prime Borrower so long as Prime Group Realty Trust continues to have the same degree of management control over each Prime Borrower and directly or indirectly own 30% or more of the total equity interests in each Prime Borrower.

     Escrow/Reserves. There is a tax escrow which requires deposits in an amount sufficient to pay real estate taxes when due.

     Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

     The 342 Carol Lane property is located at 342-346 Carol Lane, Elmhurst, Illinois. It was built in 1989, and is a 67,935 square foot 1-story, multi-tenant warehouse/distribution building improved with 2 loading docks and approximately 41.6% office finish. It is 100% leased as of June 1, 1999. Its largest tenant is Semblex (47,861 square feet/70.45% of total), whose lease expires May 31, 2004.

     The 343 Carol Lane property is located at 343 Carol Lane, Elmhurst, Illinois. It was built in 1989, and is a 30,084 square foot 1-story warehouse/distribution building improved with 1 loading dock and approximately 33.0% office finish. As of June 1, 1999, it is 100% leased to Matsushita Industrial, whose lease expires March 31, 2007.

     The 388 Carol Lane property is located at 388 Carol Lane, Elmhurst, Illinois. It was built in 1979, and is a 40,920 square foot 1 and 1/2-story, multi-tenant warehouse/distribution building improved with 1 loading dock and approximately 22.9% office finish. It is 100% leased as of June 1, 1999. Its largest tenant is Ameritech Illinois (36,184 square feet/88.43% of total), whose lease expires September 30, 2000.

     The 550 Kehoe  property  is  located  at 550  Kehoe  Blvd.,  Carol  Stream,
Illinois. It was built in 1996, and is a 44,575 square foot 1-story warehouse/distribution building improved with 1 loading dock and approximately 27.3% office finish. As of June 1, 1999, it is 100% leased to Associated Material, whose lease expires August 31, 2006.

     The 4300 Madison property is located at 4300 Madison Street, Hillside, Illinois. It was built in 1980, and is a 127,129 square foot 1-story, multi-tenant warehouse/distribution building. It is 100% leased as of June 1, 1999. Its largest tenant is Oak Brook Business Center (50,940 square feet/40.07% of total), whose lease expires May 31, 2000.

     The 1301 East Tower property is located at 1301 East Tower Road, Schaumburg, Illinois. It was built in 1992, and is a 50,400 square foot 1-story, class B office building with 223 surface parking spaces. As of June 1, 1999, it is 100% leased to Householde Credit Services, whose lease expires December 31, 2001.

Management

     The Prime Properties are managed by Prime Group Realty Trust, the general partner of the managing member of each Prime Borrower.


                                     III-7


Loan No. 4 - 1414 Avenue of the Americas
-----------------------------------------------------------------------------------------------------
Cut-off Date Balance:            $14,000,000                    Balloon Balance:    $12,169,841
-----------------------------------------------------------------------------------------------------
Loan Type:                       2 years Interest-Only, then    Property Type:      Office
                                 Principal & Interest
-----------------------------------------------------------------------------------------------------
Origination Date:                April 16, 1999                 Location    :       New York, NY
-----------------------------------------------------------------------------------------------------
Maturity Date:*                  May 1, 2009                    Year Renovated:     1997
-----------------------------------------------------------------------------------------------------
Initial Mortgage Rate:           7.870%                         Appraised Value:    $20,000,000
-----------------------------------------------------------------------------------------------------
Annual Debt Service:             $1,282,217                     Current LTV:        70.0%
-----------------------------------------------------------------------------------------------------
DSCR:                            1.40x                          Balloon LTV:        60.8%
-----------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:     $1,795,434                     Occupancy:          100%
-----------------------------------------------------------------------------------------------------
                                                                Occupancy Date:     February 20, 1999
-----------------------------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the 1414 Loan.

The Loan

     The 1414 Avenue of the Americas Loan (the "1414 Loan") is secured by a first mortgage on a 19-story, 111,455 square foot office building located at 1414 Avenue of the Americas, New York, New York (the "1414 Property"). CIBC originated the 1414 Loan on April 16, 1999.

     The Borrower. The borrower is Green 1414 Property L.L.C., a New York limited liability company (the "1414 Borrower"). Green 1414 Manager L.L.C., a Delaware limited liability company, is the managing member of the 1414 Borrower. It is a wholly owned subsidiary of SL Green Realty Corp. SL Green Operating Partnership, L.P., a Delaware limited partnership, is the sole remaining member of the 1414 Borrower. SL Green Realty Corp. is the general partner of the limited partnership. The 1414 Borrower is a special purpose entity.

     Security. The 1414 Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the 1414 Property. The 1414 Loan is non-recourse, subject to certain limited exceptions.

     Payment Terms. The Mortgage Rate is fixed at 7.870% until May 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.87% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the 1414 Loan occurs, plus 2%. Although the 1414 Loan has a stated term of 324 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The 1414 Loan has an original amortization term of 300 months. The 1414 Loan requires monthly payments of interest only until June 1, 2001. Thereafter, monthly payments of principal and interest equal to $106,851.39 are required until the Anticipated Repayment Date. If the 1414 Loan is not prepaid on such date, all of the cash flow from the 1414 Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2026. The 1414 Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     Lockbox. Upon a default by the 1414 Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the 1414 Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents;
(d) to pay all other amounts owed the lender with respect to the 1414 Loan;  and
(e) to the 1414 Borrower.

     Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to 1414 Borrower affiliates)


                                     III-8
approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the 1414 Loan;  and
(j) to the 1414 Borrower.

     Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 16, 2002, or (b) two years following the date of the assignment of the 1414 Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related 1414 Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the 1414 Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after November 1, 2008, the 1414 Loan may be prepaid without the payment of any prepayment consideration

     Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the 1414 Loan immediately due and payable upon the transfer of the 1414 Property or any ownership interest in the 1414 Borrower. The 1414 Borrower has a one-time right to transfer the 1414 Property to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the 1414 Property, (iii) the proposed transferee assumes the obligations of the 1414 Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The 1414 Loan documents allow transfers of beneficial interests in the 1414 Borrower so long as, among other things, Green 1414 Manager L.L.C. remains the managing member of the 1414 Borrower and SL Green Realty Corp. continues to directly or indirectly own 100% of Green 1414 Manager L.L.C. and at least 1/3 of the total equity interests in the 1414 Borrower. Additionally, so long as lender approves the management of the 1414 Borrower, transfers of non-managing member interests (up to an aggregate of 25% of the beneficial ownership interests), involuntary transfers from death or disability and transfers for estate planning purposes will not be a default. Finally, transfers of limited partnership interests in SL Green Operating Partnership, L.P. are allowed so long as SL Green Realty Corp. retains control of such limited partnership.

     Escrows/Reserves. There is a tax escrow, which requires deposits in an amount sufficient to pay real estate taxes when due. There is an escrow for capital expenditures, which is funded monthly at the monthly rate of $929, and a tenant improvement/leasing commission escrow, which is funded at the monthly rate of $16,667. There is also an insurance reserve in the amount of $10,628.

     Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

     The 1414 Property consists of a 19-story office building located on the southeast corner of West 58th Street, one block from Central Park, at the northern edge of Midtown Manhattan. The 1414 Property, originally constructed in 1924, contains 111,455 rentable square feet. Major capital improvements totaling approximately $580,000 were completed during 1991 (new roof) and 1997. Such improvements during 1998 included upgrades to the lobby, corridors and elevators, as well as the installation of a new fire alarm system. The 1414 Property was 100% leased as of February 20, 1999. Contractual lease expirations during the loan term are as follows: 1999 (8,943 square feet/8% of total), 2000 (12,280/11%), 2001 (17,619/15.8%), 2002 (5,200/4.7%), 2003 (33,665/30.2%), 2004
(13,975/2%),   2005   (2,187/2.8%),   2006  (3,100/2.8%),   2007  (none),   2008
(3,625/3.3%), and 2009 (2,515/2.3%). No single tenant accounts for more than 5.7% of the 1414 Property's total square footage. The typical tenant at the 1414 Property possesses a lease with a 5 or 10 year term, occupies approximately 3,000 square feet and is in the garment industry. Many have also been tenants for a number of years.


                                     III-9

Management

     The 1414 Property is managed by SL Green Management L.L.C., an affiliate of the 1414 Borrower.




                                     III-10


Loan No. 5 - 70 West 36th Street
-----------------------------------------------------------------------------------------------------
Cut-off Date Balance:            $12,200,000                    Balloon Balance:    $10,605,147
-----------------------------------------------------------------------------------------------------
Loan Type:                       2 Years Interest-Only, then    Property Type:      Office
                                 Principal & Interest
-----------------------------------------------------------------------------------------------------
Origination Date:                April 16, 1999                 Location:           New York, NY
-----------------------------------------------------------------------------------------------------
Maturity Date:*                  May 1, 2009                    Year Renovated:     1995
-----------------------------------------------------------------------------------------------------
Initial Mortgage Rate:           7.870%                         Appraised Value:    $18,000,000
-----------------------------------------------------------------------------------------------------
Annual Debt Service:             $1,117,360                     Current LTV:        67.8%
-----------------------------------------------------------------------------------------------------
DSCR:                            1.40x                          Balloon LTV:        58.9%
-----------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:     $1,559,453                     Occupancy:          100%
-----------------------------------------------------------------------------------------------------
                                                                Occupancy Date:     February 19, 1999
-----------------------------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the West 36th Loan.

The Loan

     The 70 West 36th Street Loan (the "West 36th Loan") is secured by a first mortgage on a 16-story, 151,077 square foot office building located at 70 West 36th Street, New York, New York (the "West 36th Property"). CIBC originated the West 36th Loan on April 16, 1999.

     The Borrower. The borrower is Green 70W36 Property L.L.C., a New York limited liability company (the "West 36th Borrower"). Green 70W36 Manager L.L.C., a Delaware limited liability company, is the managing member of the West 36th Borrower. It is a wholly owned subsidiary of SL Green Realty Corp. SL Green Operating Partnership, L.P., a Delaware limited partnership, is the sole remaining member of the West 36th Borrower. SL Green Realty Corp. is the general partner of the limited partnership. The West 36th Borrower is a special purpose entity.

     Security. The West 36th Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the West 36th Property. The West 36th Loan is non-recourse, subject to certain limited exceptions.

     Payment Terms. The Mortgage Rate is fixed at 7.870% until May 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.87% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the West 36th Loan occurs, plus 2%. Although the West 36th Loan has a stated term of 324 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The West 36th Loan has an original amortization term of 300 months. The West 36th Loan requires monthly payments of interest only until June 1, 2001. Thereafter, monthly payments of principal and interest equal to $93,113.36 are required until the Anticipated Repayment Date. If the West 36th Loan is not prepaid on such date, all of the cash flow from the West 36th Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2026. The West 36th Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     Lockbox. Upon a default by the West 36th Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the West 36th Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the West 36th Loan; and (e) to the West 36th Borrower.

     Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal


                                     III-11
and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to West 36th Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the West 36th Loan; and (j) to the West 36th Borrower.

     Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 16, 2002, or (b) two years following the date of the assignment of the West 36th Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related West 36th Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the West 36th Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Certificates. From and after November 1, 2008, the West 36th Loan may be prepaid without the payment of any prepayment consideration

     Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the West 36th Loan immediately due and payable upon the transfer of the West 36th Property or any ownership interest in the West 36th Borrower. The West 36th Borrower has a one-time right to transfer the West 36th Property to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the West 36th Property, (iii) the proposed transferee assumes the obligations of the West 36th Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The West 36th Loan documents allow transfers of beneficial interests in the West 36th Borrower so long as, among other things, Green 70W36 Manager L.L.C. remains the managing member of the West 36th Borrower and SL Green Realty Corp. continues to directly or indirectly own 100% of Green 70 W36 Manager L.L.C. of the West 36th Borrower and at least 1/3 of the total equity interests in the West 36th Borrower. Additionally, so long as lender approves the management of the West 36th Borrower, transfers of non-managing member interests (up to an aggregate of 25% of the beneficial ownership interests), involuntary transfers from death or disability and transfers for estate planning purposes will not be a default. Finally, transfers of limited partnership interests in SL Green Operating Partnership, L.P. are allowed so long as SL Green Realty Corp. retains control of such limited partnership.

     Escrows/Reserves. There is a tax escrow which requires deposits in an amount sufficient to pay real estate taxes when due. There is an escrow for capital expenditures, which is funded monthly at the monthly rate of $1,762, and a tenant improvement/leasing commission escrow, which is funded at the monthly rate of $12,500. There is also an insurance reserve in the amount of $8,862.

     Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

     The West 36th Property consists of a 16-story building centrally located on 36th Street between Fifth and Sixth Avenues, in the heart of the Midtown West District of Manhattan. The West 36th Property, originally constructed in 1923, contains 151,703 rentable square feet, including 26,522 square feet of retail space on the ground floor. Major capital improvements totaling approximately $4,000,000 were completed through 1995. Such improvements included modernization of the three passenger elevators, installation of a new domestic water tank and renovations to the lobby and public corridors on each floor. Historical occupancy of the West 36th Property for the last five years has been: 1995 - 94%, 1996 - 95%, 1997 - 100%, 1998 - 100%, and 1999 - 100%. Tenant rollover is staggered with no more than 29% expiring in any one year. The typical tenant at the West 36th Property possesses a lease with a 5 or 10 year term, occupies approximately 3,000 square feet and is in the garment industry. Many have also been tenants for a number of years.


                                     III-12

Management

     The West 36th Property is managed by SL Green Management L.L.C., an affiliate of the West 36th Borrower.





                                     III-13


Loan Nos. 6, 7 and 8 - 2201 Lundt, 7200 Leamington and 1330 West 43rd Street
-----------------------------------------------------------------------------------------------------
Cut-off Date Balance:                                           Property Type:           Industrial
-----------------------------------------------------------------------------------------------------
   Leamington                       $4,850,000                  Location:                Chicago, IL
-----------------------------------------------------------------------------------------------------
   Lundt                            $4,000,000                  Year Built:
-----------------------------------------------------------------------------------------------------
   West 43rd                        $2,190,000                     Leamington            1952
-----------------------------------------------------------------------------------------------------
Loan Type:                          Principal & Interest           Lundt                 1963
-----------------------------------------------------------------------------------------------------
Origination Date:                   June 24, 1999                  West 43rd             1977
-----------------------------------------------------------------------------------------------------
Maturity Date:                      July 1, 2009                Appraised Value:         $15,200,000
-----------------------------------------------------------------------------------------------------
Initial Mortgage Rate:              8.320%                         Leamington            $ 6,800,000
-----------------------------------------------------------------------------------------------------
Annual Debt Service:                                               Lundt                 $ 5,600,000
-----------------------------------------------------------------------------------------------------
   Leamington                       $440,105                       West 43rd             $ 2,800,000
-----------------------------------------------------------------------------------------------------
   Lundt                            $362,973                    Current Combined LTV:    72.6%
-----------------------------------------------------------------------------------------------------
   West 43rd                        $198,728                    Combined Balloon LTV:    65.5%
--------------------------------------------------------------------------------------------------
DSCR:                               1.30x                       Occupancy:
-----------------------------------------------------------------------------------------------------
Balloon Balance:                                                   Leamington            100.0%
-----------------------------------------------------------------------------------------------------
   Leamington                       $4,372,452                     Lundt                 100.0%
-----------------------------------------------------------------------------------------------------
   Lundt                            $3,606,147                     West 43rd             100.0%
-----------------------------------------------------------------------------------------------------
   West 43rd                        $1,974,366                  Occupancy Date:          May 11, 1999
-----------------------------------------------------------------------------------------------------
Aggregate Underwritable Net         $1,302,056
Cash Flow:
-----------------------------------------------------------------------------------------------------

The Loans

     The 2201 Lundt, 7200 Leamington and 1330 West 43rd Street Loans (the "Chicago Industrial Loans") consist of three separate loans secured by first mortgages on three Chicago-area industrial properties (the "Chicago Industrial Properties"). RFC originated each of the Chicago Industrial Loans was originated on June 24, 1999, and each has a maturity date of July 1, 2009.

     The Borrowers. Separate Illinois limited liability companies were established as borrowing entities for each of the Chicago Industrial Loans (each a "Chicago Industrial Borrower"). Each Chicago Industrial Borrower is a single purpose entity established to own and manage only its Chicago Industrial Property. The primary sponsors Chicago Industrial Borrowers are John Daley and Guy Ackerman.

     Security. The Chicago Industrial Loans are secured by separate Mortgages, Assignments of Leases and Rents, UCC Financing Statements and certain additional security documents. Each Mortgage is a first lien on the fee interest in the related Chicago Industrial Property. The Chicago Industrial Loans are non-recourse, subject to certain limited exceptions. All of the Chicago Industrial Loans are cross-defaulted and cross-collateralized with each other.

     Payment Terms. Each Chicago Industrial Loan has a fixed 8.320% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Chicago Industrial Loans require an aggregate monthly principal and interest payment of $83,483.74 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. Each Chicago Industrial Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     Prepayment/Defeasance. No prepayment or defeasance is permitted for any of the Chicago Industrial Loans prior to the earlier of (a) August 1, 2003, or (b) two years following the date of the assignment of the related Chicago Industrial Loan to a REMIC in connection with a securitization. Thereafter, until April 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Chicago Industrial Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on


                                     III-14
the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after April 1, 2009, each Chicago Industrial Loan may be prepaid without the payment of any prepayment consideration.

     Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare any Chicago Industrial Loan immediately due and payable upon the transfer of the related Chicago Industrial Property or any ownership interest in the related Chicago Industrial Borrower. Each Chicago Industrial Borrower has a one time right to transfer its Chicago Industrial Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the related Chicago Industrial Property, (ii) the proposed transferee assumes the obligations of the related Chicago Industrial Borrower, (iii) no event of default then exists, and
(iv) a 1% assumption fee has been received by the lender. The documents for each Chicago Industrial Loan also allow transfers of membership interest in the related Chicago Industrial Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; (b) are the result of a death or physical or mental disability, or (c) are to an immediate family member or trust for such a family member.

     Escrow/Reserves. Each Chicago Industrial Loan has a tax and insurance reserve which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is a capital improvements escrow for each Chicago Industrial Property funded monthly at the aggregate rate $5,282 (Lundt - $1,778, Leamington - $2,590 and West 43rd - $914). There is a tenant improvement/leasing commission escrow for each Chicago Industrial Property funded monthly at the aggregate rate $13,233 (Lundt - $4,446, Leamington - $6,474 and West 43rd - $2,313).

     Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.


The Property

     The Lunt property is located at 2201 W. Lunt Avenue, Elk Grove Village, Illinois, approximately 1 mile east of O'Hare Airport. This property is a 213,390 square foot single-story, multi-tenant warehouse/distribution building improved with 16 loading docks and approximately 6% office finish. It is 71.63% leased to Prime Source and World Wide Inc.

     The Leamington property is located at 7200 S. Leamington, Bedford Park, Illinois, on the south side of Chicago near Midway Airport. This property is a 310,752 square foot single-story manufacturing building improved with 13 loading docks and approximately 4% office finish. It is 100% net leased to The Form House, Inc., through March 20, 2004.

     The West 43rd Street property is located at 1330 West 43rd Street, McKinley Park, Illinois, in the old stock yard district. This property is a 109,728 square foot single-story, single-tenant warehouse/distribution building improved with 9 loading docks and approximately 6% office finish. It is 100% occupied by SM Acquisitions through May, 2002.


Management

     The Chicago Industrial Properties are currently managed by Hawthorne Realty Management. Hawthorne has managed over 12,000,000 square feet of industrial space in the Chicago metro area and midwest. Hawthorne alos manages 4,000,000 square feet of office space and 1,000,000 square feet of residential and hospitality properties. Hawthorne is affiliated with the Chicago Industrial Borrowers.


                                     III-15

Loan No. 9 - University Club Apartments


--------------------------------------------------------------------------------
Cut-off Date Balance:  $10,486,188            Balloon Balance:   $9,254,639
--------------------------------------------------------------------------------
Loan Type:             Principal and Interest Property Type      Multifamily
--------------------------------------------------------------------------------
Origination Date:      April 22, 1999         Location:          Charlotte, NC
--------------------------------------------------------------------------------
Maturity Date:*        May 1, 2009            Year Built         1998
--------------------------------------------------------------------------------
Initial Mortgage Rate: 7.390%                 Appraised Value:   $13,820,000
--------------------------------------------------------------------------------
Annual Debt Service:   $871,539               Current LTV:       75.9%
--------------------------------------------------------------------------------
DSCR:                  1.30x                  Balloon LTV:       67.0%
--------------------------------------------------------------------------------
Underwritable Net
Cash Flow:             $1,130,378             Occupancy:         97.5%
--------------------------------------------------------------------------------
                                              Occupancy Date:   January 31, 1999
--------------------------------------------------------------------------------
*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the University Club Loan.

The Loan

     The University Club Apartments Loan (the "University Club Loan") is secured by a first mortgage on the University Club Apartments (the "University Club Property"), a 130-unit, 17 building, student housing apartment complex located in Charlotte, North Carolina. CIBC originated the University Club Loan on April 22, 1999.

     The Borrower. The borrower is University Club Apartments of Charlotte, L.C., a Florida limited liability company (the "University Club Borrower"). The University Club Borrower's managing member is Thomas C. Proctor. The University Club Borrower is a special purpose entity.

     Security. The University Club Loan is secured by a Deed of Trust and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Deed of Trust is a first lien on the fee interest in the University Club Property. The University Club Loan is non-recourse, subject to certain limited exceptions.

     Payment Terms. The Mortgage Rate is fixed at 7.390% until May 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.39% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the University Club Loan occurs, plus 2%. Although the University Club Loan has a stated term of 360 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The University Club Loan has an original amortization term of 360 months. The University Club Loan requires monthly payments of principal and interest of $72,628.26 until the Anticipated Repayment Date. If the University Club Loan is not prepaid on such date, all of the cash flow from the University Club Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2029. The University Club Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     Lockbox. Upon a default by the University Club Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the University Club Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the University Club Loan; and (e) to the University Club Borrower.

     Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to University Club Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other


                                     III-16
extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest; (i) to pay all other amounts owed the lender with respect to the University Club Loan; and (j) to the University Club Borrower.

     Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 22, 2002, or (b) two years following the date of the assignment of the University Club Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related University Club Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the University Club Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after November 1, 2008, the University Club Loan may be prepaid without the payment of any prepayment consideration

     Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the University Club Loan immediately due and payable upon the transfer of the University Club Property or any ownership interest in the University Club Borrower. The University Club Borrower has a one-time right to transfer the University Club Property, after the first 12 months of the loan term, to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the University Club Property, (iii) the proposed transferee assumes the obligations of the University Club Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The University Club Loan documents also prohibit, without the lender's prior consent, any transfer of any managing membership interest in the University Club Borrower. Transfers of non managing member interests are allowed without lender consent. Additionally, so long as lender approves the management of the University Club Borrower, involuntary transfers from death or disability and transfers for estate planning purposes will not be a default.

     Escrows/Reserves. There is a tax and insurance escrow which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is also an escrow for capital expenditures which is funded monthly in the amount of $29,250/year for the first twelve months of the loan term and $39,000/year for the remainder of the loan term.

     Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

     The University Club Property consists of 130 townhouse style apartment units (1,470 square feet per unit) in seventeen buildings located in Charlotte, North Carolina, approximately 1/2 mile east University of North Carolina - Charlotte. Each unit contains four bedrooms and four baths with cable television, telephone lines and an interior alarm system available in each bedroom. Site amenities include a basketball court, beach volleyball court, fitness center, computer center, and two swimming pools. The University Club Property's tenant base is primarily comprised of students from the University of North Carolina - Charlotte. The University Club Property commenced operations in August 1998. According to a January 31, 1999 rent roll, occupancy during the 1998-1999 school year was 97.5%.

Management

     The University Club Property is managed by Coastal Property Services, Inc., a full services management company focused specifically on residential property management. The company manages over 2,500 rental units in the southeastern United States and over 3,000 beds for students at nine colleges and universities.

                                     III-17

Loan No. 10 - Patriot Apartments

--------------------------------------------------------------------------------
Cut-off Date Balance: $10,022,381              Balloon Balance:   $8,842,833
--------------------------------------------------------------------------------
Loan Type:            Principal and Interest   Property Type:     Multifamily
--------------------------------------------------------------------------------
Origination Date:     February 17, 1999        Location:          El Paso, TX
--------------------------------------------------------------------------------
Maturity Date:        March 1, 2009            Year Built         1996
--------------------------------------------------------------------------------
Mortgage Rate:        7.24%                    Appraised Value    $12,600,000
--------------------------------------------------------------------------------
Annual Debt Service:  $821,887                 Current LTV:       79.5%
--------------------------------------------------------------------------------
DSCR:                 1.25x                    Balloon LTV:       70.2%
--------------------------------------------------------------------------------
Underwritable Net
Cash Flow:             $1,029,379              Occupancy:         99.7%
--------------------------------------------------------------------------------

                                               Occupancy Date:    March 22, 1999
--------------------------------------------------------------------------------


The Loan

     The Patriot Apartment Loan (the "Patriot Loan") is secured by a first mortgage on the Patriot Apartments (the "Patriot Property"), a 320 unit, 20 building, Class A garden apartment complex located in El Paso, Texas. Midland originated the Patriot Loan on February 17,1999.

     The Borrower. The Borrower is Patriot Apartments, L.L.C., a Delaware limited liability company (the "Patriot Borrower"). The Patriot Borrower is a single purpose entity with D.R.R. Asset Management, Inc., owning 1% and D.R.R. Properties, a California corporation owning the remaining 99%. Both D.R.R. Asset Management, Inc, and D.R.R. Properties are owned 100% by Mr. Duane R. Roberts of Riverside, California.

     Security. The Patriot Loan is secured by a Deed of Trust, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Deed of Trust is a first lien on a fee interest in the Patriot Property. The Patriot Loan is non-recourse, subject to certain limited exceptions.

     Payment Terms. The Patriot Loan has a fixed 7.24% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Patriot Loan requires monthly principal and interest payments of $68,490.56 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Patriot Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     Prepayment. No prepayment is permitted during the first 60 months of the term of the Patriot Loan. Thereafter, prior to December 1, 2008, prepayments may be made upon the payment of a prepayment premium equal to the greater of a yield maintenance amount or 1% of the principal prepaid. No prepayment premium is required for any prepayment on or after December 1, 2008.

     Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Patriot Loan immediately due and payable upon the transfer of the Patriot Property or any ownership interest in the Patriot Borrower. The Patriot Loan documents contemplate a potential waiver of such prohibition by the lender if (i) the lender has expressly approved the proposed transfer in writing, (ii) no event of default then exists, (iii) the proposed transferee and the Patriot Property reasonably satisfy the lender's underwriting standards, and (iv) the lender receives a 1% assumption fee and reimbursement for all of costs and expenses. The Patriot Loan documents allow transfers of membership interest in the Patriot Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; or (b) are the result of a death or physical or mental disability.

     Escrow/Reserves. There is a tax and insurance reserve which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is a capital improvement reserve funded at closing in the amount of $32,750 to provide funds for carpet replacement and other specified upgrades to the clubhouse at the Patriot Property. There is also a reserve for future repairs and replacements to the Patriot Property, which was

                                     III-18
funded at closing in the amount of $67,250. If any funds are withdrawn from this reserve, monthly deposits will be required until the reserve balance again reaches $67,250.

     Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited with out the prior consent of the lender.

     The Property

     The Patriot Property is located at 4600 Fairbanks, in the northeastern portion of El Paso, Texas, approximately 10 minutes north of the El Paso central business district and 6 miles from Fort Bliss. It was built in 1996 and consists of 320 units contained in 20 two-story garden style apartment buildings. Amenities include a community resource center/computer room, fitness center, playground, basketball court, sand volleyball court, picnic benches & barbecue grills, clubhouse, RV and boat parking, covered parking (30 spaces), mini-storage units (136 units), three laundry facilities, a jogging path and a wading and swimming pool.

     Management

     Case & Associates Properties, Inc. is the manager of the Patriot Property. Case & Associates manages over 18,000 apartment units, including both owned and third party assets, in the southwest region including Tulsa, Oklahoma City, Wichita, and the Dallas-Ft. Worth metroplex. There is an on-site staff of management, leasing, and maintenance personnel, all of which are overseen by a regional and home office supervisor.


                                     III-19

Loan No. 11 - Acme (Cape May) Plaza

-------------------------------------------------------------------------------
Cut-off Date Balance:   $9,459,453               Balloon Balance   $8,402,811
-------------------------------------------------------------------------------
Loan Type:              Principal and Interest   Property Type:    Retail
-------------------------------------------------------------------------------
Origination Date:       April 23, 1998           Location:         Cape May, NJ
-------------------------------------------------------------------------------
Maturity Date:*         January 1, 2009          Year Renovated    1998
-------------------------------------------------------------------------------
Initial Mortgage Rate   7.550%                   Appraised Value   $12,000,000
-------------------------------------------------------------------------------
Annual Debt Service:    $801,011                 Current LTV:      78.8%
-------------------------------------------------------------------------------
DSCR:                   1.32x                    Balloon LTV:      70.0%
-------------------------------------------------------------------------------
Underwritable Net
Cash Flow:              $1,058,317               Occupancy:        100%
-------------------------------------------------------------------------------
                                                 Occupancy Date:   April 1, 1999
-------------------------------------------------------------------------------
*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the Acme Plaza Loan.

The Loan

     The Acme (Cape May) Plaza Loan (the "Acme Plaza Loan") is secured by a first mortgage on the Acme Plaza Shopping Center (the "Acme Plaza Property"), a 150,548 square foot anchored retail center located in Cape May, New Jersey. CIBC originated the Acme Plaza Loan on April 23, 1998.

     The Borrower. The borrower is Shelvin Two, a New Jersey general partnership (the "Acme Plaza Borrower"). Equity Associates, LP and an Intervivos Q-Tip Trust of Vincent Polemini are the only partners in the Acme Plaza Borrower. The Acme Plaza Borrower is a special purpose entity.

     Security. The Acme Plaza Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Acme Plaza Property. The Acme Plaza Loan is non-recourse, subject to certain limited exceptions.

     Payment Terms. The Mortgage Rate is fixed at 7.550% until January 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.55% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the Acme Plaza Loan occurs, plus 2%. Although the Acme Plaza Loan has a stated term of 368 months, it is assumed for purposes hereof that it has a term of 128 months with a maturity date of the Anticipated Repayment Date. The Acme Plaza Loan has an original amortization term of 360 months. The Acme Plaza Loan requires monthly payments of principal and interest of $66,750.95 until the Anticipated Repayment Date. If the Acme Plaza Loan is not prepaid on such date, all of the cash flow from the Acme Plaza Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on January 1, 2029. The Acme Plaza Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     Lockbox. Upon a default by the Acme Plaza Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the Acme Plaza Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the Acme Plaza Loan; and (e) to the Acme Plaza Borrower.

     Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to Acme Plaza Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all

                                     III-20
outstanding interest; (i) to pay all other amounts owed the lender with respect to the Acme Plaza Loan; and (j) to the Acme Plaza Borrower.

     Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 23, 2003, or (b) two years following the date of the assignment of the Acme Plaza Loan to a REMIC in connection with a securitization. Thereafter, until July 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Acme Plaza Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the Acme Plaza Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after July 1, 2008, the Acme Plaza Loan may be prepaid without the payment of any prepayment consideration

     Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the Acme Plaza Loan immediately due and payable upon the transfer of the Acme Plaza Property or any ownership interest in the Acme Plaza Borrower. The Acme Plaza Borrower has a one-time right to transfer the Acme Plaza Property, after the first 12 months of the loan term, to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the Acme Plaza Property, (iii) the proposed transferee assumes the obligations of the Acme Plaza Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender.

     Escrows/Reserves. There is a tax and insurance escrow which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is an escrow for capital expenditures which is funded monthly in the amount of $1,910. There is also a $10,000 tenant improvement/leasing commission escrow, which is to be replenished at the monthly rate of $833.33, when the balance falls below $10,000.

     Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

     The Acme Plaza Property is a 150,548 square foot retail shopping center situated on 18.62 acres of land located in Cape May, New Jersey. The Acme Plaza Property was built in 1971 and renovated in 1998. According to an April 1, 1999 rent roll, the Acme Plaza Property was 100% leased to 13 tenants, with an average base rental was $8.51per square foot. Acme Stores (Acme Supermarket) is the anchor store for the Acme Plaza Property, with a lease covering approximately 41.2% of available space. Its lease expires on June 29, 2016. Other lease expirations during the loan term are as follows: 1999 (2,000 square feet/1.3% of total), 2000 (9,220/6.1%), 2001 (none), 2002 (3,150/2.1%), 2003
(5,500/3.7%),  2004 (none),  2005  (10,000/6.6%),  2006 (none), 2007 (none), and
2008 (35.113/23.3%).

Management

     The Acme Plaza Property is managed by Skyline Management, a full-service property management company. The company manages over 2,000,000 square feet in its current portfolio primarily in the northeastern United States.

                                     III-21

Loan No. 12 - The Place Apartments

--------------------------------------------------------------------------------
Cut-off Date Balance:   $8,693,077           Balloon Balance      $7,619,550
--------------------------------------------------------------------------------
Loan Type:              Principal & Interest Property Type:       Multifamily
--------------------------------------------------------------------------------
Origination Date:       May 4, 1999          Location:            Ft. Myers, FL
--------------------------------------------------------------------------------
Maturity Date:          June 1, 2009         Year Renovated:      1999
--------------------------------------------------------------------------------
Initial Mortgage Rate:  7.150%               Appraised Value:     $10,887,000
--------------------------------------------------------------------------------
Annual Debt Service:    $705,125             Current LTV:         79.8%
--------------------------------------------------------------------------------
DSCR:                   1.26x                Balloon LTV:         70.0%
--------------------------------------------------------------------------------
Underwritable Net
Cash Flow:              $887,965             Occupancy:           99.1%
--------------------------------------------------------------------------------
                                             Occupancy Date:     March 24, 1999
--------------------------------------------------------------------------------

The Loan

     The Place Apartments Loan (the "Place Apartments Loan") is secured by a first mortgage on a 230-unit garden apartment complex located at 4757 Barkley Circle, Ft. Myers, Florida (the "Place Apartments Property"). RFC originated the Place Apartments Loan on May 4, 1999.

     The Borrower. The borrower is The Place Apartments, Ltd., a Florida limited partnership (the "Place Apartments Borrower"). The corporate general partner of the Place Apartments Borrower is A&M Business Properties, Inc., an Ohio corporation. The Place Apartments Borrower is a special purpose entity.

     Security. The Place Apartments Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Place Apartments Property. The Place Apartments Loan is non-recourse, subject to certain limited exceptions.

     Payment Terms. The Place Apartments Loan has a fixed 7.150% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Place Apartments Loan requires monthly principal and interest payments of $58,760.39 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Place Apartments Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) July1, 2003, or (b) two years following the date of the assignment of the Place Apartments Loan to a REMIC in connection with a securitization. Thereafter, until March 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Place Apartments Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after March 1, 2009, the Place Apartments Loan may be prepaid without the payment of any prepayment consideration.

     Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Place Apartments Loan immediately due and payable upon the transfer of the Place Apartments Property or any ownership interest in the Place Apartments Borrower. The Place Apartments Borrower has a one time right to transfer the Place Apartments Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the Place Apartments Property, (ii) the proposed transferee assumes the obligations of the Place Apartments Borrower, (iii) no event of default then exists, and (iv) a 1% assumption fee has been received by the lender. The Place Apartments Loan documents also allow transfers of membership interest in the Place Apartments Borrower which: (a) do not amount, in the aggregate, to a


                                     III-22
transfer of 49% or more of such membership interests to a third party; (b) are the result of a death or physical or mental disability, or (c) are to an immediate family member or trust for such a family member.

     Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay real estate taxes when due. Additionally, there is a replacement reserve funded monthly at the rate of $4,485 per month.

     Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property

     The Place Apartments Property is located at 4757 Barkley Circle, Ft. Myers, Florida. It was constructed in two phases, beginning in 1985 and concluding in 1987. It is a garden-style apartment complex consisting of 230 units contained in fifteen 2-story and two 5-story, walk-up/elevator serviced buildings. The Place Apartments Property contains 64 one-bedroom units and 166 two-bedroom units. Amenities include laundry facilities, temperature controlled swimming pools, spas, tennis, handball and basketball courts, vaulted ceilings, water views, washer/dryer hookups and screened-in balconies.

Management

     The Place Apartments is managed by A&M Properties, a borrower-related entity that is 50% owned by one of the sponsors, Lawrence Maxwell. A&M Properties currently manages 8,300 multifamily and mobile home units.


                                     III-23

APPENDIX IV
ADDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - I

------------------------------------------------------------------------------------------------------------------------------------
Loan Seller                                         Studios Avg    1 BR Avg Mo     2 BR Avg Mo     3 BR Avg Mo      4 BR Avg Mo
 No.  (1)          Property Name(2)      # Studios    Mo Rent     #1 BR    Rent   #2 BR    Rent   #3 BR    Rent    #4 BR    Rent
------------------------------------------------------------------------------------------------------------------------------------
  2  RFC      Park Drive Manor Apts             48     $  465     288    $  612   232    $  740   N/A    $  N/A      4    $1,331
  9  CIBC     University Club Apartments       N/A        N/A     N/A       N/A   N/A       N/A   N/A       N/A    130     1,200
 10  Midland  The Patriot Apartments           N/A        N/A     104       436   160       525    56       641    N/A       N/A
 12  RFC      The Place Apartments             N/A        N/A      64       514   166       626   N/A       N/A    N/A       N/A
 13  Midland  The Phoenix Apartments           N/A        N/A      72       417   176       494    88       589    N/A       N/A
 19  Midland  Beau Rivage Apartments,
                Phases II & III                N/A        N/A      64       495   100       577    28       663    N/A       N/A
 23  Midland  Northcastle Apartments           N/A        N/A      74       537    84       719    12       953    N/A       N/A
 31  RFC      Coriel Manor Apartments           39        424     134       510    71       661     1       800    N/A       N/A
 36  CIBC     Regstad II - Orchid Place        N/A        330      13       420   126       518     1       330    N/A       N/A
 39  Midland  Wood River Apartments             16        398      48       434   112       529    24       639    N/A       N/A
 41  CIBC     Avenue C Apartments                2      1,137      15     1,842     7     2,752     3     3,000      1     2,133
 49  Midland  The Glen Apartments              N/A        N/A      64       374   112       454    24       591    N/A       N/A
 52  CIBC     Trolley Commons/Willow Reed
                Village                        N/A        N/A      24       675    96       831   N/A       N/A    N/A       N/A
 58  RFC      Crosswinds Apartment Homes       N/A        N/A     183       378    57       536   N/A       N/A    N/A       N/A
 60  Midland  Canal House Apartments             3        668      50       816    18     1,096   N/A       N/A    N/A       N/A
 63  RFC      Mountain Country Estates         N/A        N/A       5       445   145       511   N/A       N/A    N/A       N/A
 71  Midland  Georgetown Apartments            N/A        N/A       2       463    73       568    16       740    N/A       N/A
 72  Midland  Heritage Park Apartments         N/A        N/A     N/A       N/A    88       676   N/A       N/A    N/A       N/A
 74  RFC      Coach & Four East Apartments     N/A        N/A      86       426    76       543     1       670    N/A       N/A
 76  RFC      Brook Run Apartments             N/A        N/A      69       704    13       783   N/A       N/A    N/A       N/A
 77  RFC      Green Meadows Apartments         N/A        N/A      76       409    76       503   N/A       N/A    N/A       N/A
 79  RFC      Fairmont and Monticello
                Apartments                      55        331      78       424   N/A       N/A   N/A       N/A    N/A       N/A
 85  Midland  Vintage Faire Apartments         N/A        N/A      32       518    80       578   N/A       N/A    N/A       N/A
 87  Midland  Woodbridge Apartments            N/A        N/A     N/A       N/A    70       672   N/A       N/A    N/A       N/A
 89  Midland  Deerwood at the Park
                Apartments                     N/A        N/A      60       444    96       546    40       654    N/A       N/A
 90  Midland  Tukwila Estates                  N/A        N/A      46       550    35       650   N/A       N/A    N/A       N/A
 91  Midland  Orchard Park Apartments          N/A        N/A      36       478    96       541   N/A       N/A    N/A       N/A
 99  RFC      Paloma Apartments                 58        800     N/A       N/A   N/A       N/A   N/A       N/A    N/A       N/A
101  Midland  Windsong Apartments                2        750      22       833    56     1,022    10     1,131    N/A       N/A
105  Midland  Cinnamon Square Apartments       N/A        N/A      96       353    96       436   N/A       N/A    N/A       N/A
106  Midland  Bordeaux XI Apartments           N/A        N/A      40       384    63       496    16       584    N/A       N/A
109  RFC      The Kingsbury Apartments           2        422       9       554    42       762   N/A       N/A    N/A       N/A
110  Midland  Crestwood Apartments             N/A        N/A     112       350    40       497   N/A       N/A    N/A       N/A
112  Midland  Roseland Manor Duplexes          N/A        N/A     N/A       N/A   118       454    20       543    N/A       N/A
114  Midland  The Port Apartments               32        317      80       316    16       436   N/A       N/A    N/A       N/A
118  Midland  Ridgmar Crossroads Apartments    N/A        N/A      28       588    32       699   N/A       N/A    N/A       N/A
122  CIBC     Hayes Community                  N/A        N/A     144       505    37       891     1       N/A    N/A       N/A
124  Midland  Devon Park Apartments            N/A        N/A      21       642    42       752   N/A       N/A    N/A       N/A
125  RFC      Cross Keys Apartments            N/A        N/A       8       550    36       661    20       758    N/A       N/A
129  CIBC     Timberfalls Apartments           N/A        N/A     N/A       N/A    64       575    36       675    N/A       N/A
132  RFC      Carpenter Crest Apartments       N/A        N/A      88       406    16       500   N/A       N/A    N/A       N/A
133  RFC      Stanford Court                   N/A        N/A     N/A       N/A    49       659    23       732    N/A       N/A
134  Midland  Commons at Valdosta Apartments   N/A        N/A     N/A       N/A   N/A       N/A    96       399    N/A       N/A
136  Midland  Quail Court Apartments           N/A        N/A      68       333    32       418     8       504    N/A       N/A
137  Midland  Pacific Palms Apartments          12        409      40       554    52       708     3       850    N/A       N/A
141  Midland  Westlake Village Apartments      N/A        N/A      68       348    60       431    12       569    N/A       N/A
145  RFC      The Pinons Apartments              7        365      52       408    33       516   N/A       N/A    N/A       N/A
151  Midland  Ashton Oaks Apartments           N/A        N/A      22       395   100       485    22       625    N/A       N/A
154  Midland  Waterside Apartments             N/A        N/A      42       337    75       401   N/A       N/A    N/A       N/A
160  Midland  Pleasant Valley Apartments       N/A        N/A     N/A       N/A    48       613   N/A       N/A    N/A       N/A
161  Midland  West Wind Apartments Phase III   N/A        N/A     N/A       N/A    27       844   N/A       N/A    N/A       N/A
165  RFC      Laudonniere Apartments           N/A        N/A       6     1,200     7     1,461   N/A       N/A    N/A       N/A

                                      IV-1

APPENDIX IV
ADDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - I

(Table continued)

------------------------------------------------------------------------------------------------------------------------------------
Loan Seller                                         Studios Avg    1 BR Avg Mo     2 BR Avg Mo     3 BR Avg Mo      4 BR Avg Mo
 No.  (1)          Property Name(2)      # Studios    Mo Rent     #1 BR    Rent   #2 BR    Rent   #3 BR    Rent    #4 BR    Rent
------------------------------------------------------------------------------------------------------------------------------------

167  Midland  Maybrook Apartments                1        590      20       560    39       639   N/A       N/A    N/A       N/A
172  Midland  Parkway Gardens Apartments (D)   N/A        N/A      54       377    17       505   N/A       N/A    N/A       N/A
173  Midland  Norvell Gardens Apartments (D)   N/A        N/A      10       380    16       520   N/A       N/A    N/A       N/A
177  Midland  Ashwood Apartments                22        247       8       330   115       318    12       471    N/A       N/A
178  Midland  Stonehurst Apartments             33        344      23       404     6       460   N/A       N/A    N/A       N/A
180  Midland  Georgetown/Melrose Plaza
                Apartments                     N/A        N/A      99       235    76       284    16       366    N/A       N/A
181  RFC      Greenwood/St. Charles            N/A        N/A      40       601   N/A       N/A   N/A       N/A    N/A       N/A
183  Midland  Cedarstone Apartments            N/A        N/A      13       478    23       535   N/A       N/A    N/A       N/A
184  Midland  Southwest Manor Duplexes         N/A        N/A     N/A       N/A   N/A       N/A    20       808    N/A       N/A
186  RFC      Andover Apartments                12        328      46       418     8       557   N/A       N/A    N/A       N/A
193  RFC      First View                       N/A        N/A      49       431    13       570   N/A       N/A    N/A       N/A
195  RFC      Woodlane Apartments              N/A        N/A      32       375    33       485   N/A       N/A    N/A       N/A
199  CIBC     Town House South Apartments
                and Danville Duplexes            2        250      13       323    64       365    21       391    N/A       N/A
200  RFC      Red Deer Apartments                7        313      46       432    13       581   N/A       N/A    N/A       N/A
203  RFC      Old Colony Apartments            N/A        N/A       7       449    27       486   N/A       N/A    N/A       N/A
205  RFC      Rivercrest Apartments             20        328      43       363     6       486   N/A       N/A    N/A       N/A
206  Midland  View Pointe Apartments            28        382      40       462    17       556   N/A       N/A    N/A       N/A
207  RFC      1340 21st Street NW                4        825       3     1,300     3     1,675   N/A       N/A    N/A       N/A
208  RFC      Rollingwood Apartments            17        337      33       445    14       530   N/A       N/A    N/A       N/A
209  Midland  Greenbrier Apartments            N/A        N/A      21       517    24       605   N/A       N/A    N/A       N/A
210  Midland  Lantana Apartments               N/A        N/A      38       458     4       591   N/A       N/A    N/A       N/A
211  RFC      Pine Meadow Apartments           N/A        N/A      24       565    32       615   N/A       N/A    N/A       N/A
216  RFC      Colonial-Excelsior                 8        460      20       460    17       546    12       565    N/A       N/A
218  RFC      Centennial Place Apartments      N/A        N/A      16       384    17       503    11       654    N/A       N/A
219  RFC      Charmony Place Apartments         16        250      12       385    26       463   N/A       N/A    N/A       N/A
220  RFC      Wooded Acres Apartments          N/A        N/A      44       334    16       472   N/A       N/A    N/A       N/A
221  RFC      Greenwood Villa Apartments       N/A        N/A      28       355    32       443   N/A       N/A    N/A       N/A
223  RFC      Brighton Court Apartments         12        320      52       399     5       459   N/A       N/A    N/A       N/A
224  Midland  Bell Oaks Village Apartments     N/A        N/A      24       288    44       369     8       443    N/A       N/A
227  RFC      20 Green of Panorama             N/A        N/A     N/A       N/A    16       785   N/A       N/A    N/A       N/A
228  RFC      Cedargate Apartments              13        314      30       420     5       549   N/A       N/A    N/A       N/A
231  RFC      Oak Glen Apartments              N/A        N/A      32       377    24       432   N/A       N/A    N/A       N/A
233  RFC      Quail Creek Apartments           N/A        N/A      20       395     8       437   N/A       N/A    N/A       N/A
234  RFC      University Apartments            N/A        N/A      39       370     4       550   N/A       N/A    N/A       N/A
235  Midland  Irving Court Townhomes           N/A        N/A     N/A       N/A    32       535   N/A       N/A    N/A       N/A
236  RFC      Grahamcrest Manor Apartments       1        300      34       429    14       549   N/A       N/A    N/A       N/A
237  RFC      The Gorelick Apartments          N/A        N/A     N/A       N/A    12       675   N/A       N/A    N/A       N/A
239  RFC      519 Central Avenue               N/A        N/A      16       562   N/A       N/A   N/A       N/A    N/A       N/A
240  RFC      Klingerman Apartments            N/A        N/A     N/A       N/A    12       662     1       780    N/A       N/A
241  RFC      901 SW 8th Avenue Apartments     N/A        N/A      24       432   N/A       N/A   N/A       N/A    N/A       N/A
242  RFC      Meadow Pines Apartments          N/A        N/A     N/A       N/A    24       492   N/A       N/A    N/A       N/A

                                      IV-2

APPENDIX IV
ADDDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - II

----------------------------------------------------------------------------------------------------------------
 Loan                                               Cut-Off Date                  Sub-Property
  No.   Seller(1)          Property Name(2)           Balance     Property Type      Type       Elevator  Units
----------------------------------------------------------------------------------------------------------------
   2    RFC        Park Drive Manor Apts            $22,925,004    Multifamily     High-Rise      $ 8     572
   9    CIBC       University Club Apartments        10,486,188    Multifamily      Garden        N/A     130
  10    Midland    The Patriot Apartments            10,022,381    Multifamily      Garden        N/A     320
  12    RFC        The Place Apartments               8,693,077    Multifamily      Garden         2      230
  13    Midland    The Phoenix Apartments             8,399,390    Multifamily      Garden        N/A     336
  19    Midland    Beau Rivage Apartments,
                      Phases II & III                 7,009,355    Multifamily      Garden        N/A     192
  23    Midland    Northcastle Apartments             6,363,688    Multifamily      Garden        N/A     170
  31    RFC        Coriel Manor Apartments            5,470,891    Multifamily      Garden        N/A     245
  36    CIBC       Regstad II - Orchid Place          4,994,310    Multifamily      Garden        N/A     144
  39    Midland    Wood River Apartments              4,979,200    Multifamily      Garden        N/A     200
  41    CIBC       Avenue C Apartments                4,796,626    Multifamily      Garden        N/A      28
  49    Midland    The Glen Apartments                4,580,164    Multifamily      Garden        N/A     200
  52    CIBC       Trolley Commons/Willow Reed
                       Village                        4,395,064    Multifamily      Garden        N/A     120
  58    RFC        Crosswinds Apartment Homes         4,033,445    Multifamily      Garden        N/A     240
  60    Midland    Canal House Apartments             3,984,092    Multifamily      Garden        Yes      75
  63    RFC        Mountain Country Estates           3,971,899    Multifamily      Garden        N/A     150
  71    Midland    Georgetown Apartments              3,582,593    Multifamily      Garden        N/A      91
  72    Midland    Heritage Park Apartments           3,505,487    Multifamily      Garden        N/A      88
  74    RFC        Coach & Four East Apartments       3,453,120    Multifamily      Garden        N/A     163
  76    RFC        Brook Run Apartments               3,345,638    Multifamily      Garden        N/A      82
  77    RFC        Green Meadows Apartments           3,326,198    Multifamily      Garden        N/A     152
  79    RFC        Fairmont and Monticello
                       Apartments                     3,269,700    Multifamily     High-Rise       4      133
  85    Midland    Vintage Faire Apartments           2,994,035    Multifamily      Garden        N/A     112
  87    Midland    Woodbridge Apartments              2,936,349    Multifamily      Garden        N/A      70
  89    Midland    Deerwood at the Park
                       Apartments                     2,888,215    Multifamily      Garden        N/A     216
  90    Midland    Tukwila Estates                    2,884,294    Multifamily      Garden        N/A      81
  91    Midland    Orchard Park Apartments            2,791,223    Multifamily      Garden        N/A     132
  99    RFC        Paloma Apartments                  2,619,260    Multifamily      Garden         2       58
 101    Midland    Windsong Apartments                2,495,068    Multifamily      Garden        N/A      90
 105    Midland    Cinnamon Square Apartments         2,455,128    Multifamily      Garden        N/A     192
 106    Midland    Bordeaux XI Apartments             2,435,861    Multifamily      Garden        N/A     120
 109    RFC        The Kingsbury Apartments           2,286,816    Multifamily     High-Rise       1       53
 110    Midland    Crestwood Apartments               2,259,421    Multifamily      Garden        N/A     152
 112    Midland    Roseland Manor Duplexes            2,247,623    Multifamily      Garden        N/A     138
 114    Midland    The Port Apartments                2,237,118    Multifamily      Garden        N/A     128
 118    Midland    Ridgmar Crossroads Apartments      2,194,161    Multifamily      Garden        N/A      60
 122    CIBC       Hayes Community                    2,127,818    Multifamily      Garden        N/A     182
 124    Midland    Devon Park Apartments              2,085,706    Multifamily      Garden        N/A      63
 125    RFC        Cross Keys Apartments              2,080,791    Multifamily      Garden        N/A      64
 129    CIBC       Timberfalls Apartments             1,995,308    Multifamily     Mid-Rise       N/A     100
 132    RFC        Carpenter Crest Apartments         1,966,690    Multifamily      Garden        N/A     105
 133    RFC        Stanford Court                     1,936,532    Multifamily      Garden        N/A      72
 134    Midland    Commons at Valdosta Apartments     1,910,589    Multifamily      Garden        N/A      96
 136    Midland    Quail Court Apartments             1,881,692    Multifamily      Garden        N/A     108
 137    Midland    Pacific Palms Apartments           1,869,524    Multifamily      Garden        N/A     107
 141    Midland    Westlake Village Apartments        1,798,357    Multifamily      Garden        N/A     140
 145    RFC        The Pinons Apartments              1,792,319    Multifamily      Garden        N/A      92
 151    Midland    Ashton Oaks Apartments             1,737,850    Multifamily      Garden        N/A     144
 154    Midland    Waterside Apartments               1,700,890    Multifamily      Garden        N/A     119
 160    Midland    Pleasant Valley Apartments         1,596,651    Multifamily      Garden        N/A      48
 161    Midland    West Wind Apartments Phase III     1,593,967    Multifamily      Garden        N/A      27
 165    RFC        Laudonniere Apartments             1,528,966    Multifamily      Garden        N/A      13
 167    Midland    Maybrook Apartments                1,509,131    Multifamily      Garden        N/A      60
 172    Midland    Parkway Gardens Apartments (D)       970,697    Multifamily      Garden        N/A      71
 173    Midland    Norvell Gardens Apartments (D)       449,124    Multifamily      Garden        N/A      26
 177    Midland    Ashwood Apartments                 1,390,582    Multifamily      Garden        N/A     157
 178    Midland    Stonehurst Apartments              1,381,304    Multifamily      Garden        Yes      74
 180    Midland    Georgetown/Melrose Plaza
                       Apartments                     1,345,859    Multifamily      Garden        N/A     191
 181    RFC        Greenwood/St. Charles              1,318,476    Multifamily      Garden        N/A      40

                                     IV-3

(Table continued)
-------------------------------------------------------------------------------------------------------
 Loan
  No.   Seller(1)          Property Name(2)                      Utilities Tenants Pay
-------------------------------------------------------------------------------------------------------
   2    RFC        Park Drive Manor Apts                          Electric, Gas, Water
   9    CIBC       University Club Apartments                     Electric, Gas, Water
  10    Midland    The Patriot Apartments                                     Electric
  12    RFC        The Place Apartments                                Electric, Water
  13    Midland    The Phoenix Apartments                                     Electric
  19    Midland    Beau Rivage Apartments,
                      Phases II & III                                         Electric
  23    Midland    Northcastle Apartments                                         None
  31    RFC        Coriel Manor Apartments                                    Electric
  36    CIBC       Regstad II - Orchid Place                                  Electric
  39    Midland    Wood River Apartments                                      Electric
  41    CIBC       Avenue C Apartments                                            None
  49    Midland    The Glen Apartments                                        Electric
  52    CIBC       Trolley Commons/Willow Reed
                       Village                                                Electric
  58    RFC        Crosswinds Apartment Homes                            Electric, Gas
  60    Midland    Canal House Apartments                         Electric, Gas, Cable
  63    RFC        Mountain Country Estates                                   Electric
  71    Midland    Georgetown Apartments            Electric, Water, Cable, Sewer, Gas
  72    Midland    Heritage Park Apartments                       Electric, Gas, Cable
  74    RFC        Coach & Four East Apartments                               Electric
  76    RFC        Brook Run Apartments                                  Electric, Gas
  77    RFC        Green Meadows Apartments                                   Electric
  79    RFC        Fairmont and Monticello
                       Apartments                                             Electric
  85    Midland    Vintage Faire Apartments                                       None
  87    Midland    Woodbridge Apartments                                 Electric, Gas
  89    Midland    Deerwood at the Park
                       Apartments                                             Electric
  90    Midland    Tukwila Estates                                Electric, Gas, Cable
  91    Midland    Orchard Park Apartments                                Trash, Cable
  99    RFC        Paloma Apartments                                              None
 101    Midland    Windsong Apartments                                            None
 105    Midland    Cinnamon Square Apartments                          Electric, Cable
 106    Midland    Bordeaux XI Apartments                         Electric, Gas, Cable
 109    RFC        The Kingsbury Apartments                              Electric, Gas
 110    Midland    Crestwood Apartments                                Electric, Cable
 112    Midland    Roseland Manor Duplexes               Electric, Water, Sewer, Trash
 114    Midland    The Port Apartments                   Electric, Water, Sewer, Trash
 118    Midland    Ridgmar Crossroads Apartments                         Electric, Gas
 122    CIBC       Hayes Community                                                None
 124    Midland    Devon Park Apartments                                      Electric
 125    RFC        Cross Keys Apartments                                      Electric
 129    CIBC       Timberfalls Apartments                                Electric, Gas
 132    RFC        Carpenter Crest Apartments                          Electric, Water
 133    RFC        Stanford Court                                             Electric
 134    Midland    Commons at Valdosta Apartments                             Electric
 136    Midland    Quail Court Apartments                         Electric, Gas, Cable
 137    Midland    Pacific Palms Apartments                                        All
 141    Midland    Westlake Village Apartments                                Electric
 145    RFC        The Pinons Apartments                                          None
 151    Midland    Ashton Oaks Apartments                                     Electric
 154    Midland    Waterside Apartments                                       Electric
 160    Midland    Pleasant Valley Apartments                                     None
 161    Midland    West Wind Apartments Phase III        Electric, Water, Sewer, Trash
 165    RFC        Laudonniere Apartments                         Electric, Water, Gas
 167    Midland    Maybrook Apartments                                        Electric
 172    Midland    Parkway Gardens Apartments (D)                             Electric
 173    Midland    Norvell Gardens Apartments (D)                             Electric
 177    Midland    Ashwood Apartments                                         Electric
 178    Midland    Stonehurst Apartments                               Electric, Cable
 180    Midland    Georgetown/Melrose Plaza
                       Apartments                                             Electric
 181    RFC        Greenwood/St. Charles                                 Electric, Gas


                                     IV-3

APPENDIX IV
ADDDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - II

(Table continued)
-----------------------------------------------------------------------------------------------------------------
 Loan                                               Cut-Off Date                  Sub-Property
  No.   Seller(1)          Property Name(2)           Balance     Property Type      Type       Elevator  Units
-----------------------------------------------------------------------------------------------------------------
 183    Midland    Cedarstone Apartments              1,262,864    Multifamily      Garden        N/A      36
 184    Midland    Southwest Manor Duplexes           1,261,392    Multifamily      Garden        N/A      20
 186    RFC        Andover Apartments                 1,233,629    Multifamily      Garden        N/A      66
 193    RFC        First View                         1,138,956    Multifamily      Garden        N/A      62
 195    RFC        Woodlane Apartments                1,135,313    Multifamily      Garden        N/A      65
 199    CIBC       Town House South Apartments
                       and Danville Duplexes          1,098,796    Multifamily     Mid-Rise       N/A     100
 200    RFC        Red Deer Apartments                1,095,060    Multifamily      Garden        N/A      66
 203    RFC        Old Colony Apartments              1,039,739    Multifamily      Garden        N/A      34
 205    RFC        Rivercrest Apartments              1,031,476    Multifamily      Garden        N/A      69
 206    Midland    View Pointe Apartments             1,022,887    Multifamily      Garden        N/A      85
 207    RFC        1340 21st Street NW                1,014,316    Multifamily     Mid-Rise       N/A      10
 208    RFC        Rollingwood Apartments             1,009,641    Multifamily      Garden        N/A      64
 209    Midland    Greenbrier Apartments                998,103    Multifamily      Garden        N/A      45
 210    Midland    Lantana Apartments                   997,950    Multifamily      Garden        N/A      42
 211    RFC        Pine Meadow Apartments               996,051    Multifamily      Garden        N/A      56
 216    RFC        Colonial-Excelsior                   936,876    Multifamily      Garden        N/A      57
 218    RFC        Centennial Place Apartments          935,829    Multifamily      Garden        N/A      44
 219    RFC        Charmony Place Apartments            928,839    Multifamily      Garden        N/A      54
 220    RFC        Wooded Acres Apartments              921,178    Multifamily      Garden        N/A      60
 221    RFC        Greenwood Villa Apartments           887,674    Multifamily      Garden        N/A      60
 223    RFC        Brighton Court Apartments            872,316    Multifamily     Mid-Rise       N/A      69
 224    Midland    Bell Oaks Village Apartments         832,120    Multifamily      Garden        N/A      76
 227    RFC        20 Green of Panorama                 822,548    Multifamily      Garden         1       16
 228    RFC        Cedargate Apartments                 806,888    Multifamily      Garden        N/A      48
 231    RFC        Oak Glen Apartments                  674,205    Multifamily      Garden        N/A      56
 233    RFC        Quail Creek Apartments               654,143    Multifamily      Garden        N/A      28
 234    RFC        University Apartments                595,643    Multifamily      Garden        N/A      43
 235    Midland    Irving Court Townhomes               543,935    Multifamily      Garden        N/A      32
 236    RFC        Grahamcrest Manor Apartments         515,700    Multifamily      Garden        N/A      49
 237    RFC        The Gorelick Apartments              494,925    Multifamily      Garden        N/A      12
 239    RFC        519 Central Avenue                   468,887    Multifamily     Mid-Rise        1       16
 240    RFC        Klingerman Apartments                436,351    Multifamily      Garden        N/A      13
 241    RFC        901 SW 8th Avenue Apartments         430,193    Multifamily      Garden        N/A      24
 242    RFC        Meadow Pines Apartments              415,331    Multifamily      Garden        N/A      24

                Total/Weighted Average             $238,790,656                                         9,363

                                     IV-4

(Table continued)
-------------------------------------------------------------------------------------------------------
 Loan
  No.   Seller(1)          Property Name(2)                      Utilities Tenants Pay
-------------------------------------------------------------------------------------------------------
 183    Midland    Cedarstone Apartments              Electricity, Water, Sewer, Gas, Cable
 184    Midland    Southwest Manor Duplexes                                             All
 186    RFC        Andover Apartments                                       Electric, Water
 193    RFC        First View                                                      Electric
 195    RFC        Woodlane Apartments                                             Electric
 199    CIBC       Town House South Apartments
                       and Danville Duplexes                                       Electric
 200    RFC        Red Deer Apartments                                             Electric
 203    RFC        Old Colony Apartments                                           Electric
 205    RFC        Rivercrest Apartments                                           Electric
 206    Midland    View Pointe Apartments                                          Electric
 207    RFC        1340 21st Street NW                                                Water
 208    RFC        Rollingwood Apartments                                     Electric, Gas
 209    Midland    Greenbrier Apartments                                           Electric
 210    Midland    Lantana Apartments                                              Electric
 211    RFC        Pine Meadow Apartments                                          Electric
 216    RFC        Colonial-Excelsior                                                  None
 218    RFC        Centennial Place Apartments                         Electric, Water, Gas
 219    RFC        Charmony Place Apartments                                           None
 220    RFC        Wooded Acres Apartments                                         Electric
 221    RFC        Greenwood Villa Apartments                                      Electric
 223    RFC        Brighton Court Apartments                                     Water, Gas
 224    Midland    Bell Oaks Village Apartments                                    Electric
 227    RFC        20 Green of Panorama                                       Electric, Gas
 228    RFC        Cedargate Apartments                                            Electric
 231    RFC        Oak Glen Apartments                                        Electric, Gas
 233    RFC        Quail Creek Apartments                                          Electric
 234    RFC        University Apartments                                           Electric
 235    Midland    Irving Court Townhomes                                          Electric
 236    RFC        Grahamcrest Manor Apartments                                        None
 237    RFC        The Gorelick Apartments                                         Electric
 239    RFC        519 Central Avenue                                  Electric, Water, Gas
 240    RFC        Klingerman Apartments                                           Electric
 241    RFC        901 SW 8th Avenue Apartments                               Electric, Gas
 242    RFC        Meadow Pines Apartments                                         Electric

                Total/Weighted Average

                                     IV-4

     Footnotes for Appendix IV

1 "Midland", "RFC" and "CIBC" denote Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc., respectively, as Sellers.

2 Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical Roman Numeral coding indicate multiple properties securing one note. Loan No. 3, Prime Portfolio, is secured by six properties: 1301 East Tower Road, 4300 Madison Street, 342-346 Carol Lane, 550 Kehoe Blvd, 343 Carol Lane and 388 Carol Lane. These properties are described in the six rows immediately below the description of Loan No. 3, Prime Portfolio.

APPENDIX V
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Initial       Capital       Annual
                                        Insurance                  Capital       Expense       Capital       Initial       Current
Loan Seller                               Escrow     Tax Escrow    Expense       Reserve       Expense        TI/LC         TI/LC
 No.  (1)         Property Name(2)     Required(3)  Required(3)   Deposit(4)    Balance(5)    Deposit(6)    Deposit(7)   Balance(8)
------------------------------------------------------------------------------------------------------------------------------------

  1   RFC      21 Penn Plaza                No           Yes            N/A            N/A     $ 4,289       $600,000           N/A
  2   RFC      Park Drive Manor Apts        Yes          Yes       $ 11,917            N/A      11,917            N/A           N/A
  3   CIBC     Prime Portfolio              No           No          76,968      $ 415,348         N/A            N/A      $476,203
      CIBC     1301 East Tower Road (I)     No           No           7,560            N/A         N/A            N/A           N/A
      CIBC     4300 Madison Street (I)      No           No          19,069            N/A         N/A            N/A           N/A
      CIBC     342-346 Carol Lane (I)       No           No          10,190            N/A         N/A            N/A           N/A
      CIBC     550 Kehoe Blvd. (I)          No           No           6,686            N/A         N/A            N/A           N/A
      CIBC     343 Carol Lane (I)           No           No           4,513            N/A         N/A            N/A           N/A
      CIBC     388 Carol Lane (I)           No           No           6,138            N/A         N/A            N/A           N/A
  4   CIBC     1414 Avenue of the Americas  No           Yes            929            929      11,148            N/A        16,667
  5   CIBC     70 West 36th Street          No           Yes          1,763          1,762      21,144            N/A        12,500
  6   RFC      7200 Leamington, LLC (A)     Yes          Yes          2,590            N/A       2,590          6,474           N/A
  7   RFC      2201 Lundt, LLC (A)          Yes          Yes          1,778            N/A       1,778          4,446           N/A
  8   RFC      1330 W. 43rd St. (A)         Yes          Yes            914            N/A         914          2,313           N/A
  9   CIBC     University Club Apartments   Yes          Yes          2,438          2,438      39,000            N/A           N/A
 10   Midland  The Patriot Apartments       Yes          Yes            N/A            N/A         N/A            N/A           N/A
 11   CIBC     Acme Plaza (Cape May Plaza)  No           No             N/A          9,550      22,920         10,000         3,333
 12   RFC      The Place Apartments         Yes          Yes            N/A            N/A       4,485            N/A           N/A
 13   Midland  The Phoenix Apartments       Yes          Yes            N/A            N/A         N/A            N/A           N/A
 14   RFC      Glenwood Plaza               No           Yes            N/A            N/A       2,727            N/A           N/A
 15   CIBC     633 Third Avenue             No           Yes            N/A            N/A         N/A            N/A         3,333
 16   Midland  148 State Street             No           Yes            N/A          2,080       1,040            N/A         8,340
 17   CIBC     The Piers                    No           Yes            932            932      11,186            N/A         2,750
 18   CIBC     North Point Center           No           Yes          1,196          1,196       1,196            N/A         3,167
 19   Midland  Beau Rivage Apartments,
                 Phases II & III            Yes          Yes            N/A          1,400       1,400            N/A           N/A
 20   Midland  Holiday Inn Express & Suites Yes          Yes            N/A          8,995         N/A            N/A           N/A
 21   CIBC     Regal Cinemas                No           No             N/A          4,539      10,893            N/A           N/A
 22   Midland  Drake's Passage              No           Yes            N/A            N/A         547            N/A           N/A
 23   Midland  Northcastle Apartments       Yes          Yes            N/A         12,486       3,188            N/A           N/A
 24   RFC      Giro Building                Yes          Yes          1,500            N/A       1,500            N/A           N/A
 25   Midland  Longley Business Park        Yes          Yes            N/A            N/A         876        315,000       315,000
 26   CIBC     Sharpstown Court             No           Yes          1,057            491      12,684          1,000           N/A
 27   Midland  Temescal Village Plaza       Yes          Yes            N/A            N/A         882            N/A           N/A
 28   CIBC     Plantation Properties        No           Yes          1,238          1,238      14,861            N/A         1,667
 29   RFC      Bernal Business Center       No           Yes            N/A            N/A         892            N/A           N/A
 30   Midland  East 55TH Street             Yes          Yes            N/A            N/A         N/A            N/A           N/A
 31   RFC      Coriel Manor Apartments      Yes          Yes            N/A            N/A       5,194            N/A           N/A
 32   RFC      Gibbstown Shopping Center    Yes          Yes            N/A            N/A         488            N/A           N/A
 33   Midland  Plaza De Colores             Yes          Yes            N/A            547         547         49,165        51,665
 34   CIBC     Lifeline Building            Yes          Yes            N/A          8,442      16,884         70,000        29,167
 35   RFC      Deon Square Shopping Center  Yes          Yes            N/A            N/A       1,316            N/A           N/A
 36   CIBC     Regstad II - Orchid Place    Yes          Yes          6,000          6,000      36,000            N/A           N/A
 37   CIBC     6 Gramatan Avenue            Yes          Yes          1,168          1,910      14,012            N/A         8,530
 38   CIBC     Eisenhower Industrial
                 Complex                    Yes          Yes            743            800       9,600          1,333         1,333
 39   Midland  Wood River Apartments        Yes          Yes            N/A         16,714       4,167            N/A           N/A
 40   RFC      Old Navy - Linens 'N Things  Yes          Yes            N/A            N/A         682            N/A           N/A
 41   CIBC     Avenue C Apartments          No           Yes            583          5,879       7,000            N/A           N/A
 42   RFC      Pine Plaza Shopping Center   Yes          Yes            N/A            N/A       1,242            N/A           N/A
 43   RFC      Shopps On the Pike           Yes          Yes            N/A            N/A         296            N/A           N/A
 44   Midland  Shoppes of Kenwood           Yes          Yes            N/A            683         136        150,000       151,921
 45   Midland  Country Club Place Shopping
                 Center                     Yes          Yes            N/A            N/A       2,018            N/A           N/A
 46   RFC      Space City Retail Center     No           Yes            N/A            N/A         651            N/A           N/A
 47   RFC      Glen Cove Shopping Center    Yes          Yes            N/A            N/A         265            N/A           N/A
 48   RFC      The Crossings                No           No             N/A            N/A         242            N/A           N/A
 49   Midland  The Glen Apartments          Yes          Yes            N/A         16,713       4,167            N/A           N/A
 50   Midland  Lackland Self Storage        No           Yes            N/A          7,582       1,510            N/A           N/A
 51   CIBC     Fairfield Inn                Yes          Yes          5,357          5,357      64,289            N/A           N/A
 52   CIBC     Trolley Commons/Willow
                 Reed Village               Yes          Yes          2,750          2,750      33,000            N/A           N/A
 53   CIBC     Monarch Beach Plaza          Yes          Yes            392            392       4,707         50,000         2,772

                                       V-1

APPENDIX V
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

(Table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Initial       Capital       Annual
                                        Insurance                  Capital       Expense       Capital       Initial       Current
Loan Seller                               Escrow     Tax Escrow    Expense       Reserve       Expense        TI/LC         TI/LC
 No.  (1)         Property Name(2)     Required(3)  Required(3)   Deposit(4)   Balance(5)    Deposit(6)    Deposit(7)    Balance(8)
------------------------------------------------------------------------------------------------------------------------------------

 54   Midland  95 John Muir Drive           Yes          Yes            N/A            655         655            N/A         1,831
 55   CIBC     Northup West Office Park     No           No             N/A          7,734      13,258            N/A        28,000
 56   Midland  MCI Building                 Yes          Yes            N/A          1,000       1,000        580,000       581,619
 57   Midland  Springtown Shopping Center   Yes          Yes            N/A          3,145         784            N/A           N/A
 58   RFC      Crosswinds Apartment Homes   No           No             N/A            N/A       4,500            N/A           N/A
 59   Midland  Forrest Machinery Building   Yes          Yes            N/A          3,060       1,018            N/A           N/A
 60   Midland  Canal House Apartments       Yes          Yes            N/A          6,361       1,586            N/A           N/A
 61   CIBC     Warner Center                Yes          Yes          2,028          4,066      24,330            N/A           N/A
 62   Midland  Woodside at the Office
                 Center                     Yes          Yes            N/A          2,423         604         30,000        48,762
 63   RFC      Mountain Country Estates     Yes          Yes            N/A            N/A       3,331            N/A           N/A
 64   CIBC     One Dodge Drive              No           Yes          1,161          1,161      13,937            N/A         1,250
 65   CIBC     Kolonaki - Industrial (808)  Yes          Yes            919            919       5,514            N/A        10,513
 66   Midland  Rockford Ambulatory Surgery
                 Center (B)                 Yes          Yes            N/A            375         375            N/A           N/A
 67   Midland  Rockford Medical Office
                 Building (B)               Yes          Yes            N/A            215         215            N/A           N/A
 68   CIBC     White's Crossing Plaza       Yes          Yes          2,341            N/A      14,044         22,500            36
 69   CIBC     Access Self Storage          Yes          Yes            625          1,253       7,500            N/A           N/A
 70   Midland  South Park Office Complex    Yes          Yes            N/A          1,053         526        100,000       103,717
 71   Midland  Georgetown Apartments        Yes          Yes            N/A         11,435       1,896            N/A           N/A
 72   Midland  Heritage Park Apartments     Yes          Yes            N/A            N/A       1,833            N/A           N/A
 73   Midland  Northland Aluminum
                 Products, Inc.             Yes          Yes            N/A            N/A         N/A            N/A           N/A
 74   RFC      Coach & Four East Apartments No           Yes            N/A            N/A       3,002            N/A           N/A
 75   CIBC     Courtyard by Marriott        Yes          Yes          4,861          4,861      58,336            N/A           N/A
 76   RFC      Brook Run Apartments         Yes          Yes         55,000            N/A         N/A            N/A           N/A
 77   RFC      Green Meadows Apartments     Yes          Yes            N/A            N/A       3,167            N/A           N/A
 78   RFC      Grand Plaza Properties, Inc. Yes          Yes            N/A            N/A         504            N/A           N/A
 79   RFC      Fairmont and Monticello
                 Apartments                 Yes          Yes            N/A            N/A       3,115            N/A           N/A
 80   CIBC     Palmetto Gardens Industrial
                 Park                       Yes          Yes          2,023          2,023      24,270            N/A           N/A
 81   Midland  Lower Falls Landing          Yes          Yes            N/A          2,318       1,159            N/A         2,000
 82   RFC      PML Office Building          Yes          Yes            N/A            N/A         423         25,000           N/A
 83   Midland  Concord Business Center      Yes          Yes            N/A          1,502       1,502            N/A         3,000
 84   Midland  Middlebrook Business Park    Yes          Yes            N/A            N/A         832            N/A           N/A
 85   Midland  Vintage Faire Apartments     Yes          Yes            N/A          5,138       2,567            N/A           N/A
 86   CIBC     140 Gould Street             No           Yes            N/A          5,975       7,967        170,000           N/A
 87   Midland  Woodbridge Apartments        Yes          Yes            N/A          4,946       1,458            N/A           N/A
 88   RFC      Pier One Imports             Yes          Yes            N/A            N/A         147            N/A           N/A
 89   Midland  Deerwood at the Park
                 Apartments                 Yes          Yes            N/A          8,516       4,833            N/A           N/A
 90   Midland  Tukwila Estates              Yes          Yes            N/A          3,378       1,688            N/A           N/A
 91   Midland  Orchard Park Apartments      Yes          Yes            N/A          5,500       2,750            N/A           N/A
 92   Midland  Airport Business Center      Yes          Yes            N/A            N/A       2,438            N/A           N/A
 93   Midland  Holiday Inn, New Ulm         Yes          Yes            N/A            N/A         N/A            N/A           N/A
 94   RFC      Monsey Mall                  Yes          Yes            N/A            N/A         906            N/A           N/A
 95   Midland  Silverdale Office Building   Yes          Yes            N/A          2,708         675            N/A        21,731
 96   RFC      Habersham Shopping Center    Yes          Yes            N/A            N/A         806            N/A           N/A
 97   Midland  Brattleboro North Shopping
                  Plaza                     No           Yes            N/A          8,186       1,357            N/A        44,579
 98   Midland  Crossroads Shopping Center   No           Yes            N/A            200         200            N/A           N/A
 99   RFC      Paloma Apartments            No           Yes          1,208            N/A       1,208            N/A           N/A
100   Midland  Mullica Woods                Yes          Yes            N/A            750         375            N/A           N/A
101   Midland  Windsong Apartments          Yes          Yes            N/A          2,325       2,325            N/A           N/A
102   Midland  Magnolia Park Shopping
                  Center                    Yes          Yes            N/A            N/A         N/A            N/A       203,161
103   Midland  Vollstedt Building           Yes          Yes            N/A            771         385            N/A           N/A
104   Midland  Lackland Self Storage        No           Yes            N/A          5,121       1,020            N/A           N/A
105   Midland  Cinnamon Square Apartments   Yes          Yes            N/A            N/A         N/A            N/A           N/A
106   Midland  Bordeaux XI Apartments       Yes          Yes            N/A            N/A       2,479            N/A           N/A
107   Midland  5397 North Commerce (C)      Yes          Yes            N/A          2,276         377            N/A           N/A
108   Midland  Gabbert Building (C)         Yes          Yes            N/A          1,608         267            N/A           N/A
109   RFC      The Kingsbury Apartments     Yes          Yes            N/A            N/A       1,104            N/A           N/A
110   Midland  Crestwood Apartments         Yes          Yes            N/A          3,167       3,167            N/A           N/A
111   CIBC     Dicks Clothing and Sporting
                  Goods                     No           No             580            563       6,957            N/A           N/A
112   Midland  Roseland Manor Duplexes      Yes          Yes            N/A            N/A       2,875            N/A           N/A

                                      V-2

APPENDIX V
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

(Table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Initial       Capital       Annual
                                        Insurance                  Capital       Expense       Capital       Initial       Current
Loan Seller                               Escrow     Tax Escrow    Expense       Reserve       Expense        TI/LC         TI/LC
 No.  (1)         Property Name(2)     Required(3)  Required(3)   Deposit(4)    Balance(5)    Deposit(6)    Deposit(7)   Balance(8)
------------------------------------------------------------------------------------------------------------------------------------

113   Midland  Mount View Office Building   Yes          Yes            N/A          1,105         220            N/A         8,369
114   Midland  The Port Apartments          Yes          Yes            N/A         16,069       3,200            N/A           N/A
115   RFC      Forman Mills                 No           Yes            N/A            N/A         598         50,000           N/A
116   RFC      7900 Beech Daly & 6810
                  Metroplex Drive           Yes          Yes            N/A            N/A         870          1,414           N/A
117   RFC      Arrowhead Fountain Center    No           Yes            N/A            N/A         172            N/A           N/A
118   Midland  Ridgmar Crossroads
                  Apartments                Yes          Yes            N/A          4,245       1,415            N/A           N/A
119   RFC      Renaissance West Shopping
                  Center                    Yes          No             N/A            N/A         N/A         21,000           N/A
120   CIBC     Lexington Center             Yes          Yes          1,027          1,027      12,323         30,000         3,649
121   Midland  State of Oregon Job Council
                  Buildings                 No           No             N/A          2,378         461            N/A         9,203
122   CIBC     Hayes Community              Yes          Yes          5,308          5,396      64,752            N/A           N/A
123   RFC      Today's Man - Deptford       No           Yes            N/A            N/A         320        100,000           N/A
124   Midland  Devon Park Apartments        Yes          Yes            N/A          1,117         976            N/A           N/A
125   RFC      Cross Keys Apartments        Yes          Yes            N/A            N/A       1,443            N/A           N/A
126   CIBC     White Oak Professional
                  Building                  No           Yes            365            365       4,384            833           833
127   RFC      Scripps Mesa Shopping
                  Center                    Yes          Yes            N/A            N/A         871            N/A           N/A
128   Midland  Pacific Place                No           Yes            N/A            N/A          78            N/A           N/A
129   CIBC     Timberfalls Apartments       No           Yes          2,083          4,167      25,000            N/A           N/A
130   Midland  110 American Boulevard       Yes          Yes            N/A            329          66            N/A        12,859
131   Midland  Handy Lock Mini Storage      Yes          Yes            N/A          3,337         832            N/A           N/A
132   RFC      Carpenter Crest Apartments   Yes          Yes          2,327            N/A       2,327            N/A           N/A
133   RFC      Stanford Court               Yes          Yes         32,000            N/A       1,596            N/A           N/A
134   Midland  Commons at Valdosta
                  Apartments                Yes          Yes            N/A         10,040       2,000            N/A           N/A
135   CIBC     Kolonaki - Sausalito (579)   Yes          Yes            165            165         991          2,284         2,284
136   Midland  Quail Court Apartments       Yes          Yes            N/A         15,856       2,250            N/A           N/A
137   Midland  Pacific Palms Apartments     Yes          Yes            N/A         36,625       2,809            N/A           N/A
138   Midland  Village at Cambridge Self
                  Storage                   Yes          Yes            N/A            N/A       1,013            N/A           N/A
139   CIBC     Kolonaki - San Francisco
                  (1723)                    Yes          Yes            442            442       2,649            N/A         2,698
140   Midland  Providence Office Building   Yes          Yes            N/A            777         777            N/A         2,083
141   Midland  Westlake Village Apartments  Yes          Yes            N/A          5,838       2,917            N/A           N/A
142   CIBC     Days Inn - Anderson          Yes          Yes          2,723            N/A      32,671            N/A           N/A
143   RFC      Hollywood Video Portfolio    Yes          Yes            N/A            N/A         174            N/A           N/A
144   CIBC     Hampton Inn - Mary Esther    Yes          Yes          3,439            N/A      41,262            N/A           N/A
145   RFC      The Pinons Apartments        Yes          Yes            N/A            N/A       1,938            N/A           N/A
146   Midland  Foreside Place               Yes          Yes            N/A          4,009         569            N/A        20,553
147   Midland  21036 Triple Seven Road      Yes          Yes            N/A            350         175            N/A         3,703
148   RFC      Central Park Southwest       Yes          Yes            N/A            N/A         N/A            N/A           N/A
149   Midland  Best Storage                 Yes          Yes            N/A            893         893            N/A           N/A
150   Midland  Forest Hills Shopping Center Yes          Yes            N/A          5,374         761            N/A         7,342
151   Midland  Ashton Oaks Apartments       Yes          Yes            N/A         18,095       3,000            N/A           N/A
152   Midland  Siesta Hills Shopping Center Yes          Yes            N/A            N/A       1,117            N/A           N/A
153   Midland  Holiday Inn Express          Yes          Yes            N/A          9,495         N/A            N/A           N/A
154   Midland  Waterside Apartments         Yes          Yes            N/A            N/A       2,876            N/A           N/A
155   Midland  Village Square Shopping
                  Center                    Yes          Yes            N/A          1,538         768            N/A         1,001
156   Midland  Century Mobile Home Park     Yes          Yes            N/A            N/A         N/A            N/A           N/A
157   Midland  Rite Aid Pharmacy            Yes          No             N/A            138         138            N/A           N/A
158   RFC      Hobe Village Mobile Home
                  Park                      Yes          Yes              0            N/A         517            N/A           N/A
159   Midland  Via Linda Plaza              Yes          Yes            N/A          2,256         374            N/A         3,018
160   Midland  Pleasant Valley Apartments   Yes          Yes            N/A          2,362       1,180            N/A           N/A
161   Midland  West Wind Apartments Phase
                  III                       Yes          Yes            N/A            812         203            N/A           N/A
162   RFC      S&R Shopping Center          Yes          Yes            N/A            N/A         308            N/A           N/A
163   Midland  Edwards Village Center       No           Yes            N/A            399         133            N/A         4,008
164   Midland  Comfort Inn                  Yes          Yes            N/A          7,573         N/A            N/A           N/A
165   RFC      Laudonniere Apartments       Yes          Yes            N/A            N/A         271            N/A           N/A
166   RFC      Whaley's Shopping Center     Yes          Yes            N/A            N/A         358            N/A           N/A
167   Midland  Maybrook Apartments          Yes          Yes            N/A          3,671       1,229            N/A           N/A
168   RFC      Staples                      No           No             N/A            N/A         300            N/A           N/A
169   RFC      The Retail Group             Yes          Yes            N/A            N/A         154        100,000           N/A
170   Midland  Tucker Industries Building   Yes          Yes            N/A            N/A         355            N/A           N/A
171   Midland  Airborne Express             No           No             N/A            209         208            N/A         1,002

                                       V-3

APPENDIX V
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

(Table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Initial       Capital       Annual
                                        Insurance                  Capital       Expense       Capital       Initial       Current
Loan Seller                               Escrow     Tax Escrow    Expense       Reserve       Expense        TI/LC         TI/LC
 No.  (1)         Property Name(2)     Required(3)   Required(3)   Deposit(4)    Balance(5)    Deposit(6)    Deposit(7)   Balance(8)
------------------------------------------------------------------------------------------------------------------------------------

172   Midland  Parkway Gardens Apartments
                  (D)                       Yes          Yes            N/A          1,479       1,479            N/A           N/A
173   Midland  Norvell Gardens Apartments
                  (D)                       Yes          Yes            N/A            542         542            N/A           N/A
174   RFC      Smith Retail Portfolio       Yes          Yes            N/A            N/A         277            N/A           N/A
175   RFC      Stor-A-Lot Self Storage      Yes          Yes         10,572            N/A         881            N/A           N/A
176   CIBC     CVS Smithtown                No           No             N/A            N/A         N/A            N/A           N/A
177   Midland  Ashwood Apartments           Yes          Yes            N/A         11,143       3,660            N/A           N/A
178   Midland  Stonehurst Apartments        Yes          Yes            N/A          2,751         548            N/A         2,907
179   Midland  Storage Max-Yuma             Yes          Yes            N/A            605         605            N/A           N/A
180   Midland  Georgetown/Melrose Plaza
                  Apartments                Yes          Yes            N/A          8,150       4,075            N/A           N/A
181   RFC      Greenwood/St. Charles        Yes          Yes            N/A            N/A         697            N/A           N/A
182   Midland  South Ogden Plaza            Yes          Yes            N/A          1,476       1,476            N/A         2,084
183   Midland  Cedarstone Apartments        Yes          Yes            N/A          4,522         750            N/A           N/A
184   Midland  Southwest Manor Duplexes     Yes          Yes            N/A            500         500            N/A           N/A
185   Midland  Super 8 Motel                Yes          Yes            N/A            N/A         N/A            N/A           N/A
186   RFC      Andover Apartments           Yes          Yes            N/A            N/A         N/A            N/A           N/A
187   Midland  Southwood Plaza Office
                  Building                  Yes          Yes            N/A            423         423         24,000        26,088
188   Midland  The Trade Center             Yes          Yes            N/A          1,047         348            N/A         5,011
189   RFC      Regency Mobile Home Park     Yes          Yes            N/A            N/A       1,054            N/A           N/A
190   RFC      Village Green Shopping
                  Center                    No           Yes            N/A            N/A         N/A            N/A           N/A
191   RFC      Center on Memorial           Yes          Yes            N/A            N/A         130            N/A           N/A
192   RFC      River Road Mobile Home Park  Yes          Yes            N/A            N/A         N/A            N/A           N/A
193   RFC      First View                   Yes          Yes            N/A            N/A       1,437            N/A           N/A
194   Midland  Payne Office Building        Yes          Yes            N/A            447         447            N/A           583
195   RFC      Woodlane Apartments          Yes          Yes            N/A            N/A         N/A            N/A           N/A
196   Midland  507 Capital Court (E)        Yes          Yes            N/A            308          44            N/A         3,541
197   Midland  513 Capitol Court (E)        Yes          Yes            N/A            308          44            N/A         6,242
198   Midland  501 Capital Ct. NE (E)       Yes          Yes            N/A            308          44            N/A        10,928
199   CIBC     Town House South Apartments
                  and Danville Duplexes     Yes          Yes          2,500          2,500      30,000            N/A           N/A
200   RFC      Red Deer Apartments          Yes          Yes            N/A            N/A         N/A            N/A           N/A
201   Midland  Crown Plaza Office Building  Yes          Yes            N/A          2,401         398            N/A        10,055
202   RFC      535 Manufacturers Drive      Yes          Yes            N/A            N/A         833         60,000           N/A
203   RFC      Old Colony Apartments        Yes          Yes            567            N/A         567            N/A           N/A
204   RFC      Franklin Avenue Building     Yes          Yes            N/A            N/A         N/A            N/A           N/A
205   RFC      Rivercrest Apartments        Yes          Yes            N/A            N/A         N/A            N/A           N/A
206   Midland  View Pointe Apartments       Yes          Yes            N/A          1,913       1,913            N/A           N/A
207   RFC      1340 21st Street NW          Yes          Yes              0            N/A           0            N/A           N/A
208   RFC      Rollingwood Apartments       Yes          Yes            N/A            N/A         N/A            N/A           N/A
209   Midland  Greenbrier Apartments        Yes          Yes            N/A            938         938            N/A           N/A
210   Midland  Lantana Apartments           Yes          Yes            N/A            875         875            N/A           N/A
211   RFC      Pine Meadow Apartments       Yes          Yes            N/A            N/A         N/A            N/A           N/A
212   Midland  Commerce II Business Park    Yes          Yes            N/A            N/A         N/A            N/A           N/A
213   Midland  Office Park at Erindale      Yes          Yes            N/A            321         321            N/A           833
214   Midland  Fletcher Auto Mall           Yes          Yes            N/A            342         342         35,000        35,110
215   RFC      Spurwood Office              Yes          Yes            N/A            N/A         380            N/A           N/A
216   RFC      Colonial-Excelsior           Yes          Yes            N/A            N/A         N/A            N/A           N/A
217   Midland  170 South River Road         Yes          Yes            N/A            360         360            N/A           667
218   RFC      Centennial Place Apartments  Yes          Yes          1,269            N/A       1,269            N/A           N/A
219   RFC      Charmony Place Apartments    Yes          Yes            N/A            N/A         N/A            N/A           N/A
220   RFC      Wooded Acres Apartments      Yes          Yes            N/A            N/A       1,250            N/A           N/A
221   RFC      Greenwood Villa Apartments   Yes          Yes            N/A            N/A       1,500            N/A           N/A
222   RFC      Lincolnwood Office Building  Yes          Yes            N/A            N/A         290            N/A           N/A
223   RFC      Brighton Court Apartments    Yes          Yes            N/A            N/A         244            N/A           N/A
224   Midland  Bell Oaks Village Apartments Yes          Yes            N/A            N/A       1,583            N/A           N/A
225   RFC      61-71 Long Lane              Yes          Yes            N/A            N/A         388         40,000           N/A
226   Midland  Prairie Village Mobile Home
                  Park                      Yes          Yes            N/A            333         167            N/A           N/A
227   RFC      20 Green of Panorama         Yes          Yes            N/A            N/A         N/A            N/A           N/A
228   RFC      Cedargate Apartments         Yes          Yes            N/A            N/A         N/A            N/A           N/A
229   RFC      Copperfield Landing, LP      No           Yes            N/A            N/A         N/A            N/A           N/A
230   Midland  ICCA Building                Yes          Yes            N/A            685          97            N/A         2,643

                                      V-4

APPENDIX V
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

(Table continued)

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Initial       Capital       Annual
                                        Insurance                  Capital       Expense       Capital       Initial       Current
Loan Seller                               Escrow     Tax Escrow    Expense       Reserve       Expense        TI/LC         TI/LC
 No.  (1)         Property Name(2)     Required(3)  Required(3)  Deposit(4)     Balance(5)    Deposit(6)   Deposit(7)    Balance(8)
------------------------------------------------------------------------------------------------------------------------------------

231   RFC      Oak Glen Apartments          Yes          Yes         12,133            N/A       1,213            N/A           N/A
232   RFC      North Miami Industrial       Yes          Yes            N/A            N/A         N/A            N/A           N/A
233   RFC      Quail Creek Apartments       Yes          Yes             N/A           N/A         N/A            N/A           N/A
234   RFC      University Apartments        Yes          Yes             N/A           N/A       1,075            N/A           N/A
235   Midland  Irving Court Townhomes       Yes          Yes             N/A           667         667            N/A           N/A
236   RFC      Grahamcrest Manor Apartments Yes          Yes           9,208           N/A       1,633            N/A           N/A
237   RFC      The Gorelick Apartments      Yes          Yes             381           N/A         381            N/A           N/A
238   Midland  325-339 North Dr             Yes          Yes             N/A           N/A         N/A            N/A         4,524
239   RFC      519 Central Avenue           Yes          Yes             388           N/A         388            N/A           N/A
240   RFC      Klingerman Apartments        Yes          Yes             336           N/A         336            N/A           N/A
241   RFC      901 SW 8th Avenue Apartments Yes          Yes             482           N/A         482            N/A           N/A
242   RFC      Meadow Pines Apartments      Yes          Yes             552           N/A         552            N/A           N/A

                                      V-5


     Footnotes to Appendix V

1 "Midland", "RFC" and "CIBC" denote Midland Loan Services, Inc., Residential Funding Corporation and CIBC Inc., respectively, as Sellers.

2 Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical Roman Numeral coding indicate multiple properties securing one note. Loan No. 3, Prime Portfolio, is secured by six properties: 1301 East Tower Road, 4300 Madison Street, 342-346 Carol Lane, 550 Kehoe Blvd, 343 Carol Lane and 388 Carol Lane. These properties are described in the six rows immediately below the description of Loan No. 3, Prime Portfolio.

3 For "Insurance Escrow Required" and "Tax Escrow Required", a "yes" indicates that the lender requires on-going property hazard insurance escrows and real estate tax escrows, respectively, in amounts adequate to pay real estate tax bills and property hazard insurance bills, when due.

4 Initial Capital Expense Deposit indicates the amount the lender collected (or, in certain cases, a letter of credit received), for deposit into the related property's Capital Expense account at loan closing to fully or partially fund estimated, property-related deferred maintenance costs and/or on-going estimated capital expenses.

5 Capital Expense Reserve Balance indicates the balance of the related property's Capital Expense account (or, in certain cases, a letter of credit balance), as of June 1, 1999. In certain cases, balances will not be replenished upon a release of funds.

6 Annual Capital Expense Deposit indicates the amount the lender currently collects annually, on a monthly basis, for deposit into the related property's Capital Expense account. In certain cases, the related deposits will end upon certain events (for example, certain tenant renewals), or upon certain dates, or are capped at certain amounts. In certain cases, annual collection amounts may change, such as in the case of Hospitality Mortgage Loans which generally base collections on related-property revenues. On-going collections may not be adequate to fund all capital expense requirements for the related property for the term of the related Mortgage Loan.

7 Initial TI/LC Deposit indicates the amount the lender collected (or, in certain cases, a letter of credit received), for deposit into the related property's Tenant Improvement/Leasing Commission Capital Expense account at loan closing.

8 Current TI/LC Balance indicates the balance of the related property's Tenant Improvement/Leasing Commission Capital Expense account (or, in certain cases, a letter of credit balance), as of June 1, 1999. In certain cases, balances will not be replenished upon a release of funds.

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9       WAC:
Chicago, IL 60603                                                    WAMM:


                                                                 Number of Pages
                                                                 ---------------

                      Table of Contents                                 1

                      REMIC Certificate Report                          1

                      Other Related Information                         2

                      Asset Backed Facts Sheets                         1

                      Delinquency Loan Detail                           1

                      Mortgage Loan Characteristics                     2

                      Loan Level Listing                                1
                                                                       ---


                      Total Pages Included In This Package              9
                                                                       ---


                      Specially Serviced Loan Detail              Appendix A
                      Modified Loan Detail                        Appendix B
                      Realized Loss Detail                        Appendix C

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N. A.                                      Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9       WAC:
Chicago, IL 60603                                                    WAMM:

         Original      Opening    Principal   Principal     Negative     Closing     Interest    Interest    Pass-Through
Class   Face Value(1)  Balance     Payment   Adj. Or Loss  Amortization  Balance      Payment    Adjustment     Rate (2)
CUSIP   Per $1,000    Per $1,000  Per $1,000  Per $1,000   Per $1,000    Per $1,000  Per $1,000  Per $1,000  Next Rate (3)


           0.00          0.00        0.00          0.00         0.00         0.00       0.00        0.00


                                                                 Total P&I Payment      0.00

Notes:    (1) N denotes notional balance not included in total
          (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
          (3) Estimated

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603


                            Other Related Information

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                           Other Related Information

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603


                                                                                                                       Curr.
                Delinq.     Delinq.        Delinq.     Foreclosure/                                                  Weighted
Distribution   1 Month      2 months      3+ Months     Bankruptcy       REO         Modifications    Prepayments     Average
 Date         #  Balance   #  Balance    #  Balance     #  Balance     #  Balance    #   Balance      #   Balance  Coupon  Remit

08/15/98       0     0       0      0      0      0       0      0      0     0       0     0         0      0
             0.00% 0.000% 0.00%  0.000% 0.00%  0.000%  0.00%  0.000%  0.00% 0.000%  0.00% 0.000%    0.000% 0.000%
















              Note: Foreclosure and REO Totals are Included in the
                     Appropriate Delinquency Aging Category

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                             Delinquent Loan Detail

                 Paid               Outstanding   Out. Property                   Special
Disclosure Doc   Thru   Current P&I     P&I        Protection     Advance         Servicer      Foreclosure    Bankruptcy     REO
Control #        Date     Advance    Advances**     Advances     Description (1)  Transfer Date    Date          Date         Date




















A. P&I Advance - Loan in Grace  Period   1. P&I Advance - Loan  delinquent 1 month
                                         2. P&I Advance - Loan  delinquent 2 months

B. P&I Advance - Late Payment but        3. P&I Advance - Loan  delinquent 3 months or more
     < one month delinq                  4. Matured Balloon/Assumed Scheduled Payment


** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                                   Pool Total

                       Distribution of Principal Balances

------------------------------------------- ----------------------------------------------------------------------------------------
(2) Current Scheduled                       Number of                           (2) Scheduled                      Based on
             Balances                         Loans                                 Balance                        Balance
------------------------------------------- ----------------------------------------------------------------------------------------
         $0   to         $500.000
   $500,000   to       $1,000,000
 $1,000,000   to       $1,500,000
 $1,500,000   to       $2,000,000
 $2,000,000   to       $2,500,000
 $2,500,000   to       $3,000,000
 $3,000,000   to       $3,500,000
 $3,500,000   to       $4,000,000
 $4,000,000   to       $5,000,000
 $5,000,000   to       $6,000,000
 $6,000,000   to       $7,000,000
 $7,000,000   to       $8,000,000
 $8,000,000   to       $9,000,000
 $9,000,000   to      $10,000,000
$10,000,000   to      $11,000,000
$11,000,000   to      $12,000,000
$12,000,000   to      $13,000,000
$13,000,000   to      $14,000,000
$14,000,000   to      $15,000,000
$15,000,000   &       Above



------------------------------------------- --------------------------- ------------------------------------- ----------------------
               Total                        0                                                 0                               0.00%
------------------------------------------- --------------------------- ------------------------------------- ----------------------
                                                                       Average Scheduled Balance is                              0
                                                                       Maximum Scheduled Balance is                              0
                                                                       Minimum Scheduled Balance is                              0




                         Distribution of Property Types

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
          Property Types                      Number of Loans                 (2) Scheduled Balance             Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------







------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                             0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------




                     Distribution of Mortgage Interest Rates

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         Current Mortgage                     Number of Loans                 (2)Scheduled Balance             Based on Balance
           Interest Rate
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
        7.000% or less
        7.000% to 7.125%
        7.125% to 7.375%
        7.375% to 7.625%
        7.625% to 7.875%
        7.875% to 8.125%
        8.125% to 8.375%
        8.375% to 8.625%
        8.625% to 8.875%
        8.875% to 9.125%
        9.125% to 9.375%
        9.375% to 9.625%
        9.625% to 9.875%
        9.875% to 10.125%
       10.125% &  Above

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         Total                                       0                                  0                                0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                       W/Avg Mortgage Interest Rate is                  0.0000%
                                                                       Minimum Mortgage Interest Rate is                0.0000%
                                                                       Maximum Mortgage Interest Rate is                0.0000%





                             Geographic Distribution

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
        Geographic Location                   Number of Loans                 (2) Scheduled Balance             Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------

            California
             Maryland
             Virginia
              Georgia
              Florida
            New Jersey
              Arizona
           Pennsylvania
               Texas
           Rhode Island
          North Carolina
             New York
             Kentucky
               Utah
            Connecticut

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                                0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------

                                                                                                                         Page 7 of 9


ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                                   Pool Total

                                 Loan Seasoning

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
          Number of Years                     Number of Loans                 (2) Scheduled Balance              Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------






------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                           Weighted Average Seasoning is               0.0


                         Distribution of Remaining Term
                                Fully Amortizing

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         Fully Amortizing                     Number of Loans                 (2) Scheduled Balance              Based on Balance
          Mortgage Loans
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         60 months or less
         61 to 120 months
         121 to 180 months
         181 to 240 months
         240 to 360 months
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                                0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                           Weighted Average Months to Maturity is              0






                              Distribution of DSCR

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
           Debt Service                       Number of Loans                 (2) Scheduled Balance               Based on Balance
        Coverage Ratio (1)
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
        0.500 or less
        0.500 or 0.l625
        0.625 to 0.750
        0.750 to 0.875
        0.875 to 1.000
        1.000 to 1.125
        1.125 to 1.250
        1.250 to 1.375
        1.375 to 1.500
        1.500 to 1.625
        1.625 to 1.750
        1.750 to 1.875
        1.875 to 2.000
        2.000 to 2.125
        2.125 & above
           Unknown

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                              0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                       Weighted Average Debt Service Coverage Rate is 0.000



                        Distribution of Amortization Type

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         Amortization Type                    Number of Loans                 (2) Scheduled Balance              Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------







------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                             0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------



                  Distribution of Remaining Term Balloon Loans

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
              Balloon
          Mortgage Loans                      Number of Loans                 (2) Scheduled Balance              Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
         12 months or less
         13 to 14 months
         25 to 36 months
         37 to 48 months
         49 to 60 months
         61 to 120 months
         121 to 180 months
         181 to 240 months

------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                                0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
                                                                        Weighted Average Months to Maturity is              0





                                    NOI Aging


------------------------------------ ---------------------------------- ---------------------------------- -------------------------
             NOI Date                         Number of Loans                 (2) Scheduled Balance              Based on Balance
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
          1 year or less
           1 to 2 years
          2 Years or More
              Unknown
------------------------------------ ---------------------------------- ---------------------------------- -------------------------
               Total                                 0                                  0                             0.00%
------------------------------------ ---------------------------------- ---------------------------------- -------------------------


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

         Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                                                Statement Date: 08/15/99
LaSalle Bank N.A.                                       Payment Date:   08/15/99
                                                        Prior Payment:       N/A
                                                        Record Date:    07/30/99

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
Administrator:

Kori Titon (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603

                                Loan Level Detail

------------ ------------- ----------- ---------- ------- ------ --------- --------  ------- ------  ---------- ----------- --------
               Appraisal    Property                            Operating  Ending                                              Loan
Disclosure     Reduction      Type      Maturity                Statement Principal   Note   Scheduled           Prepayment   Status
 Control #       Amounts      Code        Date      DSCR   NOI     Date    Balance    Rate    P&I    Prepayment    Date     Code (1)
------------ ------------- ----------- ---------- ------- ------ -------- ---------- ------- ------  ---------- ----------- --------




















------------------------------------------------------------------------------------------------------------------------------------
*NOI and DSCR,  if  available  and  reportable  under  the  terms  of the  trust agreement,  are based on information obtained from the related borrower, and no other party  to the  agreement  shall  be  held  liable  for  the  accuracy  or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend: A.  P&I Adv. - in Grace Period     1.  P&I Adv - delinquent 1 month
                                               2.  P&I Adv - delinquent 2 months
                                               3.  P&I Adv. - delinquent 3+ months
                                               4.  Mat. Balloon/Assumed P&I
            B.  P&I Adv. - < one month delinq  5.  Prepaid in Full
                                               6.  Specially Serviced
                                               7.  Foreclosure
                                               8.  Bankruptcy
                                               9.  REO
                                              10.  DPO
                                              11.  Modification

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         Page 9 of 9

ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Kori Tilton (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603


                         Specially Serviced Loan Detail

-------------------- -------------------- ----------- ------------ --------------- ---------------- --------------------------------
                          Beginning                                                   Specially                Comments
    Disclosure            Scheduled        Interest    Maturity       Property        Serviced
     Control #             Balance           Rate        Date           Type       Status Code (1)
-------------------- -------------------- ----------- ------------ --------------- ---------------- --------------------------------

































-------------------- -------------------- ----------- ------------ --------------- ---------------- --------------------------------
-------------------- -------------------- ----------- ------------ --------------- ---------------- --------------------------------

(1)   Legend:
         1)  Request  for wavier of Prepayment Penalty    4) Loan with Borrower Bankruptcy     7)  Loans Paid Off
         2)  Payment Default                              5)  Loan in Process of Foreclosure   8) Loans Returned to Master Servicer
         3)  Request for Loan Modification or Workout     6)  Loan now REO Property


                                                                                                                          Appendix A

ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Kori Tilton (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603



                              Modified Loan Detail
--------------------- ---------------------- ---------------------------------------------------------------------------------------
 Disclosure Control     Modification Date                                                   Modification Description
--------------------- ---------------------- ---------------------------------------------------------------------------------------





































--------------------- ---------------------- ---------------------------------------------------------------------------------------

                                                                                                                          Appendix B


ABN AMRO                                                Statement Date: 08/15/98
LaSalle National Bank                                   Payment Date:   08/15/98
                                                        Prior Payment:       N/A
                                                        Record Date:    07/31/98

                      Commercial Mortgage Acceptance Corp.
                 Midland Loan Services, L.P., as Master Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C1
Administrator:

Kori Tilton (800) 246-5761
135 S. LaSalle Street Suite 1625    ABN AMRO Acct: 99-9999-99-9
Chicago, IL 60603


                              Realized Loss Detail

------- ----------- ------------- --------- ------------ ----------- --------------- ----------- ----------- -------------- --------
                                              Beginning                  Gross         Aggregate     Net      Net Proceeds
 Dist.   Disclosure   Appraisal   Appraisal  Scheduled     Gross     Proceeds as a   Liquidation Liquidation    as a % of   Realized
 Date    Control #      Date       Value      Balance     Proceeds   % of Sched.       Expenses   Proceeds   Sched. Balance   Loss
                                                                        Principal
--------- ------------ ------------ --------- ------------ ---------- --------------- ---------- ----------- -------------- --------





























--------- ------------ ------------ --------- ------------ ---------- --------------- ----------- --------- --------------- --------
Current Total                         0.00                    0.00                        0.00       0.00                      0.00
Cumulative                            0.00                    0.00                        0.00       0.00                      0.00
--------- ------------ ------------ --------- ------------ ---------- --------------- ----------- --------- --------------- --------

                                                                                                                          Appendix C


                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


--------------------------------------------------------------------------------
Morgan Stanley                  [GRAPHIC OMITTED]            July 2, 1999
Real Estate Debt Capital Markets
Mortgage Capital Markets
--------------------------------------------------------------------------------
                                 CMBS New Issue
                             Preliminary Term Sheet
                           -------------------------

                      Expected Pricing Date: July [ ], 1999
                           -------------------------

                                  $658,587,000
                                  (Approximate)
                      Commercial Mortgage Acceptance Corp.
                                  as Depositor
                           Midland Loan Services, Inc.
                         Residential Funding Corporation
                                    CIBC Inc.
                                   as Sellers
                           Midland Loan Services, Inc.
                               as Master Servicer
                      Banc One Mortgage Capital Markets LLC
                               as Special Servicer
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
                           -------------------------

MORGAN STANLEY DEAN WITTER

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


              DEUTSCHE BANC ALEX. BROWN

                          CIBC WORLD MARKETS CORP.

                                 PNC CAPITAL MARKETS

                                      RESIDENTIAL FUNDING SECURITIES CORPORATION


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1

Transaction Highlights

>> Contributors:
------------------------------------------
Sellers    No. of      Cut-Off      % of
           Loans     Date Balance   Pool
------------------------------------------
------------------------------------------
 Midland    114    $289,854,254     39.50%
 RFC        89      250,148,011     34.09
 CIBC       39      193,799,650     26.41
------------------------------------------
 Total:     242    $733,801,916    100.00%
------------------------------------------
>> Loan Pool:
     o  Average Loan Balance:  $3.0 million (0.4% of Pool)
     o  Largest Loan Balance:  4.4% of Pool
     o  Five Largest Loans/Loan Groups:  13.2% of Pool
     o  Ten Largest Loans/Loan Groups:   20.0% of Pool

>> Property Types:
                               [GRAPHIC OMITTED]
>> Call Protection:
   o  Lockout period followed by defeasance: 72.1% of Pool
   o Lockout period followed by yield maintenance or the greater of yield maintenance and 1% of the principal amount prepaid: 27.1% of Pool

>> Credit Statistics:
   o Weighted  average debt service coverage  ratio of 1.35x
   o Weighted  average cut-off date loan-to-value ratio of 70.8%

>> Collateral Terms:  The Pool has a WAC of 7.737% and a WAM of 120 months

>> Collateral Information:  Updated loan information will be part of the monthly remittance report available from the Trustee in addition to detailed payment and delinquency information. Updated property operating and occupancy information, to the extent delivered by borrowers, will be available to Certificateholders from the Master Servicer

>> Bond Information: Cash flows will be modeled by TREPP, CONQUEST and INTEX and will be available on BLOOMBERG

>> It is expected that this transaction will be included as a part of the Lehman Aggregate Bond Index

                                      T-1
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1



Offered Certificates

-------------------------------------------------------------------------------------------
                                   Rating                        Expected      Initial
                      Subordinatio(Moody's/ Average  Principal     Final     Pass-Through
 Class    Amount(1)     Levels       DCR)   Life(2)  Window(3)  Distribution    Rate(4)
                                                                  Date(3)          (5)
-------------------------------------------------------------------------------------------
  A-1    $133,500,000    26.00%    Aaa/AAA    5.70     1-109     08/15/08        [6.86%]
-------------------------------------------------------------------------------------------
  A-2    409,513,000     26.00     Aaa/AAA    9.60    109-118    05/15/09        [7.28]
-------------------------------------------------------------------------------------------
  B       33,021,000     21.50     Aa2/AA     9.84    118-119    06/15/09        [7.43]
-------------------------------------------------------------------------------------------
  C       34,856,000     16.75      A2/A      9.90    119-119    06/15/09        [NWAC -
                                                                                  17bp]
-------------------------------------------------------------------------------------------
  D       11,007,000     15.25      A3/A-     9.90    119-119    06/15/09        [NWAC]
-------------------------------------------------------------------------------------------
  E       23,848,000     12.00    Baa2/BBB    9.90    119-119    06/15/09        [NWAC]
-------------------------------------------------------------------------------------------
  F       12,842,000     10.25    Baa3/BBB-   9.90    119-119    06/15/09        [NWAC]
-------------------------------------------------------------------------------------------



Private Certificates

-------------------------------------------------------------------------------------------
                                   Rating                        Expected      Initial
          Amount(1)   Subordination (DCR/   Average  Principal     Final     Pass-Through
 Class                  Levels    Moody's)  Life(2)  Window(3)  Distribution    Rate(4)
                                                                  Date(3)          (5)
-------------------------------------------------------------------------------------------
  G-P      $75,214,915    --         --       --         --         --             [ ]
-------------------------------------------------------------------------------------------
   X       733,801,915    --      Aaa /AAA    --         --      05/15/19   Variable Rate
-------------------------------------------------------------------------------------------

Notes:(1) In the case of each such Class, subject to a permitted variance of plus or minus 5%. The Class X Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time.

      (2) In years, based on Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.

      (3) Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.

      (4) Other than the Class C, Class D, Class E and Class F Certificates of the offered certificates, each Class of Certificates will accrue interest generally at a fixed rate of interest except in limited circumstances as described in the Prospectus Supplement.

      (5) The pass-through rates shown are only for indicative purposes. The final pass-through rates will be determined at pricing.

                                      T-2
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


I. Issue Characteristics
   Issue Type:          Public:  Class A-1,  A-2, B, C, D, E and F (the "Offered
                        Certificates")

                        Private (Rule 144A): Class X, G, H, J, K, L, M, N, O and P

   Securities Offered:  $658,587,000  monthly pay,  multi-class  sequential  pay commercial mortgage REMIC Pass-Through Certificates, including 3 fixed-rate principal and interest classes (A-1, A-2 and B) and 4 weighted average coupon based principal and interest classes (C, D, E and F)

   Collateral:          The  collateral  consists  of  a  $733,801,916  pool  of
                        fixed-rate commercial and multifamily Mortgage Loans

   Sellers:             Midland  Loan  Services,   Inc.,   Residential   Funding
                        Corporation and CIBC Inc.

   Lead Manager:        Morgan Stanley & Co. Incorporated

   Co-Managers:         Deutsche Banc Alex.  Brown,  CIBC World  Markets  Corp.,
                        PNC  Capital  Markets  Inc.  and   Residential   Funding
                        Securities Corporation

   Master Servicer:     Midland Loan Services, Inc.

   Special Servicer:    Banc One Mortgage Capital Markets LLC

   Trustee/Fiscal
   Agent:               LaSalle Bank National Association

   Expected Pricing
   Date:                On or about July [14], 1999

   Expected Closing
   Date:                On or about July [22], 1999

   Distribution Dates:  The  15th  of  each  month,  or if  the  15th  is  not a business day, the next business day commencing August 16, 1999

   Cut-Off Date:        July 1, 1999

   Minimum
   Denominations:       $5,000 for Class A  Certificates;  $50,000  for Class B,
                        C,  D, E and F;  $100,000  for  all  other  Certificates
                        (other than the Class R Certificates)

   Settlement Terms:    DTC,  Euroclear and Cedel,  same day funds, with accrued
                        interest

   Legal/Regulatory     Class A-1,  A-2 and X  Certificates  are  expected to be
   Status:              eligible for exemptive  relief under ERISA.  No Class of
                        Certificates is SMMEA eligible

   Risk Factors:        THE  CERTIFICATES  INVOLVE  A DEGREE OF RISK AND MAY NOT
                        BE SUITABLE FOR ALL  INVESTORS.  SEE THE "RISK  FACTORS"
                        SECTION OF THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS


                                      T-3
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


II.   Structure Characteristics


The Offered Certificates (other than the Class C, D, E and F Certificates) are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class C, D, E and F Certificates are weighted average coupon REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                               [GRAPHIC OMITTED]


Note: (1) Class X is entitled to interest (on a notional amount equal to the aggregate pool balance) at the weighted average Class X Strip Rates for the respective classes of Principal Balance Certificates. The Class X Strip Rate for each such class for any Distribution Date is equal to the NWAC minus the Pass-Through Rate for such class and such Distribution Date.

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


   Interest                Each Class of  Certificates  (other  than the Class R
   Distributions:          Certificates)  will be entitled on each  Distribution
                           Date to interest accrued at its Pass-Through  Rate on
                           the  outstanding   Certificate  Balance  or  Notional
                           Amount of such Class, as applicable.

   Pass-Through Rates:     Class A-1:   [6.86%]
                           Class A-2:   [7.28%]
                           Class B:     [7.43%]
                           Class C:     [NWAC - 17bp]
                           Class D:     [NWAC]
                           Class E:     [NWAC]
                           Class F:     [NWAC]
                           Classes      [    ]
                           G-P:
                           Class X:     See Note on page T-3

                           The Pass-Through Rate for each class of Principal Balance Certificates for any Distribution Date will not exceed the Weighted Average Net Mortgage Rate ("NWAC") for such Distribution Date.

   Principal               Principal will be  distributed  on each  Distribution
   Distributions:          Date to the most senior Class  (i.e.,  the Class with
                           the     earliest     alphabetical/numerical     Class
                           designation)  of the Principal  Balance  Certificates
                           outstanding, until its Certificate Balance is reduced
                           to zero (sequential  order).  If, due to losses,  the
                           Certificate  Balances of the Class B through  Class P
                           Certificates   are  reduced  to  zero,   payments  of
                           principal to the Class A-1 and A-2 Certificates will be made on a pro rata basis.

                                      T-5
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


   Prepayment Premium      Any Yield Maintenance  Payment collected with respect
   Allocation:             to a Mortgage Loan during any  particular  Collection
                           Period  will be  distributed  to the  holders of each
                           Class  of  Principal   Certificates  (other  than  an
                           excluded  class as defined  below)  then  entitled to
                           distributions of principal on such  distribution date
                           will be entitled to an aggregate amount (allocable on
                           a pro rata basis based on principal payments if there
                           is  more   than  one  Class  of   Principal   Balance
                           Certificates entitled to a distribution of principal)
                           equal to the  lesser  of (a) such  Yield  Maintenance
                           Payment  and  (b)  such  Yield  Maintenance   Payment
                           multiplied  by a fraction,  the numerator of which is
                           equal to the excess, if any, of the Pass-Through Rate
                           applicable  to the most  senior  of such  Classes  of
                           Principal Balance  Certificates then outstanding (or,
                           in the case of two  Classes of Class A  Certificates,
                           the one with the earlier payment priority),  over the
                           relevant  Discount Rate (as defined in the Prospectus
                           Supplement), and the denominator of which is equal to
                           the  excess,  if  any,  of the  Mortgage  Rate of the
                           Mortgage  Loan  that   prepaid,   over  the  relevant
                           Discount Rate.

                           Any Percentage Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed to the holders of each Class of Principal Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such distribution date will be entitled to an aggregate amount (allocable on a pro rata basis based on principal payments if there is more than one Class of Principal Balance Certificates entitled to a distributions of principal) equal to the product of
                           (a) such Percentage Premium and (b) 25%.

                           The portion, if any, of the Prepayment Premium remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X Certificates. For the purposes of the foregoing, the classes G, H, J, K, L, M, N, O and P are the excluded classes.

   Credit Enhancement:     Each Class of  Certificates  (other than Classes A-1,
                           A-2 and X) will be subordinate to all other Classes with an earlier alphabetical Class designation.

   Advancing:              The Master Servicer, the Trustee and the Fiscal Agent
                           (in that  order) will each be  obligated  to make P&I
                           Advances and Servicing Advances, including delinquent property taxes and insurance, but only to the extent that such Advances are deemed recoverable.

   Realized Losses and     Realized Losses and Expense  Losses,  if any, will be
   Expense Losses:         allocated to the Class P, Class O,  Class N, Class M,
                           Class L, Class K, Class J, Class H, Class G, Class F,
                           Class E, Class D, Class C and Class B Certificates, in that order, and then to Classes A-1 and A-2, pro rata, in each case reducing amounts payable thereto.
                           Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

                                      T-6
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


   Prepayment Interest     For  any   Distribution   Date,   any  Net  Aggregate
   Shortfalls:             Prepayment  Interest  Shortfall  not  offset  by  the
                           Servicing Fee (but not to exceed 0.015% per loan), will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

   Appraisal Reductions:   An appraisal  reduction  generally will be created in
                           the amount,  if any, by which the  Principal  Balance
                           of a  Specially  Serviced  Mortgage  Loan (plus other
                           amounts   overdue  in  connection   with  such  loan)
                           exceeds  90% of the  appraised  value of the  related
                           Mortgaged  Property.  The Appraisal  Reduction Amount
                           will reduce  proportionately the amount of delinquent
                           interest  advanced  for such  loan,  which  reduction
                           will result,  in general,  in a reduction of interest
                           distributable  to  the  most  subordinate   Class  of
                           Principal Balance Certificate outstanding.

                           An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

   Operating Adviser:      The Operating Adviser,  which may be appointed by the
                           Controlling  Class, will have the right to advise the
                           Special  Servicer  with  respect to  certain  actions
                           regarding    Specially   Serviced   Mortgage   Loans.
                           Examples   include   the   right   to  make   certain
                           modifications,   foreclose,   sell,   bring   an  REO
                           Property into environmental compliance or accept substitute or additional collateral. In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the Trustee to remove the Special Servicer and appoint a Successor Special Servicer that must be acceptable to each Rating Agency.

   Controlling             Class:  The  Controlling  Class will generally be the
                           most subordinate Class of Certificates outstanding at any time or, if the Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class, the next most subordinate Class of Principal Balance Certificates.

   Special Servicer:       In  general,  the Special  Servicer  has the right to
                           modify  the terms of a  Specially  Serviced  Mortgage
                           Loan if it determines that the related borrower is in default or default is reasonably foreseeable and such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Final Rated Distribution Date.

                                      T-7
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


  Optional Termination:   The majority holders or the Controlling  Class,  then
                           the Depositor, then the Master Servicer, then the Special Servicer and then the holder of a majority of the R-I Certificates will have the option to purchase, in whole but not in part, the remaining assets of the Trust on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. Such purchase price will generally be at a price equal to the unpaid aggregate Scheduled Principal Balance of the Mortgage Loans, plus accrued and unpaid interest and unreimbursed Advances.

  Reports to               The  Trustee   will   prepare  and  deliver   monthly
  Certificateholders:      Certificateholder  Reports. The Special Servicer will
                           prepare and deliver to the Trustee a monthly  Special
                           Servicer  Report   summarizing  the  status  of  each
                           Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage Loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the Mortgage Loans will be available electronically.

                                      T-8
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


III. Originators    Midland Loan Services, Inc.

                    The Mortgage Pool includes 114 Mortgage Loans, representing approximately 39.50% of the Initial Pool Balance, which were originated by or on behalf of Midland Loan Services, Inc. ("MLS").

                    MLS is a wholly owned subsidiary of PNC Bank, National Association. Midland Commercial Funding is a division of MLS which originates and acquires mortgage loans secured by mortgages on commercial and multifamily real estate. PNC Capital Markets is an affiliate of MLS.

                    Residential Funding Corporation

                    The Mortgage Pool includes 89 Mortgage Loans, representing approximately 34.09% of the Initial Pool Balance, which were either acquired or originated by or on behalf of Residential Funding Corporation ("RFC").


                    RFC is an indirect wholly owned subsidiary of GMAC Mortgage Group, Inc. RFC Commercial is a division of RFC which originates and acquires mortgage loans secured by mortgages on commercial and multifamily real estate. Residential Funding Securities Corporation is an affiliate of RFC.

                    CIBC Inc.

                    The Mortgage Pool includes 39 Mortgage Loans, representing approximately 26.41% of the Initial Pool Balance, which were either acquired or originated by or on behalf of CIBC Inc.

                    CIBC Inc. is a wholly owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce, a bank chartered under the Bank Act of Canada. CIBC Inc. is a commercial finance company that originates commercial and multi-family real estate loans, purchases participations in loans from third-party lenders and otherwise extends credit to Fortune 1000 companies. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York. The principal office of CIBC Inc. is located at 425 Lexington Avenue, New York, New York 10017. CIBC Inc. is an affiliate of CIBC World Markets Corp., formerly known as CIBC Oppenheimer Corp.

                                      T-9
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


IV.   Collateral Description

      Summary: The Mortgage Pool consists of a $733,801,916 pool of 242 fixed-rate, first lien mortgage loans secured by first liens on commercial and multifamily properties located throughout 39 states, the District of Columbia and the Virgin Islands. As of the Cut-Off Date, the Mortgage Loans have a weighted average mortgage rate of 7.737% and a weighted average remaining term to maturity of 120 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

      Seismic Review
      Process: For loans originated by Midland, RFC or CIBC, all loan requests secured by properties in California are subject to a third party seismic report.

                    Generally, any proposed loan originated by Midland, RFC or CIBC as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading, be conditioned on satisfactory earthquake insurance or be declined.

                                      T-10
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


                                                                                 Top Ten Loans

                                                                                            Percent   Units/          Loan   Balloon
                                                                  Property        Current     of      Square           to    Loan to
Property Name                   Pool      City             State  Type            Balance   Balance    Feet    DSCR   Value    Value
------------------------------- --------  ---------------- -----  ------------  ----------- -------- --------  -----  -----  -------
21 Penn Plaza                   RFC       New York           NY   Office        $32,184,648   4.4%   344,091   1.36   68.2%    60.2%

Park Drive Manor Apartments     RFC       Philadelphia       PA   Multifamily   $22,925,004   3.1%       572   1.35   76.4%    62.2%

Prime Portfolio                 CIBC      Chicago            IL   Industrial    $15,395,975   2.1%   361,043   1.35   79.4%    70.4%

1414 Avenue of the Americas     CIBC      New York           NY   Office        $14,000,000   1.9%   111,455   1.40   70.0%    60.8%

70 West 36th Street             CIBC      New York           NY   Office        $12,200,000   1.7%   151,077   1.40   67.8%    58.9%

7200 Leamington (1)             RFC       Bedford Park       IL   Industrial     $4,850,000   0.7%   310,752   1.30   72.6%    65.5%

2201 Lundt (1)                  RFC       Elk Grove Village  IL   Industrial     $4,000,000   0.5%   213,390   1.30   72.6%    65.5%

1330 West 43rd Street (1)       RFC       Chicago            IL   Industrial     $2,190,000   0.3%   109,728   1.30   72.6%    65.5%

University Club Apartments      CIBC      Charlotte          NC   Multifamily   $10,486,188   1.4%       520   1.30   75.9%    67.0%

The Patriot Apartments          Midland   El Paso            TX   Multifamily   $10,022,381   1.4%       320   1.25   79.5%    70.2%

Acme Plaza (Cape May Plaza)     CIBC      Cape May           NJ   Retail         $9,459,453   1.3%   150,548   1.32   78.8%    70.0%

The Place Apartments            RFC       Fort Myers         FL   Multifamily    $8,693,077   1.2%       230   1.26   79.8%    70.0%



Notes: (1) The 7200 Leamington, 2201 Lundt and 1330 West 43rd Street loans are cross-collateralized and cross-defaulted with each other.

                                      T-11
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


                            GEOGRAPHIC DISTRIBUTION
                               [OBJECT OMITTED]


                                      T-12
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Sellers
--------------------------------------------------------------------------
                                No.        Cut-Off Date           %
                                 of          Principal            of
                               Loans          Balance            Pool
--------------------------------------------------------------------------
  Midland                        114          289,854,254       39.50
  RFC                             89          250,148,011       34.09
  CIBC                            39          193,799,650       26.41
--------------------------------------------------------------------------
  Total:                         242          733,801,916      100.00
--------------------------------------------------------------------------
--------------------------------------------------------------------------


Cut-Off Date Balances
--------------------------------------------------------------------------
                                No.        Cut-Off Date           %
                                 of         Principal            of
                               Loans         Balance            Pool
--------------------------------------------------------------------------
  1 to 1,000,000                  41          30,407,708         4.14
  1,000,001 - 2,000,000           77         115,893,499        15.79
  2,000,001 - 3,000,000           43         105,819,729        14.42
  3,000,001 - 4,000,000           24          85,377,959        11.64
  4,000,001 - 5,000,000           25         113,754,201        15.50
  5,000,001 - 6,000,000           10          54,632,432         7.45
  6,000,001 - 7,000,000            6          38,774,984         5.28
  7,000,001 - 8,000,000            5          37,234,910         5.07
  8,000,001 - 9,000,000            3          25,232,843         3.44
  9,000,001 - 10,000,000           1           9,459,453         1.29
  10,000,001 - 20,000,000          5          62,104,544         8.46
  20,000,001 - 30,000,000          1          22,925,004         3.12
  30,000,001 - 40,000,000          1          32,184,648         4.39
--------------------------------------------------------------------------
  Total:                         242         733,801,916       100.00
--------------------------------------------------------------------------
  Min:  361,411       Max:  32,184,648       Average:  3,032,239
--------------------------------------------------------------------------
--------------------------------------------------------------------------


States
--------------------------------------------------------------------------
                                 No.       Cut-Off Date           %
                                 of          Principal            of
                                Loans         Balance            Pool
--------------------------------------------------------------------------
  New York                         16         103,710,115         14.13
  Texas                            39          93,881,376         12.79
  California                       26          77,019,290         10.50
  Pennsylvania                     13          54,782,401          7.47
  New Jersey                       17          50,986,834          6.95
  Other                           131         353,421,900         48.16
--------------------------------------------------------------------------
  Total:                          242         733,801,916       100.00
--------------------------------------------------------------------------
--------------------------------------------------------------------------


Property Type
--------------------------------------------------------------------------
                                No.        Cut-Off Date           %
                                 of          Principal            of
                               Loans          Balance            Pool
--------------------------------------------------------------------------
  Multifamily                     93          238,790,656         32.54
  Retail                          57          196,762,110         26.81
  Office                          43          154,165,210         21.01
  Industrial                      25           88,766,241         12.10
  Hospitality                      9           25,592,801          3.49
  Self Storage                     8           18,940,783          2.58
  Manufactured Housing             6            9,010,648          1.23
  Mixed Use                        1            1,773,467          0.24
--------------------------------------------------------------------------
  Total:                         242          733,801,916        100.00
--------------------------------------------------------------------------
--------------------------------------------------------------------------


Mortgage Rates (%)
--------------------------------------------------------------------------
                                No.        Cut-Off Date           %
                                of          Principal            of
                               Loans         Balance            Pool
--------------------------------------------------------------------------
  6.501 - 7.000                   10          32,059,815         4.37
  7.001 - 7.500                   47         200,195,335        27.28
  7.501 - 8.000                  114         335,389,948        45.71
  8.001 - 8.500                   51         120,329,888        16.40
  8.501 - 9.000                   16          36,116,858         4.92
  9.001 - 9.500                    4           9,710,071         1.32
--------------------------------------------------------------------------
  Total:                        242          733,801,916       100.00
--------------------------------------------------------------------------
  Min:  6.810         Max:  9.170            WAC:  7.737
--------------------------------------------------------------------------
--------------------------------------------------------------------------


Original Terms to Stated Maturity (mos.)
---------------------------------------------------------------------------
                                No.         Cut-Off Date           %
                                 of          Principal             of
                               Loans          Balance             Pool
---------------------------------------------------------------------------
  1 - 60                            1           1,936,532          0.26
  61 - 120                        215         660,513,444         90.01
  121 - 180                        21          58,061,000          7.91
  181 - 240                         4           8,562,980          1.17
  241 - 300                         1           4,727,960          0.64
---------------------------------------------------------------------------
  Total:                         242          733,801,916        100.00
---------------------------------------------------------------------------
  Min:  60            Max:  241              Wtd. Avg.:  125
---------------------------------------------------------------------------
--------------------------------------------------------------------------


Remaining Terms to Stated Maturity (mos.)
---------------------------------------------------------------------------
                                No.         Cut-Off Date           %
                                 of          Principal             of
                               Loans          Balance             Pool
---------------------------------------------------------------------------
  1 - 60                           2            7,355,138          1.00
  61 - 120                       216          671,205,480         91.47
  121 - 180                       19           41,950,357          5.72
  181 - 240                        5           13,290,940          1.81
---------------------------------------------------------------------------
  Total:                         242          733,801,916        100.00
---------------------------------------------------------------------------
  Min:  41            Max:  238              Wtd. Avg.:  120
---------------------------------------------------------------------------
--------------------------------------------------------------------------


Balloon Loans
---------------------------------------------------------------------------
                                No.         Cut-Off Date           %
                                 of          Principal             of
                               Loans          Balance             Pool
---------------------------------------------------------------------------
  Yes                            229          703,581,634         95.88
  No                              13           30,220,282          4.12
---------------------------------------------------------------------------
  Total:                         242          733,801,916        100.00
---------------------------------------------------------------------------
--------------------------------------------------------------------------


Debt Service Coverage Ratios (x)
--------------------------------------------------------------------
                         No.        Cut-Off Date            %
                          of          Principal            of
                        Loans          Balance            Pool
--------------------------------------------------------------------
  1.01 - 1.15               3           7,087,785          0.97
  1.16 - 1.25              28          71,966,652          9.81
  1.26 - 1.35             123         384,171,945         52.35
  1.36 - 1.50              60         216,279,794         29.47
  1.51 - 1.75              21          45,021,164          6.14
  1.76 - 2.00               7           9,274,576          1.26
--------------------------------------------------------------------
  Total:                  242          733,801,916       100.00
--------------------------------------------------------------------
  Min:  1.12          Max:  1.96             Wtd. Avg.:  1.35
--------------------------------------------------------------------
--------------------------------------------------------------------------


Cut-Off Date Loan-to-Value Ratios (%)
--------------------------------------------------------------------
                         No.        Cut-Off Date            %
                          of          Principal            of
                        Loans          Balance            Pool
--------------------------------------------------------------------
  20.1 - 30.0               1             975,617          0.13
  30.1 - 40.0               1           1,720,011          0.23
  40.1 - 50.0               5           7,281,413          0.99
  50.1 - 60.0              19          47,398,294          6.46
  60.1 - 70.0              76         231,546,356         31.55
  70.1 - 80.0             139         443,206,913         60.40
  80.1 - 90.0               1           1,673,312          0.23
--------------------------------------------------------------------
  Total:                  242          733,801,916       100.00
--------------------------------------------------------------------
  Min:  26.4          Max:  83.7             Wtd. Avg.:  70.8
--------------------------------------------------------------------
--------------------------------------------------------------------------


Balloon Loan-to-Value Ratios (%)
--------------------------------------------------------------------
                         No.        Cut-Off Date            %
                          of          Principal            of
                        Loans          Balance            Pool
--------------------------------------------------------------------
  0.1 - 10.0               13          30,220,282           4.12
  10.1 - 20.0               1           1,720,011           0.23
  30.1 - 40.0               3           3,606,110           0.49
  40.1 - 50.0              25          66,660,010           9.08
  50.1 - 60.0              87         167,243,183          22.79
  60.1 - 70.0             103         414,639,765          56.51
  70.1 - 80.0              10          49,712,555           6.77
--------------------------------------------------------------------
  Total:                  242          733,801,916       100.00
--------------------------------------------------------------------
  Min:  0.8           Max:  76.5             Wtd. Avg.:  58.5
--------------------------------------------------------------------

                                      T-13

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


      Percentage of Mortgage Pool Balance by Prepayment Restriction (%) (1)


------------------------------ ------------------- ------------------- -------------------- -------------------- -------------------

      Prepayment Restrictions        July 1999            July 2000         July 2001             July 2002             July 2003
------------------------------ ------------------- ------------------- -------------------- -------------------- -------------------

Locked Out                                 99.17%              98.43%              98.43%               94.93%               89.07%
Yield Maintenance Total                     0.83%               1.57%               1.31%                4.81%               10.93%
Penalty Points:
     5.00% and greater                                          0.00%               0.00%                0.00%                0.00%
                                            0.00%
     4.00%  to 4.99%                        0.00                0.00                0.00                 0.00                 0.00
     3.00% to 3.99%                         0.00                0.00                0.00                 0.00                 0.00
     2.00% to 2.99%                         0.00                0.00                0.00                 0.00                 0.00
     1.00% to 1.99%                         0.00                0.00                0.00                 0.00                 0.00
Open                                        0.00                0.00                0.27                 0.27                 0.00
------------------------------ ------------------- ------------------- -------------------- -------------------- -------------------
TOTAL                                     100.00%             100.00%             100.00%              100.00%              100.00%
------------------------------ ------------------- ------------------- -------------------- -------------------- -------------------
Pool Balance Outstanding        $ 733,801,915.73    $ 725,918,200.51    $ 717,178,262.91     $ 707,378,714.84     $ 694,921,031.64
% of initial Pool Balance                 100.00%              98.93%              97.73%               96.40%               94.70%
------------------------------------------------------------------------------------------------------------------------------------



 Percentage of Mortgage Pool Balance by Prepayment Restriction (%) - continued (1)

------------------------- ----------------- ----------------- ------------------ ----------------- ----------------- ---------------

Prepayment Restrictions      July 2004          July 2005         July 2006          July 2007        July 2008         July 2009
------------------------- ----------------- ----------------- ------------------ ----------------- ----------------- ---------------

Locked Out                          75.26%            74.95%            73.97%            74.05%            64.51%            64.22%
Yield Maintenance Total             24.74%            25.05%            26.03%            25.88%            22.70%            30.54%
Penalty Points:
    5.00% and greater                0.00%             0.00%             0.00%             0.00%             0.00%             0.00%
    4.00%  to 4.99%                  0.00              0.00              0.00              0.00              0.00              0.00
    3.00% to 3.99%                   0.00              0.00              0.00              0.00              0.00              0.00
    2.00% to 2.99%                   0.00              0.00              0.00              0.00              0.00              0.00
    1.00% to 1.99%                   0.00              0.00              0.00              0.00              0.00              0.00
Open                                 0.00              0.00              0.00              0.07             12.79              5.24
------------------------- ----------------- ----------------- ------------------ ----------------- ----------------- ---------------
TOTAL                              100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
------------------------- ----------------- ----------------- ------------------ ----------------- ----------------- ---------------
Pool Balance Outstanding  $678,494,499.89   $666,212,113.74   $652,930,615.10    $638,568,446.82   $603,525,707.10   $37,283,461.11
% of Initial Pool Balance           92.46%            90.79%            88.98%            87.02%            82.25%             5.08%
------------------------- ----------------- ----------------- ------------------ ----------------- ----------------- ---------------


   Notes:(1) The above analysi is based on Maturity Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

                                      T-14
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


                          Significant Loan Summaries

Loan No. 1 - 21 Penn Plaza

--------------------------------------------------------------------------------
Cut-off Date Balance:    $32,184,648           Balloon           $28,409,182
                                               Balance:
--------------------------------------------------------------------------------
Loan Type:               Principal & Interest  Property Type:    Office
--------------------------------------------------------------------------------
Origination Date:        September 9, 1998     Location:         New York, NY
--------------------------------------------------------------------------------
Maturity Date:           October 1, 2008       Year Renovated:   1997
--------------------------------------------------------------------------------
Initial Mortgage Rate:   7.200%                Appraised         $47,200,000
                                               Value:
--------------------------------------------------------------------------------
Annual Debt Service:     $2,639,129            Current LTV:      68.2%
--------------------------------------------------------------------------------
DSCR:                    1.36x                 Balloon LTV:      60.2%
--------------------------------------------------------------------------------
Underwritable Net Cash   $3,583,883            Occupancy:        99.9%
Flow:
--------------------------------------------------------------------------------
                                               Occupancy Date:   March 8, 1999
--------------------------------------------------------------------------------


The Loan. The 21 Penn Plaza Loan (the "Penn Plaza Loan") is secured by a first mortgage on a 17-story, 344,091 square foot office building located at 360 West 31st Street, New York, New York (the "Penn Plaza Property"). RFC originated the Penn Plaza Loan on September 9, 1998.

The Borrower. The borrower is G-H-G Realty Company, L.L.C., a New York limited liability company (the "Penn Plaza Borrower"). The managing member of the Penn Plaza Borrower is G-H-G Realty Management Company, Inc., a New York corporation. The Penn Plaza Borrower is a special purpose entity.

Security. The Penn Plaza Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Mortgage is a first lien on the fee interest in the Penn Plaza Property. The Penn Plaza Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Penn Plaza Loan has a fixed 7.200% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Penn Plaza Loan requires monthly principal and interest payments of $219,927.38 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Penn Plaza Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Prepayment/Defeasance. No prepayment or defeasance is permitted before September 9, 2003. Thereafter, until July 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Penn Plaza Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after July 1, 2008, the Penn Plaza Loan may be prepaid without the payment of any prepayment consideration.

                                      T-15
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Penn Plaza Loan immediately due and payable upon the transfer of the Penn Plaza Property or any ownership interest in the Penn Plaza Borrower. The Penn Plaza Borrower has a right to transfer the Penn Plaza Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the Penn Plaza Property, (ii) the proposed transferee assumes the obligations of the Penn Plaza Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iii) a 1% assumption fee has been received by the lender. The Penn Plaza Loan documents also allow transfers of membership interest in the Penn Plaza Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of the non-managing member interests to a third party; or (b) are the result of devise or descent or by operation of law upon the death of a member.

Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay real estate taxes when due. There is a capital improvement reserve funded at on a monthly basis at the rate of $4,289.42 per month.

Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

Prior Loan. Based on information obtained by RFC, as a result of a tenant occupying approximately 50% of the Penn Plaza Property vacating its premises in 1995, the prior loan was restructured into two notes of equal principal balances: an A note which was paid on an interest-only basis and a B note which was paid on the basis of the achievement of certain cash flow hurdles. The sum of the original balances of the A and B notes approximated the then outstanding balance of the prior loan. In September of 1998 when the Penn Plaza Loan was originated, the A note was retired in full and the B note was retired at a discount. As reported by the prior lender and the Borrower, no payment default occurred prior to, during, or after the restructure. As described in "Property", the Penn Plaza Property was 99.9% leased as of March 8, 1999.

The Property. The Penn Plaza Property consists of a 19-story office building located on the southwest corner of Ninth Avenue and West 31st Street, one block west of the Penn Station rail terminal. The Penn Plaza Property was originally constructed in 1931 and substantially renovated in 1997. It contains 344,091 rentable square feet, with office uses on the 2nd through 17th floors, retail uses on the 1st floor and storage uses in the basement. Certain tenant occupy an entire floor while other floors are subdivided for multi-tenant use. The Penn Plaza Property was 99.9% leased as of March 8, 1999. Thirty-eight tenants currently occupy space in the Penn Plaza Property. Major tenants include Saks & Company (63,159 square feet), Eastman Kodak (28,446 square feet), Amtrak (24,506 square feet), Equitable Life Assurance Company of America (22,230 square feet), and Central Parking Systems, Inc. (21,250 square feet). Contractual lease expirations during the loan term are as follows: 1999 (14,289 square feet/4% of total), 2000 (25,568/7%), 2001 (8,027/2%), 2002 (8,289/2%), 2003 (2,922/1%),
2004 (3,435/1%), 2005 (30,885/9%),  2006 (31,163/9%),  2007 (7,340/2%), and 2008
(130,192/38%).

Management. The Penn Plaza Property is managed by S. L. Green Realty Corp., a fully integrated, self-administered and self-managed real estate investment trust engaged in owning, managing, leasing, acquiring and repositioning Class B office property in Manhattan. The company currently owns interests in 15 Class B properties totaling approximately 5 million square feet and leases 27 properties totaling an additional 8.2 million square feet.

                                      T-16
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Loan No. 2 - Park Drive Manor Apartments

--------------------------------------------------------------------------------
Cut-off Date Balance:   $22,925,004            Balloon           $18,660,352
                                               Balance:
--------------------------------------------------------------------------------
Loan Type:              Principal & Interest   Property Type:    Multifamily
--------------------------------------------------------------------------------
Origination Date:       March 17, 1999         Location:         Philadelphia,
                                                               PA
--------------------------------------------------------------------------------
Maturity Date:          April 1, 2009          Year Renovated:   1998
--------------------------------------------------------------------------------
Initial Mortgage Rate:  7.450%                 Appraised         $30,000,000
                                               Value:
--------------------------------------------------------------------------------
Annual Debt Service:    $2,030,648             Current LTV:      76.4%
--------------------------------------------------------------------------------
DSCR:                   1.35x                  Balloon LTV:      62.2%
--------------------------------------------------------------------------------
Underwritable Net      $2,741,135             Occupancy:        97.8%
Cash Flow:
--------------------------------------------------------------------------------
                                              Occupancy Date:  January 28, 1999
--------------------------------------------------------------------------------

The Loan. The Park Drive Manor Apartments Loan (the "Park Drive Loan") is secured by a first mortgage on a 572-unit, 2 building garden apartment complex located at 633 West Rittenhouse Street, Philadelphia, Pennsylvania (the "Park Drive Property"). RFC originated the Park Drive Loan on March 17,
1999.

The Borrower. The borrower is Park Drive Group, LP, a Pennsylvania limited partnership (the "Park Drive Borrower"). The corporate general partner of the Park Drive Borrower is Empire/Rittenhouse Group, a Pennsylvania corporation. Ezra Beyman is the sole limited partner of the Park Drive Borrower, and is the President, Treasurer, and Secretary of the Empire/Rittenhouse Group. The Park Drive Borrower is a special purpose entity.

Security. The Park Drive Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Mortgage is a first lien on the fee interest in the Park Drive Property. The Park Drive Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Park Drive Loan has a fixed 7.450% Mortgage Rate, an original term of 120 months and an original amortization of 300 months. The Park Drive Loan requires monthly principal and interest payments of $169,220.65 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Park Drive Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) May 1, 2003, or (b) two years following the date of the assignment of the Park Drive Loan to a REMIC in connection with a securitization. Thereafter, until January 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Park Drive Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the

                                      T-17
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1

Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. From and after January 1, 2009, the Park Drive Loan may be prepaid without the payment of any prepayment consideration.

Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Park Drive Loan immediately due and payable upon the transfer of the Park Drive Property or any ownership interest in the Park Drive Borrower. The Park Drive Borrower has a one time right to transfer the Park Drive Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the Park Drive Property, (ii) the proposed transferee assumes the obligations of the Park Drive Borrower, (iii) no event of default then exists, and (iv) a 1% assumption fee has been received by the lender. The Park Drive Loan documents also allow transfers of membership interest in the Park Drive Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; (b) are the result of a death or physical or mental disability, or (c) are to an immediate family member or trust for such a family member.

Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay real estate taxes when due. A $56,525 reserve was established at closing to provide funds for repairs recommended in the engineering report. Additionally, there is a replacement reserve funded monthly at the rate of $5,267 per month.

Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The Park Drive Property is located at 633 West Rittenhouse Street in the Germantown-Chestnut Hill district of Philadelphia, Pennsylvania, approximately 5 miles north of the central business district. It was built in 1950 and renovated in 1998. It consists of 572 units contained in 2 twelve-story residential buildings connected by a clubhouse/leasing center with 14,800 square feet of commercial space. The Park Drive Property contains 48 efficiency units, 288 one-bedroom units, 232 two-bedroom units and four four-bedroom units. Amenities include elevators, gated, security code controlled entry, a laundry facility, fitness center, outdoor swimming pool including locker/shower and cabana buildings, two outdoor tennis courts, walking/jogging trails, covered parking (220), uncovered parking (405) and an appliance package including stove, refrigerator, central a/c and other standard appliances.

Management. The Park Drive Property is managed by Empire/Rittenhouse Group. Empire/Rittenhouse Group has been involved in the management of apartment complexes for approximately 14 years, and currently manages approximately 1,500 owned residential units in the Philadelphia market.

                                      T-18
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1



Loan No. 3 - Prime Portfolio

     ----------------------------------------------------------------------------------------------------
     Cut-off Date Balance:           $15,395,975       Location:                  Various
     ----------------------------------------------------------------------------------------------------
          342 Carol Lane             $2,311,970             342 Carol Lane               Elmhurst, IL
     ----------------------------------------------------------------------------------------------------
          343 Carol Lane             $1,370,753             343 Carol Lane               Elmhurst, IL
     ----------------------------------------------------------------------------------------------------
          388 Carol Lane             $1,331,164             388 Carol Lane               Elmhurst, IL
     ----------------------------------------------------------------------------------------------------
          550 Kehoe                  $2,239,721             550 Kehoe                    Carol Stream, IL
     ----------------------------------------------------------------------------------------------------
          4300 Madison               $4,020,214             4300 Madison                 Hillside, IL
     ----------------------------------------------------------------------------------------------------
          1301 East Tower            $4,122,155             1301 East Tower              Schaumburg, IL
     ----------------------------------------------------------------------------------------------------
     Loan Type:                    Principal &         Year Built:                Various
                                   Interest:
     ----------------------------------------------------------------------------------------------------
     Origination Date:               May 1, 1998            342 Carol Lane               1989
     ----------------------------------------------------------------------------------------------------
     Maturity Date*:                 May 1, 2008            343 Carol Lane               1989
     ----------------------------------------------------------------------------------------------------
     Initial Mortgage Rate:          7.170%                 388 Carol Lane               1979
     ----------------------------------------------------------------------------------------------------
     Annual Debt Service:            $1,263,319             550 Kehoe                    1996
     ----------------------------------------------------------------------------------------------------
          342 Carol Lane             $189,709               4300 Madison                 1980
     ----------------------------------------------------------------------------------------------------
          343 Carol Lane             $112,477               1301 East Tower              1992
     ----------------------------------------------------------------------------------------------------
          388 Carol Lane             $109,229          Appraised Value:                  $19,400,000
     ----------------------------------------------------------------------------------------------------
          550 Kehoe                  $183,781               342 Carol Lane               $3,200,000
     ----------------------------------------------------------------------------------------------------
          4300 Madison               $329,879               343 Carol Lane               $1,900,000
     ----------------------------------------------------------------------------------------------------
          1301 East Tower            $338,244               388 Carol Lane               $1,800,000
     ----------------------------------------------------------------------------------------------------
     Combined DSCR:                  1.35x                  550 Kehoe                    $3,000,000
     ----------------------------------------------------------------------------------------------------
     Balloon Balance:                $13,655,857            4300 Madison                 $4,800,000
     ----------------------------------------------------------------------------------------------------
          342 Carol Lane             $2,050,661             1301 East Tower              $4,700,000
     ----------------------------------------------------------------------------------------------------
          343 Carol Lane             $1,215,824        Combined Current LTV:             79.4%
     ----------------------------------------------------------------------------------------------------
          388 Carol Lane             $1,180,710        Combined Balloon LTV:             70.4%
     ----------------------------------------------------------------------------------------------------
          550 Kehoe                  $1,986,578        Occupancy (All Properties)        100%
      ----------------------------------------------------------------------------------------------------
          4300 Madison               $3,565,833        Occupancy Date:                   June 1, 1999
      ----------------------------------------------------------------------------------------------------
          1301 East Tower            $3,656,251
      ----------------------------------------------------------------------------------------------------
     Underwritable Net Cash Flow:    $1,709,765
     -----------------------------------------------------------------------------------------------------
     Property Type:
     ----------------------------------------------------------------------------------------------------
          342 Carol Lane             Industrial
     ----------------------------------------------------------------------------------------------------
          343 Carol Lane             Industrial
     ----------------------------------------------------------------------------------------------------
          388 Carol Lane             Industrial
     ----------------------------------------------------------------------------------------------------
          550 Kehoe                  Industrial
     ----------------------------------------------------------------------------------------------------
          4300 Madison               Industrial
     ----------------------------------------------------------------------------------------------------
          1301 East Tower            Office
     ----------------------------------------------------------------------------------------------------

* For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the Prime Loan.

** Information described herein with respect to the individual properties securing the Prime Loan is an allocated portion of such information based upon the ratio of the appraised value or underwritable cash flow of the individual properties to the aggregate appraised value or underwritable cash flow of all such properties.

                                      T-19
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


The Loan. The Prime Portfolio Loan (the "Prime Loan") consists of one loan secured by first mortgages on 5 industrial and 1 office properties located in the suburbs of Chicago (each, a "Prime Property"). CIBC originated the Prime Loan on May 1, 1998.

The Borrower. Six separate Delaware limited liability companies are the co-borrowers for the Prime Loan (each a "Prime Borrower"). The managing member of each Prime Borrower is Prime Group Realty, L.P., a Delaware limited partnership. The managing partner Prime Group Realty, L.P. is Prime Group Realty Trust, a Maryland real estate investment trust. The primary sponsors of each Prime Borrower are John Daley and Guy Ackerman. Each Prime Borrower is a single-purpose bankruptcy-remote entity.

Security. The Prime Loan is secured by separate Mortgages, Assignments of Leases and Rents, UCC Financing Statements and certain additional security documents executed by each Prime Borrower over the separate Prime Property owned by it. Each Mortgage is a first lien on the related Prime Borrower's fee interest in its Prime Property. The Prime Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Mortgage Rate is fixed at 7.170% until May 1, 2008 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.170% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the Prime Loan occurs, plus 2%. Although the Prime Loan has a stated term of 360 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The Prime Loan has an original amortization term of 360 months. The Prime Loan requires monthly payments of principal and interest equal to $105,276.56 until the Anticipated Repayment Date. If the Prime Loan is not prepaid on such date, all of the cash flow from the Prime Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2028. The Prime Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Lockbox. Upon any default or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from each Prime Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows:
(a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the Prime Loan; and (e) to the Prime Borrowers.

Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to affiliates of any Prime Borrower) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the Prime Loan; and
(j) to the Prime Borrowers.

                                      T-20
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) May 1, 2002 or (b) two years following the date of the assignment of the Prime Loan to a REMIC in connection with a securitization. Thereafter, until December 3, 2007, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Prime Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the portion of the scheduled Monthly Payment allocated to the released Prime Property, and on the Anticipated Repayment Date, must be sufficient to fully prepay the portion of the Prime Loan allocated to the released Prime Property. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. From and after December 3, 2007, the Prime Loan may be prepaid without the payment of any prepayment consideration

Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the Prime Loan immediately due and payable upon the transfer of any Prime Property or any ownership interest in any Prime Borrower. Each Prime Borrower has a one-time right to transfer its Prime Property, after the first 12 months of the loan term, to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the Prime Property, (iii) the proposed transferee assumes the obligations of the Prime Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The Prime Loan documents allow transfers of beneficial interests in the Prime Borrower so long as Prime Group Realty Trust continues to have the same degree of management control over each Prime Borrower and directly or indirectly own 30% or more of the total equity interests in each Prime Borrower.

Escrow/Reserves. There is a tax escrow which requires deposits in an amount sufficient to pay real estate taxes when due.

Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.


The Property. The 342 Carol Lane property is located at 342-346 Carol Lane, Elmhurst, Illinois. It was built in 1989, and is a 67,935 square foot 1-story, multi-tenant warehouse/distribution building improved with 2 loading docks and approximately 41.6% office finish. It is 100% leased as of June 1, 1999. Its largest tenant is Semblex (47,861 square feet/70.45% of total), whose lease expires May 31, 2004.

The 343 Carol Lane property is located at 343 Carol Lane, Elmhurst, Illinois. It was built in 1989, and is a 30,084 square foot 1-story warehouse/distribution building improved with 1 loading dock and approximately 33.0% office finish. As of June 1, 1999, it is 100% leased to Matsushita Industrial, whose lease expires March 31, 2007.

The 388 Carol Lane property is located at 388 Carol Lane, Elmhurst, Illinois. It was built in 1979, and is a 40,920 square foot 1 and 1/2-story, multi-tenant warehouse/distribution building improved with 1 loading dock and

                                      T-21
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


approximately 22.9% office finish. It is 100% leased as of June 1, 1999. Its largest tenant is Ameritech Illinois (36,184 square feet/88.43% of total), whose lease expires September 30, 2000.

The 550 Kehoe property is located at 550 Kehoe Blvd., Carol Stream, Illinois. It was built in 1996, and is a 44,575 square foot 1-story warehouse/distribution building improved with 1 loading dock and approximately 27.3% office finish. As of June 1, 1999, it is 100% leased to Associated Material, whose lease expires August 31, 2006.

The 4300 Madison property is located at 4300 Madison Street, Hillside, Illinois. It was built in 1980, and is a 127,129 square foot 1-story, multi-tenant warehouse/distribution building. It is 100% leased as of June 1, 1999. Its largest tenant is Oak Brook Business Center (50,940 square feet/40.07% of total), whose lease expires May 31, 2000.

The 1301 East Tower property is located at 1301 East Tower Road, Schaumburg, Illinois. It was built in 1992, and is a 50,400 square foot 1-story, class B office building with 223 surface parking spaces. As of June 1, 1999, it is 100% leased to Householde Credit Services, whose lease expires December 31, 2001.

Management. The Prime Properties are managed by Prime Group Realty Trust, the general partner of the managing member of each Prime Borrower.

                                      T-22
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Loan No. 4 - 1414 Avenue of the Americas

--------------------------------------------------------------------------------
Cut-off Date Balance:   $14,000,000            Balloon           $12,169,841
                                               Balance:
--------------------------------------------------------------------------------
Loan Type:              2 years                Property Type:    Office
                        Interest-Only,  then
                        Principal & Interest
--------------------------------------------------------------------------------
Origination Date:       April 16, 1999         Location:         New York, NY
--------------------------------------------------------------------------------
Maturity Date:*         May 1, 2009            Year Renovated:   1997
--------------------------------------------------------------------------------
Initial Mortgage Rate:  7.870%                 Appraised         $20,000,000
                                               Value:
--------------------------------------------------------------------------------
Annual Debt Service:    $1,282,217             Current LTV:      70.0%
--------------------------------------------------------------------------------
DSCR:                   1.40x                  Balloon LTV:      60.8%
--------------------------------------------------------------------------------
Underwritable Net      $1,795,434              Occupancy:        100%
Cash Flow:
--------------------------------------------------------------------------------
                                               Occupancy Date: February 20, 1999
--------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the 1414 Loan.

The Loan. The 1414 Avenue of the Americas Loan (the "1414 Loan") is secured by a first mortgage on a 19-story, 111,455 square foot office building located at 1414 Avenue of the Americas, New York, New York (the "1414 Property"). CIBC originated the 1414 Loan on April 16, 1999.

The Borrower. The borrower is Green 1414 Property L.L.C., a New York limited liability company (the "1414 Borrower"). Green 1414 Manager L.L.C., a Delaware limited liability company, is the managing member of the 1414 Borrower. It is a wholly owned subsidiary of SL Green Realty Corp. SL Green Operating Partnership, L.P., a Delaware limited partnership, is the sole remaining member of the 1414 Borrower. SL Green Realty Corp. is the general partner of the limited partnership. The 1414 Borrower is a special purpose entity.

Security. The 1414 Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the 1414 Property. The 1414 Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Mortgage Rate is fixed at 7.870% until May 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.87% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the 1414 Loan occurs, plus 2%. Although the 1414 Loan has a stated term of 324 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The 1414 Loan has an original amortization term of 300 months. The 1414 Loan requires monthly payments of interest only until June 1, 2001. Thereafter, monthly payments of principal and interest equal to $106,851.39 are required until the Anticipated Repayment Date. If the 1414 Loan is not prepaid on such date, all of the cash flow from the 1414 Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2026. The 1414 Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

                                      T-23
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Lockbox. Upon a default by the 1414 Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the 1414 Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents;
(d) to pay all other amounts owed the lender with respect to the 1414 Loan;  and
(e) to the 1414 Borrower.

Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to 1414 Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest; (i) to pay all other amounts owed the lender with respect to the 1414 Loan; and (j) to the 1414 Borrower.

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 16, 2002, or (b) two years following the date of the assignment of the 1414 Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related 1414 Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the 1414 Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after November 1, 2008, the 1414 Loan may be prepaid without the payment of any prepayment consideration

Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the 1414 Loan immediately due and payable upon the transfer of the 1414 Property or any ownership interest in the 1414 Borrower. The 1414 Borrower has a one-time right to transfer the 1414 Property to a transferee approved by the lender if (i) no event of default then exists,
(ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the 1414 Property, (iii) the proposed transferee assumes the obligations of the 1414 Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The 1414 Loan documents allow transfers of beneficial interests in the 1414 Borrower so long as, among other things, Green 1414 Manager L.L.C. remains the managing member of the 1414 Borrower and SL Green Realty Corp. continues to directly or indirectly own 100% of Green 1414 Manager L.L.C. and at least 1/3 of the total equity interests in the 1414 Borrower. Additionally, so long as lender approves the management of the 1414 Borrower, transfers of non-managing member interests (up to an aggregate of 25% of the beneficial ownership interests), involuntary transfers from death or disability and transfers for estate planning purposes will not be a default. Finally, transfers of limited

                                      T-24
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


partnership interests in SL Green Operating Partnership, L.P. are allowed so long as SL Green Realty Corp. retains control of such limited partnership.

Escrows/Reserves. There is a tax escrow, which requires deposits in an amount sufficient to pay real estate taxes when due. There is an escrow for capital expenditures, which is funded monthly at the monthly rate of $929, and a tenant improvement/leasing commission escrow, which is funded at the monthly rate of $16,667. There is also an insurance reserve in the amount of $10,628.

Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The 1414 Property consists of a 19-story office building located on the southeast corner of West 58th Street, one block from Central Park, at the northern edge of Midtown Manhattan. The 1414 Property, originally constructed in 1924, contains 111,455 rentable square feet. Major capital improvements totaling approximately $580,000 were completed during 1991 (new roof) and 1997. Such improvements during 1998 included upgrades to the lobby, corridors and elevators, as well as the installation of a new fire alarm system. The 1414 Property was 100% leased as of February 20, 1999. Contractual lease expirations during the loan term are as follows: 1999 (8,943 square feet/8% of total), 2000 (12,280/11%), 2001 (17,619/15.8%), 2002 (5,200/4.7%), 2003 (33,665/30.2%), 2004
(13,975/2%),   2005   (2,187/2.8%),   2006  (3,100/2.8%),   2007  (none),   2008
(3,625/3.3%), and 2009 (2,515/2.3%). No single tenant accounts for more than 5.7% of the 1414 Property's total square footage. The typical tenant at the 1414 Property possesses a lease with a 5 or 10 year term, occupies approximately 3,000 square feet and is in the garment industry. Many have also been tenants for a number of years.

Management. The 1414 Property is managed by SL Green Management L.L.C., an affiliate of the 1414 Borrower.

                                      T-25
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Loan No. 5 - 70 West 36th Street

--------------------------------------------------------------------------------
Cut-off Date Balance:    $12,200,000           Balloon          $10,605,147
                                               Balance:
--------------------------------------------------------------------------------
Loan Type:               2 Years               Property Type:   Office
                         Interest-Only,
                         then  Principal&
                         Interest
--------------------------------------------------------------------------------
Origination Date:        April 16, 1999        Location:        New York, NY
--------------------------------------------------------------------------------
Maturity Date:*          May 1, 2009           Year             1995
                                               Renovated:
--------------------------------------------------------------------------------
Initial Mortgage Rate:   7.870%                Appraised        $18,000,000
                                               Value:
--------------------------------------------------------------------------------
Annual Debt Service:     $1,117,360            Current LTV:     67.8%
--------------------------------------------------------------------------------
DSCR:                    1.40x                 Balloon LTV:     58.9%
--------------------------------------------------------------------------------
Underwritable Net        $1,559,453            Occupancy:       100%
Cash Flow:
--------------------------------------------------------------------------------
                                               Occupancy Date: February 19, 1999

--------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the West 36th Loan.

The Loan. The 70 West 36th Street Loan (the "West 36th Loan") is secured by a first mortgage on a 16-story, 151,077 square foot office building located at 70 West 36th Street, New York, New York (the "West 36th Property"). CIBC originated the West 36th Loan on April 16, 1999.

The Borrower. The borrower is Green 70W36 Property L.L.C., a New York limited liability company (the "West 36th Borrower"). Green 70W36 Manager L.L.C., a Delaware limited liability company, is the managing member of the West 36th Borrower. It is a wholly owned subsidiary of SL Green Realty Corp. SL Green
Operating Partnership, L.P., a Delaware limited partnership, is the sole remaining member of the West 36th Borrower. SL Green Realty Corp. is the general partner of the limited partnership. The West 36th Borrower is a special purpose entity.

Security. The West 36th Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the West 36th Property. The West 36th Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Mortgage Rate is fixed at 7.870% until May 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.87% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the West 36th Loan occurs, plus 2%. Although the West 36th Loan has a stated term of 324 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The West 36th Loan has an original amortization term of 300 months. The West 36th Loan requires monthly payments of interest only until June 1, 2001. Thereafter, monthly payments of principal and interest equal to $93,113.36 are required until the Anticipated Repayment Date. If the West 36th Loan is not prepaid on such date, all of the cash flow from the West 36th Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2026. The West 36th Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

                                      T-26
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Lockbox. Upon a default by the West 36th Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the West 36th Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the West 36th Loan; and (e) to the West 36th Borrower.

Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to West 36th Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the West 36th Loan; and (j) to the West 36th Borrower.

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 16, 2002, or (b) two years following the date of the assignment of the West 36th Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related West 36th Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the West 36th Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Certificates. From and after November 1, 2008, the West 36th Loan may be prepaid without the payment of any prepayment consideration

Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the West 36th Loan immediately due and payable upon the transfer of the West 36th Property or any ownership interest in the West 36th Borrower. The West 36th Borrower has a one-time right to transfer the West 36th Property to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the West 36th Property, (iii) the proposed transferee assumes the obligations of the West 36th Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The West 36th Loan documents allow transfers of beneficial interests in the West 36th Borrower so long as, among other things, Green 70W36 Manager L.L.C. remains the managing member of the West 36th Borrower and SL Green Realty Corp. continues to directly or indirectly own 100% of Green 70 W36 Manager L.L.C. of the West 36th Borrower and at least 1/3 of the total equity interests in the West 36th Borrower. Additionally, so long as lender approves the management of the West 36th Borrower, transfers of non-managing member interests (up to an aggregate of 25% of the beneficial ownership interests), involuntary transfers from death or disability and transfers for estate planning purposes will not be a default. Finally, transfers of limited partnership

                                      T-27
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


interests in SL Green Operating Partnership, L.P. are allowed so long as SL Green Realty Corp. retains control of such limited partnership.

Escrows/Reserves. There is a tax escrow which requires deposits in an amount sufficient to pay real estate taxes when due. There is an escrow for capital expenditures, which is funded monthly at the monthly rate of $1,762, and a tenant improvement/leasing commission escrow, which is funded at the monthly rate of $12,500. There is also an insurance reserve in the amount of $8,862.

Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The West 36th Property consists of a 16-story building centrally located on 36th Street between Fifth and Sixth Avenues, in the heart of the Midtown West District of Manhattan. The West 36th Property, originally constructed in 1923, contains 151,703 rentable square feet, including 26,522 square feet of retail space on the ground floor. Major capital improvements totaling approximately $4,000,000 were completed through 1995. Such improvements included modernization of the three passenger elevators, installation of a new domestic water tank and renovations to the lobby and public corridors on each floor. Historical occupancy of the West 36th Property for the last five years has been: 1995 - 94%, 1996 - 95%, 1997 - 100%, 1998 - 100%, and 1999 - 100%.
Tenant rollover is staggered with no more than 29% expiring in any one year. The typical tenant at the West 36th Property possesses a lease with a 5 or 10 year term, occupies approximately 3,000 square feet and is in the garment industry. Many have also been tenants for a number of years.

Management. The West 36th Property is managed by SL Green Management L.L.C., an affiliate of the West 36th Borrower.

                                      T-28
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Loan Nos. 6, 7 and 8 - 2201 Lundt, 7200 Leamington and 1330 West 43rd Street

--------------------------------------------------------------------------------
Cut-off Date                              Property Type:        Industrial
Balances:
--------------------------------------------------------------------------------
   Leamington           $4,850,000        Location:             Chicago, IL
--------------------------------------------------------------------------------
   Lundt                $4,000,000        Year Built:
--------------------------------------------------------------------------------
   West 43rd            $2,190,000           Leamington         1952
--------------------------------------------------------------------------------
Loan Type:              Principal &          Lundt              1963
                        Interest
--------------------------------------------------------------------------------
Origination Date:       June 24, 1999        West 43rd          1977
--------------------------------------------------------------------------------
Maturity Date:          July 1, 2009      Appraised Value:      $15,200,000
--------------------------------------------------------------------------------
Initial Mortgage        8.320%               Leamington         $  6,800,000
Rate:
--------------------------------------------------------------------------------
Annual Debt Service:                         Lundt              $  5,600,000
--------------------------------------------------------------------------------
   Leamington           $440,105             West 43rd          $  2,800,000
--------------------------------------------------------------------------------
   Lundt                $362,973          Current Combined      72.6%
                                          LTV:
--------------------------------------------------------------------------------
   West 43rd            $198,728          Combined Balloon      65.5%
                                          LTV:
--------------------------------------------------------------------------------
DSCR:                   1.30x             Occupancy:
--------------------------------------------------------------------------------
Balloon Balance:                             Leamington         100.0%
--------------------------------------------------------------------------------
   Leamington           $4,372,452           Lundt              100.0%
--------------------------------------------------------------------------------
   Lundt                $3,606,147           West 43rd          100.0%
--------------------------------------------------------------------------------
   West 43rd            $1,974,366        Occupancy Date:       May 11, 1999
--------------------------------------------------------------------------------
Aggregate               $1,302,056
Underwritable
Net Cash Flow:
--------------------------------------------------------------------------------


The Loans. The 2201 Lundt, 7200 Leamington and 1330 West 43rd Street Loans (the "Chicago Industrial Loans") consist of three separate loans secured by first mortgages on three Chicago-area industrial properties (the "Chicago Industrial Properties"). RFC originated each of the Chicago Industrial Loans was originated on June 24, 1999, and each has a maturity date of July 1, 2009.

The Borrowers. Separate Illinois limited liability companies were established as borrowing entities for each of the Chicago Industrial Loans (each a "Chicago Industrial Borrower"). Each Chicago Industrial Borrower is a single purpose entity established to own and manage only its Chicago Industrial Property. The primary sponsors Chicago Industrial Borrowers are John Daley and Guy Ackerman.

Security. The Chicago Industrial Loans are secured by separate Mortgages, Assignments of Leases and Rents, UCC Financing Statements and certain additional security documents. Each Mortgage is a first lien on the fee interest in the related Chicago Industrial Property. The Chicago Industrial Loans are non-recourse, subject to certain limited exceptions. All of the Chicago Industrial Loans are cross-defaulted and cross-collateralized with each other.

Payment Terms. Each Chicago Industrial Loan has a fixed 8.320% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Chicago Industrial Loans require an aggregate monthly principal and interest payment of $83,483.74 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. Each Chicago Industrial Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

                                      T-29
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Prepayment/Defeasance. No prepayment or defeasance is permitted for any of the Chicago Industrial Loans prior to the earlier of (a) August 1, 2003, or (b) two years following the date of the assignment of the related Chicago Industrial Loan to a REMIC in connection with a securitization. Thereafter, until April 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Chicago Industrial Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after April 1, 2009, each Chicago Industrial Loan may be prepaid without the payment of any prepayment consideration.

Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare any Chicago Industrial Loan immediately due and payable upon the transfer of the related Chicago Industrial Property or any ownership interest in the related Chicago Industrial Borrower. Each Chicago Industrial Borrower has a one time right to transfer its Chicago Industrial Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the related Chicago Industrial Property,
(ii) the proposed transferee assumes the obligations of the related Chicago Industrial Borrower, (iii) no event of default then exists, and (iv) a 1% assumption fee has been received by the lender. The documents for each Chicago Industrial Loan also allow transfers of membership interest in the related Chicago Industrial Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; (b) are the result of a death or physical or mental disability, or (c) are to an immediate family member or trust for such a family member.

Escrow/Reserves. Each Chicago Industrial Loan has a tax and insurance reserve which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is a capital improvements escrow for each Chicago Industrial Property funded monthly at the aggregate rate $5,282 (Lundt - $1,778, Leamington - $2,590 and West 43rd - $914). There is a tenant improvement/leasing commission escrow for each Chicago Industrial Property funded monthly at the aggregate rate $13,233 (Lundt - $4,446, Leamington - $6,474 and West 43rd - $2,313).

Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The Lunt property is located at 2201 W. Lunt Avenue, Elk Grove Village, Illinois, approximately 1 mile east of O'Hare Airport. This property is a 213,390 square foot single-story, multi-tenant warehouse/distribution building improved with 16 loading docks and approximately 6% office finish.
It is 71.63% leased to Prime Source and World Wide Inc.

The Leamington property is located at 7200 S. Leamington, Bedford Park, Illinois, on the south side of Chicago near Midway Airport. This property is a 310,752 square foot single-story manufacturing building improved with 13

                                      T-30
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


loading docks and approximately 4% office finish. It is 100% net leased to The Form House, Inc., through March 20, 2004.

The West 43rd Street property is located at 1330 West 43rd Street, McKinley Park, Illinois, in the old stock yard district. This property is a 109,728 square foot single-story, single-tenant warehouse/distribution building improved with 9 loading docks and approximately 6% office finish. It is 100% occupied by SM Acquisitions through May, 2002.

Management. The Chicago Industrial Properties are currently managed by Hawthorne Realty Management. Hawthorne has managed over 12,000,000 square feet of industrial space in the Chicago metro area and midwest. Hawthorne alos manages 4,000,000 square feet of office space and 1,000,000 square feet of residential and hospitality properties. Hawthorne is affiliated with the Chicago Industrial Borrowers.

                                      T-31
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Loan No. 9 - University Club Apartments

--------------------------------------------------------------------------------
Cut-off Date Balance:     $10,486,188         Balloon           $9,254,639
                                              Balance:
--------------------------------------------------------------------------------
Loan Type:                Principal and       Property Type:    Multifamily
                          Interest
--------------------------------------------------------------------------------
Origination Date:         April 22, 1999      Location:         Charlotte, NC
--------------------------------------------------------------------------------
Maturity Date:*           May 1, 2009         Year Built        1998
--------------------------------------------------------------------------------
Initial Mortgage Rate:    7.390%              Appraised         $13,820,000
                                              Value:
--------------------------------------------------------------------------------
Annual Debt Service:      $871,539            Current LTV:      75.9%
--------------------------------------------------------------------------------
DSCR:                     1.30x               Balloon LTV:      67.0%
--------------------------------------------------------------------------------
Underwritable Net         $1,130,378          Occupancy:        97.5%
Cash Flow:
--------------------------------------------------------------------------------
                                              Occupancy Date: January 31, 1999
--------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the University Club Loan.

The Loan. The University Club Apartments Loan (the "University Club Loan") is secured by a first mortgage on the University Club Apartments (the "University Club Property"), a 130-unit, 17 building, student housing apartment complex located in Charlotte, North Carolina. CIBC originated the University Club Loan on April 22, 1999.

The Borrower. The borrower is University Club Apartments of Charlotte, L.C., a Florida limited liability company (the "University Club Borrower"). The University Club Borrower's managing member is Thomas C. Proctor. The University Club Borrower is a special purpose entity.

Security. The University Club Loan is secured by a Deed of Trust and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Deed of Trust is a first lien on the fee interest in the University Club Property. The University Club Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Mortgage Rate is fixed at 7.390% until May 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.39% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the University Club Loan occurs, plus 2%. Although the University Club Loan has a stated term of 360 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The University Club Loan has an original amortization term of 360 months. The University Club Loan requires monthly payments of principal and interest of $72,628.26 until the Anticipated Repayment Date. If the University Club Loan is not prepaid on such date, all of the cash flow from the University Club Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on May 1, 2029. The University Club Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Lockbox. Upon a default by the University Club Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the University Club Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are

                                      T-32
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest then due; (c) to fund other reserves required under the related security documents;
(d) to pay all other amounts owed the lender with respect to the University Club Loan; and (e) to the University Club Borrower.

Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to University Club Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the University Club Loan; and (j) to the University Club Borrower.

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 22, 2002, or (b) two years following the date of the assignment of the University Club Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related University Club Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the University Club Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after November 1, 2008, the University Club Loan may be prepaid without the payment of any prepayment consideration

Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the University Club Loan immediately due and payable upon the transfer of the University Club Property or any ownership interest in the University Club Borrower. The University Club Borrower has a one-time right to transfer the University Club Property, after the first 12 months of the loan term, to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the University Club Property, (iii) the proposed transferee assumes the obligations of the University Club Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender. The University Club Loan documents also prohibit, without the lender's prior consent, any transfer of any managing membership interest in the University Club Borrower. Transfers of non managing member interests are allowed without lender consent. Additionally, so long as lender approves the management of the University Club Borrower, involuntary transfers from death or disability and transfers for estate planning purposes will not be a default.

Escrows/Reserves. There is a tax and insurance escrow which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is also an escrow for capital expenditures which is funded

                                      T-33
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


monthly in the amount of $29,250/year for the first twelve months of the loan term and $39,000/year for the remainder of the loan term.

Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The University Club Property consists of 130 townhouse style apartment units (1,470 square feet per unit) in seventeen buildings located in Charlotte, North Carolina, approximately 1/2 mile east University of North Carolina - Charlotte. Each unit contains four bedrooms and four baths with cable television, telephone lines and an interior alarm system available in each bedroom. Site amenities include a basketball court, beach volleyball court, fitness center, computer center, and two swimming pools. The University Club Property's tenant base is primarily comprised of students from the University of North Carolina - Charlotte. The University Club Property commenced operations in August 1998. According to a January 31, 1999 rent roll, occupancy during the 1998-1999 school year was 97.5%.

Management. The University Club Property is managed by Coastal Property Services, Inc., a full services management company focused specifically on residential property management. The company manages over 2,500 rental units in the southeastern United States and over 3,000 beds for students at nine colleges and universities.

                                      T-34
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Loan No. 10 - Patriot Apartments

----------------------------------------------------------------------------
Cut-off Date Balance:     $10,022,381        Balloon Balance:   $8,842,833
----------------------------------------------------------------------------
Loan Type:                Principal and      Property Type:     Multifamily
                          Interest
----------------------------------------------------------------------------
Origination Date:         February17, 1999   Location:          El Paso, TX
----------------------------------------------------------------------------
Maturity Date:            March 1, 2009      Year Built         1996
----------------------------------------------------------------------------
Mortgage Rate:            7.24%              Appraised Value:   $12,600,000
----------------------------------------------------------------------------
Annual Debt Service:      $821,887           Current LTV:       79.5%
----------------------------------------------------------------------------
DSCR:                     1.25x              Balloon LTV:       70.2%
----------------------------------------------------------------------------
Underwritable Net        $1,029,379          Occupancy:         99.7%
Cash Flow:
----------------------------------------------------------------------------
                                             Occupancy Date: March 22, 1999
----------------------------------------------------------------------------

The Loan. The Patriot Apartment Loan (the "Patriot Loan") is secured by a first mortgage on the Patriot Apartments (the "Patriot Property"), a 320 unit, 20 building, Class A garden apartment complex located in El Paso, Texas. Midland originated the Patriot Loan on February 17,1999.

The Borrower. The Borrower is Patriot Apartments, L.L.C., a Delaware limited liability company (the "Patriot Borrower"). The Patriot Borrower is a single purpose entity with D.R.R. Asset Management, Inc., owning 1% and D.R.R. Properties, a California corporation owning the remaining 99%. Both D.R.R. Asset Management, Inc, and D.R.R. Properties are owned 100% by Mr. Duane R. Roberts of Riverside, California.

Security. The Patriot Loan is secured by a Deed of Trust, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. Such Deed of Trust is a first lien on a fee interest in the Patriot Property. The Patriot Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Patriot Loan has a fixed 7.24% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Patriot Loan requires monthly principal and interest payments of $68,490.56 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Patriot Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Prepayment. No prepayment is permitted during the first 60 months of the term of the Patriot Loan. Thereafter, prior to December 1, 2008, prepayments may be made upon the payment of a prepayment premium equal to the greater of a yield maintenance amount or 1% of the principal prepaid. No prepayment premium is required for any prepayment on or after December 1, 2008.

Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Patriot Loan immediately due and payable upon the transfer of the Patriot Property or any ownership interest in the Patriot Borrower. The Patriot Loan documents contemplate a potential waiver of such prohibition by

                                      T-35
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


the lender if (i) the lender has expressly approved the proposed transfer in writing, (ii) no event of default then exists, (iii) the proposed transferee and the Patriot Property reasonably satisfy the lender's underwriting standards, and
(iv) the lender receives a 1% assumption fee and reimbursement for all of costs and expenses. The Patriot Loan documents allow transfers of membership interest in the Patriot Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; or (b) are the result of a death or physical or mental disability.

Escrow/Reserves. There is a tax and insurance reserve which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is a capital improvement reserve funded at closing in the amount of $32,750 to provide funds for carpet replacement and other specified upgrades to the clubhouse at the Patriot Property. There is also a reserve for future repairs and replacements to the Patriot Property, which was funded at closing in the amount of $67,250. If any funds are withdrawn from this reserve, monthly deposits will be required until the reserve balance again reaches $67,250.

Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited with out the prior consent of the lender.

The Property. The Patriot Property is located at 4600 Fairbanks, in the northeastern portion of El Paso, Texas, approximately 10 minutes north of the El Paso central business district and 6 miles from Fort Bliss. It was built in 1996 and consists of 320 units contained in 20 two-story garden style apartment buildings. Amenities include a community resource center/computer room, fitness center, playground, basketball court, sand volleyball court, picnic benches & barbecue grills, clubhouse, RV and boat parking, covered parking (30 spaces), mini-storage units (136 units), three laundry facilities, a jogging path and a wading and swimming pool.

Management. Case & Associates Properties, Inc. is the manager of the Patriot Property. Case & Associates manages over 18,000 apartment units, including both owned and third party assets, in the southwest region including Tulsa, Oklahoma City, Wichita, and the Dallas-Ft. Worth metroplex. There is an on-site staff of management, leasing, and maintenance personnel, all of which are overseen by a regional and home office supervisor.

                                      T-36
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Loan No. 11 - Acme (Cape May) Plaza

--------------------------------------------------------------------------------
Cut-off Date Balance:     $9,459,453          Balloon           $8,402,811
                                              Balance:
--------------------------------------------------------------------------------
Loan Type:                Principal and       Property Type:    Retail
                          Interest
--------------------------------------------------------------------------------
Origination Date:         April 23, 1998      Location:         Cape May, NJ
--------------------------------------------------------------------------------
Maturity Date:*           January 1, 2009     Year Renovated    1998
--------------------------------------------------------------------------------
Initial Mortgage Rate:    7.550%              Appraised Value:  $12,000,000
--------------------------------------------------------------------------------
Annual Debt Service:      $801,011            Current LTV:      78.8%
--------------------------------------------------------------------------------
DSCR:                     1.32x               Balloon LTV:      70.0%
--------------------------------------------------------------------------------
Underwritable Net         $1,058,317          Occupancy:        100%
Cash Flow:
--------------------------------------------------------------------------------
                                              Occupancy Date:   April 1, 1999
--------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the maturity date of the Acme Plaza Loan.

The Loan. The Acme (Cape May) Plaza Loan (the "Acme Plaza Loan") is secured by a first mortgage on the Acme Plaza Shopping Center (the "Acme Plaza Property"), a 150,548 square foot anchored retail center located in Cape May, New Jersey. CIBC originated the Acme Plaza Loan on April 23, 1998.

The Borrower. The borrower is Shelvin Two, a New Jersey general partnership (the "Acme Plaza Borrower"). Equity Associates, LP and an Intervivos Q-Tip Trust of Vincent Polemini are the only partners in the Acme Plaza Borrower.
The Acme Plaza Borrower is a special purpose entity.

Security. The Acme Plaza Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Acme Plaza Property. The Acme Plaza Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Mortgage Rate is fixed at 7.550% until January 1, 2009 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 9.55% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during the month in which the maturity date of the Acme Plaza Loan occurs, plus 2%. Although the Acme Plaza Loan has a stated term of 368 months, it is assumed for purposes hereof that it has a term of 128 months with a maturity date of the Anticipated Repayment Date. The Acme Plaza Loan has an original amortization term of 360 months. The Acme Plaza Loan requires monthly payments of principal and interest of $66,750.95 until the Anticipated Repayment Date. If the Acme Plaza Loan is not prepaid on such date, all of the cash flow from the Acme Plaza Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued but unpaid interest is due on January 1, 2029. The Acme Plaza Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Lockbox. Upon a default by the Acme Plaza Borrower, or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the Acme Plaza Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay

                                      T-37
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


all principal and interest then due; (c) to fund other reserves required under the related security documents; (d) to pay all other amounts owed the lender with respect to the Acme Plaza Loan; and (e) to the Acme Plaza Borrower.

Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows: (a) to fund required reserves for the payment of real estate taxes, insurance and other impounds; (b) to pay all principal and interest (at the initial Mortgage Rate) then due; (c) to fund other reserves required under the related security documents; (d) to pay budgeted operating expenses (less management fees payable to Acme Plaza Borrower affiliates) approved by the lender; (e) to pay budgeted capital expenses approved by the lender; (f) to pay other extraordinary expenses approved by the lender; (g) to pay all remaining outstanding principal; (h) to pay all outstanding interest;
(i) to pay all other amounts owed the lender with respect to the Acme Plaza Loan; and (j) to the Acme Plaza Borrower.

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) April 23, 2003, or (b) two years following the date of the assignment of the Acme Plaza Loan to a REMIC in connection with a securitization. Thereafter, until July 1, 2008, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the related Acme Plaza Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Anticipated Repayment Date. Each such payment must be equal to or greater than the scheduled Monthly Payment, and on the Anticipated Repayment Date, must be sufficient to fully prepay the Acme Plaza Loan on such date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after July 1, 2008, the Acme Plaza Loan may be prepaid without the payment of any prepayment consideration

Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the Acme Plaza Loan immediately due and payable upon the transfer of the Acme Plaza Property or any ownership interest in the Acme Plaza Borrower. The Acme Plaza Borrower has a one-time right to transfer the Acme Plaza Property, after the first 12 months of the loan term, to a transferee approved by the lender if (i) no event of default then exists, (ii) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the Acme Plaza Property, (iii) the proposed transferee assumes the obligations of the Acme Plaza Borrower and an acceptable person or entity assumes all guaranties or indemnities, and (iv) a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses has been received by the lender.

Escrows/Reserves. There is a tax and insurance escrow which requires deposits in an amount sufficient to pay real estate taxes and insurance premiums when due. There is an escrow for capital expenditures which is funded monthly in the amount of $1,910. There is also a $10,000 tenant improvement/leasing commission escrow, which is to be replenished at the monthly rate of $833.33, when the balance falls below $10,000.

Subordinate/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

                                      T-38
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


The Property. The Acme Plaza Property is a 150,548 square foot retail shopping center situated on 18.62 acres of land located in Cape May, New Jersey. The Acme Plaza Property was built in 1971 and renovated in 1998. According to an April 1, 1999 rent roll, the Acme Plaza Property was 100% leased to 13 tenants, with an average base rental was $8.51per square foot. Acme Stores (Acme Supermarket) is the anchor store for the Acme Plaza Property, with a lease covering approximately 41.2% of available space. Its lease expires on June 29, 2016. Other lease expirations during the loan term are as follows: 1999 (2,000 square feet/1.3% of total), 2000 (9,220/6.1%), 2001 (none), 2002 (3,150/2.1%), 2003
(5,500/3.7%),  2004 (none),  2005  (10,000/6.6%),  2006 (none), 2007 (none), and
2008 (35.113/23.3%).

Management. The Acme Plaza Property is managed by Skyline Management, a full-service property management company. The company manages over 2,000,000 square feet in its current portfolio primarily in the northeastern United States.

                                      T-39
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


Loan No. 12 - The Place Apartments

--------------------------------------------------------------------------------
Cut-off Date Balance:   $8,693,077             Balloon           $7,619,550
                                               Balance:
--------------------------------------------------------------------------------
Loan Type:              Principal & Interest   Property Type:    Multifamily
--------------------------------------------------------------------------------
Origination Date:       May 4, 1999            Location:         Ft. Myers, FL
--------------------------------------------------------------------------------
Maturity Date:          June 1, 2009           Year Renovated:   1999
--------------------------------------------------------------------------------
Initial Mortgage Rate:  7.150%                 Appraised Value:  $10,887,000
--------------------------------------------------------------------------------
Annual Debt Service:    $705,125               Current LTV:      79.8%
--------------------------------------------------------------------------------
DSCR:                   1.26x                  Balloon LTV:      70.0%
--------------------------------------------------------------------------------
Underwritable Net       $887,965               Occupancy:        99.1%
Cash Flow:
--------------------------------------------------------------------------------
                                               Occupancy Date:   March 24, 1999
--------------------------------------------------------------------------------

The Loan. The Place Apartments Loan (the "Place Apartments Loan") is secured by a first mortgage on a 230-unit garden apartment complex located at 4757 Barkley Circle, Ft. Myers, Florida (the "Place Apartments Property"). RFC originated the Place Apartments Loan on May 4, 1999.

The Borrower. The borrower is The Place Apartments, Ltd., a Florida limited partnership (the "Place Apartments Borrower"). The corporate general partner of the Place Apartments Borrower is A&M Business Properties, Inc., an Ohio corporation. The Place Apartments Borrower is a special purpose entity.

Security. The Place Apartments Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Place Apartments Property. The Place Apartments Loan is non-recourse, subject to certain limited exceptions.

Payment Terms. The Place Apartments Loan has a fixed 7.150% Mortgage Rate, an original term of 120 months and an original amortization of 360 months. The Place Apartments Loan requires monthly principal and interest payments of $58,760.39 until maturity, at which time all unpaid principal and accrued but unpaid interest is due. The Place Apartments Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) July1, 2003, or (b) two years following the date of the assignment of the Place Apartments Loan to a REMIC in connection with a securitization. Thereafter, until March 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Place Apartments Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned

                                      T-40
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $658,587,000 (Approximate)
                     Commercial Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-C1


to any class of certificates. From and after March 1, 2009, the Place Apartments Loan may be prepaid without the payment of any prepayment consideration.

Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Place Apartments Loan immediately due and payable upon the transfer of the Place Apartments Property or any ownership interest in the Place Apartments Borrower. The Place Apartments Borrower has a one time right to transfer the Place Apartments Property to a qualifying single asset transferee approved by the lender if (i) the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources customarily required by the lender for properties such as the Place Apartments Property, (ii) the proposed transferee assumes the obligations of the Place Apartments Borrower, (iii) no event of default then exists, and (iv) a 1% assumption fee has been received by the lender. The Place Apartments Loan documents also allow transfers of membership interest in the Place Apartments Borrower which: (a) do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; (b) are the result of a death or physical or mental disability, or (c) are to an immediate family member or trust for such a family member.

Escrow/Reserves. There is a tax reserve which requires deposits in an amount sufficient to pay real estate taxes when due. Additionally, there is a replacement reserve funded monthly at the rate of $4,485 per month.

Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

The Property. The Place Apartments Property is located at 4757 Barkley Circle, Ft. Myers, Florida. It was constructed in two phases, beginning in 1985 and concluding in 1987. It is a garden-style apartment complex consisting of 230 units contained in fifteen 2-story and two 5-story, walk-up/elevator serviced buildings. The Place Apartments Property contains 64 one-bedroom units and 166 two-bedroom units. Amenities include laundry facilities, temperature controlled swimming pools, spas, tennis, handball and basketball courts, vaulted ceilings, water views, washer/dryer hookups and screened-in balconies.

Management. The Place Apartments is managed by A&M Properties, a borrower-related entity that is 50% owned by one of the sponsors, Lawrence Maxwell. A&M Properties currently manages 8,300 multifamily and mobile home units.

                                      T-41
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Deutsche Banc Alex. Brown, CIBC World Markets Corp. and PNC Capital Markets (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                      Commercial Mortgage Acceptance Corp.
                                    Depositor

                 Commercial Mortgage Pass-Through Certificates
                              (Issuable in Series)

      Commercial Mortgage Acceptance Corp. (the "Depositor") from time to time will offer Commercial Mortgage Pass-Through Certificates (the "Offered Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Offered Certificates, together with any other Commercial Mortgage Pass-Through Certificates of such Series, are collectively referred to herein as the "Certificates." The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes", which may have different interest rates and which may receive principal payments in differing proportions and at different times.
                                                       (continued on next page)

      The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS."

      Prospective Investors should consider the material risks discussed herein under "RISK FACTORS" at page 6 and such information as may be set forth under the caption "RISK FACTORS" in the related Prospectus Supplement before purchasing any of the Offered Certificates.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

      Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is September 9, 1998.

(cover page continued)

     In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes. Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on fee simple or leasehold interests in commercial real estate properties, multifamily residential properties and/or mixed-use properties and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any Credit Enhancement described in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--General" herein. The percentage of any mixed-use property used for commercial purposes will be set forth in the Prospectus Supplement. Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. See "DESCRIPTION OF THE MORTGAGE POOL" in the Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include installment contracts for the sale of such types of properties. Such mortgage loans and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. The Mortgage Loans may be originated by affiliated entities, including Midland Loan Services, Inc. and/or unaffiliated entities. See "RISK FACTORS." Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be master serviced by Midland Loan Services, Inc.

      The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Certificates or Residual Certificates, as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein.

      With respect to each Series, all of the Offered Certificates will be rated in one of the four highest ratings categories by one or more nationally recognized statistical rating organizations. There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a secondary market will develop as a result of such offering or, if it does develop, that it will continue. The Depositor does not intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates in an automated quotation system of a registered securities association.

                              PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates; (ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the mortgagor(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series; (xiii) additional information with respect to the Credit Enhancement, if any, relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.

                             ADDITIONAL INFORMATION

      This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Commercial Mortgage Acceptance Corp., 201 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Clarence Krantz, telephone number (816) 435-5000. The Commission maintains an Internet Web site that contains reports, proxy information statements and other information regarding registrants that file electronically with the Commission. The address of such Internet Web site is http://www.sec.gov.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to the Trust Fund for each Series, there are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to such Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Prospectus and prior to the termination of the offering of the Offered Certificates evidencing an interest in such Trust Fund. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). The Depositor has determined that its financial statements are not material to the offering of any of the Offered Certificates. See "FINANCIAL INFORMATION." Requests to the Depositor should be directed to: Commercial Mortgage Acceptance Corp., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: Clarence Krantz, telephone number
(816) 435-5000.

                                     REPORTS

      In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports most likely will not have been examined or reported upon by an independent public accountant. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders." The Master Servicer for each
Series will furnish periodic statements setting forth certain specified information relating to the Mortgage Loans to the related Trustee, and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans in the related Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance." Copies of the monthly and annual statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee for the related Trust Fund.

      The Depositor intends to apply for relief from the reporting requirements of Sections 13, 15(d) and 16(a) of the 1934 Act. In lieu of filing the periodic reports required by those sections, the Master Servicer, on behalf of the related Trust Fund, will file with the Commission on Form 8-K the monthly reports and information set forth in the related Prospectus Supplement. See "THE POOLING AND SERVICING AGREEMENT--Reports to Certificateholders; Available Information" in the related Prospectus Supplement. The Depositor does not intend to file periodic reports under the 1934 Act with respect to the related Trust Fund for any Series of Certificates following the completion of the reporting period required by Rule 15d-1 under the 1934 Act.

                                TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT.............iii   Certain Federal Tax Considerations
                                          Regarding Residual Certificates....14
ADDITIONAL INFORMATION............iii   ERISA Considerations.................14
                                        Special Hazard Losses................15
INCORPORATION OF CERTAIN                Control; Decisions by
 INFORMATION BY REFERENCE..........iv     Certificateholders.................15
                                        Book-Entry Registration..............15
REPORTS............................iv
                                        THE DEPOSITOR........................15
SUMMARY OF PROSPECTUS...............1
                                        THE MASTER SERVICER..................16
RISK FACTORS........................6
                                        USE OF PROCEEDS......................16
   Limited Liquidity; Lack of Market
     for Resale.....................6   DESCRIPTION OF THE CERTIFICATES......16
   Limited Assets as Security for
     Investment in Certificates; No       General............................17
     Personal Liability.............6     Distributions on Certificates......18
   Effects of Prepayments on Average      Accounts...........................18
     Life of Certificates and Yield.6     Amendment..........................20
   Risks Associated with Lending on       Termination........................21
     Income Producing Properties....7     Reports to Certificateholders......22
   Potential Conflicts of Interest..8     The Trustee........................22
   Certain Tax Considerations of
     Variable Rate Certificates.....9   THE MORTGAGE POOLS...................22
   Limited Nature of Credit Ratings.9
   Potential Inability to Verify          General............................22
     Underwriting Standards........10     Assignment of Mortgage Loans.......24
   Nonrecourse Mortgage Loans;            Mortgage Underwriting Standards and
     Limited Recovery..............10       Procedures.......................25
   Inclusion of Delinquent and Non-       Representations and Warranties.....26
     Performing Mortgage Loans May
     Adversely Affect Yields.......10   SERVICING OF THE MORTGAGE
   Junior Mortgage Loans...........10     LOANS..............................27
   Balloon Payments................10
   Extensions and Modifications of        General............................27
     Defaulted Mortgage Loans;            Collections and Other Servicing
     Additional Servicing Fees.....11       Procedures.......................27
   Risks Related to the Mortgagor's       Insurance..........................28
     Form of Entity and                   Fidelity Bonds and Errors and
     Sophistication................11       Omissions Insurance..............30
   Credit Enhancement Limitations..11     Servicing Compensation and Payment
   Risks to Subordinated                    of Exenses.......................30
     Certificateholders; Lower Payment    Advances...........................31
     Priority......................12     Modifications, Waivers and
   Taxable Income in Excess of              Amendments.......................31
     Distributions Received........13     Evidence of Compliance.............31
   Due-on-Sale Clauses and Assignments    Certain Matters With Respect to the
     of Leases and Rents...........13       Master Servicer, the Special
   Environmental Risks.............13       Servicer, the Trustee and the
                                            Depositer........................32

   Events of Default...............33   Federal Income Tax Consequences For
   Rights Upon Event of Default....34    REMIC Certificates..................58

CREDIT ENHANCEMENT.................35     General............................58
                                          Qualification as a REMIC...........58
   General.........................35     Taxation of REMIC Regular
   Subordinate Certificates........35       Certificates.....................61
   Reserve Funds...................36     Taxation of the REMIC..............68
   Cross-Support Features..........37     Taxation of Holders of Residual
   Certificate Guarantee Insurance.37       Certificates.....................70
   Limited Guarantee...............37     Reporting Requirements and Backup
   Letter of Credit................37       Withholding......................75
   Pool Insurance Policies; Special       Tax Treatment of Foreign Investors.76
     Hazard Insurance Policies.....37     Administrative Matters.............77
   Surety Bonds....................38
   Fraud Coverage..................38   Federal Income Tax Consequences For
   Mortgagor Bankruptcy Bond.......38    Certificates As To Which No REMIC
                                         Election Is Made....................78
CERTAIN LEGAL ASPECTS OF THE
  MORTGAGE LOANS...................38     Tax Status as a Grantor Trust......78
                                          Tax Status of Certificates.........79
   General.........................39     Pass-Through Certificates..........79
   Types of Mortgage Instruments...39     Stripped Certificates..............80
   Personalty......................40     Sale of Certificates...............82
   Installment Contracts...........40     Reporting Requirements and Backup
   Junior Mortgages; Rights of Senior       Withholding......................82
     Mortgagees or Beneficiaries...40     Treatment of Foreign Investors.....83
   Foreclosure.....................42
   Environmental Risks.............48   STATE TAX CONSIDERATIONS.............83
   Enforceability of Certain
     Provisions....................51   ERISA CONSIDERATIONS.................83
   Soldiers' and Sailors'
     Relief Act....................53     Prohibited Transactions............84
   Applicability of Usury Laws.....53     Unrelated Business Taxable Income-
   Alternative Mortgage                     Residual Interests...............85
     Instruments...................54
   Leases and Rents................54   LEGAL INVESTMENT.....................86
   Secondary Financing; Due-on-
     Encumbrance Provisions........55   PLAN OF DISTRIBUTION.................86
   Certain Laws and Regulations....55
   Type of Mortgaged Property......56   LEGAL MATTERS........................87
   Criminal Forfeitures............56
   Americans With Disabilities Act.56   FINANCIAL INFORMATION................87

MATERIAL FEDERAL INCOME TAX             RATINGS..............................87
 CONSEQUENCES......................57

   General.........................57

                              SUMMARY OF PROSPECTUS

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such Series. An Index of Definitions is included at the end of this Prospectus.

Title of
Certificates........Commercial  Mortgage  Pass-Through Certificates, issuable in
                    Series Certificates (the "Certificates").

Depositor...........Commercial   Mortgage   Acceptance   Corp.,  a  wholly-owned
                    subsidiary   of  Midland  Loan   Services,   Inc.  See  "THE
                    DEPOSITOR."

Master Servicer.....Midland Loan Services,  Inc., a  wholly-owned  subsidiary of
                    PNC Bank, National Association. See "SERVICING OF THE MORTGAGE LOANS--General."

Special Servicer....The  special servicer (the "Special Servicer"),if any,  for each Series of Certificates, which may be aaffiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed, will be described in the related Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--General."

Trustee.............The  trustee   (the   "Trustee")   for   each   Series  of
                    Certificates  will  be  named  in  the  related   Prospectus
                    Supplement.   See  "DESCRIPTION  OF  THE   CERTIFICATES--The
                    Trustee."

The Trust Fund......Each  Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of the following:

A. Mortgage Pool....The  primary assets of each  Trust Fund  will  consist of a pool of  mortgage  loans (the  "Mortgage  Pool")  secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on,or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property and/or mixed-use property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Multifamily properties (consisting of apart-ments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.Each such mortgage loan or Installment Contract is herein referred to as a "Mortgage Loan." The Mortgage Loans will not be guaranteed or insure by the Depositor or any of its affiliates. The Prospectus Supplement will indicate whether the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or other person. The Mortgage Loans will have the additional characteristics described under "THE MORTGAGE POOLS" herein and "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Depositor on or before the date of initial issuance of the related Series of Certificates.

                    All Mortgage Loans will be of one or more of the following types: Mortgage Loans with fixed interest rates; Mortgage Loans with adjustable interest rates; Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity; Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan; Mortgage Loans that provide for recourse against only the Mortgaged Properties; and Mortgage Loans that provide for recourse against the other assets of the related mortgagors.

                    Certain Mortgage Loans may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "DESCRIPTION OF THE MORTGAGE POOL" in the related Prospectus Supplement.

                    The Depositor will not originate any Mortgage Loan, unless provided in the Prospectus Supplement; however, some or all of the Mortgage Loans may be originated by affiliates of the Depositor.

   B. Accounts......The   Master   Servicer   generally   will  be  required  to
                    establish and maintain one or more accounts (the "Collection Account") in the name of the Trustee on behalf of the Certificateholders into which the Master Servicer will, to the extent described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Loans. The Trustee generally will be required to establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which distributions of principal and interest will be made. Such distributions will be made to the Certificateholders in the manner described in the related Prospectus Supplement. Funds held in the Collection Account and Distribution Account may be invested in certain short-term, investment grade obligations.

   C. Credit
      Enhancement...If  so  provided  in   the  related  Prospectus  Supplement,
                    protection against certain defaults and losses with respect to one or more Classes of

                    Certificates of a Series or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, limited guarantees, or another type of credit support, or a combination thereof. It is unlikely that Credit Enhancement will protect against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Enhancement, if any, will be described in the applicable Prospectus Supplement for a Series of Certificates. See "RISK FACTORS--Credit Enhancement Limitations" and "CREDIT ENHANCEMENT--General."

Description of
Certificates........The  Certificates  of   each Series will be issued  pursuant
                    to a Pooling and Servicing Agreement (the "Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund. If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Each Series of Certificates (including any Class or Classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. See "PROSPECTUS SUPPLEMENT" for a listing of additional characteristics of the Certificates that will be included in the Prospectus Supplement for each Series.

                    The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity. See "RISK FACTORS--Limited Assets as Security for Investment in Certificates; No Personal Liability" and "DESCRIPTION OF THE CERTIFICATES."
                    Distributions   on   Certificates.........Distributions   of
                    principal and interest on the Certificates of each Series will be made to the registered holders thereof on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund.

                    With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master
                    Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

Advances............With  respect  to each Series of  Certificates,  the related
                    Prospectus Supplement will set forth the obligations of the Master Servicer and the Special Servicer, if any, as part of their servicing responsibilities, to make certain advances with respect to delinquent payments on the Mortgage Loans, payments of taxes, assessments, insurance premiums and other required payments. See "SERVICING OF THE MORTGAGE LOANS--Advances."

Termination.........The  obligations  of  the parties to the  Agreement for each
                    Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement;
                    (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or
                    (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of
                    termination.       See       "DESCRIPTION       OF       THE
                    CERTIFICATES--Termination."

Risk Factors........There  are material  risks  associated with an investment in the Certificates. See "RISK FACTORS."

Listing of
Certificates........The  Depositor   does  not  currently  intend  to  make   an
                    application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates in the automated quotation system of a registered securities association. See "RISK FACTORS--Limited Liquidity; Lack of Market for Resale."

Material Federal
Income Tax
Consequences........The  Certificates  of  each  Series  will constitute  either
                    (i) "Regular Interests" ("Regular Certificates") and "Residual Interests" ("Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests in a Trust Fund treated as a grantor trust under applicable provisions of the Code. For the treatment of Regular Certificates, Residual Certificates or grantor trust certificates under the Code, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement. The information contained in these sections is supported by the opinion of Morrison & Hecker L.L.P., counsel to the Depositor. Potential purchasers of Certificates, however, are advised to consult their own tax advisers regarding the purchase of Certificates.

ERISA               A  fiduciary  of an employee benefit plan and  certain other
Considerations......retirement  plans and  arrangements  that is  subject to the
                    Employee  Retirement Income Security Act of 1974, as amended
                    ("ERISA"),  or  Section  4975 of the Code  (each,  a "Plan")
                    should  carefully review with its legal advisors whether the purchase or holding of Senior  Certificates may give rise to a  transaction  that  is  prohibited  or  is  not  otherwise permissible  either under ERISA or Section 4975 of the Code.
                    Subordinate   Certificates   may  not  be  purchased  by  or
                    transferred to a Plan. See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.

Legal Investment....The    related    Prospectus   Supplement    will   indicate
                    whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates constitute legal investments for them. See "LEGAL INVESTMENT" herein and in the related Prospectus Supplement.

Rating..............At the date   of issuance,  as to each Series, each Class of
                    Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "RATING" herein and "RATINGS" in the related Prospectus Supplement.

                                  RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "RISK FACTORS" in the related Prospectus Supplement.

Limited Liquidity; Lack of Market for Resale

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. The Depositor does not currently intend to make an application to list any Series of Certificates on a national securities exchange or quote any Series of Certificates on an automated quotation system of a Registered Securities Association. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, any sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and "SERVICING OF THE MORTGAGE LOANS--Evidence of Compliance" for information concerning the Certificates. Certificateholders will have only those redemption rights and the Certificates will be subject to early retirement only under the circumstances described herein or in the related Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Limited  Assets  as  Security  for  Investment  in  Certificates;  No  Personal
Liability

     A Series of Certificates will have a claim against or security interest in the Trust Funds for another Series only if so specified in the related
Prospectus Supplement. If the related Prospectus Supplement does not specify that a Series of Certificates will have a claim against or security interest in the Trust Funds for another Series and the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgaged Properties have been realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

     In general, neither the Depositor, nor any partner, director, officer, employee or agent of the Depositor, will be liable to the related Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action in good faith pursuant to the Agreement. As a result, if the assets of the related Trust Fund are depleted, the Certificateholders will not be able to recover any amounts from such persons, provided the applicable standard of care has been met.

Effects of Prepayments on Average Life of Certificates and Yields

     Prepayments on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage

Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each Class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, as well as Acts of God. Accordingly, there can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. Alternatively, the actual maturity of any Class of Certificates could occur significantly later than expected as a result of prepayment premiums or the existence of defaults on the Mortgage Loans, particularly at or near their maturity dates. In addition, the Master Servicer or the Special Servicer, if any, may have the option under the Agreement for such Series to extend the maturity of the Mortgage Loans following a default in the payment of a balloon payment, which would also have the effect of extending the average life of each Class of related Certificates. A Series of Certificates may include one or more Classes of Certificates with priorities of payment over other Classes of Certificates, including Classes of Offered Certificates, and, as a result, yields on such Series may be more sensitive to prepayments on the Mortgage Loans in the related Trust Fund. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans. With respect to interest only or disproportionately interest weighted Classes purchased at a premium, such Classes may not return their purchase prices under rapid repayment scenarios. See "YIELD AND MATURITY CONSIDERATIONS" in the related Prospectus Supplement.

     When considering the effects of prepayments on the average life and yield of a Certificate, an investor should also consider provisions of the related Agreement that permit the optional early termination of the Class of Certificates to which such Certificate belongs. If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Properties in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. See "DESCRIPTION OF THE CERTIFICATES--Termination."

Risks Associated with Lending on Income Producing Properties

     Mortgage loans made with respect to multifamily or commercial properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family properties. For example, the ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

     Further, the concentration of default, foreclosure and loss risks for Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the businesses operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of businesses operated by such tenants. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters; and other factors beyond the control of the Master Servicer or the Special Servicer, if any.

     Additional risk may be presented by the type and use of a particular mortgaged property. For instance, mortgaged properties that operate as hospitals, nursing homes or convalescent homes may present special risks to mortgagees due to the significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchiser or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. Any such risks will be more fully described in the related Prospectus Supplement under the captions "RISK FACTORS" and "DESCRIPTION OF THE MORTGAGE POOL."

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."

Potential Conflicts of Interest

     The Special Servicer, if any, for a Series of Certificates, will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments". If the Special Servicer or anyone else who purchases Mortgage Loans and has the power to appoint the Special Servicer, investors in the Offered Certificates should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the related Agreement and will be governed by the servicing standards described herein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.

Certain Tax Considerations of Variable Rate Certificates

     There are certain tax matters as to which counsel to the Depositor is unable to opine at the time of the issuance of the Prospectus due to uncertainty in the law. Specifically, the treatment of Interest Weighted Certificates and variable rate regular Certificates are subject to unsettled law which creates uncertainty as to the exact method of income accrual which should control. The REMIC will accrue income using a method which is consistent with certain regulations; however, there can be no assurance that such method would be controlling if the IRS were to assert a different method for accruing income. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of REMIC Regular Certificates--Interest Weighted Certificates" and "--Taxation of REMIC Regular Certificates--Variable Rate Regular Certificates."

Limited Nature of Credit Ratings

     Any rating assigned by a Rating Agency to a Class of Certificates will reflect only its assessment of the likelihood that holders of such Certificates will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases a Certificate at a significant premium, or a Certificate that is entitled to disproportionately low, nominal or no principal distributions, might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating. See "--Credit Enhancement Limitations."

     The amount, type and nature of Credit Enhancement, if any, provided with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure of loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to a greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more Classes of Certificates of the related Series. See "RATING".

Potential Inability to Verify Underwriting Standards

     The Mortgage Loans included in a Trust Fund may be originated by entities affiliated with the Depositor or by unaffiliated entities. Unaffiliated originators may use underwriting criteria that are different from that used by affiliates of the Depositor. The Prospectus Supplement relating to each Series will, to the extent verifiable, specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. In certain cases, the Depositor may not be able to verify the underwriting standards used to originate a Mortgage Loan (e.g., if the Mortgage Loans being purchased from a Seller were acquired by the Seller in the open market or were originated over a long period of time pursuant to varying underwriting standards which cannot now be confirmed). In general, the Depositor will not engage in the reunderwriting of Mortgage Loans that it acquires. Instead, the Depositor will rely on the representations and warranties made by the Seller, and the Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made.

Nonrecourse Mortgage Loans; Limited Recovery

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to such Mortgage Loans, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

Inclusion of Delinquent and Non-Performing Mortgage Loans May Adversely Affect Yields

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Enhancement, if provided with respect to a particular Series of Certificates, may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on Mortgaged Properties and the yield on the Certificates of such Series.

Junior Mortgage Loans

     Certain of the Mortgage Loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with such foreclosure to pay the debt held by the holder of such junior mortgage loan after satisfaction of all related senior liens. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure" for a discussion of additional risks to holders of mortgage loans secured by junior liens.

Balloon Payments

     Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely manner. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and congregate care facilities), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally. Neither the Depositor or any affiliate will be required to refinance any Mortgage Loan.

Extensions  and   Modifications   of  Defaulted   Mortgage  Loans;   Additional
Servicing Fees

     In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or Special Servicer, if any, will be permitted (within the parameters specified in the related Prospectus Supplement) to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer, if any, may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of such Mortgage Loans. Although a Master Servicer or Special Servicer, if any, generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the amount of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable.

Risks Related to the Mortgagor's Form of Entity and Sophistication

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as a mortgagee, under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a mortgagor may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Foreclosure--Bankruptcy Laws." The mortgagor's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations. The more sophisticated a mortgagor is, the more likely it will be aware of its rights, remedies and defenses against its mortgagee and the more likely it will have the resources to make effective use of all of its rights, remedies and defenses.

Credit Enhancement Limitations

     The Prospectus Supplement for a Series of Certificates will describe any Credit Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement and is not expected to cover all potential losses or risks or guarantee repayment of the entire principal balance of the Certificates and interest thereon.

     A Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline or be reduced to zero under certain circumstances. In addition, if principal payments on one or more Classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Enhancement may be exhausted before the principal of the lower priority Classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgaged Properties may fall primarily upon those Classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Enhancement covers more than one Series of Certificates, holders of Certificates of one Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of the holders of Certificates of one or more other Series.

     The amount, type and nature of Credit Enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating Classes of the Certificates of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Credit Enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given with respect to any Mortgage Loan that the appraised value of the related Mortgaged Property has remained or will remain at its level as of the origination date of such Mortgage Loan. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial or multifamily properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged
Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders for similar mortgage loans. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Enhancement, such losses will be borne, at least in part, by the holders of one or more Classes of the Certificates of the related Series. See "--Limited Nature of Credit Ratings," "DESCRIPTION OF THE CERTIFICATES" and "CREDIT ENHANCEMENT."

Risks to Subordinated Certificateholders; Lower Payment Priority

     If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more Classes of Subordinate Certificates (which may include Offered Certificates). If losses or shortfalls in collections on Mortgaged Properties are realized, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates. The remaining amount of such losses or shortfalls, if any, will be borne by the remaining Classes of Certificates in the priority and subject to the limitations specified in such Prospectus Supplement. In addition to the foregoing, any Credit Enhancement, if applicable, may be used by the Certificates of a higher priority of payment before the principal of the lower priority Classes of
Certificates of such Series has been repaid. Therefore, the impact of significant losses and shortfalls on the mortgaged properties may fall primarily upon those Classes of Certificates with a lower payment priority.

Taxable Income in Excess of Distributions Received

     A holder of a certificate in a Class of Subordinate Certificates could be allocated taxable income attributable to accruals of interest and original issue discount in excess of cash distributed to such holder if mortgage loans were in default giving rise to delays in distributions. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of REMIC Regular Certificates--Subordinate Certificates--Effects of Defaults, Delinquencies and Losses" herein.

Due-on-Sale Clauses and Assignments of Leases and Rents

     Mortgages may contain a due-on-sale clause, which permits the mortgagee to accelerate the maturity of the mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the mortgagee to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     The related Prospectus Supplement will describe whether and to what extent the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the mortgagee as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the mortgagee is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

Environmental Risks

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a mortgagee may be liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the mortgagee have become sufficiently involved in the operations of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. A mortgagee also risks such liability on foreclosure of the mortgage. Each Agreement will generally provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer or Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or  disposal  of  any  hazardous  substances,  hazardous  materials,  wastes  or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, which may include obtaining an environmental insurance policy. The related Prospectus Supplement may impose additional restrictions on the ability of the Master Servicer or the Special Servicer, if any, to take any of the foregoing actions. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks."

Certain Federal Tax Considerations Regarding Residual Certificates

     Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates." Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder that (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. In particular, the transfer of a Residual Interest to certain "Disqualified Organizations" is prohibited. If transfer occurs in violation of such prohibition, a tax is imposed on the transfer. In addition, the transfer of a "noneconomic residuary interest" by a Residual Certificateholder will be disregarded under certain circumstances with the transferor remaining liable for any taxable income derived from the Residual Interest by the transferee Residual Certificateholder. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates." Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

ERISA Considerations

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series. See "ERISA CONSIDERATIONS."

Special Hazard Losses

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and Special Servicer, if any, for any Trust Fund will each be required to use its best efforts in accordance with the servicing standard to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer, if any, may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged
Property through the acquisition of a blanket policy or master force placed policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more Classes of Certificates of the related Series. See "SERVICING OF THE MORTGAGE LOANS--Insurance."

Control; Decisions by Certificateholders

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement, which will be specified in the related Prospectus Supplement ("Voting Rights", will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including amending the related Agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--Events of Default," "--Rights Upon Event of Default" and "DESCRIPTION OF THE CERTIFICATES--Amendment."

Book-Entry Registration

     The related Prospectus Supplement may provide that one or more Classes of the Certificates initially will be represented by one or more certificates registered in the name of the nominee for The Depository Trust Company, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until definitive certificates are issued, beneficial owners of the Certificates of such Class or Classes will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time as definitive certificates are issued, the beneficial owners will be able to exercise the rights of Certificateholders only indirectly through The Depository Trust Company and its participating organizations. See "DESCRIPTION OF THE CERTIFICATES--General."

                                  THE DEPOSITOR

     Commercial Mortgage Acceptance Corp. was incorporated in the State of Missouri on September 17, 1996. The Depositor is a wholly owned, limited purpose finance subsidiary of Midland Loan Services, Inc. The principal executive offices of the Depositor are located at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105. Its telephone number is (816) 435-5000.

     The Depositor will have no servicing obligations or responsibilities with respect to any Series of Certificates, Mortgage Pool or Trust Fund. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

     The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.

                               THE MASTER SERVICER

     Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, substantially all of the assets of Midland Loan Services, L.P., were acquired by Midland Loan Services, Inc. ("Midland"), a newly formed, wholly-owned subsidiary of PNC Bank, National Association. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     The size of the loan portfolio which the Master Servicer was servicing as of the end of the most recent calendar quarter will be set forth in each Prospectus Supplement. The delinquency experience of the Master Servicer (and for periods prior to April 3, 1998, of the Master Servicer's predecessor in interest) as of the end of its three most recent fiscal years and the most recent calendar quarter for which such information is available on the portfolio of loans relating to commercial mortgage pass-through certificates master serviced by it will be summarized in each Prospectus Supplement. There can be no assurance that such experience will be representative of the results that may be experienced with respect to any particular Mortgage Pool.

                                 USE OF PROCEEDS

 ......The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Offered Certificates to purchase the Mortgage Loans relating to such Series, to repay any indebtedness that has been incurred to obtain funds to acquire Mortgage Loans, to obtain Credit Enhancement, if any, for the Series and to pay costs of structuring, issuing and underwriting the Certificates. The maturity and interest rate of such indebtedness, if any, will be set forth in "USE OF PROCEEDS" in the related Prospectus Supplement.

DESCRIPTION OF THE CERTIFICATES*

     The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of

___________________________

*Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply unless the context indicates otherwise, t a specific Series of Certificates, the Trust Fund underlying hte related Series and the related Mortgage Pool.

which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe the material provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

     At the time of issuance, the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Offered Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

General

     The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will primarily comprise, to the extent provided in the
Agreement: (i) the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date; (iii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed-in-lien of foreclosure (upon acquisition, any "REO Property"); (iv) all revenue received in respect of REO Property; (v) insurance policies with respect to such Mortgage Loans; (vi) any assignments of leases, rents and profits, security agreements and pledges; (vii) any indemnities or guaranties given as additional security for such Mortgage Loans; (viii) the Trustee's right, title and interest in and to any reserve or escrow accounts established pursuant to any of the Mortgage Loan documents (each, a "Reserve Account"); (ix) the Collection Account; (x) the Distribution Account and the REO Account; (xi) any environmental indemnity agreements relating to such Mortgaged Properties; (xii) the rights and remedies under each related Mortgage Loan Purchase and Sale Agreement; and (xiii) the proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related mortgagor). In addition, the Trust Fund for a Series may include various forms of Credit Enhancement. See "CREDIT ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes, which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be structured to receive principal payments in sequence. Each Class in a group of sequential pay Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate offering document. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

     The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their material characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes; (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement; provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.

Distributions on Certificates

     Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee or by wire transfer if so specified in the related Prospectus Supplement. The final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-off Date and determination date in respect of each Series of Certificates.

     With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer, if any, after a date specified in the related Prospectus Supplement (the "Cut-off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

Accounts

     It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which Certificateholder distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner and in the amounts described in the related Prospectus Supplement.

     It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain one or more accounts (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. The Master Servicer will generally be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) pay Property Protection Expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any; and (iv) reimburse the Master

Servicer, the Special Servicer, if any, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer and the Special Servicer, if any, as described in the Agreement. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title to, or management of, REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. The applicable Prospectus Supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

     The amount at any time credited to the Collection Account or the Distribution Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date, in the case of the Collection Account, or the business day preceding the next succeeding Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit amounts on deposit in the Collection Account that are required for distribution to Certificateholders to the Distribution Account on or before the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account and the Distribution Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

     It is expected that the Agreement for each Series of Certificates will provide that an account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement; (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement; and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such other Mortgaged Properties.

     The amount at any time credited to the REO Account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be for the benefit of the Master Servicer, or the Special Servicer, if applicable, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Master Servicer, or the Special Servicer, if applicable.

     "Permitted Investments" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a Series require other or additional investments:

     (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii)   direct  obligations  of the Federal Home Loan  Mortgage  Corporation
("FHLMC") (debt obligations only), the Federal National Mortgage Association ("Fannie Mae") (debt obligations only), the Federal Farm Credit System (consolidated systemwide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);

     (iii) federal funds, time deposits in, or certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term rating available from each Rating Agency rating the Certificates of a Series;

     (iv) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating the Certificates of a Series in its highest short-term unsecured rating category;

     (v) shares of taxable money market funds or mutual funds that seek to maintain a constant net asset value and have been rated by each Rating Agency rating the Certificates of a Series as Permitted Investments with respect to this definition;

     (vi) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency rating the Certificates of a Series as a permitted investment of funds backing securities having ratings equivalent to each such Rating Agency's highest initial rating of the Certificates; and

     (vii) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating the Certificates of a Series;

provided, however, that (a) if Standard and Poor's Rating Service, a division of the McGraw-Hill Companies, Inc. ("S&P") is a Rating Agency for such Series, none of such obligations or securities listed above may have an "r" highlighter affixed to its rating if rated by S&P; (b) except with respect to units of money market funds pursuant to clause (v) above, each such obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; and (c) except with respect to units of money market funds pursuant to clause (v) above, if any such obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition.

Amendment

     Generally, the Agreement for each Series will provide that it may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein or this Prospectus or the related Prospectus Supplement, (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency or (iv) to make any other provisions with respect to matters or questions arising under the Agreement that will not (a) be inconsistent with the provisions of the Agreement or this Prospectus or the related Prospectus Supplement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder.

     Each Agreement will also provide that it may be amended from time to time by the parties thereto with the consent of the holders of each of the Classes of Regular Certificates representing not less than a percentage specified in the related Agreement of all Classes of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate without the consent of each affected Certificateholder; (ii) change the percentage of Certificates the holders of which are required to consent to any action or inaction under the Agreement, without the consent of the holders of all Certificates then outstanding; or (iii) alter the obligations of the Master Servicer or the Trustee, without the consent of the holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby (unless such amendment is permitted pursuant to the preceding paragraph) to make an advance.

      Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC related to such Series or to prevent the imposition of any additional material state or local taxes, at all times that any of the Certificates are outstanding, provided, however, that such action, as evidenced by an opinion of counsel (paid for as an expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The related Prospectus Supplement will specify the method for allocating Voting Rights among holders of Certificates of a Class.

      The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement required by the Rating Agencies rating the Certificates of such Series.

Termination

     The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

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
Reports to Certificateholders

     Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.

The Trustee

     The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement. The Rating Agencies rating Certificates of a Series may require the appointment of a fiscal agent to guarantee certain obligations of the Trustee. Such fiscal agent will be a party to the Agreement. In such event, the fiscal agent will be identified, and its obligations under the Agreement will be described, in the applicable Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--Certain Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                               THE MORTGAGE POOLS

General

     Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments (each, a "Mortgage") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, and/or mixed-use property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Multifamily properties (consisting of apartments, congregate care facilities and/or mobile home parks) and general commercial properties (consisting of retail properties, including shopping centers, office buildings, mini-warehouses, warehouses, industrial properties and/or other similar types of properties) will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--General," "--Types of Mortgage Instruments," "--Installment Contracts" and "--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" for more detailed information regarding the characteristics of such types of mortgage loans. A Mortgage Pool will not include securities of the type listed in the definition of Permitted Investments. Each such mortgage loan or Installment Contract is herein referred to as a "Mortgage Loan."

     All Mortgage Loans will be of one or more of the following types:

     1.   Mortgage Loans with fixed interest rates;

     2.   Mortgage Loans with adjustable interest rates;

     3. Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

     4. Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan;

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
     5. Mortgage Loans that provide for recourse against only the Mortgaged Properties; and

     6. Mortgage Loans that provide for recourse against the other assets of the related mortgagors.

      Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date on which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

      Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, cash collateral deposits, personal guarantees or combinations thereof. Pursuant to an assignment of leases and rents, the obligor on the related promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument (each, a "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to be applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents."

      If so specified in the related Prospectus Supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors thereunder. In the event that the Mortgage Pool securing Certificates for any Series includes a Mortgage Loan or a group of Mortgage Loans of a single obligor or group of affiliated obligors representing 10% or more of the principal amount of such Certificates, the Prospectus Supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

      Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

      The Prospectus Supplement relating to each Series will, to the extent verifiable, specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. See "RISK FACTORS--Potential Inability to Verify Underwriting Standards" herein. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any materially inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

      The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

Assignment of Mortgage Loans

      At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all scheduled payments of interest and principal due after the Cut-off Date (whether received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on or prior to the Cut-off Date). The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of each property securing the Note.

      In addition,  the Depositor will, as to each Mortgage Loan, deliver to the
Trustee:  (i) the Note,  endorsed to the order of the Trustee without  recourse;
(ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the security agreement and/or assignment of leases, rents and profits is separate from the Mortgage, an executed assignment of such security agreement and/or re-assignment of such assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents, provided, however, that in instances in which the original recorded
Mortgage, mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

      The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the

Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the Master Servicer and the Seller.

Mortgage Underwriting Standards and Procedures

      The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor or third parties in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

      The originator of a Mortgage Loan generally will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. With respect to certain Mortgage Loans, the Depositor may be unable to verify the underwriting standards and procedures used by a particular originator, in which case, such fact will be disclosed in the related Prospectus Supplement. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders that were at the time of origination approved by HUD as FHA mortgagees in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. In general, the Depositor will not engage in the reunderwriting of Mortgage Loans that it acquires. Instead, the Depositor will rely on the representations and warranties made by the Seller, and the Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made. See "RISK FACTORS--Potential Inability to Verify Underwriting Standards."

      If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines for appraisers established by or acceptable to the loan originator. In general, originators of commercial and multifamily mortgage loans require each mortgaged property to be appraised by an independent appraiser in accordance with MAI Standards. Furthermore, if so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Generally, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Credit Enhancement or the insurance policies described herein and/or in the related Prospectus Supplement, the ability of the Trust Fund to pay principal of and interest on the Certificates may be adversely affected. Even if credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

Representations and Warranties

      The seller of a Mortgage Loan to the Depositor (the "Seller"), which may be an affiliate of the Depositor, will have made representations and warranties in respect of the Mortgage Loans sold by such Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or if not yet issued, a pro forma or specimen policy or a "marked-up" commitment for title insurance furnished by the related title insurance company for purposes of closing) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or pro forma or specimen policy or "marked-up" commitment for title insurance) remained in effect on the date of purchase of the Mortgage Loan from the Seller; (ii) that the Seller was the sole owner and holder of such Mortgage Loan and had full right and authority to sell and assign such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each Mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that no scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the related Cut-off Date. The Prospectus Supplement for a Series will identify each Seller and specify the representations and warranties being made by the Seller.

      All of the representations and warranties of a Seller in respect of a Mortgage Loan generally will have been made as of the date on which such Seller sold the Mortgage Loan to the Depositor. The related Prospectus Supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of the Seller do not address events that may occur following the sale of a Mortgage Loan by the Seller, the repurchase obligation of the Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of sale of the Mortgage Loans or such other date specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Certificateholders of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor.

      Upon the discovery of the breach of any representation or warranty made by the Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, if the Seller cannot cure such breach within 85 days following discovery of the breach or the Seller's receipt of notice of such breach, such Seller generally will be obligated to substitute a similar replacement mortgage loan for such Mortgage Loan, if so provided in the related Prospectus Supplement, or repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase, plus (a) unpaid accrued interest at the applicable rate (in the absence of a default) to, but not including, the date of repurchase, (b) the amount of any unreimbursed advances made with respect to Property Protection Expenses, (c) interest on all advances made with respect to such Mortgage Loan at the rate specified in the related Agreement, (d) the amount of any unpaid servicing compensation (other than servicing fees) and Trust Fund expenses allocable to such Mortgage Loan, and (e) the amount of any expenses reasonably incurred by the Master Servicer, the Special Servicer, if any, or the Trustee in respect of such repurchase obligation. The Master Servicer will be required to enforce such obligation of the Seller for the benefit of the Trustee and the Certificateholders in accordance with servicing standards for the applicable Agreement. This repurchase obligation, and substitution obligation, if applicable, will generally constitute the sole remedy or remedies available to the Trustee for the benefit of the Certificateholders of such Series for a breach of a representation or warranty by a Seller, and the Depositor and the Master Servicer will have no liability to the Trust Fund for any such breach. The applicable Prospectus Supplement will indicate whether any additional remedies will be available to the Trustee or the Certificateholders. No assurance can be given that a Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

      If specified in the related Prospectus Supplement, the Seller may deliver to the Trustee, within a specified number of days following the issuance of a Series of Certificates, Mortgage Loans in substitution for any one or more of the Mortgage Loans initially included in the Trust Fund (i) which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, (ii) as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or (iii) as to which a document in the related Mortgage Loan File is defective in any material respect. The related Prospectus Supplement will describe any required characteristics of any such substituted Mortgage Loans.

                         SERVICING OF THE MORTGAGE LOANS

General

      The servicer of the Mortgage Loans (the "Master Servicer") will be Midland Loan Services, Inc., the parent of the Depositor and a wholly-owned subsidiary of PNC Bank, National Association. The Prospectus Supplement for the related Series will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. The Master Servicer's collection procedures will be described under "THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments" and "--Collection Activities" in the related Prospectus Supplement. To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Agreement or may be appointed by holders of certain Classes of Certificates representing a certain percentage specified in the related Agreement of such Class or Classes of Certificates or by another specified party. Certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. A Special Servicer for any Series of Certificates may be the Master Servicer or an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such Series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing ("Specially Serviced Mortgage Loans"), including instituting foreclosures and negotiating work-outs and will also include asset management activities with respect to any REO Property. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular Series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided certain conditions are met. Such sub-servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

Collections and Other Servicing Procedures

      The Master Servicer and the Special Servicer, if any, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above and unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if applicable, may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

      It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain one or more escrow accounts (each, an "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments"). The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account generally may be made (i) to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, (ii) to transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance with interest thereon relating to Escrow Payments,
(iii) to restore or repair the Mortgaged Properties, (iv) to clear and terminate such account, (v) to pay interest to mortgagors on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law and (vi) to remove amounts not required to be deposited therein. The related Prospectus Supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to mortgagors by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

Insurance

      The Agreement for each Series will require that the Master Servicer use its best efforts to cause each mortgagor to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of
(i) the full replacement cost of the improvements and equipment securing such Mortgage Loan or (ii) the outstanding principal balance owing on such Mortgage Loan or such amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider. The Master Servicer will also use its reasonable efforts to cause each mortgagor to maintain (i) insurance providing coverage against 12 months of rent interruptions and (ii) such other insurance as provided in the related Mortgage Loan. Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "--Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Agreement waive the requirement of a Mortgage Loan that the related mortgagor maintain earthquake insurance on the related Mortgaged Property. If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also use its best efforts to cause the related mortgagor to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. The related Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related mortgagor fails to maintain such insurance to the extent such insurance is available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of any such insurance maintained by the Master Servicer will be advanced by the Master Servicer. The Master Servicer or the Special Servicer, if any, will cause to be maintained fire and hazard insurance with

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
extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment. The cost of any such insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer. The Special Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated. The Special Servicer will maintain with respect to each REO Property (i) public liability insurance, (ii) loss of rent endorsements and
(iii) such other insurance as provided in the related Mortgage Loan. Any such insurance that is required to be maintained with respect to any REO Property will only be so required to the extent such insurance is available at commercially reasonable rates. The related Agreement will provide that the Master Servicer or Special Servicer, as applicable, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan or REO Property, if not borne by the related mortgagor, will be advanced by the Master Servicer. Alternatively, the Master Servicer or Special Servicer, as applicable, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, as applicable, will be obligated to deposit in the Collection Account all sums that would have been deposited therein but for such clause to the extent any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Agreement.

      In  general,  the  standard  form of fire  and  hazard  extended  coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

      The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

      The Prospectus Supplement may describe other provisions concerning the insurance policies required to be maintained under the related Agreement.

      Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

      The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

Fidelity Bonds and Errors and Omissions Insurance

      The Agreement for each Series will generally require that the Master Servicer and the Special Servicer, if applicable, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer, if applicable. The related Agreement will allow the Master Servicer and the Special Servicer, if applicable, to self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer, if applicable, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

      The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

      In addition, the Agreement for a Series may provide that the Master Servicer is entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from mortgagors and (ii) any interest or other income earned on funds deposited in the Collection Account and Distribution Account (as described under "DESCRIPTION OF THE CERTIFICATES--Accounts") and, except to the extent such income is required to be paid to the related mortgagors, the Escrow Account.

      The Master Servicer will generally pay the fees of the Trustee.

      The amount and calculation of the fee for the servicing of Specially Serviced Mortgage Loans (the "Special Servicing Fee") will be described in the Prospectus Supplement and the Agreement for the related Series.

      In addition to the compensation described above, the Master Servicer and the Special Servicer, if applicable, (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.

Advances

      The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer and the Special Servicer, if applicable, to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series. In general, the Master Servicer or the Special Servicer, if any, will be entitled to reimbursement for any advance equal to the amount of such advance, plus interest thereon at the rate specified in the related Agreement, from (i) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which each such advance was made or (ii) upon determining that such advance is not recoverable in the manner described in the preceding clause, from any other amounts from time to time on deposit in the Collection Account, which amounts may include funds that would otherwise be applied to the reduction of the principal balance of the Certificates for such Series. The monthly statements to Certificateholders will disclose the amount of any advances made during the prior month. See "THE POOLING AND SERVICING AGREEMENT--Advances" in the related Prospectus Supplement.

Modifications, Waivers and Amendments

      The Agreement for each Series will provide the Master Servicer or the Special Servicer, if any, with the discretion to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to certain conditions set forth therein, including the condition that such modification, waiver or amendment will not result in such Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.

Evidence of Compliance

      The Agreement for each Series will generally provide that on or before a specified date in each year, with the first such date being a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a statement of a firm of independent certified public accountants to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under the related Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding twelve (12) months and that the assertion of management of the Master Servicer or Special Servicer, as applicable, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

      In addition, the Agreement for each Series will generally provide that the Master Servicer and the Special Servicer, if any, will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each default known to such officer.

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
Certain Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor

      The Agreement for each Series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, if any, or any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, if any, will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Master Servicer, the Special Servicer, if any, nor any such person will be protected against any liability for a breach of any representations or warranties under the Agreement or that would otherwise be imposed by reason of willful misfeasance, misrepresentations, bad faith, fraud or negligence or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Agreement in the performance of its duties or by reason of negligent disregard of its obligations and duties thereunder. The Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, if any, and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, if any, will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, misrepresentation, bad faith, fraud or negligence or, in the case of the Master Servicer or the Special Servicer, if any, a breach of the servicing standard set forth in the Agreement in the performance of duties thereunder or by reason of negligent disregard of its respective obligations and duties thereunder. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders. The Prospectus Supplement will specify any variations to the foregoing required by the Rating Agencies rating Certificates of a Series.

      In addition, the Agreement will generally provide that none of the Depositor, the Master Servicer or the Special Servicer, if any, will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Agreement and which in its opinion does not involve it in any expense or liability. The Master Servicer or the Special Servicer, if any, may, however, in its discretion undertake any such action that is related to its respective obligations under the related Agreement and that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Master Servicer's or the Special Servicer's, if any, obligations to service the Mortgage Loans in accordance with the servicing standard under the Agreement) will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or Special Servicer, if applicable, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Special Servicer, if any, may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer, if any, is a party, or any person succeeding to the business of the Master Servicer or the Special Servicer, if any, will be the successor of the Master Servicer or the Special Servicer, as applicable, under the Agreement, and will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or succession will not result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. The related Prospectus Supplement will describe any additional restrictions on such a merger or consolidation.

      Generally, and in addition to the transactions permitted pursuant to the preceding paragraph, the Master Servicer or the Special Servicer, if any, may assign its rights and delegate its duties and obligations under the Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio; provided that certain conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that such assignment and delegation by the Master Servicer or the Special Servicer, as applicable, will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. The related Prospectus Supplement will describe any additional restrictions on such assignment.

      The Agreement will also provide that the Master Servicer or the Special Servicer, if any, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation or removal may become effective until the Trustee or a successor Master Servicer or Special Servicer, as the case may be, has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Agreement.

      The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and/or any of their respective affiliates.

      The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

      The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Agreement.

Events of Default

      Events of default with respect to the Master Servicer or the Special Servicer, if any, as applicable (each, an "Event of Default") under the Agreement for each Series will consist of, in summary form, (i) any failure by the Master Servicer or the Special Servicer, if any, to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted pursuant to the Agreement; (ii) any failure by the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer, if any, with respect to any Mortgage Loan) under the Agreement, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class; (iii) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any Class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer or Special Servicer, as applicable, indicating its insolvency or inability to pay its obligations; or (v) any failure by the Master Servicer or the Special Servicer, as applicable, to make a required advance. The related Prospectus Supplement may provide for other Events of Default to the extent required by the Rating Agencies rating Certificates of a Series.

Rights Upon Event of Default

      As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates entitled to 25% of the aggregate Voting Rights of all Certificates will, terminate all of the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Agreement the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances and interest thereon as provided in the Agreement. The Agreement for the applicable Series may specify that the Special Servicer is entitled under certain circumstances to continue to receive workout fees and other similar fees after it is terminated.

      The holders of Certificates evidencing not less than 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Agreement. Upon any such waiver of a past default, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been remedied for every purpose of the Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon.

      On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing a majority of the aggregate Voting Rights so request or if the Trustee is not rated in one of its two highest long-term unsecured debt rating categories by each of the Rating Agencies rating the Certificates of such Series, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency rating the Certificates of such Series, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Agreement.

      No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement or the Mortgage Loans, unless, with respect to the Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Agreement and of the continuance thereof, and unless also the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

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
      The Trustee will have no obligation to institute, conduct or defend any litigation under the Agreement or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                               CREDIT ENHANCEMENT

General

      If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans ("Credit Enhancement"). Credit Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

      It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. See "RISK FACTORS--Credit Enhancement Limitations."

      If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. If the holders of any Certificates of any Series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K within 15 days after the initial issuance of such Certificates, which will include any material information regarding such issuer, including audited financial statements to the extent required.

Subordinate Certificates

      If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. In addition, subordination may be effected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of such Certificates until the principal balance thereof is reduced to zero before any losses are allocated to Senior Certificates. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

      A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right to receive payments will effectively be subordinate to the rights of holders of such senior designated Classes of Certificates. A Series may also include one or more Classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to Classes of Subordinate Certificates designated as being senior thereto. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

      The related Prospectus Supplement will describe any such subordination in greater detail and set forth information concerning, among other things, to the extent applicable, (i) the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, (ii) the circumstances in which such subordination will be applicable, (iii) the manner, if any, in which the amount of subordination will decrease over time, (iv) the manner of funding any related reserve fund, (v) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund and (vi) if one or more Classes of Subordinate Certificates of a Series are Offered Certificates, the sensitivity of distributions on such Certificates based on certain prepayment assumptions. See "RISK FACTORS--Risks to Subordinated Certificateholders; Lower Payment Priority" herein.

Reserve Funds

      If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to one or more Classes of the Certificates of a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. Such Reserve Funds may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

      Amounts on deposit in any Reserve Fund for one or more Classes of Certificates of a Series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by any Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against certain types of losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

      Moneys deposited in any Reserve Fund generally will be permitted to be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will be a part of the Trust Fund only if the related Prospectus Supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.

Cross-Support Features

      If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

Certificate Guarantee Insurance

      If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to the Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

Limited Guarantee

      If so specified in the Prospectus Supplement with respect to a Series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

Letter of Credit

      Alternative Credit Enhancement with respect to one or more Classes of Certificates of a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more Classes of Certificates of a Series will be set forth in the Prospectus Supplement relating to such Series.

Pool Insurance Policies; Special Hazard Insurance Policies

      If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

      If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

Surety Bonds

      If so specified in the Prospectus Supplement relating to a Series of Certificates, Credit Enhancement with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.

Fraud Coverage

      If so specified in the applicable Prospectus Supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by (i) representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, (ii) a Reserve Fund, (iii) a letter of credit or
(iv) some other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

Mortgagor Bankruptcy Bond

      If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a Series by any of the Rating Agencies that rated any Certificates of such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount and with such terms meeting the criteria of the Rating Agencies rating any Certificates of the related Series, which amount and terms will be set forth in the related Prospectus Supplement.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains a general summary of the material legal aspects of mortgage loans. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

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
General

      All of the Mortgage Loans are loans evidenced by a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. As used herein, unless the context otherwise requires, the term "mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property, the priority of which will depend on the terms of the mortgage, the existence of any separate contractual arrangements with others holding interests in the mortgaged property, the order of recordation of the mortgage in the appropriate public recording office and the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property. Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage. The mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness. A deed to secure debt is a two party instrument wherein the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the lender) until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. As used herein, unless the context otherwise requires, the term "mortgagor" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws and, in some cases, in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of loans secured by mortgages.

      The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest, in the mortgage or in a separate agreement with the landlord or other party to such instrument, to protect the mortgagee against termination of such interest before the mortgage is paid.

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
Personalty

      Certain types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the mortgagee under the Uniform Commercial Code ("UCC"). In order to perfect its security interest therein, the mortgagee generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Installment Contracts

      The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (referred to in this section as the "mortgagee") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "mortgagor") for the payment of the purchase price, plus interest, over the term of such Installment Contract. Only after full performance by the mortgagor of the Installment Contract is the mortgagee obligated to convey title to the property to the mortgagor. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the mortgagor is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the mortgagor, the mortgagor loses his or her right to occupy the property, the entire indebtedness is accelerated and the mortgagor's equitable interest in the property is forfeited. The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the mortgagor has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary. In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the mortgagor and a forfeiture of his or her interest in the property will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect mortgagors under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the mortgagor a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the mortgagor may have a post-foreclosure statutory redemption right, and, in some states, a mortgagor with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

      Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In such cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to: (i) receive rents, hazard insurance proceeds and condemnation proceeds; and (ii) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, thereby extinguishing the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts such subordinate interest in the related property in the foreclosure of the senior mortgage or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

      The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by such mortgage in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property (or any part thereof) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of certain states may provide that, unless the security of the mortgagee has been impaired, the mortgagor must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

      The form of mortgage used by many institutional lenders also typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. Such a clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance, and that the mortgagee had actual knowledge of such intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any such intervening junior mortgages or other liens, the advance may be subordinate to such intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as such advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage used by many institutional lenders obligates the mortgagor: (i) to pay all taxes and assessments affecting the property prior to delinquency; (ii) to pay, when due, all other encumbrances, charges and liens affecting the property that may be prior to the lien of the mortgage; (iii) to provide and maintain hazard insurance on the property; (iv) to maintain and repair the property and not to commit or permit any waste thereof; and (v) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith. All sums so expended by the mortgagee also typically become part of the indebtedness secured by the mortgage. The form of mortgage used by many institutional lenders also typically requires the mortgagor to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, without limitation, all leasing activities (including new leases and termination or modification of existing leases), any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property and all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements). Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant such a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any such sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, such purchaser will only acquire such leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

      Judicial Foreclosure. A judicial foreclosure of a mortgage is a judicial action conducted in a court having jurisdiction over a Mortgaged Property initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. As a judicial foreclosure is a lawsuit, it is subject to all of procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. Such sales are made in accordance with procedures that vary from state to state. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

      Non-Judicial Foreclosure. In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the mortgagor under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by certain states are: (i) that notices of both the mortgagor's default and the mortgagee's acceleration of the debt be provided to the mortgagor; (ii) that the trustee record a notice of default and a notice of sale and send a copy of such notice to the mortgagor, any other person having an interest in the real property, including any junior lienholders, any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the mortgagor and to certain other persons; (iii) that the mortgagor, or any other person having a junior encumbrance on the real estate,

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
may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in certain states, certain allowed costs and expenses incurred by the mortgagee in connection with the default; and (iv) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees which may be recovered by a mortgagee. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      Limitations on Mortgagee's Rights. In case of foreclosure under a mortgage or a deed of trust, the sale by the referee or other designated official or the trustee is often a public sale. Because of the difficulty a potential buyer at any foreclosure sale might have in determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "--Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the mortgagee disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale. Such disclosure may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price thereof. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly
conducted   foreclosure  sale  was  a  fraudulent  transfer  under  the  federal
Bankruptcy Code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"), and, therefore, could be rescinded in favor of the bankrupt's estate, if: (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law that has provisions similar to those construed in Durrett. Furthermore, a bankruptcy trustee or debtor in possession could possibly avoid a foreclosure sale by electing to proceed under state fraudulent conveyance law, and the period of time for which a foreclosure sale could be subject to avoidance under such law is often greater than one year. For these reasons, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the mortgagee equals the full amount of such debt, interest and expenses, the secured debt would be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, the mortgagee assumes the burdens of ownership and management of the property (frequently, through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or

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hospitals may be particularly significant,  because of the expertise,  knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run such operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. Moreover, a mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. There may also be state transfer taxes due and payable upon obtaining such properties at foreclosure and such taxes could be substantial. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Courts may also apply general  equitable  principles  in  connection  with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents to the extent such effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from temporary financial disability, and limiting the rights of mortgagees to foreclose if the default under the mortgage instrument is not monetary, such as the mortgagor's failing to maintain the property adequately or executing a second mortgage affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that mortgagors under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the mortgagor. In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Under the REMIC Regulations and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS--Collections and Other Servicing Procedures."

      Rights of Redemption. The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that

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
of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale, is not waivable by the mortgagor and must be exercised prior to foreclosure sale.

      In contrast to the doctrine of equity of redemption, in some states, the mortgagor and foreclosed junior lienors are given a statutory period after the completion of a foreclosure in which to redeem the property from the foreclosure sale by payment of a redemption price. Some states require the payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property. The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee subsequent to a foreclosure sale. Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Whether the mortgagee has any rights to recover these expenses from a mortgagor who redeems the property depends on the applicable state statute. Certain states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right by waiving its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than three years following the year in which the property is acquired. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Trustee receives (i) an extension from the IRS or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

      Mortgagors under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.

      Anti-Deficiency Legislation. Some of the Mortgage Loans will be nonrecourse loans as to which, in the event of default by a mortgagor, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the mortgagor's other assets. Even if a mortgage by its terms provides for recourse against the mortgagor, certain states have imposed prohibitions against or limitations upon such recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain states, the mortgagee has the option of bringing a personal action against the mortgagor on the debt without first exhausting its security; however, in some of these states, a mortgagee choosing to pursue such an action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the mortgagor. Other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to

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
prevent a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low bids, or the absence of bids, at the judicial sale.

      Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under such a loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

      Leasehold Risks. Certain of the Mortgage Loans may be secured by a mortgage encumbering the mortgagor's leasehold interest under a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, thereby depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, in order to minimize such risk are the right of the mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease; the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities thereunder; the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof; and provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property. In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease. Additional protection is afforded to the mortgagee, because if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of the above described provisions will be obtained in connection with any particular Mortgage Loan.

      Bankruptcy Laws. Mortgagors often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions
(including foreclosure actions and deficiency judgment proceedings) related to the "bankrupt" borrower are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences thereof caused by such automatic stay can be significant. A particular mortgagor may become subject to the Bankruptcy Code either by a voluntary or involuntary petition with respect to such mortgagor or, by virtue of the doctrine of

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


"substantive consolidation" by an affiliate of such mortgagor becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out such junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that effected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated such loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

      Federal bankruptcy law may also interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel or nursing home revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a mortgagor, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any such assignment or security interest. The legal proceedings necessary to resolve such a situation can be time-consuming and may result in significant delays in the receipt of the rents or hotel or nursing home revenues. Rents or hotel or nursing home revenues may also be lost (i) if the assignment or security interest is not fully documented or perfected under state law prior to commencement of the bankruptcy proceeding; (ii) to the extent such rents or hotel or nursing home revenues are used by the mortgagor to maintain the mortgaged property or for other court authorized expenses; (iii) to the extent other collateral may be substituted therefor; and (iv) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

      To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to the lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

      In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

      In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of certain payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then certain payments by the mortgagor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

      A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed, in some cases, may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In certain circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or pari passu with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

      A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for such items as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

      A trustee in bankruptcy or a debtor in possession, in some cases, also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor, or a bona fide purchaser of real estate, could have done so outside of bankruptcy. Generally, this involves some defect in the language, execution or recording of the mortgage loan documents.

Environmental Risks

      Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous or toxic substances on, under, adjacent to, or in such property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of such properties. Of particular concern may be those mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

      A mortgagee may be exposed to risks related to environmental conditions such as the following: (i) a diminution in the value of a mortgaged property;
(ii) the potential that the mortgagor may default on

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
a mortgage loan due to the mortgagor's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; or (iv) the inability to sell the related Mortgage Loan in the secondary market or lease the property to potential tenants. In certain circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

      In addition, a mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

      In certain states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Under federal and certain states' laws, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states such lien has priority over the lien of an existing mortgage against such property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

      Under certain circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is known as the "secured creditor exemption." Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to lead to liability on the part of the lender. However, on September 30, 1996, the Asset
Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management." A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

      The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may impose liability on mortgagees and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these federal and state laws may exist even if the mortgagee

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
did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

      CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

      Beyond statute-based environmental liability, there exist common law causes of action that can be asserted to redress hazardous environmental conditions on a property (e.g., actions based on nuisance for so called toxic torts resulting in death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in such cases, unanticipated or uninsured liabilities of the mortgagor may jeopardize the mortgagor's ability to meet its loan obligations.

      At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

      The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to any Mortgaged Property or take over its operation unless the Master Servicer or the Special Servicer, if any, has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that (a) the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws and (b) there are no circumstances or conditions present at the Mortgaged Property relating to Hazardous Materials for which some investigation, remediation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

      "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

      If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, such action against the mortgagor

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
may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the mortgagor (see "--Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its mortgagor the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

      Other environmental laws that may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

      Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") in the event of the remodeling, renovation or demolition of a building. Such laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed prior to 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

      The  United  States  Environmental   Protection  Agency  (the  "EPA")  has
concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed four picocuries per liter.

      Under the Residential Lead-Based Paint Hazard Reduction Act of 1992 (the "Lead Paint Act"), owners of residential housing constructed prior to 1978 are required to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

      Underground storage tanks ("USTs") are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require USTs used for the storage of fuel or hazardous substances and waste to meet certain standards designed to prevent releases from the USTs into the environment. USTs installed prior to the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking USTs.

Enforceability of Certain Provisions

      Default Interest; Late Charges; and Prepayment Fees. Some of the Mortgage Loans may contain provisions requiring the mortgagor to pay late charges or additional interest if required payments are not timely made, and in some circumstances, may prohibit payments for a specified period and/or condition prepayments upon the mortgagor's payment of prepayment fees or yield maintenance penalties. In certain states there may be limitations upon the enforceability of such provisions, and no assurance can be given

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
that any of such provisions related to any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any such prepayment. Even if enforceable, a requirement for such prepayment fees may not deter mortgagors from prepaying their mortgage loans. Although certain states will allow the enforcement of such provisions upon a voluntary prepayment of a mortgage loan, in other states such provisions may be unenforceable after a mortgage loan has been outstanding for a certain number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (i.e., to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In certain states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the mortgagor or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of such provisions related to any mortgage loan will be enforceable under such circumstances. The applicable laws of certain states may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws" below.

      Due-on-Sale Provisions. The enforceability of due-on-sale and due-on-encumbrance provisions has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied under applicable state law. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), which generally preempts state constitutional,  statutory  and case  law  that  prohibits  the  enforcement  of due-on-sale clauses and permits mortgagees to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures have exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were: (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982; and (ii) originated by lenders other than national banks, federal savings institutions or federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of loans that were originated or assumed during the "window period" applicable to such state. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

      The Agreement for each Series generally will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

      In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

      Acceleration  on Default.  It is expected  that the  Mortgage  Loans will
include  a   "debt-acceleration"   clause,   which  permits  the  mortgagee  to
accelerate the full debt upon a monetary or

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
nonmonetary default of the mortgagor. The courts of all states will enforce such acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in certain states, the costs and attorneys' fees incurred by the mortgagee in collecting such defaulted payments.

      State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the mortgagor may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a mortgagor under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the mortgagor to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Soldiers' and Sailors' Relief Act

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service (including the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan and officers of the U.S. Public Health Service assigned to duty with the military) after the origination of such mortgagor's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the mortgagee. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Credit Enhancement, could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the mortgagor is an entity owned or controlled by a person in a military service.

Applicability of Usury Laws

      State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan, but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest". If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the mortgagor may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the

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
mortgagor and any penalty owed by the mortgagee. A second type of statute is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the mortgagee from foreclosing.

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations do not apply to certain types of residential (including multifamily, but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary: (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions; and
(iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject such mortgage loan to state restrictions that would not otherwise be applicable.

Leases and Rents

      Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the mortgagor typically assigns to the mortgagee the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default under the mortgage loan documentation. In the event of such a default, the license terminates and the mortgagee may be entitled to collect rents. A mortgagee's failure to perfect properly its interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. Some state laws may require that in addition to recording properly the assignment of leases and rents, the mortgagee must also take possession of the property and/or obtain judicial appointment of a receiver before such

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mortgagee is entitled to collect  rents.  Although  mortgagees  actually  taking possession of the property may become entitled to collect the rents therefrom, such mortgagees may also incur potentially substantial risks attendant to such possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the mortgagor, the mortgagee's ability to collect the rents may also be adversely affected.

Secondary Financing; Due-on-Encumbrance Provisions

      Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the senior mortgagee to accelerate the maturity of its loan if the mortgagor further encumbers the Mortgaged Property) or may require the consent of the senior mortgagee; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will generally provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property; then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, will exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

      If a mortgagor encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those due on the senior loan. Second, acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee. For example, if the mortgagor and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior mortgagee. Fourth, the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.

Certain Laws and Regulations

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property, which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of and interest on the related Mortgage Loan.

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
      The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of a mortgage. In addition, substantive requirements are imposed on mortgagees in connection with the origination and servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Type of Mortgaged Property

      A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risks to mortgagees in that: (i) such properties are typically operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, manager or operator; and (ii) the transferability of operating, liquor and other licenses to the entity acquiring such properties either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties. See "RISK FACTORS--Risks Associated with Lending on Income Producing Properties."

Criminal Forfeitures

      Various federal and state laws (collectively, the "Forfeiture Laws") provide for the civil or criminal forfeiture of certain property (including real estate) used or intended to be used to commit or facilitate the commission of a violation of certain laws (typically criminal laws), or purchased with the proceeds of such violations. Even though the Forfeiture Laws were originally intended as tools to fight organized crime and drug related crimes, the current climate appears to be to expand the scope of such laws. Certain of the Forfeiture Laws (i.e., the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for certain defenses for "innocent lienholders." However, given the uncertain scope of the Forfeiture Laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of a Forfeiture Law with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.

Americans With Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the

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
mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing mortgagee who succeeds to the interest of the mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the mortgagor is subject.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates. This discussion was prepared by Morrison & Hecker L.L.P., counsel to the Depositor ("Counsel") and, to the extent it expresses opinions or conclusions as to federal income tax law, represents the opinion of Counsel as to such matters. The discussion below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the administrative rulings and court decisions all as in effect and existing on the date hereof and, all of which are subject to change, possibly on a retroactive basis, or possible differing interpretations. This discussion is directed primarily to investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories or classes of investors some of which (such as banks, insurance companies and foreign investors) may be subject to special rules under the federal income tax laws. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "STATE TAX CONSIDERATIONS." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

      Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

      The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. The applicable Prospectus Supplement will also specify if a REMIC election will not be made for a portion of the Trust Fund. If so specified, such portion may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences For Certificates As To Which No REMIC Election Is Made." For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

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
                         Federal Income Tax Consequences
                             For REMIC Certificates

General

      The following discussion addresses securities ("REMIC Certificates") representing interests in a Trust, or a portion thereof, which the Trustee will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code.

      An election to be treated as a REMIC for federal income tax purposes may be made for a Trust Fund relating to a Series of Certificates. Such an election will generally be made if the related Trust Fund would not qualify as a grantor trust under subpart E, Part I of Subchapter J of the Code. In such a case, Morrison & Hecker L.L.P., counsel to the Depositor, will deliver its opinion to the effect that the Trust Fund issuing Certificates of that Series will be treated as one or more REMICs for federal income tax purposes provided that the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements concerning REMICs are satisfied, and the Certificates offered thereby will be considered to be "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement.

      The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

Qualification as a REMIC

      In order for the Trust Fund to qualify as a REMIC, there must be ongoing compliance on the part of the Trust Fund with the requirements set forth in the Code. The Trust Fund must fulfill an asset test, which requires that no more than a de minimus portion of its assets, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimus requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimus amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and applicable tax information to transferors or agents that violate this requirement. Accordingly, the Agreement for each Series will contain provisions to assure that the asset and reasonable arrangements tests will be met at all times that the Certificates are outstanding. See "--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates."

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

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
(ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgaged Properties underlying a Series of Certificates, references to the Mortgaged Properties will be deemed to refer to that portion of the Mortgaged Properties held by the Trust Fund which does not include the fixed retained yield.

      Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is any investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceed 13 months, until the next scheduled distribution to holders of interests in the REMIC. Foreclosure property is real property acquired by the REMIC in connection with default or imminent default of a qualified mortgage and generally held for not more than three years after the year in which such property is acquired, with extensions granted by the Internal Revenue Service ("IRS").

      In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more Classes of regular interests or (ii) a single Class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate or consist of a specified, nonvarying portion of the interest payments on some or all of the qualified mortgages. A qualified variable rate includes a rate based on a weighted average of rates on some or all of the REMIC's qualified mortgages, which in turn bear a fixed rate or qualified variable rate. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and is designated as a residual interest.

      Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

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
      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related Certificates may not be accorded the status or given the tax treatment described below. Section 860D(b)(2) of the Code provides that if (i) an entity ceases to be a REMIC, (ii) the Secretary of the Treasury determines that such cessation was inadvertent, (iii) no later than a reasonable time after the discovery of the event resulting in such cessation, steps are taken so that such entity is once more a REMIC, and (iv) such entity, and each person holding an interest in such entity at any time during a period specified, agrees to make such adjustments as may be required by the Secretary of the Treasury with respect to such period, then, notwithstanding such terminating event, the entity will be treated as continuing to be a REMIC or such cessation will be disregarded, whichever the Secretary of the Treasury determines to be appropriate. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied.

      Status of REMIC Certificates. If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property" and other types of assets described in Code Section 7701(a)(19)(C)(i)-(x) (except that if the underlying mortgage loans are not residential mortgage loans, the Certificates will not so qualify)); and (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Certificate will qualify for the corresponding tax treatment in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Trustee will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

      Holders of Certificates should be aware that (i) Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i); and Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i).

      It is possible that various reserves or funds will reduce the proportion of REMIC assets that qualify under the standards described above.

      Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Tiered REMICs will each qualify as a REMIC and the Certificates issued by the Tiered REMICs will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Regulations of the Code.

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
      The Tiered REMICs will be treated as one REMIC solely for purposes of determining whether the Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

Taxation of REMIC Regular Certificates

      Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Certificates") are generally taxable to Certificateholders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Certificates.

      Certificates on which interest is not paid currently ("Compound Interest Certificates") will, and certain of the other Certificates constituting Regular Interests may be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code and the OID Regulations. Although Section 1272(a)(6) of the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued. Further, the application of the OID Regulations to the Regular Certificates remains unclear in other respects because the OID Regulations either do not address, or are subject to varying interpretations with regard to, several relevant issues.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Certificate and its issue price. The issue price of a Regular Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Certificate. The stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest payments."

      A holder of a Regular Certificate must include OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Certificate will be considered to be zero if it is less than a de minimus amount determined under the Code.

      Under this de minimus rule, OID on a Regular Certificate will be considered to be zero if such OID is less than .25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. Although not specifically addressed by regulations, it is assumed that the schedule of distributions used in determining weighted average maturity should be based on the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. The holder of a Regular Certificate includes any de minimus OID in income pro rata as stated principal payments are received.

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
      If the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether OID is de minimus, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Certificate holders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

      Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Certificate is denominated (e.g., LIBOR). Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (a) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate, if the value of the qualified floating rate on the issue date is intended to approximate the fixed rate, and (b) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Regular Certificate. A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the issue date are within .25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the issue date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An objective rate is a rate, other than a qualified floating rate, determined by a single formula that is fixed throughout the term of the Regular Certificate and is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate); (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency; (iii) the yield or the changes in the price of one or more items of "actively traded" personal property other than stock or debt of the issuer or a related party, (iv) a combination of rates described in (i), (ii) or
(iii); or (v) other rates designated by the IRS in the Internal Revenue Bulletin. Each rate described in (i) through (v) above will not be considered an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Regular Certificate's term will differ significantly from the average value of the rate during the final half of its term. The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Certificates not bearing interest at a Single Variable Rate are discussed below under "--Variable Rate Regular
Certificates." In the case of the Compound Interest Certificates, Interest Weighted Certificates (as defined below) and certain of the other Regular Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable."

      The holder of a Regular Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Certificate, the sum of the "daily portions" of such

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
OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a holder of a debt instrument, such as a Regular Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The IRS has not yet issued regulations that address Prepayment Assumptions; however, the Conference Committee Report to the Tax Reform Act of 1986 indicates that the assumed rate of prepayments used in pricing can be used for purposes of OID calculations if such assumption is reasonable for comparable transactions. The amount of OID includible in income by a Certificateholder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Certificate, over (ii) the "adjusted issue price" of the Regular Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Certificate is the sum of its issue price plus prior accruals of OID, if any, reduced by the total payments, other than qualified stated interest payments, made with respect to such Regular Certificate in all prior periods. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period); (ii) events (including actual prepayments) that have occurred before the end of the accrual period; and (iii) the assumption that the remaining payments (including actual prepayments) will be made in accordance with the original Prepayment Assumption. The effect of this method will be to increase (or decrease) the portion of OID required to be included in income by a Certificateholder taking into account whether prepayments with respect to the Mortgage Loans are accruing faster (slower) than the Prepayment Assumption. Although OID will be reported to Certificateholders based on the Prepayment Assumption, there is no assurance that Mortgage Loans will be prepaid at that rate and no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

      A subsequent holder of a Regular Certificate will also be required to include OID in gross income. If such a holder purchases a Regular Certificate for an amount that exceeds its adjusted issue price the holder will be entitled (as will an initial holder who pays more than a Regular Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

      Certain Classes of Certificates may represent more than one Class of Regular Interests. The Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

      Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificate were a Certificate purchased at a premium equal to the excess of the price paid by such Certificateholder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Certificateholder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under the final regulations under Section 1275 governing debt issued with contingent principal

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
payments, in which case a Certificateholder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate. If the contingent payment rules were applicable to Interest Weighted Certificates (which, as 1272(a)(6) instruments, are specifically excluded from the scope of the contingent payment regulations) income on certain Certificates would be computed under the "Noncontingent Bond Method." The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under Section 1272(a)(6). See "--Variable Rate Regular Certificates." Because of uncertainty in the law, Counsel to the Depositor will not render any opinion on these issues.

      Variable Rate Regular Certificates. Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

      Purchasers of Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code
Section 1272(a)(6) and the OID Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing tax reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. Interest and OID attributable to the Regular Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates); (b) for a qualified inverse floating rate, the value of the rate as of the issue date; and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the

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Regular  Certificate as of its issue date is approximately  the same as the fair market value of an otherwise identical debt-instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Certificate is then treated as converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

      Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the OID Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Certificates having variable rates. If such a Certificate is not subject to the provisions of the OID Regulations governing variable rate debt instruments, it may be subject to the provisions of the OID Regulations applicable to debt instruments having contingent payments. Prospective purchasers of variable rate Regular Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

      Constant Yield Election for Interest. Under the OID Regulations, holders of Regular Certificates generally may elect to include all accrued interest on a Regular Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, OID, de minimus OID, market discount, de minimus market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Certificate makes such an election and (i) the Regular Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires or (ii) the Regular Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "--Market Discount" and "--Premium." The election to accrue interest, discount and premium on a constant yield method is irrevocable without the consent of the IRS. A holder of a Regular Certificate should consult its tax adviser before making this election.

      Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount rules of Code Section 1276 if the stated redemption price at maturity (or the revised issue price where OID has accrued on such Certificate) exceeds the basis of the Certificate in the hands of the purchaser. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate, or upon the sale or exchange of the Regular Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Certificateholder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest) allocated to such period in relation to the sum of such interest together with the remaining interest as of the end of such period. A holder of a Regular Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Certificate. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Certificateholder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. Such election will apply to all taxable debt instruments (including all Regular Interests) held by the Certificateholder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code
Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b). Purchasers who purchase Regular Certificates at a market discount should consult their tax advisors regarding the elections for recognition of such discount.

      Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificates (determined as described above under "--Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

      Premium. A Certificateholder who purchases a Regular Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium. The Certificateholder may elect under Code Section 171 to amortize such premium as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. See "--Constant Yield Election for Interest."

      Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or Regular Interests have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Certificate will be calculated using the Prepayment Assumption. If a Certificateholder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all Regular Interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      Final Treasury regulations were issued in December 1997 which address the amortization of bond premiums (the "Premium Regulations"). The preamble to the Premium Regulations indicate that they do not apply to Regular Interests in a REMIC or any pool of debt instruments the yield on which may be affected by prepayments. The Premium Regulations describe the yield method of amortizing premium and provide that a bond holder may offset the premium against corresponding interest income only as that income is taken into account under the bond holder's method of accounting. For instruments that may be called or prepaid prior to maturity, a bond holder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the holder's yield. A holder of a debt instrument may elect to amortize bond premium under the Premium Regulations for the taxable year containing the effective date, with the election applying to all the holder's debt instruments held on the first day of the taxable year. Because the Premium Regulations are specifically not applicable to Regular Certificates purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding any election to amortize premium and the method to be employed.

      Subordinate Certificates--Effects of Defaults, Delinquencies and Losses. As described above under "CREDIT ENHANCEMENT --Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be

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
required to accrue interest and OID with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period.

      Although  not  entirely  clear,  and to the  extent  the bad debt rules of
Section 166 of the Code apply, it appears a Certificateholder that is a corporation or otherwise holds such Certificates in connection with a trade or business should generally be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Regular Certificate. Although similarly unclear, a noncorporate Certificateholder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Regular Certificate. A noncorporate Certificateholder alternatively, depending on the factual circumstances, may be allowed a capital loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Certificateholder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.

      Allocation of Expenses in a Single Class REMIC. As a general rule, all of the servicing, administrative and other non-interest expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of REMIC Regular Certificates and the holders of REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates. If the REMIC is considered to be a "single-class REMIC" and a Regular Interest Certificateholder is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1998, estimated to be $124,500, or $62,250, in the case of a separate return of a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The partial or total disallowance of these deductions may have a significant adverse impact on the yield of the Regular Certificate to such a holder.

      Sale or Exchange of Regular Certificates. A Regular Interest Certificateholder's tax basis in its Regular Certificate is the price such holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange or redemption of a Regular Certificate, measured by the difference between the amount realized and the Regular Certificate's basis as

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
so adjusted, will generally be capital gain or loss, assuming that the Regular Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss.

      Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate (as defined in Code Section 1274(d)) as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate prior to its sale. In addition, all or a portion of any gain from the sale of a Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "Conversion Transaction" as defined in Code
Section 1258(c), in an amount equal to the interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if, in the case of a noncorporate taxpayer, an election is made under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued.

      As of date of this Prospectus the maximum marginal tax rate on ordinary income for individual taxpayers is 39.6%. The maximum marginal tax rate on long-term capital gains for non-corporate taxpayers is 20%. The maximum marginal tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35% subject to certain higher marginal tax rates which phase out the benefits of the guaranteed corporate tax rate structure. Net capital gain realized on a capital asset which is sold after being held by 12 months or less is subject to tax at ordinary income tax rates. Any gain realized on a capital asset which is sold after being held for more than 12 months but not more than 18 months is subject to tax at ordinary income tax rates, subject to a maximum tax rate of 28% (a "Mid-term Capital Gain"). Gain realized on a sale of a capital asset after a holding period of more than 18 months is subject to tax at 20%, assuming that the taxpayer is otherwise in a rate bracket equal to or greater than 20%.

Taxation of the REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "Single-Class REMIC," the taxable income or net loss of a REMIC is taken into account by the holders of Residual Interests. The Regular Interests are generally treated as debt of the REMIC and taxed accordingly. See "--Taxation of REMIC Regular Certificates" above.

      Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual having the calendar year as a taxable year, with certain adjustments as required under Code Section 860C(b). The "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates. See "--Taxation of Holders

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
of Residual Certificates." In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, plus any cancellation of indebtedness income due to the allocation of realized losses to the Regular Certificates, and (ii) deductions, including stated interest and OID accrued on Regular Certificates, amortization of any premium with respect to loans and servicing fees and other expenses of the REMIC.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the "Startup Day" (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans to individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimus rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which holders of Regular Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Certificates in the same manner that the holders of the Certificates include such discount in income, but without regard to the de minimus rules. See "--Taxation of REMIC Regular Certificates" above.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding the recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

      Prohibited Transactions Tax and Other Taxes. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include
(i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of limited exceptions for cash contributions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. It is not anticipated that any such contributions will occur or that any such tax will be imposed.

      Net Income from Foreclosure Property. REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income

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
from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      Liquidation of the REMIC. If a REMIC and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all the REMIC's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC) to holders of Regular Certificates and Residual Certificate holders within the 90-day period.

Taxation of Holders of Residual Certificates

      The holder of a Certificate representing a residual interest (a "Residual Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Certificates in proportion to their respective holdings on such day. For this purpose, the taxable income or net loss of the REMIC, in general, will be allocated to each day in the calendar quarter ratably using such reasonable convention as set forth in the Prospectus Supplement including, as applicable, a "30 days per month/90 days per quarter/360 days per year" convention. The related Prospectus Supplement will indicate whether a different allocation method will be used. Ordinary income derived from Residual Certificates will be "portfolio income" for taxpayers subject to Code Section 469 limitation on the deductibility of "passive losses."

      A holder of a Residual Certificate that is an individual or a "Pass-Through Interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed 2% of such holder's adjusted gross income. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The amount of additional taxable income reportable by Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.

      As a result, such investors may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. Furthermore, in determining the alternative minimum taxable income of such a Certificateholder that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Federal Income Tax Consequences For Certificates As To Which No Remic Election Is Made--Stripped Certificates--Discount or Premium on Stripped Certificates." Accordingly, such Certificates may not be appropriate investments for individuals, estates or trusts, or

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
pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

      The holder of a Residual Certificate must report its proportionate share of the taxable income of the REMIC regardless of whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interests issued without any discount or at an insubstantial discount. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing Classes of Certificates to the extent that such Classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later Classes of Regular Certificates are made. (If this occurs, it is likely that cash distributions to holders of Residual Certificates will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of Regular Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of outstanding loan principal.

      In any event, because the holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate will most likely be less than that of such a bond or instrument.

      Basis. A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders discussed previously under "--Taxation of Holders of Residual Certificates," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a Class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

      Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in a Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until

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
termination of the REMIC, unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not currently so provide. See "--Sale or Exchange" below regarding possible treatment of a loss upon termination of the REMIC as a capital loss.

      Limitation on Losses. The amount of the REMIC's net loss that a Certificateholder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

      Distributions. Distributions on a Residual Certificate, if any, will generally not result in any additional taxable income or loss to a holder of a Residual Certificate. If the amount of such distribution exceeds a holder's adjusted basis in the Residual Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Certificate) to the extent of such excess. If the Residual Certificate is property held for investment, such gain will generally be capital in nature.

      Limitations on Offset or Exemption of REMIC Income: Excess Inclusions and UBTI. The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. The Small Business Job Protection Act of 1996 eliminated a prior law exception to this rule for certain organizations taxed under Section 593 (thrift institutions) with respect to Residual Certificates with significant value. This change is effective for Residual Certificates acquired in taxable years beginning after December 31, 1995. If the holder of a Residual Certificate is an organization subject to the tax on unrelated business taxable income ("UBTI") imposed by Code Section 511, such as a pension fund or other exempt organization, such Residual Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund or certain cooperatives were to own a Residual Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest." See "--Tax Treatment of Foreign Investors--Residual Certificates." Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day.

      The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by
(ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Certificate before the beginning of the quarter. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes. For this purpose, the long-term applicable

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
federal  rate,  which is  announced  monthly by the Treasury  Department,  is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Alternative Minimum Tax. The 1996 Act also provides new rules affecting the determination of alternative minimum taxable income ("AMTI") of a Residual Certificate holder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI for a taxable year cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusions. These changes are effective for tax years beginning after December 31, 1986, unless a Residual Certificate holder elects to have the rules apply only to tax years beginning after August 20, 1996.

      Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Certificates" and "--Tax Treatment of Foreign Investors."

      Sale or Exchange. A holder of a Residual Certificate will recognize gain or loss on the sale or exchange of a Residual Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "--Sale or Exchange of Regular Certificates" above. Except to the extent provided in regulations, which have not yet been issued, the "wash sale" rules of Code Section 1091 will disallow any loss upon disposition or a Residual Certificate if the selling Certificateholder acquires any Residual Interest in a REMIC or similar mortgage pool within six months before or after such disposition. Any such disallowed loss would be added to the Residual
Interest Certificateholder's adjusted basis in the newly acquired Residual Interest.

      Restrictions on Ownership and Transfer of Residual Certificates. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any "Disqualified Organization." "Disqualified Organizations" include the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity.), a rural electric or telephone cooperative described in
Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Certificate. In addition, no transfer of a Residual Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization and the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the statement is false.

      The Prospectus Supplement relating to a Series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

      If a Residual Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a tax will be imposed on the transferor of such Residual Certificate at the

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time of the transfer pursuant to Code Section 860E(e)(2) equal to the product of
(i) the present value (discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Residual Certificate) of
the  total   anticipated   excess  inclusions  with  respect  to  such  Residual
Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. In addition, if a Disqualified Organization is the record holder of an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company or any person holding as nominee) that owns a Residual Certificate, the pass-through entity will be required to pay tax equal to its product of (i) the amount of excess inclusion income of the REMIC for
such  taxable  year  allocable  to  the  interest  held  by  such   Disqualified
Organization; multiplied by (ii) the highest marginal federal income tax rate imposed on corporations by Code Section 11(b)(1).

      Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. A transferor of a Residual Certificate would in no event, however, be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a "Pass-Through Entity" has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

      Noneconomic Residual Interests. Under the REMIC Regulations, if a Residual Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Certificate to a non-U.S. Person will be disregarded for all federal tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A Residual Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax imposed on corporations for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the applicable federal rate under Code Section 1274(d)(1) that would apply to a debt instrument issued on the date the noneconomic residual interest was transferred and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Interest at the time of transfer. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or

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
unable to pay taxes on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if
(i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "--Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue. A similar type of limitation exists with respect to certain transfers of Residual Interests by foreign persons to U.S. Persons. See "--Tax Treatment of Foreign Investors."

      Mark-to-Market Rules. ..A "negative value" Residual Interest (and any Residual Interest or arrangement that the IRS deems to have substantially the same economic effect) is not treated as a security and thus may not be marked to market under final Treasury regulations under Section 475 of the Code that generally require a securities dealer to mark to market securities held for sale to customers. In general, a Residual Interest has negative value if, as of the date a taxpayer acquires the Residual Interest, the present value of the tax liabilities associated with holding the Residual Interest exceeds the sum of (i) the present value of the expected future distributions on the Residual Interest, and (ii) the present value of the anticipated tax savings associated with holding the Residual Interest as the REMIC generates losses. In addition, in the Preamble to the temporary Treasury regulations, the IRS requested comments regarding whether additional rules are needed to carry out the purposes of
Section 475 of the Code. Consequently, the IRS may further limit, prospectively or retroactively, the definition of "security" for purposes of Section 475 of the Code by carving out of such definition all Residual Interests.

Reporting Requirements and Backup Withholding

      A Certificateholder, other than a Residual Interest Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of Certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the holder of a Certificate
(i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Non-U.S. Persons. Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates. Any amounts withheld from distribution on Regular Certificates

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
would be allowed as a credit against such Certificateholders, federal income tax liability or would be refunded by the IRS.

Tax Treatment of Foreign Investors

      Regular Certificates. Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (each, a "Non-U.S. Person") such interest will normally qualify as portfolio interest (except if (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will not be subject to the 30% United States withholding tax. Upon receipt of appropriate ownership statements signed under penalties of perjury, identifying the beneficial owner and stating, together with other statements, that the beneficial owner of the Regular Certificate is a Non-U.S. Person, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Non-U.S. Persons. Holders of Certificates, including "stripped certificates" (i.e., Certificates that separate ownership of principal payments and interest payments on the Mortgage Loans), however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984.

      Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to United States federal income tax at regular rates.

      Residual Certificates. Payments to holders of Residual Certificates who are foreign persons will generally be treated as interest and be subject to United States withholding tax at 30% or any lower applicable treaty rate. Holders should assume that such income does not qualify for exemption from United States withholding tax as portfolio interest. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. See "--Taxation of Holders of Residual Certificates--Limitations on Offset or Exemption of REMIC Income: Excess Inclusions". If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Certificates that do not have significant value.

      If a Residual Certificate has tax avoidance potential, a transfer of a Residual Certificate to a Non-U.S. Persons will be disregarded for all federal tax purposes. A Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Non-U.S. Person transfers a Residual Certificate to a U.S. Person, and if the transfer has the effect of allowing

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the transferor to avoid tax on accrued excess  inclusions,  then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Certificates--Limitations on Offset or Exemption of REMIC Income: Excess Inclusions."

      On April 22, 1996, the IRS issued proposed regulations which, if adopted in final form, could have an affect on the United States taxation of foreign investors holding Regular Certificates or Residual Certificates. The proposed regulations would apply to payments after December 31, 1997. Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Regular Certificates or Residual Certificates.

Administrative Matters

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit by the IRS in a unified administrative proceeding.

      In general, the Trustee will, to the extent permitted by applicable law, act as agent of the REMIC, and will file REMIC federal income tax returns on behalf of the related REMIC. Reports of accrued interest and OID will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.

      Treasury   regulations   require   that,  in  addition  to  the  foregoing
requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "--Taxation of the REMIC--Calculation of REMIC Income" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described above under "--Qualification as a REMIC--Status of REMIC Certificates."

      The holder of the largest percentage interest of the Residual Certificates will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects. In general, the Trustee will act as attorney in fact and agent for the tax matters person and, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the Residual Interest Certificateholders in connection with the administrative and judicial review of items

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
of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Interest Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee as attorney in fact and agent for tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a Residual Interest Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Interest Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

               Federal Income Tax Consequences For Certificates
                      As To Which No REMIC Election Is Made

Tax Status as a Grantor Trust

      General. If the applicable Prospectus Supplement so specifies with respect to a Series of Certificates, the Certificates of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as an undivided beneficial ownership interest in the Mortgage Loans. Under such circumstances the arrangement, pursuant to which the Mortgage Loans will be held and the Certificates will be issued, will be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In such a case, Morrison & Hecker L.L.P., counsel to the Depositor, will deliver its opinion to the effect that the arrangement by which the Certificates of that Series are issued will be treated as a grantor trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied.

      In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee, the Master Servicer and the Special Servicer, if any, and similar fees provided that such amounts are reasonable compensation for services rendered (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under
Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer and the Special Servicer, if any. In the case of a noncorporate  holder,  however,  Servicing  Fees (to the  extent  not  otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative

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minimum tax  liability.  In addition,  Section 68 of the Code  provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

Tax Status of Certificates

      In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code provided that the real property securing the loan is of the type specified in such Code Section; "obligation(s) principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

Pass-Through Certificates

      Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Depositor believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

      Original Issue Discount. The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimus amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. OID with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimus exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any OID in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price the subsequent holder will be entitled to

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offset the OID with economic  accruals of portions of such excess.  Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any OID will be reduced or eliminated.

      Market Discount. Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimus amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under
Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

      Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

      A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

Stripped Certificates

      Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the

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creation of "stripped  bonds" with respect to principal  payments and  "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash
Flow  Bond  Method  is  a  reasonable   method  of  reporting  income  for  such
Certificates, and it is expected that OID will be reported on that basis. In applying the calculation to such Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation and as includible in the stated redemption price at maturity. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip Certificates, the IRS could assert that OID must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

      Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

      In the case of a Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent payment debt instrument provisions of the OID Regulations.

      Under the contingent payment debt instrument provisions, the contingent instrument is treated as if it were a debt with no contingent payments (the "Noncontingent Bond Method"). Under this method the issue price is the amount paid for the instrument and the Certificateholder is in effect put on the cash method with respect to interest income at a comparable yield of a fixed rate debt instrument with similar terms. The comparable yield must be a reasonable yield for the issuer and must not be less than the applicable federal rate. A projected payment schedule and daily portions of interest accrual is determined based on the comparable yield. The interest for any accrual period, other than an initial short period, is the product of the comparable yield and the adjusted issue price at the beginning of the accrual period (the sum of the purchase price of the instrument plus accrued interest for all prior accrual periods reduced by any noncontingent or contingent payments on the debt instrument). If the amount payable for a period were, however, greater or less than the amount projected the income included for the period would be increased or decreased accordingly. Any reduction in the income accrual for a period to an amount below zero (a "Negative Adjustment") would be treated by a Certificateholder as an ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment or any loss attributable to the Certificateholder's basis would be treated as a loss from a sale or exchange of the Certificate. If the loss-generating Mortgage Loan or Mortgage Loans was issued by a natural person, such loss may be an ordinary loss because loss recognized on

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retirement of a debt instrument  issued by a natural person is not a loss from a sale or exchange. However, the IRS might contend that such loss should be a capital loss if the Certificateholder held its Certificate as a capital asset. A loss resulting from total interest inclusions exceeding total net Negative Adjustments taken into account would be an ordinary loss. If a gain were recognized on sale or exchange of the Certificate it would be capital in nature if the Certificate were a capital asset in the hands of the Certificateholder.

      Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the contingent payment OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

Sale of Certificates

      As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Except as subsequently discussed, such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

      Certain financial institutions subject to the provisions of Code Section 582(c), which recognize gain on the sale of a certificate will be taxable at ordinary income rates on such gain. In addition, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Pass-Through Certificate is held as part of a "conversion transaction" as defined in Code Section
1258(c), up to the amount of interest that would have accrued on the Pass-Through Certificateholder's applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally area subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Reporting Requirements and Backup Withholding

      The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Pass-Through Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to

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enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount or original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issued discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of such class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable
payments,    as   described   above   under   "Material   Federal   Income   Tax
Consequences--Federal Income Tax Consequences For REMIC Certificates--Reporting Requirements and Backup Withholding".

Treatment of Foreign Investors

      To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Pass-Through Certificateholder or Stripped Certificateholder on original issue discount recognized by the Pass-Through Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Tax Treatment of Foreign Investors--Regular Certificates".

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code. However, a governmental plan or a church plan may be subject to similar restrictions under other applicable federal

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
and state law ("Similar Law"). Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code. A fiduciary of a governmental plan or a church plan should make its own determination as to the need for or availability of any exemptive relief under Similar Law or Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Senior
Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

Prohibited Transactions

      Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless the administrative exemption described below or some other exemption is available.

      Special caution should be exercised before "plan assets" of a Plan are used to purchase a Senior Certificate if, with respect to such assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan.

      Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

      The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether a Plan's assets would be deemed to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Senior Certificate) in such an entity.

      Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in

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advance,  nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans and church plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

      Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Also, the Department has issued individual administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such an underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, such as Senior Certificates, the related Prospectus Supplement will refer to such possibility. Further, the related Prospectus Supplement may provide that certain Classes or Series of Certificates, such as Subordinate Certificates, may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.

      Any fiduciary or other Plan investor who proposes to invest "plan assets" of a Plan in Certificates of any Series or Class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code or, in the case of governmental plans or church plans, Similar Law of any such acquisition and ownership of such Certificates.

Unrelated Business Taxable Income-Residual Interests

      The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain

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
governmental plans, as discussed above under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences For REMIC Certificates--Taxation of Holders of Residual Certificates" and "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Holders of Residual Certificates--Restrictions on Ownership and Transfer of Residual Certificates."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Code Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of Certificates.

      The sale of Certificates to a Plan is in no respect a representation by the Depositor, the applicable underwriter or any other service provider with respect to the Certificates, such as the Trustee, the Master Servicer and the Special Servicer, if any, that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The related Prospectus Supplement will indicate whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"). It is anticipated that the Offered Certificates generally will not constitute "mortgage related securities" for purposes of the Enhancement Act.

      All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council (to the extent adopted by their respective regulators), which in relevant part prohibits depository institutions from investing in certain "high-risk" mortgage securities, except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

      The  foregoing  does not take  into  consideration  the  applicability  of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income-paying," and provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

      The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Certificates will constitute legal investments for them.

                              PLAN OF DISTRIBUTION

      The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

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
      If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will generally be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the 1933 Act.

      If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

      Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

                                  LEGAL MATTERS

      Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor by Morrison & Hecker L.L.P., Kansas City, Missouri, and for the Underwriters as specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATINGS

      It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result,

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certificateholders  might  suffer  a  lower  than  anticipated  yield,  and,  in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. See "RISK FACTORS--Limited Nature of Credit Ratings."

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                              INDEX OF DEFINITIONS

1933 Act..........................iii      Mortgage Pool...................ii, 1
1934 Act...........................iv      Mortgaged Property..............1, 22
1986 Act...........................66      Multiple Variable Rate.............64
ACMs...............................51      NCUA...............................54
ADA................................56      Negative Adjustment................81
Agreement.......................3, 16      Noncontingent Bond Method......64, 81
AMTI...............................73      Non-U.S. Person....................76
Applicable Amount..................67      Note...............................23
Bankruptcy Code....................43      Offered Certificates................i
Cash Flow Bond Method..............81      OID................................61
CERCLA.........................13, 49      OID Regulations....................58
Certificateholders.................18      Pass-Through Certificates..........78
Certificates.....................i, 1      Pass-Through Rate.................iii
Classes.............................i      Permitted Investments..............19
Closing Date.......................24      Plan................................5
Code............................5, 57      Plans..............................83
Code Plans.........................83      Policy Statement...................86
Collection Account..............2, 18      Premium Regulations................66
Commission........................iii      Prepayment Assumption..........61, 63
Compound Interest Certificates.....61      Property Protection Expenses.......19
Counsel............................57      PTCE...............................85
Credit Enhancement..............3, 35      Rating Agency...................5, 17
Cut-off Date....................4, 18      Ratio Strip Certificates...........80
Department.........................84      Registration Statement............iii
Depositor...........................i      Regular Certificates............5, 61
Disqualified Organizations.....14, 73      Regular Interests...................5
Distribution Account............2, 18      Regulations........................84
Distribution Date...............3, 18      Relief Act.........................53
Enhancement Act....................86      REMIC..............................ii
EPA................................51      REMIC Certificates.................58
ERISA...........................5, 83      REMIC Provisions...................58
ERISA Plans........................83      REMIC Regulations..................58
Escrow Account.....................28      REO Account........................19
Escrow Payments....................28      REO Property.......................17
Event of Default...................33      Reserve Account....................17
Fannie Mae.........................19      Reserve Fund.......................36
FHA................................25      Residual Certificate...............70
FHLMC..............................19      Residual Certificates...............5
Forfeiture Laws....................56      Residual Interests..................5
Form 8-K...........................24      S&P................................20
Garn-St. Germain Act...............52      Seller.............................26
Hazardous Materials................50      Senior Certificates................35
HUD................................25      Series..............................i
Installment Contracts...........1, 22      Servicing Fee..................30, 78
Interest Weighted Certificate..63, 81      Similar Law........................84
IRS................................59      Simple Interest Loans..............23
Lead Paint Act.....................51      Single Variable Rate...............62
Lender Liability Act...............49      Special Servicer....................1
Master Servicer....................27      Special Servicing Fee..............30
Master Servicer Remittance Date....19      Specially Serviced Mortgage Loans..27
Midland............................16      Startup Day....................58, 69
Mid-term Capital Gain..............68      Stripped Certificates..............78
Mortgage........................1, 22      Subordinate Certificates...........35
Mortgage Loan...................1, 22      Tiered REMICs......................60
Mortgage Loan File.................24      TIN................................75
Mortgage Loan Groups...............24      Title V............................54
Mortgage Loan Schedule.............24      Title VIII.........................54
Mortgage Loans.....................ii      Trust Fund......................i, 17
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Trustee.........................1, 22      Underwriter's Exemption............85
U.S. Person........................73      USTs...............................51
UBTI...............................72      Voting Rights......................15
UCC................................40

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